As filed with the Securities and Exchange Commission on March 11, 2008
Registration No. 333-141117

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3714	38-3430473
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Robert J. Dellinger Executive Vice President and Chief Financial Officer Delphi Corporation
5725 Delphi Drive	5725 Delphi Drive
Troy, Michigan 48098	Troy, Michigan 48098
(248) 813-2000	(248) 813-2000
(Address, Including Zip Code, and Telephone Number,	(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)	Including Area Code, of Agent For Service)

Copies to:

David M. Sherbin	Gregg A. Noel
Vice President, General Counsel	John Wm. Butler, Jr.
and Chief Compliance Officer	Nicholas P. Saggese
Delphi Corporation	Skadden, Arps, Slate, Meagher & Flom LLP
5725 Delphi Drive	300 South Grand Avenue, Suite 3400
Troy, Michigan 48098	Los Angeles, California 90071
(248) 813-2000	(213) 687-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class	Amount to Be	Offering Price	Aggregate	Amount of
of Securities to Be Registered	Registered	per Unit	Offering Price	Registration Fee
Rights to purchase Common Stock (the “discount rights”)	41,026,309	—(1)	—(1)	—(2)

Common Stock, $0.01 par value per share, issuable upon exercise of the discount rights or in connection with a backstop commitment to purchase any such shares underlying unexercised discount rights	41,026,309	$38.64	$1,585,256,580(3)	$62,300.59

Rights to purchase Common Stock (the “par rights”)	21,680,996	—(1)	—(1)	—(2)

Common Stock, $0.01 par value per share, issuable upon exercise of the par rights	21,680,996	$59.61	$1,292,404,172(4)	$50,791.49

Warrants to purchase Common Stock (the “warrants”)	15,384,616	—(5)	—(5)	—(5)

Common Stock, $0.01 par value per share, issuable upon exercise of the warrants	15,384,616	$65.00	$1,000,000,000(6)	$39,300.00

Totals	—	—	$3,877,660,752	$152,392.08(7)

(1)	The par rights are being issued to holders of common stock at no charge and for no separate consideration. The discount rights (together with the par rights, the “rights”) are being issued to certain holders of general unsecured claims filed against the Registrant in the Registrant’s bankruptcy cases at no charge and for no separate consideration.

(2)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the rights because they are being registered in the same registration statement as the shares of common stock issuable upon exercise thereof.

(3)	Represents the aggregate gross proceeds from the exercise of the maximum number of discount rights that may be issued pursuant to this registration statement, calculated based on the oversubscription privilege exercise price of $38.64 per share. The basic subscription exercise price is $38.39 per share. Certain persons have agreed to purchase any shares of common stock underlying any unexercised discount rights at a price of $38.39 per share.

(4)	Represents the aggregate gross proceeds from the exercise of the maximum number of par rights that may be issued pursuant to this registration statement.

(5)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants because they are being registered in the same registration statement as the shares of common stock issuable upon exercise thereof.

(6)	Represents the aggregate gross proceeds from the exercise of the maximum number of warrants that may be issued pursuant to this registration statement.

(7)	Of this fee, $33,013.15 was previously paid with the Registrant’s Registration Statement on Form S-1 (File No. 333-141117 filed March 7, 2007). The Registrant offset the remaining $27,910.50, pursuant to Rule 457(p) under the Securities Act, by the filing fee that was previously paid pursuant to the Registrant’s Registration Statement on Form S-3 and Form S-11 (File No. 333-104130 filed March 28, 2003) and is associated with securities that were not sold pursuant to such Registration Statement. Additionally, filing fees in the amount of $58,120.04 and $33,347.89 were paid on December 17, 2007 and January 18, 2008, respectively.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses relating to offerings by Delphi Corporation (“Delphi”) of (i) subscription rights and warrants to purchase shares of common stock of reorganized Delphi and (ii) shares of common stock of reorganized Delphi, in each case in connection with its emergence from bankruptcy (Delphi, following its emergence from bankruptcy, is referred to as “reorganized Delphi”):

•	The first prospectus relates to the offer and sale by Delphi, prior to its emergence from bankruptcy, of subscription rights to purchase up to a total of 62,707,305 shares of common stock of reorganized Delphi, and an equal number of shares of common stock of reorganized Delphi issuable upon exercise of such subscription rights, which shares of common stock will be issued upon the exercise of subscription rights, or in connection with a backstop commitment to purchase any such shares underlying unexercised discount rights subject to and upon or shortly after Delphi’s emergence from bankruptcy.

•	The second prospectus relates to the offer and sale by reorganized Delphi, subject to and after the date of its emergence from bankruptcy, of warrants to purchase up to a total of 15,384,616 shares of common stock of reorganized Delphi, and an equal number of shares of common stock of reorganized Delphi issuable upon exercise of such warrants, which warrants are immediately exercisable from and after the date of issuance until the six-month anniversary of the date of issuance.

The information in this prospectus is not complete and may be changed. We many not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 11, 2008
PROSPECTUS
Rights Offerings for
21,680,996 Shares of Common Stock at an exercise price of $59.61 per full share and
41,026,309 Shares of Common Stock at an exercise price of $38.39 per full share

This prospectus relates to the offer and sale by us of up to a total of 62,707,305 shares of common stock of Delphi prior to its emergence from bankruptcy (Delphi, following its emergence from bankruptcy, is referred to as “reorganized Delphi”), issuable upon the exercise of subscription rights, as described below.

•	Each holder of our common stock will receive, at no charge (except as described below), for each 26 shares of our common stock owned of record at 5:00 p.m., New York City time, on the record date (as defined below), one nontransferable right to purchase one share of common stock of reorganized Delphi for $59.61 in cash per full share (the “par rights”). Fractional par rights will not be issued. You need to hold at least 26 shares of common stock as of the record date in order to receive one par right.

•	Each Eligible Holder (as defined below) will receive, at no charge, for each $99.07 of such Eligible Holder’s Eligible Claim (as defined below), one transferable right to purchase one share of common stock of reorganized Delphi for $38.39 in cash per full share (the “discount rights” and, together with the par rights, the “rights”). This is referred to as the “basic subscription privilege.” An “Eligible Holder” means the holder of an Eligible Claim as of the record date or a transferee receiving such holder’s discount rights. An “Eligible Claim” means (i) a General Unsecured Claim, a Section 510(b) Note Claim, a Section 510(b) Equity Claim or a Section 510(b) ERISA Claim, as such terms are defined in the Plan (as defined below), in each case that has been allowed or reconciled by Delphi by the date of commencement of the confirmation hearing with respect to the Plan, and with respect to General Unsecured Claims, as may also be adjusted for cure amounts resulting from certain Bankruptcy Court orders entered on February 27, 2008, or (ii) a General Unsecured Claim that has not been allowed, disallowed or reconciled by the date of commencement of the confirmation hearing with respect to the Plan but that has been provisionally allowed or estimated solely for purposes of participation in the discount rights offering in the respective amounts ordered by the Bankruptcy Court (as defined below) on January 25, 2008 and in certain cases, as may be adjusted for cure amounts resulting from Bankruptcy Court orders entered on February 27, 2008. To the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving more discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim and such discount rights are transferred or exercised (the “excess discount rights”), then, in Delphi’s sole discretion, (a) Delphi will be authorized but not required to withhold an amount of common stock of reorganized Delphi (at a value of $59.61 per share) equal to the value of such excess discount rights (at a value of $21.22 per right, which equals the difference between the exercise price of the discount rights and the Plan value of $59.61 per share of common stock) from the ultimate distribution to such Eligible Holder or (b) to the extent the value of such direct grant of common stock of reorganized Delphi is less than the value of the excess discount rights and Delphi elects to pursue such payment in its sole discretion, such Eligible Holder will be required to remit payment to Delphi in an amount equal to the value of such excess discount rights in excess of the value of the common stock of reorganized Delphi withheld under (a). To the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving fewer discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim, no subsequent adjustment will be made in respect of such Eligible Holder’s Eligible Claim.

The “record date” is January 17, 2008, the date on which the confirmation hearing with respect to our plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”) commenced before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

In addition to the basic subscription privilege described above, each discount right entitles an Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the expiration date of the discount rights offering, for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privileges as of the expiration date of the discount rights offering. This is referred to as the “oversubscription privilege.” If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each oversubscribing Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate all remaining shares pro rata among all other Eligible Holders who exercised their oversubscription privileges on the same basis as described above. There is no oversubscription privilege in the par rights offering.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

The rights expire at 5:00 p.m., New York City time, on March 31, 2008, unless the exercise period is extended. If you do not exercise your par rights or exercise or sell your discount rights, in each case, prior to their expiration, you will lose any value represented by those rights. You should carefully consider whether to exercise your par rights or exercise or sell your discount rights prior to the expiration of the applicable rights offering. If you decide to exercise any of your rights, you should carefully comply with the exercise procedures set forth in this prospectus. Additional information about the rights offerings may be found in this prospectus beginning on page 1 in the section entitled “Questions and Answers About the Rights Offerings.”

The rights offerings are being made to raise a portion of the funds necessary to consummate the Plan. If the Plan becomes effective, on the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled, and on or shortly after the effective date of the Plan, reorganized Delphi will make the distributions provided for in the Plan, including issuing the shares of common stock of reorganized Delphi for which rights are exercised in the rights offerings.

During the discount rights offering and for the five trading days after the expiration date of the discount rights, this prospectus may also be used by each Investor (as defined below) (other than certain Investors, including Merrill (as defined below)), to offer and sell discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering from time to time, as determined by such selling Investor. Such investors may effect sales of discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights and common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering in the over-the-counter market or otherwise, at market prices, prices related to market prices or negotiated prices. In effecting these transactions, each of such selling Investors may realize profits or losses independent of the compensation referred to under “Plan of Distribution.” Each of such selling Investors may also make sales of discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering to dealers at prices which represent concessions from the prices at which discount rights or shares of common stock of reorganized Delphi are then trading in the market. The amount of these concessions, if any, will be determined from time to time by the particular selling Investor. Any discount rights or common stock so offered are offered subject to completion of the discount rights offering, to consummation of the Plan and issuance of the common stock by reorganized Delphi, and to such selling Investor’s right to reject orders in whole or in part.

Exercising the rights and investing in the common stock of reorganized Delphi involve risks. We urge you to carefully read the “Risk Factors” section beginning on page 35 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your rights.

Total proceeds	$2,867,404,174
Fees to Investors	$39,375,000
Estimated offering expenses	$6,067,592
Proceeds, after offering expenses, to us	$2,821,961,582

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

On August 3, 2007, we executed an Equity Purchase and Commitment Agreement (as amended as of December 10, 2007, and as it may be further amended, modified or supplemented from time to time, the “EPCA”) with A-D Acquisition Holdings LLC (“ADAH”), which is an affiliate of Appaloosa Management, L.P. (“Appaloosa”), Harbinger Del-Auto Investment Company, Ltd., which is an affiliate of Harbinger Capital Partners Master Fund I, L.P. (“Del-Auto”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), UBS Securities LLC (“UBS”), Goldman, Sachs & Co. (“Goldman”), and Pardus DPH Holding LLC, which is an affiliate of Pardus Special Opportunities Master Fund L.P. (“Pardus”), pursuant to which, and on the terms and subject to the conditions set forth in the EPCA, which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement,” ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus (collectively, the “Investors”) would invest, assuming the full backstop commitment of the discount rights offering described below, $2.55 billion in reorganized Delphi.

On September 6, 2007, we filed with the Bankruptcy Court our disclosure statement (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”) and the Plan. After a hearing on December 6 and 7, 2007, the Bankruptcy Court entered an order approving our first amended Disclosure Statement, which was filed with the Plan on December 10, 2007. The Plan provides for certain recoveries to our creditors and shareholders, including the rights offerings discussed herein.

On January 25, 2008, the Plan, as amended as of that date, was confirmed by the Bankruptcy Court. We will not emerge from bankruptcy unless and until the Plan becomes effective. The rights offerings currently are scheduled to expire prior to the effective date of the Plan. We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements, or otherwise after the expiration of either or both of the rights offerings. You will have the right to withdraw your exercise of par rights or discount rights until the withdrawal deadline for the applicable rights offering. You will have no right to withdraw your exercise of par rights or discount rights after the withdrawal deadline for the applicable rights offering, except as set forth in the following sentence. We intend to provide you with the right to withdraw your previous exercise of rights after the applicable withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the par rights or the discount rights, as the case may be, and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights under such circumstances and in accordance with the withdrawal procedures described in this prospectus, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with the aforementioned withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, and, under such circumstances, the Plan that includes the rights offerings described in this prospectus may not become effective. If you so withdraw your rights, we will return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if we terminate the rights offerings, we will return to you your exercise payments, without interest. If we terminate the rights offerings before the rights expire, we expect that the rights agent will return to you your exercise payments, without interest, within ten business days from the termination of the rights offerings. In the event the rights offerings expire but we and Investors extend the deadline for effectiveness of the Plan, we may retain your exercise payments for an indefinite period of time.

Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective.

Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA (which includes the Investors’ backstop of the discount rights offering), the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. See “Description of Proposed Exit Financing.” The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, there will be outstanding up to 160,124,155 shares of common stock of reorganized Delphi. The 160,124,155 share figure assumes (1) conversion of up to 35,381,155 shares of Convertible Preferred Stock (as defined under “Description of Capital Stock — Preferred Stock”) (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to General Motors (“GM”) under the Plan), (2)  no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering), and (3) exercise in full of the six-month warrants, seven-year warrants and ten-year warrants (collectively, the “Warrants”) to be issued pursuant to the Plan, which initially will be exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi. The 160,124,155 share figure also assumes that 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their “Trade and Other Unsecured Claims” (as defined in the Plan) in an aggregate amount of approximately $1.31 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” See “Use of Proceeds” and “Capitalization.”

We will receive gross proceeds of up to approximately $2.9 billion from the rights offerings (assuming that all par rights are exercised) before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the rights offerings. We will receive gross proceeds of up to approximately $1.6 billion from the sale of shares of common stock of reorganized Delphi in connection with the discount rights offering (before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the discount rights offering), regardless of the number of discount rights exercised, as a result of the backstop commitment of the Investors described below. The net proceeds from the discount rights offering will be used to make payments and distributions contemplated by the Plan and for general corporate purposes. If any shares of common stock of reorganized Delphi are purchased pursuant to the exercise of the oversubscription privilege in the discount rights offering, we will receive additional gross proceeds of $0.25 per share of common stock purchased pursuant to the oversubscription privilege, which additional proceeds will be distributed pro rata to Eligible Holders that did not exercise or transfer any of their discount rights in the discount rights offering based on the ultimate allowed amount of each such holder’s Eligible Claim.

We will receive gross proceeds of up to approximately $1.3 billion from the sale of shares of common stock of reorganized Delphi in connection with the par rights offering (assuming that all par rights are exercised) before deducting fees and expenses related to the par rights offering. The net proceeds from the par rights offering will be used to satisfy certain liquidity requirements, to satisfy certain claims of our unions, to reduce the amount of preferred stock distributed to GM and to partially satisfy certain claims of certain unsecured creditors as described under “Use of Proceeds.” If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan).

We intend to use the net proceeds from the rights offerings and the $975 million from the additional equity investments in reorganized Delphi by the Investors as described below, together with borrowings under our exit financing, to the extent obtained, if at all, to make payments and distributions contemplated by the Plan and for general corporate purposes. See “Use of Proceeds.”

The Investors have agreed to backstop the discount rights offering, on the terms and subject to the conditions of the EPCA, by purchasing from us, on the effective date of the Plan for the $38.39 in cash per full share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. The backstop commitment of the Investors does not apply to the par rights offering. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock (as defined under “Description of Capital Stock — Preferred Stock”) and an additional $175 million of common stock of reorganized Delphi for $38.39 in cash per share on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of $2.55 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA, as described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have paid the Investors aggregate fees of $63 million for their equity commitments and arrangement services, of which approximately $39 million relates to the backstop commitment of the discount rights offering and $18 million relates to the commitment to purchase the additional $175 million of common stock of reorganized Delphi. As of March 10, 2008, based on their most recently filed Schedules 13D or Form 4, as the case may be, the Investors and their affiliates beneficially owned a total of 125,739,448 shares, or 22.3%, of our outstanding common stock.

Pursuant to the Plan, Appaloosa has agreed not to participate in the par rights offering, and par rights that would otherwise have been distributed to Appaloosa will be instead distributed to the other holders of record of our common stock as of the record date for the rights offerings.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1%, 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (assuming the exercise in full by the Investors of their basic subscription privileges in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. The Investors are not obligated to backstop the discount rights offering unless certain conditions are satisfied under the EPCA. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated

1 The projected percentage ownership of each of the Investors and their affiliates does not reflect all of the shares to be received by certain affiliates of the Investors as a result of claims such affiliates may beneficially own or discount rights such affiliates may exercise. Because of the EPCA, the Investors have separately filed Schedule 13Ds which state that they may be deemed to beneficially own the shares of our common stock beneficially owned by the other Investors. However, we have been advised by the Investors that following our emergence from bankruptcy, they believe that each Investor will no longer be deemed to beneficially own any shares of common stock held by another Investor. Except where specifically stated otherwise, each Investor’s projected ownership percentage is being reported separately in this prospectus.

Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Effects of the Rights Offering on the Investors’ and GM’s Ownership.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement described below. See “Use of Proceeds,” “Capitalization,” “Effects of the Rights Offerings on the Investors’ Ownership” and “Certain Relationships and Related Transactions — Registration Rights Agreement.”

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus assume that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. In addition, pursuant to the terms of the Series C Convertible Preferred Stock, we are required to redeem up to $1 billion of outstanding shares of Series C Convertible Preferred Stock at an initial redemption price of $65.00 per share to the extent of any proceeds we receive from exercise of the six-month warrants.

Additional information about the rights offerings may be found in this prospectus beginning on page 1 in the section entitled “Questions and Answers About the Rights Offerings.”

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. The rights will not be listed on any securities exchange or quoted on any automated quotation system. Our common stock currently is quoted on the Pink Sheets LLC (the “Pink Sheets”) under the symbol “DPHIQ.” The last reported sale price of our common stock on the Pink Sheets on March 7, 2008, was $0.16 per share.

Incorporation By Reference	iii
Where You Can Find More Information	iv
Questions and Answers About the Rights Offerings	1
Overview of Rights Offerings	1
Q: What are the rights offerings?	1
Q: What is the discount rights offering and who is eligible to participate?	1
Q: What is the par rights offering and who is eligible to participate?	2
Q: What is a right?	2
Q: What is the purpose of the rights offerings?	3
Q: How will you use the proceeds from the rights offerings?	3
Q: Have Delphi and its U.S. subsidiaries which filed bankruptcy petitions under chapter 11 of the Bankruptcy Code completed their reorganization?	3
Q: How does Delphi plan to complete its emergence from bankruptcy?	4
Exercise of Rights and Other Procedural Matters	4
Q: What is the record date for the rights offerings?	4
Q: How many rights am I receiving?	4
Q: Will I receive fractional shares or cash in lieu of fractional shares?	4
Q: How much does a right cost?	5
Q: How many shares may I purchase if I exercise my rights?	5
Q: How was the exercise price per share of common stock determined?	6
Q: When will I receive my rights certificates?	6
Q: If I own options to purchase shares of common stock as of the record date, will I receive rights?	7
Q: How do I exercise my rights?	7
Q: Other than complying with the exercise procedures described above and paying the exercise price, are there any other conditions to my exercise of rights?	8
Q: Will I be charged a commission or a fee if I exercise my rights?	9
Q: When do the rights expire?	9
Q: Am I required to exercise my rights?	9
Q: Do I have the right to purchase additional shares in the event that not all Eligible Holders or stockholders, as applicable, fully exercise their rights?	9
Q: What will happen to the shares’ underlying rights that are not exercised?	10
Transferability of Rights	10
Q: Is there a way to realize value if I decide not to exercise my rights?	10
Q: May I transfer my rights if I do not want to purchase any shares?	10
Q: Will the rights be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?	11
Q: Will I receive interest on any funds I deposit with the rights agent to exercise my rights?	11
Issuance of Common Stock	11
Q: When will I receive the shares of common stock I am purchasing by exercising my rights?	11
Q: When can I sell the shares of common stock that I am purchasing by exercising my rights?	12
Q: Will the common stock be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?	12
Q: How many shares of common stock will be outstanding at the time the Plan becomes effective?	12
Withdrawal of Exercise of Rights; Termination of Rights Offering	13

i

Q: If I exercise rights in the rights offerings, may I withdraw the exercise?	13
Q: If there are significant modifications to or other changes in the Plan after the expiration date of the rights offerings, can I change my mind about exercising my rights?	13
Q: Can Delphi terminate the rights offerings?	14
Q: If the rights offerings are terminated, will my payment be refunded to me?	14
Conditions to Consummation of the Rights Offerings	14
Q: Do a minimum number of rights have to be exercised in the rights offerings?	14
Q: Are there any conditions to the issuance of the shares of common stock if I exercise my rights?	14
Q: What are the conditions to completion of the transactions contemplated by the EPCA?	15
Backstop Commitment and Role of the Investors	16
Q: Who are the Investors?	16
Q: How were the Investors selected?	17
Q: How do the Investors’ commitments work?	17
Other Rights Offerings Matters	18
Q: Has Delphi or its Board of Directors made a recommendation as to whether I should exercise my rights?	18
Q: What are the material United States federal income tax consequences of the discount rights offering to an Eligible Holder?	19
Q: What are the material United States federal income tax consequences of the par rights offering to a holder of our common stock?	19
Q: Is exercising my rights risky?	19
Q: What should I do if I have other questions?	19
Prospectus Summary	20
The Offering	24
Risk Factors	35
Special Note Regarding Forward-Looking Statements	51
Use of Proceeds	53
Dividend Policy	55
Price Range of Common Stock	55
Capitalization	57
Unaudited Pro Forma Condensed Consolidated Financial Information	60
The Rights Offerings	71
Board of Directors	88
Executive Compensation	91
Principal Stockholders	99
Effects of the Rights Offerings on the Investors’ Ownership	101
Bankruptcy Cases	105
Certain Relationships and Related Transactions	108
Description of Capital Stock	113
Description of Proposed Exit Financing	127
Shares Eligible for Future Sale	130
Plan of Distribution	134
United States Federal Income Tax Considerations	136
Legal Matters	141
Experts	141

ii

In this prospectus, “Delphi,” the “company,” “we,” “us” and “our” refer to Delphi Corporation, a Delaware corporation. We sometimes in this prospectus refer to Delphi, with respect to dates on and after the effective date of the Plan, as “reorganized Delphi,” and, accordingly, the foregoing terms, when used as of and after the effective date of the Plan, refer to reorganized Delphi.

The descriptions and disclosure in this prospectus with respect to reorganized Delphi assume that the Plan becomes effective on the terms confirmed by the Bankruptcy Court. The effectiveness of the Plan is not scheduled to occur until after the expiration of the rights offerings. We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements, or otherwise after the expiration of either or both of the rights offerings. Moreover, the effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

References in this prospectus to our capital stock, when used with respect to dates on and after the effective date of the Plan, refer to the capital stock of reorganized Delphi. On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled.

We are distributing the rights and offering the underlying shares of common stock of reorganized Delphi directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offerings, and no commissions, fees or discounts will be paid in connection with the rights offerings. Computershare Trust Company, N.A. is acting as rights agent for the rights offerings, and Georgeson Inc. is acting as information agent for the rights offerings. Although some of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from Delphi. See “Incorporation By Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, and you should assume that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common stock of reorganized Delphi.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents already on file. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2007; and

•	Current Reports on Form 8-K filed January 9, 2008, January 15, 2008, January 30, 2008 (as modified by the Form 8-K/A filed February 20, 2008), February 26, 2008, February 29, 2008 and March 5, 2008.

iii

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner of our common stock or other securities, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these reports or documents at no cost, by writing or telephoning us at:

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Telephone: (248) 813-2000
Attention: Investor Relations

These reports and documents also may be accessed through our Internet website at www.delphi.com. Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at www.sec.gov that contains reports, proxy statements and other information that we file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Warrants, the shares underlying the Warrants, the rights offerings and the shares underlying the rights. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements and other documents, you should carefully read the exhibits to the registration statement and the documents that we refer to above under the caption “Incorporation by Reference.”

None of the Plan, the Disclosure Statement, any other filings by Delphi with the Bankruptcy Court, nor any Schedule 13D or amendment thereto or any other filing by any Investor shall be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

FOR RESIDENTS OF INDIANA, OHIO, PENNSYLVANIA, UTAH AND TEXAS ONLY

WE HAVE ENGAGED GEORGESON SECURITIES CORPORATION TO ASSIST US IN THE DISCOUNT RIGHTS OFFERING AND THE PAR RIGHTS OFFERING AS AN ACCOMMODATING BROKER IN INDIANA, OHIO, PENNSYLVANIA AND UTAH, AND IN THE DISCOUNT RIGHTS OFFERING AS AN ACCOMMODATING BROKER IN TEXAS TO PERSONS WHO ARE ENTITLED TO EXERCISE DISCOUNT RIGHTS IN TEXAS. SEE “FOR TEXAS RESIDENTS ONLY” BELOW. IN SUCH STATES, APPLICABLE STATE SECURITIES LAWS REQUIRE SUCH OFFERINGS TO BE MADE BY A REGISTERED BROKER-DEALER.

GEORGESON SECURITIES CORPORATION IS A REGISTERED BROKER-DEALER IN ALL FIFTY STATES. GEORGESON SECURITIES CORPORATION IS NOT UNDERWRITING THE RIGHTS OFFERINGS, HAS NO OBLIGATION TO PURCHASE ANY RIGHTS OR SHARES OF COMMON STOCK OF REORGANIZED DELPHI AND IS NOT OBLIGATED TO FIND OR QUALIFY ANY PURCHASERS OF THE RIGHTS OR THE SHARES OF COMMON STOCK OF REORGANIZED DELPHI. GEORGESON SECURITIES CORPORATION HAS NOT PREPARED A REPORT OR OPINION CONSTITUTING RECOMMENDATIONS OR ADVICE TO US IN CONNECTION WITH EITHER OF THE RIGHTS OFFERINGS. IN ADDITION, GEORGESON SECURITIES CORPORATION HAS

iv

EXPRESSED NO OPINION AS TO THE FAIRNESS OF THE EXERCISE PRICE, THE TERMS OR STRUCTURE OF THE RIGHTS OFFERINGS OR THE PRICES AT WHICH THE COMMON STOCK OF REORGANIZED DELPHI MAY TRADE AFTER ISSUANCE. GEORGESON SECURITIES CORPORATION DOES NOT MAKE ANY RECOMMENDATIONS AS TO WHETHER ANY RIGHTS HOLDER SHOULD EXERCISE OR TRANSFER ITS RIGHTS.

FOR TEXAS RESIDENTS ONLY

WE HAVE RECEIVED QUALIFICATION OF THE RIGHTS OFFERINGS FROM ALL REQUIRED STATE SECURITIES COMMISSIONS, EXCEPT WITH RESPECT TO THE DISCOUNT RIGHTS OFFERING IN TEXAS. AS A RESULT, IF YOU ARE A RESIDENT OF, OR HAVE YOUR PRINCIPAL PLACE OF BUSINESS IN, TEXAS, YOU WILL BE ENTITLED TO EXERCISE OR TRANSFER DISCOUNT RIGHTS ONLY IF YOU CERTIFY TO THE RIGHTS AGENT THAT YOU ARE ONE OF THE FOLLOWING:

(I) AN EXISTING SECURITY HOLDER OF DELPHI,

(II) AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1)-(4), (7) AND (8) UNDER THE SECURITIES ACT), EXCLUDING ANY SELF-DIRECTED EMPLOYEE BENEFIT PLAN WITH INVESTMENT DECISIONS MADE SOLELY BY PERSONS THAT ARE “ACCREDITED INVESTORS” (AS DEFINED IN RULE 501(a)(5)-(6) UNDER THE SECURITIES ACT),

(III) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),

(IV) A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY (EXCLUDING INDIVIDUALS) HAVING A NET WORTH OF NOT LESS THAN $5 MILLION OR A WHOLLY OWNED SUBSIDIARY OF SUCH ENTITY, AS LONG AS THE ENTITY WAS NOT FORMED FOR THE PURPOSE OF ACQUIRING THE RIGHTS AND THE UNDERLYING SHARES OF COMMON STOCK OF REORGANIZED DELPHI, OR

(V) ANOTHER EXEMPT PERSON UNDER THE TEXAS STATE SECURITIES LAWS.

WE AND THE RIGHTS AGENT, AS APPLICABLE, HAVE THE DISCRETION TO DELAY OR TO REFUSE TO DISTRIBUTE ANY SHARES YOU MAY ELECT TO PURCHASE THROUGH THE EXERCISE OF DISCOUNT RIGHTS IF WE DEEM IT NECESSARY TO COMPLY WITH TEXAS STATE SECURITIES OR BLUE SKY LAWS.

FOR ALL HOLDERS OF DISCOUNT RIGHTS
WHO DESIRE TO TRANSFER DISCOUNT RIGHTS TO A RESIDENT OF TEXAS

A HOLDER OF DISCOUNT RIGHTS MAY TRANSFER DISCOUNT RIGHTS TO A PERSON OR ENTITY THAT IS A RESIDENT OF, OR HAS ITS PRINCIPAL PLACE OF BUSINESS IN, TEXAS ONLY IF THE TRANSFEROR OR THE TRANSFEREE CERTIFIES TO THE RIGHTS AGENT THAT THE TRANSFEREE IS ONE OF THE SPECIFIED PERSONS LISTED IN CLAUSES (I) THROUGH (V) ABOVE UNDER “FOR TEXAS RESIDENTS ONLY.”

WE AND THE RIGHTS AGENT, AS APPLICABLE, HAVE THE DISCRETION TO DELAY OR TO REFUSE TO EFFECT ANY TRANSFER OF DISCOUNT RIGHTS IF WE DEEM IT NECESSARY TO COMPLY WITH TEXAS STATE SECURITIES OR BLUE SKY LAWS.

v

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERINGS

The following are examples of what we anticipate will be common questions about the rights offerings. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that is important to you and may not address all of the questions that you may have about the rights offerings. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offerings and provides additional information about us and our business, including potential risks related to the rights offering, the common stock of reorganized Delphi, our reorganization and our business.

Exercising the rights and investing in the common stock of reorganized Delphi involves risks. We urge you to carefully read the “Risk Factors” sections beginning on page 35 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise rights.

Overview of Rights Offerings

Q:	What are the rights offerings?

A:	We are concurrently conducting two rights offerings: (1) a “discount rights” offering and (2) a “par rights” offering.

Q:	What is the discount rights offering and who is eligible to participate?

A:	The discount rights offering is the issuance to Eligible Holders (as defined below), at no charge (except as described below), of transferable rights (the “discount rights”) to purchase up to a total of 41,026,309 shares of common stock of reorganized Delphi. Each Eligible Holder will receive, for each $99.07 of such Eligible Holder’s Eligible Claim (as defined below), one discount right.

An “Eligible Holder” means the holder of an Eligible Claim as of 5:00 p.m., New York City time, on January 17, 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court, or a transferee receiving such holder’s discount rights. An “Eligible Claim” means (i) a General Unsecured Claim, a Section 510(b) Note Claim, a Section 510(b) Equity Claim or a Section 510(b) ERISA Claim, as such terms are defined in the Plan, in each case that has been allowed or reconciled by Delphi by the date of commencement of the confirmation hearing with respect to the Plan, and with respect to General Unsecured Claims, as may also be adjusted for cure amounts resulting from certain Bankruptcy Court orders entered on February 27, 2008, or (ii) a General Unsecured Claim that has not been allowed, disallowed or reconciled by the date of commencement of the confirmation hearing with respect to the Plan but that has been provisionally allowed or estimated solely for purposes of participation in the discount rights offering in the respective amounts ordered by the Bankruptcy Court on January 25, 2008 and in certain cases, as may be adjusted for cure amounts resulting from Bankruptcy Court orders entered on February 27, 2008. To the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving more discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim and such discount rights are transferred or exercised (the “excess discount rights”), then, in Delphi’s sole discretion, (a) Delphi will be authorized but not required to withhold an amount of common stock of reorganized Delphi (at a value of $59.61 per share) equal to the value of such excess discount rights (at a value of $21.22 per right, which equals the difference between the exercise price of the discount rights and the Plan value of $59.61 per share of common stock) from the ultimate distribution to such Eligible Holder or (b) to the extent the value of such direct grant of common stock of reorganized Delphi is less than the value of the excess discount rights, and Delphi elects to pursue such payment in its sole discretion, such Eligible Holder will be required to remit payment to Delphi in an amount equal to the value of such excess discount rights in excess of the value of the common stock of reorganized Delphi withheld under (a). To the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving fewer discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim, no subsequent adjustment will be made in respect of such Eligible Holder’s Eligible Claim.

If you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise or transfer discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. See “For Texas Residents Only” on page v of this prospectus and “Other than complying with the exercise procedures described above and paying the exercise price, are there any other conditions to my exercise of rights?” below.

In addition, regardless of your residence or principal place of business, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the rights agent that the proposed transferee is within one of specified categories of persons under Texas state securities law. See “For All Holders of Discount Rights Who Desire to Transfer Discount Rights to a Resident of Texas” on page v of this prospectus and “May I transfer my rights if I do not want to purchase any shares?” below.

Q:	What is the par rights offering and who is eligible to participate?

A:	The par rights offering is a distribution to holders of our common stock, at no charge, of nontransferable rights (the “par rights”) to purchase up to a total of 21,680,996 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one par right for each 26 shares of our common stock owned of record at 5:00 p.m., New York City time, on January 17, 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court.

Q:	What is a right?

A:	We are distributing two types of rights: “discount rights” and “par rights.”

Each discount right carries with it a “basic subscription privilege” and an “oversubscription privilege.” The basic subscription privilege entitles each Eligible Holder to purchase one share of common stock of reorganized Delphi for $38.39 in cash per full share. The “oversubscription privilege” entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 in cash per full share to that extent that any shares are not purchased by other Eligible Holders under their basic subscription privileges as of the expiration date of the discount rights offering. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each oversubscribing Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate all remaining shares pro rata among all other Eligible Holders who exercised their oversubscription privileges on the same basis as described above.

Each par right entitles the holder to purchase one share of common stock of reorganized Delphi for $59.61 in cash per full share. There is no oversubscription privilege in the par rights offering.

We will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional par rights will not be issued in the par rights offering, and cash will not be paid in lieu of fractional par rights in the par rights offering, you will need to hold at least 26 shares of common stock in order to receive one par right. If you hold fewer than 26 shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering.

A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional discount rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fractional discount rights, you will lose any value represented by those fractional discount rights unless you sell them or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Q:	What is the purpose of the rights offerings?

A:	On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. On January 25, 2008, the Bankruptcy Court confirmed the Plan. The rights offerings are being made to raise a portion of the funds necessary to consummate the Plan.

Q:	How will you use the proceeds from the rights offerings?

A:	We will receive total gross proceeds of up to approximately $2.9 billion from the rights offerings (assuming that all par rights are exercised), before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the rights offerings. The gross proceeds from the discount rights offering (including proceeds of any shares of common stock purchased by the Investors pursuant to their backstop commitment) will be up to approximately $1.6 billion, before deducting the $39 million backstop commitment fee paid to the Investors, and the gross proceeds from the par rights offering (assuming that all par rights are exercised) will be up to approximately $1.3 billion, in each case, before deducting approximately $6.1 million of expenses relating to the rights offerings. If any shares of common stock of reorganized Delphi are purchased pursuant to the exercise of the oversubscription privilege in the discount rights offering, we will receive additional gross proceeds of $0.25 per share of common stock purchased pursuant to the oversubscription privilege, which additional proceeds will be distributed pro rata to Eligible Holders that did not exercise or transfer any of their discount rights in the discount rights offering based on the ultimate allowed amount of each such holder’s Eligible Claim.

We intend to use the net proceeds from the rights offerings and the $975 million from the additional equity investments in reorganized Delphi by the Investors (after deducting the $18 million preferred stock commitment fee paid to the Investors and the $6 million arrangement fee paid to ADAH), together with borrowings under our exit financing, to the extent obtained, if at all, to make payments and distributions contemplated by the Plan and for general corporate purposes. The net proceeds from the discount rights offering will be used for general corporate purposes, and the net proceeds from the par rights offering will be used to satisfy certain liquidity requirements, to satisfy certain claims of our unions, to reduce the amount of preferred stock distributed to GM and to partially satisfy certain claims of certain unsecured creditors as described under “Use of Proceeds.” The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan). See “Use of Proceeds” for a description of the application of the proceeds of the rights offerings.

Q:	Have Delphi and its U.S. subsidiaries which filed bankruptcy petitions under chapter 11 of the Bankruptcy Code completed their reorganization?

A:	No. We will not emerge from bankruptcy as a going concern unless and until a plan of reorganization becomes effective. We filed the first amended Plan with the Bankruptcy Court on December 10, 2007, and the Plan was confirmed by the Bankruptcy Court on January 25, 2008, as amended as of that date. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings.

We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements, or otherwise after the expiration of either or both of the rights offerings. Moreover, the effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all. See “Are there any conditions to the issuance of the shares of common stock if I exercise my rights?” and “What are the conditions to completion of the transactions contemplated by the EPCA?” below.

Q:	How does Delphi plan to complete its emergence from bankruptcy?

A:	On March 31, 2006, we outlined a strategic transformation plan to prepare for our return to stable, profitable business operations through a broad-based global restructuring. Consistent with our transformation plan, on August 3, 2007, we executed the EPCA with the Investors, which was subsequently amended on December 10, 2007. The EPCA contemplates completion of the Plan including, among other things, the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi.

Exercise of Rights and Other Procedural Matters

Q:	What is the record date for the rights offerings?

A:	The record date, which is the date used to determine the Eligible Holders entitled to receive discount rights and the stockholders entitled to receive par rights, is at 5:00 p.m., New York City time, on January 17, 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court.

Q:	How many rights am I receiving?

A:	Each Eligible Holder will receive, at no charge, for each $99.07 of such Eligible Holder’s Eligible Claim, one transferable discount right.

Each holder of our common stock will receive, at no charge, for each 26 shares of our common stock owned of record at 5:00 p.m., New York City time, on January 17, 2008, one nontransferable par right.

We will issue a total of 41,026,309 discount rights in the discount rights offering, which represent rights to purchase a total of 41,026,309 shares of common stock of reorganized Delphi. We will issue a total of 21,680,996 par rights in the par rights offering, which represent rights to purchase a total of 21,680,996 shares of common stock of reorganized Delphi.

Q:	Will I receive fractional shares or cash in lieu of fractional shares?

A:	No. We will not issue fractional shares or cash in lieu of fractional shares upon the exercise of rights.

In addition, we will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional par rights will not be issued in the par rights offering, and cash will not be paid in lieu of fractional par rights in the par rights offerings, you will need to hold at least 26 shares of common stock in order to receive one par right. If you hold fewer than 26 shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering.

A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional discount rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fractional discount rights, you will lose any value represented by those fractional discount rights unless you sell them or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Q:	How much does a right cost?

A:	We are distributing the rights at no charge. Discount rights distributed are subject to the procedures described above under “— What is the discount rights offering and who is eligible to participate?” to the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving more discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim and such discount rights are transferred or exercised.

To exercise discount rights, however, you will be required to pay $38.39 in cash for each full share of common stock for which you are exercising discount rights pursuant to your basic subscription privilege and $38.64 in cash for each full share of common stock for which you are exercising discount rights pursuant to your oversubscription privilege. The discount rights will be transferable. Therefore, you may choose to sell some of your discount rights and use the net proceeds from the sale to pay all or a portion of the exercise price for some or all of your remaining discount rights.

To exercise par rights, you will be required to pay $59.61 in cash for each full share of common stock for which you are exercising rights. There is no oversubscription privilege in the par rights offering. The par rights will not be transferable. Therefore, you will not be able to sell par rights. See the Questions and Answers under the heading “Transferability of Rights” below.

Q:	How many shares may I purchase if I exercise my rights?

A:	As stated above, each Eligible Holder will receive one discount right for each $99.07 of such Eligible Holder’s Eligible Claim, and each holder of our common stock will receive one par right for each 26 shares of our common stock owned of record at 5:00 p.m., New York City time, on January 17, 2008, the record date for the rights offerings. Each discount right is a right to purchase one share of common stock of reorganized Delphi, and each par right is a right to purchase one share of common stock of reorganized Delphi.

We will not issue fractional par rights; however, we will issue fractional discount rights. No fractional shares will be issued, nor will cash be paid in lieu of fractional shares, upon the exercise of fractional discount rights. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. Accordingly, if you hold fractional discount rights, you will lose any value represented by those fractional discount rights unless you sell them or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you are an Eligible Holder with an Eligible Claim of $1,000,000, as of 5:00 p.m., New York City time, on January 17, 2008, the record date for the discount rights offering, you would receive 10,093.87302 discount rights. Because fractional shares of common stock of reorganized Delphi will not be issued in the discount rights offering, these 10,093.87302 discount rights would entitle you to purchase 10,093 shares of common stock of reorganized Delphi in the discount rights offering. The purchase price for each share of common stock is $38.39 in cash per full share in the discount rights offering pursuant to the basic subscription privilege. Under this example, if you wished to exercise in full your discount rights, you would be required to pay an aggregate exercise price of $387,470.27 ($38.39 in cash per full share multiplied by 10,093 whole shares) in the discount rights offering. As to the fractional discount right of 0.87302, however, which represents approximately $86.49 of your Eligible Claim, you will lose any value attributable to such fractional right unless you sell that fractional discount right or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you owned 1,000 shares of common stock, as of 5:00 p.m., New York City time, on January 17, 2008, the record date for the par rights offering, you would receive 38 par rights (rounded to the nearest whole number from 38.46, subject to such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering). You would not receive a fractional par right to purchase the approximately 0.46 of a share of common stock of reorganized Delphi or any cash in lieu thereof, and therefore will receive no value attributable to such fraction. Because fractional par rights will not be issued in the par rights offering, you would be entitled to purchase 38 whole shares of common stock of reorganized Delphi in the par rights offering. The purchase price for each share of common stock is $59.61 in cash per full share in the par rights offering. Under this example, if you wished to exercise in full your par rights, you would be required to pay an aggregate exercise price of $2,265.18 ($59.61 in cash per full share multiplied by 38 whole shares) in the par rights offering.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Q:	How was the exercise price per share of common stock determined?

A:	The exercise price was determined after extensive negotiations with the Investors, the creditors’ committee, the equity committee and GM. After several weeks of negotiations, we decided to pursue an agreement with the Investors that was supported by the creditors’ committee, the equity committee and GM, under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The discount rights exercise price of $38.39 in cash per full share represents a $21.22 per share discount from the $59.61 in cash per full share deemed value for Plan distribution purposes established in the Plan. The par rights exercise price of $59.61 in cash per full share is the same as the per share value of common stock of reorganized Delphi for Plan distribution purposes established in the Plan. Specifically, under the Plan, certain of our creditors will be accepting shares of common stock of reorganized Delphi in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan), with such shares being valued for such purposes at $59.61 per full share. The per share discount for the discount rights and the per share deemed value have been approved by the Bankruptcy Court pursuant to the confirmation order confirming the Plan. See “Bankruptcy Cases.” The exercise prices of the rights do not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise prices of the rights should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

Q:	When will I receive my rights certificates?

A:	Promptly after the date of this prospectus, the rights agent will send a discount rights certificate to each Eligible Holder (as may be adjusted for cure amounts resulting from Bankruptcy Court orders entered on February 27, 2008) and a par rights certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, you will not receive actual rights certificates. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain separate rights certificates, you should promptly contact your broker, bank or other nominee and request separate rights certificates. It is not necessary to have a physical rights certificate to effect a sale of your discount rights or to exercise your rights if you hold securities out of which your Eligible Claims arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee.

Q:	If I own options to purchase shares of common stock as of the record date, will I receive rights?

A:	No. Only Eligible Holders will receive discount rights, and only stockholders of record at 5:00 p.m., New York City time, on the record date will receive par rights. If you exercise options after the record date, you will not receive any rights with respect to the shares of our common stock acquired upon exercise of those options. On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) will be canceled pursuant to the Plan.

Q:	How do I exercise my rights?

A:	If you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights. Payment of the applicable exercise price for your rights must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. See “The Rights Offerings — Exercise of Rights.”

If you do not hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, to exercise your rights, you must properly complete and sign your rights certificate(s) and deliver your rights certificate(s) to Computershare Trust Company, N.A. who is acting as the rights agent for the rights offerings. The rights agent will not accept a facsimile transmission of your completed rights certificate(s). We recommend that you send your rights certificate(s) by overnight courier or, if you send your rights certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate(s) must be accompanied by full payment of the applicable exercise price for each share of common stock you wish to purchase. Your payment of the applicable exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of rights by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the rights offerings, in each case in accordance with the “Instructions for Completion of Delphi Corporation Rights Certificates” accompanying the mailing of this prospectus. The rights agent will not accept non-certified checks drawn on personal or business accounts. See “The Rights Offerings — Exercise of Rights” and “The Rights Offerings — Payment of Exercise Price.”

You should deliver your rights certificate(s) and payment of the applicable exercise price (unless you decide to wire your payment) to the rights agent by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:
Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	Computershare Trust Company, N.A. Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	Computershare Trust Company, N.A. Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184

Telephone Number For Confirmation: (800) 499-7619

If you decide to wire your payment to the rights agent, please see the Wire Confirmation Form attached as Exhibit A to the “Instructions for Completion of Delphi Corporation Rights Certificates” for wire instructions. A copy of the Instructions for Completion of Delphi Corporation Rights Certificates accompanied the mailing of this prospectus.

Lead plaintiffs in the Securities Actions (as defined under “The Rights Offerings — Exercise by Lead Plaintiffs”), in lieu of paying the exercise price in cash, will have the right to exercise their discount rights as described below under “The Rights Offerings — Exercise by Lead Plaintiffs.”

Payments of the applicable exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless we withdraw or terminate the rights offerings. No interest will be paid to you on the funds you deposit with the rights agent. The rights agent will pay to us any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

In addition, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. If you are a resident of, or have your principal place of business in, Texas, you should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. Accordingly, if you are a resident of, or have your principal place of business in, Texas and you desire to exercise discount rights, please complete this certification and return it to the rights agent with your rights certificate and, if you are exercising rights, the payment of the applicable exercise price. See “For Texas Residents Only” on page v of this prospectus and “Other than complying with the exercise procedures described above and paying the exercise price, are there any other conditions to my exercise of rights?” below.

Q:	Other than complying with the exercise procedures described above and paying the exercise price, are there any other conditions to my exercise of rights?

A:	Yes, there are other conditions if you are a resident of, or have your principal place of business in, Texas and you want to exercise discount rights.

We have received qualification of the rights offerings from all required state securities commissions, except with respect to the discount rights offering in Texas. As a result, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise discount rights only if you certify to the rights agent that you are one of the following:

(i)	an existing security holder of Delphi,
(ii)	an “accredited investor” (as defined in Rule 501(a)(1)-(4), (7) and (8) under the Securities Act), excluding any self-directed employee benefit plan with investment decisions made solely by persons that are “accredited investors” (as defined in Rule 501(a)(5)-(6) under the Securities Act),
(iii)	a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act),
(iv)	a corporation, partnership, trust, estate or other entity (excluding individuals) having a net worth of not less than $5 million or a wholly owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the rights and the underlying shares of common stock of reorganized Delphi, or
(v)	another exempt person under the Texas state securities laws.

If you are a resident of, or have your principal place of business in, Texas, you should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. Accordingly, if you are a resident of, or have your principal place of business in, Texas and you desire to exercise rights, please complete this certification and return it to the rights agent with your rights certificate and the payment of the applicable exercise price. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights if we deem it necessary to comply with Texas state securities or blue sky laws.

For further information, including a number you can call if you have questions about the certification, see “For Texas Residents Only” on page v of this prospectus and “The Rights Offerings — State Securities and Blue Sky Matters.”

Q:	Will I be charged a commission or a fee if I exercise my rights?

A:	We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Q:	When do the rights expire?

A:	Both the discount rights and the par rights expire, if not previously exercised, at 5:00 p.m., New York City time, on March 31, 2008, unless the exercise period applicable to such rights is extended. See “The Rights Offerings — Expiration of the Rights Offerings.” If the applicable exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date.

We may, in our sole discretion, extend the time for exercising either or both of the discount rights or the par rights. If there is a change in the terms of either rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date (and the corresponding withdrawal deadline) of the applicable rights offering to allow holders of those rights sufficient time to make a new investment decision, including having the opportunity to exercise previously unexercised rights or to withdraw previously exercised rights. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offerings and the new expiration date.

Q:	Am I required to exercise my rights?

A:	No. However, if you do not exercise or sell all of your discount rights prior to the expiration of the discount rights offering or exercise all of your par rights prior to the expiration of the par rights offering, your rights will expire, and you will lose any value represented by your rights. In addition, any shares of common stock of reorganized Delphi into which your discount rights would otherwise have been exercisable will be purchased by the Investors, and any shares of common stock of reorganized Delphi into which your par rights would otherwise have been exercisable will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan), in each case, diluting your ownership interest. Pursuant to the Plan, your ownership interest in us will be significantly diluted even if you do exercise your par rights. At 5:00 p.m., New York City time, on the record date, 563,477,461 shares of our common stock were outstanding.

Q:	Do I have the right to purchase additional shares in the event that not all Eligible Holders or stockholders, as applicable, fully exercise their rights?

A:	No, in the case of the par rights. Yes, in the case of the discount rights.

Each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the expiration date of the discount rights offering, for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 in cash per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privileges as of the expiration date of the discount rights offering. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each oversubscribing Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate all remaining shares pro rata among all other Eligible Holders who exercised their oversubscription privileges on the same basis as described above. If you make an oversubscription request, you must remit to the rights agent the full exercise price for such additional shares of common stock of reorganized Delphi that you are requesting at the time you make the request. To the extent that you request more shares than we are able to allocate to you, we will return to you your exercise payment with respect to the shares we were unable to allocate to you, without interest.

Q:	What will happen to the shares underlying rights that are not exercised?

A:	The Investors have agreed to backstop the discount rights offering, on the terms and subject to the conditions of the EPCA, by purchasing from us on the effective date of the Plan, at the $38.39 in cash per full share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. This means that if any discount rights are not exercised in the discount rights offering (including after giving effect to any exercises of oversubscription privileges), on the effective date of the Plan, the Investors will purchase from us the shares of common stock underlying those discount rights, diluting your ownership interest.

The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan). See “Use of Proceeds.”

Transferability of Rights

Q:	Is there a way to realize value if I decide not to exercise my rights?

A:	Rights holders who do not exercise all of their rights prior to the expiration date of the applicable rights offering will lose any value represented by their unexercised rights. Your discount rights are transferable and, if you decide not to exercise all of your discount rights, you may realize value by selling your unexercised discount rights. Your par rights are not transferable. Therefore, if you decide not to exercise all of your par rights, you will not be able to realize any value with respect to the par rights you do not exercise. You will also not realize any value for fractional par rights, as no fractional par rights will be issued.

Q:	May I transfer my rights if I do not want to purchase any shares?

A:	Yes, for the discount rights. No, for the par rights.

The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on March 28, 2008. See “The Rights Offerings — Transferability of Rights and Listing.”

However, any transfer of discount rights must be made sufficiently in advance of the expiration date to comply with settlement procedures applicable to sales of securities. Although we can give no assurance that there will be any trading market for the discount rights, if trading in the discount rights is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures, and that trades effected in discount rights will be required to be settled within three trading days after the trade date. A purchase and sale of discount rights that is effected on the date that is two days prior to the expiration date of the discount rights offering would be required to be settled not later than the time the discount rights will have expired. Therefore, if discount rights are purchased on or after the date that is two business days prior to the expiration date of the discount rights offering, such discount rights may be received after they have already expired and will be of no value.

If you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the rights agent that the proposed transferee is within one of the following specified categories of persons:

(i)	an existing security holder of Delphi,

(ii)	an “accredited investor” (as defined in Rule 501(a)(1)-(4), (7) and (8) under the Securities Act), excluding any self-directed employee benefit plan with investment decisions made solely by persons that are “accredited investors” (as defined in Rule 501(a)(5)-(6) under the Securities Act),

(iii)	a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act),

(iv)	a corporation, partnership, trust, estate or other entity (excluding individuals) having a net worth of not less than $5 million or a wholly owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the rights and the underlying shares of common stock of reorganized Delphi, or

(v)	another exempt person under the Texas state securities laws.

You should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. Accordingly, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, please complete this certification and return it to the rights agent with your rights certificate. See “For All Holders of Discount Rights Who Desire to Transfer Discount Rights to a Resident of Texas” on page v of this prospectus.

In addition, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to transfer discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. If you are a resident of, or have your principal place of business in, Texas, you should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. Accordingly, if you are a resident of, or have your principal place of business in, Texas and you desire to transfer discount rights, please complete this certification and return it to the rights agent with your rights certificate. See “For Texas Residents Only” on page v of this prospectus and “Other than complying with the exercise procedures described above and paying the exercise price, are there any other conditions to my exercise of rights?” above.

We and the rights agent, as applicable, have the discretion to delay or to refuse to effect any transfer of discount rights if we deem it necessary to comply with Texas state securities or blue sky laws.

Q:	Will the rights be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	No. The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the discount rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the discount rights will be quoted on the OTC Bulletin Board or that an active trading market for the discount rights will exist. The par rights will not be transferable and therefore will have no trading market.

Q:	Will I receive interest on any funds I deposit with the rights agent to exercise my rights?

A:	No. No interest will be paid to you on the funds you deposit with the rights agent. The rights agent will pay to us any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Issuance of Common Stock

Q:	When will I receive the shares of common stock I am purchasing by exercising my rights?

A:	If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares of common stock of reorganized Delphi for which rights are exercised as soon as practicable after the effective date of the Plan. No interest will be paid to you on the funds you deposit with the rights agent.

Q:	When can I sell the shares of common stock that I am purchasing by exercising my rights?

A:	Unless you are our affiliate, you generally may sell the shares that you are purchasing by exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We have agreed to provide the Investors, GM and certain creditors with registration rights that would allow them to resell shares of common stock (and shares of certain Senior Convertible Preferred Stock) of reorganized Delphi that they acquire pursuant to the Plan or upon conversion of shares of Convertible Preferred Stock, and, in the case of the Investors, that they otherwise own after the effective date of the Plan. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Q:	Will the common stock be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Q:	How many shares of common stock will be outstanding at the time the Plan becomes effective?

A:	On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan) (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis), no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and exercise in full of the Warrants at the initial exercise price. See “Risk Factors — Risks Related to the Rights Offerings — On the effective date of the Plan, all of the shares of common stock owned by you prior to that time will be canceled. Whether or not you exercise your rights, if you currently hold shares of Delphi common stock, your common stock ownership interest will be diluted” and “— Effects of the Rights Offerings on the Investors’ Ownership,” “Use of Proceeds” and “Capitalization.”

The 160,124,155 share figure assumes that the aggregate amount of all Trade and Other Unsecured Claims (as defined in the Plan) that are allowed or estimated for distribution purposes by the Bankruptcy Court total approximately $1.31 billion and are satisfied with 17,237,418 shares of common stock of reorganized Delphi and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.’’

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus also assume that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

In addition, we will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Any such issuance of shares to our employees will dilute your ownership interest in us.

Withdrawal of Exercise of Rights; Termination of Rights Offerings

Q:	If I exercise rights in the rights offerings, may I withdraw the exercise?

A:	Yes, prior to the applicable withdrawal deadline but not thereafter, except as set forth in the following paragraph. Once you have exercised your rights, you may withdraw your exercise at any time prior to the withdrawal deadline applicable to those rights by following the procedures described under “The Rights Offerings — Withdrawal of Exercise of Rights.” Unless the applicable rights offering is extended, the withdrawal deadline for both the discount rights and the par rights is 5:00 p.m., New York City time, on March 26, 2008. You will have no right to withdraw your exercise of rights after the applicable withdrawal deadline, except as set forth in the following paragraph.

We intend to provide you with the right to withdraw your previous exercise of rights after the applicable withdrawal deadline only if there are changes to the Plan after the applicable withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the par rights or the discount rights, as the case may be, and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights under such circumstances and in accordance with the withdrawal procedures described in this prospectus, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings and, under such circumstances, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if you so withdraw your rights and we terminate the rights offerings, we will return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if we terminate the rights offerings, we will return to you your exercise payments, without interest.

Q:	If there are significant modifications to or other changes in the Plan after the expiration date of the rights offerings, can I change my mind about exercising my rights?

A:	No, except as set forth in the second paragraph above under “If I exercise my rights in the rights offerings, may I withdraw the exercise?” Except in that limited circumstance, following the withdrawal deadline, your exercise of rights may not be withdrawn in whole or in part for any reason, including significant modifications to the Plan. Therefore, even if the Plan is modified after the expiration date in such a way that causes you to change your mind about investing in the common stock of reorganized Delphi, except in the limited circumstance described above, you nonetheless will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

Q:	Can Delphi terminate the rights offerings?

A:	We currently have no intention of terminating the rights offerings, but we reserve the right to terminate the rights offerings, subject to the obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan. See “The Rights Offerings — Extensions, Termination and Amendments.” Completion of the rights offerings is a condition of the Investors’ and our obligations under the EPCA. If we terminate the rights offerings and ADAH does not waive the condition that the rights offerings shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan.

Q:	If the rights offerings are terminated, will my payment be refunded to me?

A:	Yes. If the rights offerings are withdrawn or terminated, the rights agent will return as soon as practicable all exercise payments. However, no interest will be paid to you on the funds you deposit with the rights agent. See “The Rights Offerings — Extensions, Termination and Amendments.”

Conditions to Consummation of the Rights Offerings

Q:	Do a minimum number of rights have to be exercised in the rights offerings?

A:	No. There is no condition that a minimum number of rights must be exercised in the rights offerings. We will receive gross proceeds of up to approximately $1.6 billion from the sale of shares of common stock of reorganized Delphi in connection with the discount rights offering before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the discount rights offering, regardless of the number of rights exercised, as a result of the backstop commitment of the Investors. See “The Rights Offerings — Backstop Commitment.” The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan). See “Use of Proceeds.”

Q:	Are there any conditions to the issuance of the shares of common stock if I exercise my rights?

A:	Yes. The issuance of the common stock is conditioned on the Plan’s becoming effective. Effectiveness of the Plan is subject to a number of conditions, including completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “What are the conditions to completion of the transactions contemplated by the EPCA?” and under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all. Payments of the exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless we withdraw or terminate the rights offerings. If the rights offerings are withdrawn or terminated, the rights agent will return all rights exercise payments as soon as practicable. No interest will be paid to you on the funds you deposit with the rights agent.

Q:	What are the conditions to completion of the transactions contemplated by the EPCA?

A:	The obligations of the Investors to fund their equity investments pursuant to the EPCA are subject to a number of conditions which are set forth in the EPCA and include the following:

•	the terms of specified investment documents (the forms of which have already been approved by the Plan Investors), including the confirmation order confirming the Plan, the registration statement of which this prospectus forms a part, our amended and restated certificate of incorporation and bylaws, the certificates of designation for the Convertible Preferred Stock and the registration rights agreement (as defined under “Certain Relationships and Related Transactions — Registration Rights Agreement”), and amendments thereto are reasonably satisfactory to ADAH to the extent such terms would have a material impact on the Investors’ proposed investment in us;

•	there must not have occurred, after October 29, 2007, (1) any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries or (2) any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

•	our debt and equity capitalization as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

•	we must have undrawn availability of $1.4 billion under our asset backed loan facility (after taking into account any open letters of credit under such facility and any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

•	we must have demonstrated and certified, to the reasonable satisfaction of ADAH, that pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 on our indebtedness will not exceed $585 million;

•	ADAH shall be reasonably satisfied that we have obtained agreement with the Pension Benefit Guarantee Corporation that certain scheduled liens will be withdrawn in accordance with applicable law;

•	the aggregate amount of Trade and Other Unsecured Claims must be no more than $1.45 billion (subject to certain waivers and exclusions);

•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction, that is inconsistent with the EPCA, the term sheets for the Convertible Preferred Stock, the Global Settlement Agreement between Delphi and GM dated September 6, 2007, as amended December 7, 2007 (the “GM Settlement”), the Master Restructuring Agreement between Delphi Corporation and GM dated September 6, 2007, as amended December 7, 2007 (the “Master Agreement”), or the Plan;

•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH and we must have resolved any claims by former executive officers or executive officers that have resigned or been terminated on terms acceptable to ADAH or otherwise ordered by the Bankruptcy Court.

In addition, the obligations of both the Investors and us under the EPCA are subject to the following additional conditions: (1) the rights offerings described in this prospectus must have occurred (although there is no requirement that a particular amount of rights be exercised); and (2) we must have received the proceeds of our exit financing which, together with the equity investments by the Investors and the gross proceeds from the rights offerings, are sufficient to fully fund the Plan (to the extent we are to fund such transactions as contemplated by the Plan). We currently estimate that approximately $6.1 billion of exit financing will be necessary to satisfy these conditions.

As set forth in the EPCA, all of the Investors’ conditions may be waived with respect to all Investors by ADAH in its sole discretion. We also can waive the conditions applicable to our obligations under the EPCA. The Investors have advised us that there are agreements among the Investors that limit ADAH’s unilateral right to waive certain EPCA conditions.

The EPCA also may be terminated by us or the Investors under certain circumstances. The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to fulfill our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) if we enter into an Alternative Transaction Agreement (as defined in the EPCA) where we agree to engage in an alternative transaction, but we can only do so if: (a) our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties; (b) we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and (c) we have paid the Investors an alternative transaction fee of $83 million; and (2) at any time on or after March 31, 2008, if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date.

We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) at any time on or after March 31, 2008, if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date; (2) there has been a Change of Recommendation (as defined in the EPCA); or (3) we shall have entered into an Alternative Transaction Agreement. ADAH has extended the first date by which it could terminate the EPCA if the effective date of the Plan has not occurred from March 31, 2008 to April 5, 2008.

Any Investor other than ADAH may terminate the EPCA, as to itself, at any time on or after June 30, 2008 if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date.

Backstop Commitment and Role of the Investors

Q:	Who are the Investors?

A:	ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus are the Investors. As of March 10, 2008, based on their most recently filed Schedules 13D or Form 4, as the case may be, the Investors and their affiliates beneficially owned a total of 125,739,448 shares, or 22.3%, of our outstanding common stock. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part becomes effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Effects of the Rights Offering on the Investors’ and GM’s Ownership.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of Reorganized Delphi under the registration rights agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.” The Investors are not obligated to backstop the discount rights offering unless certain conditions are satisfied under the EPCA.

Q:	How were the Investors selected?

A:	With the assistance of our financial advisor and investment banker, we explored alternative investment proposals from several potential investors. We worked with these various investor groups to create a limited and focused competitive investment proposal process. Through this process we developed a potential framework for our reorganization plan and our transformation plan. After several months of negotiations, we decided to pursue agreements with the Investors. Our selection of the Investors was based, in part, on the potential investments in support of our transformation plan and reorganization plan that they were willing to provide. In addition, we believe that the Investors each brought certain strengths to a potential transaction.

Q:	How do the Investors’ commitments work?

A:	The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the discount rights offering by purchasing from us on the effective date of the Plan, for a price of $38.39 in cash per full share, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. This obligation would include shares underlying discount rights distributed to the Investors, in their capacity as Eligible Holders, that are not exercised in the discount rights offering. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock and an additional $175 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of $2.55 billion. See “The Rights Offerings — Backstop Commitment.” The obligations of the Investors to fund their equity commitments pursuant to the EPCA are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have paid the Investors aggregate fees of $63 million for their equity commitments and arrangement services, of which approximately $39 million relates to the backstop commitment of the discount rights offering. See “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement” for a description of the EPCA.

The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan). Pursuant to the Plan, Appaloosa has agreed not to participate in the par rights offering, and par rights that would otherwise be distributed to Appaloosa will be instead distributed to the other holders of record of our common stock as of the record date for the rights offerings.

As of March 10, 2008, based on their most recently filed Schedules 13D or Form 4, as the case may be, the Investors and their affiliates beneficially owned a total of 125,739,448 shares, or 22.3%, of our outstanding common stock. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of

16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims (as defined in the Plan) in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.”The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Effects of the Rights Offering on the Investors’ and GM’s Ownership.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership,” “Certain Relationships and Related Transactions — Registration Rights Agreement,” “Use of Proceeds.”

The Investors are not soliciting participation by the holders of rights in the rights offerings or engaging in any other marketing or sales activity in connection with the rights offerings. However, each Investor (other than certain Investors, including Merrill) may use their prospectus to offer and sell discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering from time to time, as determined by such selling Investor. See “Plan of Distribution.”

Other Rights Offerings Matters

Q:	Has Delphi or its Board of Directors made a recommendation as to whether I should exercise my rights?

A:	No. Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your rights. We have been informed by the Investors that they have not made any recommendation as to whether or not any holder of rights should exercise their rights. You should make an independent investment decision about whether or not to exercise your rights. If you do not exercise your par rights or exercise or sell your discount rights, you will lose any value represented by your rights and your percentage ownership interest in us will be further diluted.

Q:	What are the material United States federal income tax consequences of the discount rights offering to an Eligible Holder?

A:	The material United States federal income tax consequences to an Eligible Holder depend upon whether the Eligible Claims constitute “securities” for United States federal income tax purposes. If such Eligible Claims constitute securities, an Eligible Holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should not recognize gain or loss on the receipt of the discount rights. If such Eligible Claims do not constitute securities, a holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should recognize gain or loss on the receipt of the discount rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the discount rights, and the ownership and disposition of common stock received as a result of the exercise of the discount rights, in light of your particular circumstances.

Q:	What are the material United States federal income tax consequences of the par rights offering to a holder of our common stock?

A:	The material United States federal income tax consequences of the par rights offering to a holder of our common stock depend upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of par rights. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of par rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the par rights, and the ownership and disposition of common stock received as a result of the exercise of the par rights, in light of your particular circumstances.

Q:	Is exercising my rights risky?

A:	The exercise of your rights involves risks. Exercising your rights means buying shares of the common stock of reorganized Delphi and should be considered as carefully as you would consider any other equity investment. You should carefully read the “Risk Factors” sections beginning on page 35 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your rights.

Q:	What should I do if I have other questions?

A:	If you have any questions about the procedure for exercising your rights, including the procedure if you have lost your rights certificate, or otherwise about the rights offerings, please contact Georgeson Inc., who is acting as our information agent, at:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038

Banks and Brokers Call:	All Others Call Toll-Free:
(212) 440-9800	(800) 279-7134

For a more complete description of the rights offerings, see “The Rights Offerings” beginning on page 71 of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary is not complete and does not contain all of the information that you should consider before exercising the rights to purchase common stock of reorganized Delphi. You should read carefully this entire prospectus and the documents incorporated herein by reference, including the “Risk Factors” section beginning on page 35 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before making an investment decision.

Our Company

We believe we are a leading global supplier of mobile electronics and transportation systems, including powertrain, safety, thermal, controls and security systems, electrical/electronic architecture, and in-car entertainment technologies. Engineered to meet and exceed the rigorous standards of the automotive industry, our technology is also found in computing, communications, energy and medical applications. We were incorporated in 1998 in contemplation of our separation from GM in 1999. Technology developed and products manufactured by us are changing the way drivers interact with their vehicles. We are a leader in the breadth and depth of technology to help make cars and trucks smarter, safer and better. We supply products to nearly every major global automotive original equipment manufacturer.

In addition, since our separation from GM, we have diversified our customer base by taking advantage of our technological and manufacturing core competencies. We have entered and continue to pursue additional opportunities in adjacent markets such as in communications (including telematics), computer components, automotive aftermarket, energy and the medical devices industry.

We have extensive technical expertise in a broad range of product lines and strong systems integration skills, which enable us to provide comprehensive, systems-based solutions to vehicle manufacturers. We have established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in major regions of the world. We operate our business along the following reporting segments that are grouped on the basis of similar product, market and operating factors:

•	Electronics and Safety, which includes audio, entertainment and communications, safety systems, body controls and security systems, displays, mechatronics and power electronics, as well as advanced development of software and silicon;

•	Powertrain Systems, which includes extensive systems integration expertise in gasoline, diesel and fuel handling and full end-to-end systems including fuel injection, combustion, electronics controls, exhaust handling, and test and validation capabilities;

•	Electrical/Electronic Architecture, which includes complete electrical architecture and components products;

•	Thermal Systems, which includes Heating, Ventilating and Air Conditioning systems, components for multiple transportation and other adjacent markets, commercial/industry applications and powertrain cooling and related technologies;

•	Automotive Holdings Group, which includes non-core product lines and plant sites that do not fit our future strategic framework; and

•	Corporate and Other, which includes the Product and Service Solutions business which is comprised of independent aftermarket, diesel aftermarket, original equipment service, consumer electronics and medical systems, in addition to the expenses of corporate administration, other expenses and income of a non-operating or strategic nature, including certain historical pension, postretirement and workers’ compensation benefit costs, and the elimination of inter-segment transactions.

In connection with our transformation plan, we intend to sell or wind down certain non-core product lines, including those that comprise our Automotive Holdings Group segment. The sale and wind-down process is being conducted in consultation with our customers, unions and other stakeholders in a manner we believe will carefully manage the transition of affected product lines. We began to report our non-core steering and halfshaft and interiors and closures product lines in discontinued operations for accounting purposes. Previously, the steering and halfshaft product line was a separate operating segment and the interiors and closures product line was part of our Automotive Holdings Group segment.

Bankruptcy Cases

Filing of Chapter 11 Cases

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code. The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, have continued their business operations without supervision from the Bankruptcy Court and are not subject to the requirements of the Bankruptcy Code. We and our debtor subsidiaries have been operating our businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and Bankruptcy Court orders. As debtors-in-possession, we and our debtor-subsidiaries are authorized under chapter 11 of the Bankruptcy Code to continue to operate as an ongoing business in the ordinary course, but are not permitted to engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Equity Purchase and Commitment Agreement

On August 3, 2007, we and the Investors executed the EPCA, which was subsequently amended on December 10, 2007, pursuant to which, and on the terms and subject to the conditions of which, the Investors have agreed to invest, assuming the full backstop commitment, $2.55 billion in reorganized Delphi.

On the terms and subject to the conditions of the EPCA, the Investors have agreed to backstop the discount rights offering by purchasing from us on the effective date of the Plan, at the $38.39 in cash per full share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock and an additional $175 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of $2.55 billion.

The obligations of the Investors to fund their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions that are set forth in the EPCA. In addition, the EPCA also may be terminated by us or the Investors under certain circumstances. Neither we nor the Investors will have to consummate the transactions contemplated by the EPCA if the EPCA is terminated. The conditions set forth in the EPCA and the circumstances under which we or the Investors may terminate the EPCA are described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

The EPCA also attaches a plan of reorganization, including the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi.

Plan Confirmation and Effectiveness

On September 6, 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. On December 10, 2007, we filed with the Bankruptcy Court the first amended Plan and the first amended Disclosure Statement. The Disclosure Statement was approved by the Bankruptcy Court on December 10, 2007.

On December 15, 2007, we mailed to each creditor and each equity security holder entitled to vote on the Plan a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, common stockholders’ ability to participate in the par rights offering.

The voting solicitation period ended on January 11, 2008, and on January 25, 2008, the Bankruptcy Court confirmed the Plan, as amended on that date. Among other things, the Plan provides for the adoption of the Delphi Corporation 2007 Short-Term Incentive Plan, the Delphi Corporation 2007 Long-Term Incentive Plan, the Delphi Corporation Supplemental Executive Retirement Program and the Delphi Corporation Salaried Retirement Equalization Savings Program. These incentive plans and retirement programs will become effective only on the consummation of the Plan. Under the Delphi Corporation 2007 Long-Term Incentive Plan, we will have available for issuance to our employees a number of shares of common stock of reorganized Delphi equal to 8% of the number of fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Also on January 25, 2008, the Bankruptcy Court approved the final settlement of certain multi-district securities litigation (the “Securities Actions”).

We will not emerge from bankruptcy as a going concern unless and until the Plan becomes effective. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings. Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements or otherwise after the expiration of either or both of the rights offerings. You will have the right to withdraw your exercise of rights until the withdrawal deadline for the applicable rights offering. You will have no right to withdraw your exercise of rights after the withdrawal deadline for the applicable rights offering, except as set forth in the following sentence. We intend to provide you with the right to withdraw your previous exercise of rights after the applicable withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the par rights or the discount rights, as the case may be, and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights under such circumstances and in accordance with the withdrawal procedures described in this prospectus, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, and, under such circumstances, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if you so withdraw your rights and we terminate the rights offerings, we will return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if we terminate the rights offerings, we will return to you your exercise payments, without interest.

Recent Developments

On March 5, 2008, we announced we were taking necessary steps to enable completion of our proposed $6.1 billion exit financing syndication. We plan to use our exit financing proceeds to make payments under the Plan, including repayment of our senior secured debtor-in-possession financing, and to support the operations of reorganized Delphi. In order to facilitate our efforts to emerge, GM has advised us that an affiliate is prepared to provide a portion of the $6.1 billion in exit financing. Our proposed $6.1 billion exit financing package is now expected to include a $1.6 billion asset-backed revolving credit facility, at least $1.7 billion of first-lien term loan, an up to $2.0 billion first-lien term note to be issued to an affiliate of GM (junior to the $1.7 billion first-lien term loan), and a $825 million second-lien term loan, of which any unsold portion would be issued to GM and/or its affiliates consistent with the terms of the EPCA.

While we believe that GM’s increased participation in the exit financing structure is necessary to successfully syndicate our exit financing on a timely basis and is consistent with the EPCA, certain Investors have advised us that the proposed exit financing would not comply with conditions in the EPCA. In order to reduce uncertainties regarding the proposed exit financing structure, on March 5, 2008, we filed a motion in the Bankruptcy Court seeking limited relief from the Bankruptcy Court under section 1142 of the Bankruptcy Code with respect to the Plan. The Investors other than Goldman responded to the motion on March 6, 2008.

The hearing on our motion was held by the Bankruptcy Court on March 7, 2008. At the hearing, during which the Bankruptcy Court did not grant the specific relief sought by Delphi, the Bankruptcy Court said that while GM could not directly provide incremental exit financing to Delphi without the consent of the Investors, the prohibition against additional agreements with GM did not extend to incremental financing provided through GM subsidiaries or pursuant to certain other structures. In its ruling, the Bankruptcy Court also observed that Delphi had been given sufficient guidance by the Bankruptcy Court to proceed to seek exit financing on terms that are potentially achievable. Although certain of the Investors continue to object to the proposed exit financing, Delphi believes its proposed exit financing is consistent with the Bankruptcy Court’s guidance and previously issued confirmation order and will be moving forward with the syndication efforts to raise $6.1 billion in financing.

The occurrence of the effective date of the Plan remains subject to the risk factors previously disclosed in the Disclosure Statement and in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 19, 2008.

Our principal executive offices are located at 5725 Delphi Drive, Troy, Michigan 48098, and our telephone number is (248) 813-2000.

THE OFFERING

Rights	We are distributing to Eligible Holders, at no charge (except as described below), transferable rights (the “discount rights”) to purchase up to a total of 41,026,309 shares of common stock of reorganized Delphi. Each Eligible Holder will receive, for each $99.07 of such Eligible Holder’s Eligible Claim, one discount right.

We are distributing to holders of our common stock, at no charge, nontransferable rights (the “par rights”) to purchase up to a total of 21,680,996 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one par right for each 26 shares of our common stock owned of record at 5:00 p.m., New York City time, on January 17, 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court.

Discount rights distributed are subject to the procedures described above under “Questions and Answers About the Rights Offerings — Overview of Rights Offerings — What is the discount rights offering and who is eligible to participate?” to the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving more discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim and such discount rights are transferred or exercised.

Exercise Price	Each discount right carries with it a “basic subscription privilege” and an “oversubscription privilege.” The basic subscription privilege entitles each Eligible Holder to purchase one share of common stock of reorganized Delphi for $38.39 in cash per full share. The “oversubscription privilege” entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the expiration date of the discount rights offering, for additional shares of common stock of reorganized Delphi for an exercise price of $38.64 in cash per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each oversubscribing Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate all remaining shares pro rata among all other Eligible Holders who exercised their oversubscription privileges on the same basis as described above.

Each par right entitles the holder to purchase one share of common stock of reorganized Delphi for $59.61 in cash per full share. There is no oversubscription privilege in the par rights offering.

We will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional par rights will not be issued in the par rights offering, and cash will not be paid in lieu of fractional par rights in the par rights offering, you will need to hold at least 26 shares of common stock in order to receive one par right. If you hold fewer than 26 shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi to record holders in the par rights offering.

A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional discount rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fractional discount rights, you will lose any value represented by those fractional discount rights unless you sell them or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Record Date	5:00 p.m., New York City time, on January 17, 2008, which was the date used to determine the Eligible Holders and the stockholders, as applicable, entitled to receive rights.

Expiration	The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on March 31, 2008, unless the applicable exercise period is extended. The rights offerings currently are scheduled to expire prior to the effective date of the Plan. We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offerings and prior to the effective date of the Plan, even though you will have no right to withdraw your exercise of rights after the applicable withdrawal deadline except in the limited circumstances described below under “— Withdrawal of Exercise of Rights.”

Shares of Common Stock Outstanding After the Rights Offerings	If the Plan becomes effective, on the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled, and there will be outstanding up to 160,124,155 shares of common stock of reorganized Delphi, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (2) no exercise of par rights and exercise in full of discount rights (or the backstop commitment of the Investors of the discount rights offering), which rights are exercisable to purchase up to a total of 41,026,309 shares of common stock of reorganized Delphi, and (3) exercise in full of the warrants and exercise in full of the other Delphi warrants to be issued pursuant to the Plan, which warrants and other Delphi warrants initially will be exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi. The 160,124,155 share figure assumes that 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. See “Capitalization.”

Investors	ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus are the Investors.

Backstop Commitment	The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the discount rights offering by purchasing from us on the effective date of the Plan, at the $38.39 in cash per full share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. We have paid the Investors a fee of approximately $39 million for their backstop commitment.

The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan).

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Effects of the Rights Offering on the Investors’ and GM’s Ownership.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase under the registration rights agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement,” “The Rights Offerings — Backstop Commitment,” “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

The Investors are not soliciting participation by the holders of rights in the rights offerings or engaging in any other marketing or sales activity in connection with the rights offerings. However, each Investor (other than certain Investors, including Merrill) may use this prospectus to offer and sell discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering from time to time, as determined by such selling Investor. See “Plan of Distribution.”

The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of numerous conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Procedures for Exercise	If you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights.

If you do not hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), to exercise your rights you must properly complete and sign your rights certificate(s) and deliver your rights certificate(s) to the rights agent. Delivery of your rights certificate(s) must be accompanied by full payment of the applicable exercise price for each share you wish to purchase. See “The Rights Offerings — Exercise of Rights” and “— Payment of Exercise Price.”

If you are a resident of, or have your principal place of business in, Texas, you will only be entitled to exercise discount rights if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. See “For Texas Residents Only” on page v of this prospectus and “— Blue Sky Laws” below. We and the rights agent, as applicable, have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights if we deem it necessary to comply with Texas state securities or blue sky laws.

Oversubscription Privilege in Discount Rights Offering	There is no oversubscription privilege in the par rights offering. If a rights holder does not fully exercise its par rights, those unexercised rights will expire.

Each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the expiration date of the discount rights offering, for additional shares of common stock of reorganized Delphi for an exercise price of $38.64 in cash per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privileges, as of the expiration date of the discount rights offering. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each oversubscribing Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate the remaining shares pro rata among all other Eligible Holders who exercised their oversubscription privileges on the same basis as described above.

Any shares of common stock of reorganized Delphi for which unexercised discount rights would have otherwise been exercisable will be purchased by the Investors, and any shares of common stock of reorganized Delphi for which unexercised par rights would have otherwise been exercisable will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan). See “Use of Proceeds.”

Transferability of Rights	The par rights are not transferable. The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer of discount rights will be 5:00 p.m., New York City time, on March 28, 2008. However, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to transfer discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. In addition, regardless of your residence or principal place of business, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the rights agent that the proposed transferee is within one of specified categories of persons under Texas state securities law. See “For Texas Residents Only” and “For All Holders of Discount Rights Who Desire to Transfer Discount Rights to a Resident of Texas” on page v of this prospectus, ‘The Rights Offerings — State Securities and Blue Sky Matters” and “The Rights Offerings — Transferability of Rights and Listing.”

No Listing of Rights	The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the discount rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the discount rights will be quoted on the OTC Bulletin Board or that an active trading market for the rights will exist. Because the par rights are not transferable, there will be no trading market for the par rights.

Issuance of Common Stock	If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares of common stock of reorganized Delphi for which rights are exercised as soon as practicable after the effective date of the Plan. No interest will be paid to you on the funds you deposit with the rights agent.

Blue Sky Laws	We have received qualification of the rights offerings from all required state securities commissions, except with respect to the discount rights offering in Texas. As a result, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise or transfer discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. In addition, regardless of your residence or principal place of business, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the rights agent that the proposed transferee is within one of specified categories of persons under Texas state securities law. See “For Texas Residents Only” and “For All Holders of Discount Rights Who Desire to Transfer Discount Rights to a Resident of Texas” on page v of this prospectus and “The Rights Offerings — State Securities and Blue Sky Matters.” We and the rights agent, as applicable, have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights, and to delay or refuse to effect any transfer of discount rights, if we deem it necessary to comply with Texas state securities or blue sky laws.

Withdrawal of Exercise of Rights	Your exercise of rights may be validly withdrawn at any time prior to the applicable withdrawal deadline, but not thereafter, except as set forth in the second following paragraph. Unless the applicable rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on March 26, 2008. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the rights agent prior to the withdrawal deadline at its address set forth under “The Rights Offerings — Delivery of Rights Certificates and Payment.”

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, if you choose to withdraw your exercise of rights, you may choose to withdraw only discount rights, withdraw only par rights, or withdraw all of your rights, in each case in accordance with the procedures set forth in this prospectus.

We intend to provide you with the right to withdraw your previous exercise of rights after the applicable withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the

Bankruptcy Court determines are materially adverse to the holders of the par rights or discount rights, as the case may be, and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights under such circumstances and in accordance with the withdrawal procedures described in this prospectus, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, and, under such circumstances, the Plan that includes the rights offerings described in this prospectus may not become effective. If you so withdraw your rights, we will return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and, under such circumstances, we will return to you your exercise payments, without interest.

Use of Proceeds	Our total gross proceeds from the rights offerings (assuming that all par rights are exercised) will be up to approximately $2.9 billion before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the rights offerings. We will receive gross proceeds of up to approximately $1.6 billion from the sale of shares of common stock of reorganized Delphi in connection with the discount rights offering before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the discount rights offering, regardless of the number of discount rights exercised, as a result of the backstop commitment of the Investors. The net proceeds from the discount rights offering will be used to make payments and distributions contemplated by the Plan and for general corporate purposes. If any shares of common stock of reorganized Delphi are purchased pursuant to the exercise of the oversubscription privilege in the discount rights offering, we will receive additional gross proceeds of $0.25 per share of common stock purchased pursuant to the oversubscription privilege, which additional proceeds will be distributed pro rata to Eligible Holders that did not exercise or transfer any of their discount rights in the discount rights offering based on the ultimate allowed amount of each such holder’s Eligible Claim. We will receive gross proceeds of up to approximately $1.3 billion from the sale of shares of common stock of reorganized Delphi in connection with the par rights offering (assuming that all par rights are exercised), before deducting fees and expenses related to the par rights offering. The net proceeds from the par rights offering will be used to satisfy certain liquidity requirements, to satisfy certain claims of our unions, to reduce the amount of preferred stock distributed to GM and to partially satisfy certain claims of certain unsecured creditors as described under “Use of Proceeds.”

We intend to use the net proceeds from the rights offerings and the $975 million from the additional equity investments in reorganized Delphi by the Investors, together with borrowings under our exit financing, to the extent obtained, if at all, to make payments and distributions contemplated by the Plan and for general corporate purposes. See “Use of Proceeds” for a description of the application of the proceeds of the rights offerings and the Plan.

No Recommendation	Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your rights. We have been informed by the Investors that they have not made any recommendation as to whether or not any holder of rights should exercise their rights. You should make an independent investment decision about whether or not to exercise your rights. If you do not exercise or sell your rights, you will lose any value represented by your rights and your percentage ownership interest in us will be diluted.

Termination of Rights Offering	We currently have no intention of terminating the rights offerings, but we reserve the right to terminate the rights offerings, subject to our obligations under the EPCA to use our reasonable best efforts to complete the rights offerings. Completion of the rights offerings is a condition of the Investors’ obligations under the EPCA. If we terminate the rights offerings and the Investors and we do not waive the condition that the rights offerings shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan. If the rights offerings are withdrawn or terminated, the rights agent will return all exercise payments as soon as practicable. No interest will be paid to you on the funds you deposit with the rights agent.

Transferability of Common Stock	Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We have agreed to provide the Investors, GM and certain creditors with registration rights that would allow them to resell shares of common stock (and shares of certain Senior Convertible Preferred Stock) of reorganized Delphi that they acquire pursuant to the Plan or upon conversion of shares of Convertible Preferred Stock, and, in the case of the Investors, that they otherwise own after the effective date of the Plan. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Trading of Common Stock	Our outstanding common stock is quoted on the Pink Sheets, a quotation service for over the counter (“OTC”) securities, under the symbol “DPHIQ.” On January 16, 2008, the last trading day prior to the record date, the last reported sale price for our common stock on the Pink Sheets was $0.15 per share.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Material United States Federal Income Tax Consequences of Discount Rights Offering to an Eligible Holder	The material United States federal income tax consequences to an Eligible Holder depend upon whether the Eligible Claims constitute “securities” for United States federal income tax purposes. If such Eligible Claims constitute securities, an Eligible Holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should not recognize gain or loss on the receipt of the discount rights. If such Eligible Claims do not constitute securities, a holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should recognize gain or loss on the receipt of the discount rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the discount rights, and the ownership and disposition of common stock received as a result of the exercise of the discount rights, in light of your particular circumstances.

Material United States Federal Income Tax Consequences of Par Rights Offering to a Holder of Our Common Stock	The material United States federal income tax consequences of the par rights offering to a holder of our common stock depend upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of par rights. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of par rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the par rights, and the ownership and disposition of common stock received as a result of the exercise of the par rights, in light of your particular circumstances.

Rights Agent and Information Agent	Computershare Trust Company, N.A. is acting as rights agent for the rights offerings, and Georgeson Inc. is acting as information agent for the rights offerings.

Risk Factors	Exercising the rights and investing in the common stock of reorganized Delphi involve substantial risks. We urge you to carefully read the “Risk Factors” sections beginning on page 35 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise rights.

KEY DATES

Record Date	5:00 p.m., New York City time, on January 17, 2008, which was the date used to determine the Eligible Holders entitled to receive discount rights and the stockholders entitled to receive par rights. The record date was the date on which the confirmation hearing with respect to the Plan commenced in the Bankruptcy Court.

Rights Distribution Date	March 11, 2008.

Expiration Date	Both the discount rights and the par rights expire, if not previously exercised, at 5:00 p.m., New York City time, on March 31, 2008, unless we extend the exercise period applicable to such rights. Any rights unexercised at the end of the applicable exercise period will expire without any payment to the holders with respect to those unexercised rights.

Withdrawal Deadline	Unless we extend the applicable rights offering, the withdrawal deadline will be 5:00 p.m., New York City time, on March 26, 2008.

Transfer Deadline	The transfer deadline is 5:00 p.m., New York City time, on March 28, 2008.

RISK FACTORS

An investment in the common stock of reorganized Delphi involves a high degree of risk. You should consider carefully the following information about these risks, together with the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated herein by reference, the other information included or incorporated by reference in this prospectus in its entirety before exercising the rights to purchase common stock of reorganized Delphi. Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition and/or operating results to suffer. The market price of the common stock of reorganized Delphi could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. Some of the statements in “Risk Factors” are forward-looking statements. For more information about forward-looking statements, please see “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Rights Offerings

On the effective date of the Plan, all of the shares of common stock owned by you prior to that time will be canceled. Whether or not you exercise your rights, if you currently hold shares of Delphi common stock, your common stock ownership interest will be diluted.

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. As of the record date, there were 563,477,461 shares of our common stock outstanding. On or as soon as practicable after the effective date of the Plan, there will be outstanding up to 160,124,155 shares of common stock of reorganized Delphi (which figure includes shares underlying securities that are convertible into or exercisable for shares of common stock of reorganized Delphi) as follows:

•	461,552 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	Warrants exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	41,026,309 shares of common stock of reorganized Delphi in the discount rights offering (including the sale of any shares of common stock purchased by the Investors pursuant to their backstop commitment);

•	21,680,996 shares of common stock of reorganized Delphi in the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors, as set forth in the sixth bullet point of this section, in partial satisfaction of their claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM, as set forth in the last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described under “Use of Proceeds.”) Therefore, any shares of common stock of reorganized Delphi issued upon exercise of par rights are not additive to the anticipated number of shares outstanding as of the effective date of the Plan, and the 21,680,996 share number has been excluded from the 160,124,155 share number above;

•	4,558,479 shares of common stock of reorganized Delphi to the Investors pursuant to the EPCA (without giving effect to any shares purchased pursuant to their backstop commitment or pursuant to their exercise of rights in the rights offerings);

•	17,237,418 shares of common stock of reorganized Delphi to the holders of Trade and Other Unsecured Claims (this figure assumes that such claims total approximately $1.31 billion and that certain cure amounts will be paid in cash; in addition, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of those claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM, as set forth in the last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described under “Use of Proceeds”);

•	31,349,736 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s senior notes;

•	4,996,231 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s subordinated notes;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock of reorganized Delphi to ADAH;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi to the Investors other than ADAH; and

•	16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi to GM (assuming that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution).

In addition, we will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Any such issuance of shares to our employees will dilute your ownership interest in us.

To the extent that Trade and Other Unsecured Claims total less than $1.31 billion, the 17,237,418 shares of common stock will be reduced by up to one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (including estimated cure amounts but excluding all allowed accrued post-petition interest), a condition of the Plan will not be satisfied. If ADAH and Delphi have each waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (including estimated cure amounts but excluding all allowed accrued post-petition interest) and the creditors’ committee has consented or not objected to such waiver, to the extent that such claims total more than $1.475 billion (including estimated cure amounts but excluding all allowed accrued post-petition interest), the 17,237,418 shares of common stock will be increased by up to one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including rights holders that exercise rights in the rights offerings) will proportionately decrease, and we will issue additional shares of common stock to the Investors so that the Investors’ ownership is not diluted and the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionately decreased. There can be no assurance that ADAH will waive such condition. References to the number of shares are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. See “Use of Proceeds,’’ “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

We will issue a total of 41,026,309 shares of common stock in connection with the discount rights offering, regardless of the number of discount rights exercised, as a result of the backstop commitment of the Investors. The backstop commitment of the Investors does not apply to the par rights offering. However, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan).

Even if you fully exercise your par rights in the par rights offering, if you currently hold shares of Delphi common stock, your common stock ownership interest in reorganized Delphi will be significantly reduced at the effective date of the Plan. If you do not fully exercise your par rights in the par rights offering, your common stock ownership interest will be even further reduced. The magnitude of the reduction of your percentage ownership will depend on the number of shares of common stock, if any, you purchase in the par rights offering. Rights holders who do not exercise their rights or discount rights holders who do not sell their rights prior to the expiration date will lose any value represented by their rights. If we obtain exit financing on terms different from those described below, then the modified terms of the exit financing may have an impact on the value of your investment in reorganized Delphi.

Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the obtaining of approximately $6.1 billion of exit financing.

Even if you exercise rights, we will only issue shares of common stock of reorganized Delphi for which those rights were exercised if the Plan becomes effective. If the Plan does not become effective, we will refund to you the total amount of the exercise price, if any, paid by you upon exercise of your rights, without interest. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

In addition, if the Plan does not become effective before March 31, 2008, certain pension funding waivers that we have received from the United States Internal Revenue Service (the “IRS”) will expire. Without meeting this deadline or receiving additional waivers from the IRS, failure of the Plan to become effective by March 31, 2008 could result in a significant tax assessment against us and a drawing down by the Pension Benefit Guaranty Corporation (the “PBGC”) of letters of credit totaling approximately $160 million. Although we would vigorously contest the validity of any such tax assessment, there can be no assurance that we would be successful in such a challenge.

We may not be able to obtain sufficient exit financing to support the Plan, and the terms of the exit financing we obtain, if any, may differ from those described in this prospectus and such terms could adversely affect reorganized Delphi and your investment.

Effectiveness of the Plan and consummation of the transactions contemplated by the EPCA are subject to a number of conditions, including obtaining exit financing. We are seeking on the effective date of the Plan to replace our debtor-in-possession financing with approximately $6.1 billion of new exit financing. The $6.1 billion exit financing package is expected to include a $1.6 billion asset-backed revolving credit facility, at least $1.7 billion of first-lien term loan, an up to $2.0 billion first-lien term note to be issued to an affiliate of GM (junior to the $1.7 billion first-lien term loan), and a $825 million second-lien term loan, of which any unsold portion would be issued to GM and/or its affiliates. The EPCA further provides the Investors certain rights to review the terms of the exit financing we obtain in light of the financing and other related conditions and covenants of the EPCA, including a limitation that our pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 with respect to our total indebtedness, as defined in the EPCA, will not exceed $585 million. We do not have sufficient firm commitments from lenders to complete our exit financing. There can be no assurances that such exit financing can be obtained, or that such financing can be obtained on the terms we are seeking.

In addition, if obtained, our exit financing will contain customary restrictive covenants, including, but not limited to, restrictions on the ability of reorganized Delphi and its subsidiaries to incur additional indebtedness, create liens, make investments or specified payments, give guarantees, pay dividends, make capital expenditures and merge or acquire or sell assets with usual and customary exceptions to such limitations. Such covenants may limit our flexability with respect to the management of our business.

Texas state securities laws may limit your ability to exercise or transfer discount rights

We have received qualification of the rights offerings from all required state securities commissions, except with respect to the discount rights offering in Texas. As a result, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise or transfer discount rights only if you certify to the rights agent that you are one of the following:

(i) an existing security holder of Delphi,

(ii) an “accredited investor” (as defined in Rule 501(a)(1)-(4), (7) and (8) under the Securities Act), excluding any self-directed employee benefit plan with investment decisions made solely by persons that are “accredited investors” (as defined in Rule 501(a)(5)-(6) under the Securities Act),

(iii) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act),

(iv) a corporation, partnership, trust, estate or other entity (excluding individuals) having a net worth of not less than $5 million or a wholly owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the rights and the underlying shares of common stock of reorganized Delphi, or

(v) another exempt person under the Texas state securities laws.

In addition, regardless of your residence or principal place of business, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the rights agent that the proposed transferee is within one of the above specified categories of persons under Texas state securities law.

We and the rights agent, as applicable, have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights, and delay or refuse to effect any transfer of discount rights, if we deem it necessary to comply with Texas state securities or blue sky laws.

Following the withdrawal deadline, your exercise of rights may not be withdrawn, except in very limited circumstances.

Once you have exercised your rights, you may withdraw your exercise at any time prior to the applicable withdrawal deadline, but not thereafter, except as set forth in the following paragraph. Unless the applicable rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on March 26, 2008.

We intend to provide you with the right to withdraw your previous exercise of rights after the applicable withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the par rights or discount rights, as the case may be, and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights under such circumstances and in accordance with the withdrawal procedures described in this prospectus, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, and, under such circumstances, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if you so withdraw your rights and we terminate the rights offerings, we will return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if we terminate the rights offerings, we will return to you your exercise payments, without interest.

Following the withdrawal deadline, except in the limited circumstance described above, you may not withdraw your exercise of rights in whole or in part for any reason, including a decline in our common stock price or changes in the Plan, even though we have not already issued the shares to you and the applicable withdrawal deadline has occurred. Even if circumstances arise after you have exercised your rights that causes you to change your mind about investing in the common stock of reorganized Delphi, you will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

We may make significant changes to the Plan following the expiration of the rights offerings, but you will no longer be able to withdraw your exercise of rights, except in very limited circumstances.

The rights offerings are scheduled to expire prior to the effective date of the Plan. We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offerings. The Bankruptcy Court will consider the best interests of all claim and equity security holders in Delphi’s chapter 11 cases, and could require changes to the Plan which could have an adverse impact on your interests as a common stockholder. The value of your common stock may also be adversely affected. In addition, we may negotiate other changes to the Plan.

Following the applicable withdrawal deadline, your exercise of rights may not be withdrawn in whole or in part for any reason, including a delay in confirmation of the Plan or significant modifications to the Plan, unless there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the par rights or discount rights, as the case may be, and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights under such circumstances and in accordance with the withdrawal procedures described in this prospectus, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if you so withdraw your rights and we terminate the rights offerings, under such circumstances, we will return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if we terminate the rights offerings, we will return to you your exercise payments, without interest.

Therefore, except in that limited circumstance, even if the Plan is modified after the expiration date, and you change your mind about investing in the common stock of reorganized Delphi, you nonetheless will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

The commitments of the Investors are conditioned upon specified factors, and if these conditions are not met, we may not be able to raise the proceeds necessary to fund our cash obligations under the Plan, and the Plan may not become effective.

The Investors’ obligations under the EPCA are subject to the satisfaction of numerous conditions as described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” Some of these conditions are not in our control. For example, we may not be able to obtain sufficient exit financing, or if we do, we may not be able to satisfy the limitation on interest expense that is a condition to the Investors’ obligations under the EPCA. If we are not able to meet these conditions of any of the other conditions under the EPCA, ADAH may be unwilling to waive the conditions, and, in such case, the Investors would no longer be obligated to purchase any shares of common stock that are not purchased pursuant to the exercise of rights in the discount rights offering or make an additional $975 million equity investment in reorganized Delphi. As a result, we may not be able to raise the proceeds necessary to fund our cash obligations under the Plan, and the Plan may not become effective. If this happens, we may be forced to propose an alternate plan or make significant modifications to our current Plan, any of which actions could have an adverse impact on your interest as a creditor or common stockholder or the value of your claims or shares of common stock.

The exercise price does not reflect a determination of our value or the value of the common stock of reorganized Delphi.

Each holder of our common stock will receive one par right for each 26 shares of our common stock owned of record at 5:00 p.m., New York City time, on January 17, 2008. Each Eligible Holder will receive one discount right for each $99.07 of such Eligible Holder’s Eligible Claim. We will not issue fractional shares or cash in lieu of fractional shares. Each discount right entitles the holder to purchase one share of common stock of reorganized Delphi for $38.39 in cash per full share pursuant to the basic subscription privilege (and $38.64 in cash per full share pursuant to the oversubscription privilege), and each par right entitles the holder to purchase one share of common stock of reorganized Delphi for $59.61 in cash per full share. The exercise prices were determined after extensive negotiations and renegotiations with the Investors, the creditors’ committee, the equity committee and GM. With the assistance of our financial advisor and investment banker, we explored alternative investment proposals from several potential investors. Through this process we developed a potential framework for our reorganization plan and our transformation plan. After several months of negotiations, we decided to pursue an agreement with the Investors that was supported by the creditors’ committee, the equity committee and GM, under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The discount rights exercise price of $38.39 in cash per full share represents a $21.22 per share discount from the $59.61 per full share deemed value for Plan distribution purposes established in the Plan. The par rights exercise price of $59.61 in cash per full share is the same as the per share value of common stock of reorganized Delphi for Plan distribution purposes established in the Plan. Specifically, under the Plan, our creditors will be accepting shares of common stock of reorganized Delphi in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan), with such shares being valued for such purposes at $59.61 per full share. The per share discount for the discount rights and the per share deemed value have been approved by the Bankruptcy Court pursuant to the confirmation order confirming the Plan. See “Bankruptcy Cases.” The exercise prices of the rights do not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise prices of the rights should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

One or both of the rights offerings may be terminated at any time prior to the expiration date, and neither we nor the rights agent will have any obligation to you except to return your exercise payment, without interest.

We may decide not to continue with one or both of the rights offerings, and we may terminate one or both of the rights offerings prior to the expiration date. If one or both of the rights offerings are withdrawn or terminated, the rights agent will return as soon as practicable all exercise payments for that rights offering, without interest, and you will not be able to purchase common stock from us in that rights offering. No interest will be paid to you on the funds you deposit with the rights agent. Completion of the rights offerings is a condition of the Investors’ obligations under the EPCA. If we terminate one or both of the rights offerings and ADAH does not waive the condition that the rights offerings shall have occurred, the Investors’ equity commitment obligations, including their obligation to backstop the discount rights offering by purchasing from us any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights and their obligation to make $975 million of additional equity investments in reorganized Delphi, will be discharged, and we may not be able to raise the cash needed to fund the Plan.

You must act promptly and follow instructions carefully if you want to exercise your rights.

If you desire to exercise rights in either or both of the rights offerings, you and, if applicable, brokers, banks or other nominees acting on your behalf, must act promptly to ensure that all required certificates and payments are actually received by Computershare Trust Company, N.A., the rights agent, prior to the expiration date of the rights offerings. The time period to exercise rights is limited. If you or your broker, bank or other nominee, as applicable, fails to complete and sign the rights certificate(s), sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the rights agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

No prior market exists for the rights.

The rights are a new issue of securities with no established trading market. The par rights are not transferable. The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on March 28, 2008. Unless exercised, the rights will cease to have any value following the expiration date. The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the discount rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights, which we cannot predict will be initiated or, if initiated, will continue. We can give no assurance that a market for the discount rights will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the discount rights will trade. Because the par rights are not transferable, there will be no trading market for the par rights.

Even if a trading market does develop for the discount rights, the discount rights may expire and be of no value if they are purchased prior to the expiration date but such purchase is not settled before 5:00 p.m., New York City time, on the expiration date.

Although we can give no assurance that there will be any trading market for the discount rights, if trading in the discount rights is initiated on the OTC Bulletin Board, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities, and that trades effected in discount rights will be required to be settled within three trading days after the trade date. A purchase and sale of discount rights that is effected on the date that is two days prior to the expiration date of the discount rights offering would be required to be settled not later than the time the discount rights will have expired. Therefore, if discount rights are purchased on or after the date that is two days prior to the expiration date, such discount rights may be received after they have already expired and will be of no value.

Furthermore, we have not received qualification of the discount rights offering in Texas. As a result, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise or transfer discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. In addition, regardless of your residence or principal place of business, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the rights agent that the proposed transferee is within one of the specified categories of persons under Texas state securities law. See “For Texas Residents Only” and “For All Holders of Discount Rights Who Desire to Transfer Discount Rights to a Resident of Texas” on page v of this prospectus and “The Rights Offerings — State Securities and Blue Sky Matters.” We and the rights agent, as applicable, have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights, and to delay or refuse to effect any transfer of discount rights, if we deem it necessary to comply with Texas state securities or blue sky laws.

In addition, under the securities laws of some states, shares of common stock can be sold in such states only through registered or licensed brokers or dealers. The requirement of a seller to comply with the requirements of state blue sky laws may lead to delay or inability of a holder of our securities to dispose of such securities, thereby causing an adverse effect on the resale price of our securities and your investment in reorganized Delphi.

If you elect to exercise your rights, your proposed acquisition of common stock may be subject to notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and related rules, certain acquisitions of voting securities may not be completed unless certain notification and waiting period requirements have been satisfied. If, as a result of exercising your rights, you would hold shares of common stock of reorganized Delphi worth more than $63.1 million as of the effective date of the Plan, then you and we may be required to make a filing under the HSR Act and wait for any applicable waiting periods to expire or terminate before we can satisfy your exercise of rights. You are encouraged to consult with your counsel regarding the application of the HSR Act to the transactions contemplated hereby.

Risks Related to Common Stock of Reorganized Delphi

The common stock of reorganized Delphi may not have an active trading market and its public float will be significantly reduced if rights holders do not exercise rights in the rights offerings.

There will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding on the effective date of the Plan, not taking into account any conversion of shares of Convertible Preferred Stock, any exercise of rights in the rights offerings (but, in the case of the discount rights offering, assuming the Investors’ backstop commitment) or any exercise of Warrants, compared to approximately 563,477,461 shares of our common stock outstanding as of the record date. The 160,124,155 share figure assumes that 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. In addition, as of the effective date of the Plan, GM will own 16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi, which are convertible into shares of common stock of reorganized Delphi, initially on a one-for-one basis. See “Capitalization.”

If rights holders do not exercise all of their rights in the rights offerings and the Investors purchase all or a portion of their backstop commitment, the public float of the common stock of reorganized Delphi may be significantly reduced to the extent that the Investors’ shares are excluded from the calculation of the public float. Similarly, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan), and the public float of the common stock of reorganized Delphi may be further reduced to the extent that these creditors’ shares are excluded from the calculation of the public float.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Effects of the Rights Offering on the Investors’ and GM’s Ownership.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement (whether or not such shares are issued to the additional investors directly by Delphi). See “Certain Relationships and Related Transactions — Registration Rights Agreement.” There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Following our delisting in October 2005 from the New York Stock Exchange, price quotations for our common stock have been available on the Pink Sheets. Delisting from the New York Stock Exchange resulted in a reduction in the liquidity of our common stock. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list or quote the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board.

Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. No assurance can be given that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market will exist. The nature of OTC Bulletin Board trading may limit your ability to resell your shares of the common stock of reorganized Delphi if an active trading market for the common stock of reorganized Delphi does not emerge. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade. Lack of liquidity of the common stock of reorganized Delphi also may make it more difficult for us to raise additional capital, if necessary, through equity financings.

The terms of the exit financing will restrict the ability of reorganized Delphi to pay cash dividends on its common stock.

On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock. After the Plan becomes effective, the payment of any future dividends on shares of reorganized Delphi will be at the discretion of the Board of Directors of reorganized Delphi and will depend upon various factors, including our earnings, operations, financial condition, cash and capital requirements, restrictions in financing agreements, business conditions and other factors. Under Delaware law, unless a corporation has available surplus, it cannot declare or pay dividends on its capital stock. In addition, we anticipate that our exit financing will include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect.

The preferred stock to be issued to the Investors and GM on the effective date of the Plan will rank senior to the common stock with respect to the payment of dividends and with respect to distributions upon our liquidation, dissolution or winding up.

On the effective date of the Plan, following the funding of the Investors’ equity commitments, reorganized Delphi will issue to the Investors and GM a total of up to 35,381,155 shares of Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM). This Convertible Preferred Stock will rank senior to the common stock of reorganized Delphi with respect to the payment of dividends and with respect to distributions if we liquidate, dissolve or wind up. As a result, reorganized Delphi may not pay dividends on shares of its common stock, or make any distributions with respect to its shares of common stock in the event of a liquidation, dissolution or winding up of reorganized Delphi, unless all accrued and unpaid dividends on shares of its preferred stock have been paid in full and holders of preferred stock have been paid in full the liquidation preference of their shares of preferred stock.

GM is our largest customer and as such we are particularly sensitive to changes in their production volumes. In addition, our Plan requires that GM make certain payments in support of our overall reorganization plan.

GM is our largest customer and accounted for 37% of our total net sales from continuing operations in 2007, and a portion of our non-GM sales are to Tier 1 suppliers who ultimately sell our products to GM. In addition, GM accounts for an even greater percentage of our net sales in North America where we have limited ability to adjust our cost structure to changing economic and industry conditions and where we are faced with high wage and benefit costs. Additionally, our revenues may be affected by decreases in GM’s business or market share.

Delphi and GM have entered into comprehensive settlement agreements which were approved by the Bankruptcy Court on January 25, 2008. These settlement agreements are not effective until and unless Delphi emerges from chapter 11. These settlement agreements, among other things, provide that GM will assume approximately $7.3 billion of certain post-retirement benefits for certain of our active and retired hourly employees, including health care and life insurance, and will make significant contributions to Delphi to fund various special attrition programs, consistent with the provisions of the U.S. labor agreements, and significant, ongoing contributions to Delphi and reorganized Delphi to reimburse Delphi for labor costs in excess of $26 per hour, excluding certain costs, including hourly pension and other postretirement benefit contributions.

GM has reported a variety of challenges it is facing, including with respect to its debt ratings, its relationships with its unions and large shareholders and its cost and pricing structures. If GM is unable or unwilling to engage in a business relationship with us on a basis that involves improved terms for Delphi, as set forth in the comprehensive settlement agreements that have been agreed to as part of our Plan (as compared to those currently in place), we believe that our sales, cost structure and profitability will be adversely affected.

For further information, see the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2007, including under “Business — Arrangements Between Delphi and GM,” “Risk Factors — Business

Environment and Economic Conditions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by reference in this prospectus.

The price of our common stock currently is below, and the price of the common stock of reorganized Delphi may be below, the exercise prices of the rights. Our stock price historically has been, and the stock price of shares of reorganized Delphi is likely to continue to be, volatile, and you may lose all or part of your investment in reorganized Delphi.

On March 7, 2008, the closing price of our common stock on the Pink Sheets was $0.16 per share, and, as of the record date, there were 563,477,461 shares of our common stock outstanding. Giving effect to the cancellation of all of our existing shares of common stock on the effective date of the Plan, assuming that the total market value of our common stock remains unchanged, and assuming there are 160,124,155 shares of common stock of reorganized Delphi that will be outstanding on, or as soon as practicable after, the effective date of the Plan (assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and exercise in full of the Warrants at the initial exercise price), the adjusted closing price of our common stock on March 7, 2008 would have been $0.56 per share. This adjusted closing price was determined based on a purely mathematical calculation by dividing total market value by the 160,124,155 shares of common stock of reorganized Delphi and should not be deemed to be indicative of comparative share values.

The exercise price of the discount rights is $38.39 in cash per full share of common stock of reorganized Delphi pursuant to the basic subscription privilege (and $38.64 in cash per full share of common stock of reorganized Delphi pursuant to the oversubscription privilege), and the exercise price of the par rights is $59.61 in cash per full share of common stock of organized Delphi. We cannot assure you that the market price of the common stock of reorganized Delphi will not be below the exercise prices of the rights, or decline further below the exercise prices, after the applicable withdrawal deadline for the rights offerings. After the applicable withdrawal deadline for the rights offerings, you will have no withdrawal rights and no right to receive your shares of common stock of reorganized Delphi until the Plan becomes effective. If that occurs, you will suffer an immediate unrealized loss on those shares as a result. The exercise prices of the rights should not be considered an indication of the future trading price of the common stock of reorganized Delphi. The market price of our common stock has been, and the market price of the common stock of reorganized Delphi is likely to continue to be, volatile, experiencing wide fluctuations in response to numerous factors, many of which are beyond our control. Such factors include:

•	our obligations that remain after our emergence from our reorganization cases;

•	our operating performance and the performance of our competitors and other similar companies;

•	the performance of our customers and their demand for our products;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who track the common stock of reorganized Delphi or the stocks of other companies in our industry;

•	changes in general economic conditions;

•	the number of shares outstanding;

•	actions of our current and future stockholders;

•	our involvement in legal proceedings;

•	the arrival or departure of key personnel;

•	the extent to which, if at all, broker-dealers choose to make a market in the common stock of reorganized Delphi;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors; and

•	other developments affecting us, our industry or our competitors.

In addition to being dependent upon the implementation of the Plan and the transactions contemplated thereby, our ability to continue on a going-concern basis is dependent upon, among other things, maintaining the support of key vendors and customers, and retaining key personnel, along with financial, business, and other factors, many of which are beyond our control. Even if the Plan becomes effective and we emerge from bankruptcy, the uncertainty regarding these factors following our emergence from bankruptcy and the effect of other unknown adverse factors, could threaten our existence as a going concern. Our independent registered public accounting firm has included a going-concern explanatory paragraph in its report on our consolidated financial statements.

Furthermore, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of the common stock of reorganized Delphi. The price of the common stock of reorganized Delphi could fluctuate based upon factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price.

As a result, you may not be able to resell your shares of the common stock of reorganized Delphi at or above the rights offering exercise prices, and you may lose all or part of your investment in the common stock of reorganized Delphi.

Holders of Series A-1 Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions.

On the effective date of the Plan, reorganized Delphi will issue a total of 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock to ADAH (total liquidation value of approximately $400 million). So long as any shares of Series A-1 Preferred Stock are outstanding, reorganized Delphi and its subsidiaries will be prohibited from taking specified actions if all of the holders of the Series A-1 Senior Convertible Preferred Stock object. These specified actions include, subject to limited exceptions:

•	any action to liquidate reorganized Delphi;

•	any amendment to the charter or bylaws of reorganized Delphi that adversely affects the Series A Senior Convertible Preferred Stock (any expansion of the Board of Directors would be deemed adverse); and

•	during the two years after the effective date of the Plan:

•	a sale, transfer or other disposition of all or substantially all of the assets of reorganized Delphi;

•	any merger or consolidation involving a change in control of reorganized Delphi; and

•	any acquisition of, or investment in, any other person or entity for an aggregate value, in each case, in excess of $250 million in any twelve-month period after the effective date of the Plan.

If any holder of the Series A-1 Senior Convertible Preferred Stock objects to any of the foregoing actions that we desire to take, it could have an adverse impact on the business and the market price of the common stock of reorganized Delphi.

Substantial future sales of shares of the common stock of reorganized Delphi in the public market could cause our stock price to fall.

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (2) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and (3) exercise in full of the Warrants at the initial exercise price. These newly issued shares will be freely tradable without restriction in the public market, except that any such shares held by our “affiliates,” as the term is defined in Rule 144 under the Securities Act, and any shares of Senior Convertible Preferred Stock issued to the Investors pursuant to the Plan (and any shares of common stock underlying such Senior Convertible Preferred Stock), which shares will constitute “restricted securities,” may generally only be sold in compliance with the restrictions of Rule 144 under the Securities Act or pursuant to an effective registration statement, including registration statements filed pursuant to the registration rights agreement described below. See “Shares Eligible for Future Sale.”

In addition, we will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Any such issuance of shares to our employees will dilute your ownership interest in us.

Holders of Series A-1 Senior Convertible Preferred Stock can elect to convert such preferred stock to Series A-2 Senior Convertible Preferred Stock, whereby they would give up the voting rights described above and obtain the registration rights described below. We have agreed as part of the Plan to grant registration rights to (i) the Investors with respect to all of their shares of common stock of reorganized Delphi , whether acquired pursuant to the Plan or otherwise (which at the effective date of the Plan could be as many as 54,742,659 shares (giving effect to expected sales to additional investors) if each Investor purchases the full amount of its backstop commitment and exercises all of its par rights and discount rights), any shares of Series A-2 Senior Convertible Preferred Stock into which their 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock are converted, all of their 9,394,092 shares of Series B Senior Convertible Preferred Stock and all of the shares of common stock of reorganized Delphi underlying the Series A-2 Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock, (ii) GM with respect to all of the shares of common stock of reorganized Delphi underlying the Series C Convertible Preferred Stock and (iii) holders of general unsecured claims which received on the effective date of the Plan a distribution under the Plan of 10% or more of the common stock of reorganized Delphi issued pursuant to the Plan with respect to such shares of common stock of reorganized Delphi issued pursuant to the Plan.

As part of these registration rights, we have agreed, as soon as practicable, and in any event no later than seven days, after the effective date of the Plan, to prepare and file with the SEC a shelf registration statement registering resales of those shares by the Investors and GM, and, in addition, the Investors and GM will have certain rights, as described under “Certain Relationships and Related Transactions — Registration Rights Agreement” below, to require us to file registration statements covering the resale of those shares or to include them in registration statements that we may file for ourselves or other stockholders. In addition, under the Plan, holders of general unsecured claims which received a distribution under the Plan of 10% or more of the common stock of reorganized Delphi will be granted, in the aggregate, one demand right to require us to file a registration statement covering the resale of their shares of common stock issued pursuant to the Plan. Following their registration and resale under the applicable registration statement, those shares of our capital stock would be freely tradable unless acquired by an affiliate of ours. By exercising their registration rights and selling a large number of shares, the Investors, GM and such 10% holders could cause the price of the common stock of reorganized Delphi to decline.

In general, under Rule 144 under the Securities Act, a person, or persons whose shares are aggregated, who is not (and has not been for at least three months prior to the date of sale) our affiliate and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to resell their restricted shares without limitation, subject to the availability of current public information about us if such shares have been held for longer than six months and less than one year. Under Rule 144, a person that is our affiliate, and has held its restricted shares for at least six months, is entitled to resell, within any three-month period, a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock or the average weekly trading volume of our common stock calculated in accordance with Rule 144, subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 under the Securities Act since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

The number of outstanding shares of reorganized Delphi common stock set forth above assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total approximately $1.31 billion and are satisfied with 17,237,418 shares of common stock of reorganized Delphi, and are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest.

Our ability to utilize our net operating loss carryovers and other tax attributes may be limited.

We have significant net operating loss carryovers (“NOLs”) and other United States federal income tax attributes. Section 382 of the Internal Revenue Code of 1986, as amended, limits a corporation’s ability to utilize NOLs and other tax attributes following a Section 382 ownership change. We expect that we will undergo a Section 382 ownership change upon the implementation of the Plan and, consequently, our ability to utilize our NOLs and other tax attributes may be limited. However, certain special rules applicable to ownership changes that occur in bankruptcy may be available to limit the consequences of such an ownership change. If we were to undergo a Section 382 ownership change prior to or after implementation of the Plan, our NOLs and other tax attributes may be limited to a greater extent or in some cases eliminated. While we believe that we have not undergone any Section 382 ownership change to date, we cannot give you any assurance that we will not undergo a Section 382 ownership change prior to or after implementation of the Plan.

The issuance of additional preferred stock or additional common stock may adversely affect holders of common stock of reorganized Delphi.

The Board of Directors of reorganized Delphi will have the authority, without any further vote or action by our common stockholders, to issue up to 75 million shares of preferred stock of reorganized Delphi and to determine the terms, including voting and conversion rights, of those shares and to issue up to 250 million shares of common stock of reorganized Delphi (including the shares issuable upon conversion of the Senior Convertible Preferred Stock and the shares issuable upon exercise of the Warrants). The voting and other rights of the holders of the common stock of reorganized Delphi will be subject to, and may be adversely affected by, the rights of the holders of Series A-1 Senior Convertible Preferred Stock and any other preferred stock that may be issued in the future. Similarly, subject to the limitations imposed by the rules of any stock exchange or quotation system on which our common stock may be listed or quoted, the Board of Directors of reorganized Delphi may issue additional shares of common stock without any further vote or action by our common stockholders, which would have the effect of diluting common stockholders. An issuance could occur in the context of another public or private offering of shares of common stock or preferred stock or in a situation in which the common stock or preferred stock is used to acquire the assets or stock of another company. The issuance of common stock or preferred stock, while providing desirable flexibility in connection with possible acquisitions, investments and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control.

Certain of the Investors will beneficially own a large percentage of our voting stock and could be able to significantly influence our business and affairs.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Effects of the Rights Offering on the Investors’ and GM’s Ownership.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.” There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

In addition, holders of Series A-1 Senior Convertible Preferred Stock will have board representation rights and veto rights over some corporate actions that we may desire to take. See “— Holders of our Series A-1 Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions,” “— The new directors of reorganized Delphi after the effective date of the Plan may change our current long-range plan,” “Board of Directors” and “Description of Capital Stock — Preferred Stock.”

Because of the foregoing, certain of the Investors could have significant influence over our management and policies, including the composition of the Board of Directors of reorganized Delphi, any amendments to our amended and restated certificate of incorporation and mergers or sales of all or substantially all of our assets, and any other matters requiring a stockholder vote.

The new directors of reorganized Delphi after the effective date of the Plan may change our current long-range plan.

After the effective date of the Plan, reorganized Delphi will have a new Board of Directors. The initial Board of Directors of reorganized Delphi will consist of nine directors to be selected as follows:

•	three directors (who will be Class III directors) initially will be nominated by Appaloosa and elected at the effective date of the Plan by the holders of Series A Senior Convertible Preferred Stock, and thereafter will be elected directly by the holders of Series A Senior Convertible Stock, subject to some limitations (see “Board of Directors”);

•	three directors (one of whom will be a Class I director and two of whom will be Class II directors) initially will be selected by the unsecured creditors’ committee, and thereafter by the nominating committee of our

Board of Directors and will be elected by the holders of the common stock, the Series B Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock;

•	one director (who will be a Class II Director) initially will be selected by the representative of one of the co-lead investors other than UBS, Goldman and Merrill, which co-lead investor will be chosen by Appaloosa, on the search committee, with the approval of either Delphi or the unsecured creditors’ committee, and thereafter by the nominating committee of our Board of Directors and elected by the holders of the common stock, the Series B Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock;

•	one director (who will be a Class I director) will be the Executive Chairman, initially selected by a majority vote of the search committee which must include the approval of representatives of Appaloosa and the unsecured creditors’ committee, and thereafter nominated for election by the nominating committee, subject (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) to the approval of the holders of the Series A-1 Senior Convertible Preferred Stock, and elected to our Board of Directors by the holders of the common stock and the Senior Convertible Preferred Stock, on an as-converted basis; and

•	the ninth director (who will be a Class I director) will be our Chief Executive Officer. Rodney O’Neal, our current Chief Executive Officer, will continue as the initial Chief Executive Officer of reorganized Delphi as of the effective date of the Plan.

All such appointments will be made no later than the effective date of the Plan. After the effective date of the Plan, the new Board of Directors of reorganized Delphi may make changes, which could be material, to our business, operations and current long-range plan described in this prospectus. It is impossible to predict what these changes will be and the impact they will have on our future results of operations and market price of the common stock of reorganized Delphi. See “Board of Directors.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, as well as other statements made by us may contain forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to our operations and business environment which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.

In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors, including the risks discussed under the “Risk Factors” sections beginning on page 35 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, which has been incorporated by reference into this prospectus, that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	our ability to obtain sufficient exit financing and the terms of such financing;

•	the cyclical nature of automotive sales and products;

•	our ability to obtain and maintain normal terms with vendors and service providers;

•	our ability to maintain contracts that are critical to our operations;

•	our ability to operate pursuant to the terms of our debtor-in-possession financing facility and, if necessary, to obtain an extension of term beyond June 30, 2008 or other amendments as necessary to maintain access to such facility should we not emerge prior to June 30, 2008 and/or not be able to obtain sufficient exit financing;

•	our ability to consummate the transactions contemplated by and comply with the terms of the Plan and the EPCA;

•	our ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases prosecuted by us from time to time;

•	our ability to satisfy the terms and conditions of the EPCA;

•	the potential adverse impact of the chapter 11 cases on our liquidity or results of operations;

•	our ability to fund and execute our business plan and to do so in a timely manner;

•	dependence on GM as a customer;

•	our ability to attract and retain customers, as well as changes in market share and product mix offered by, and cost cutting initiatives adopted by, our customers;

•	competition, including asset impairments and restructuring charges as a result of changes in the competitive environment;

•	disruptions in supply of, and changes to the competitive environment for, raw materials;

•	changes in technology and technological risks and our response thereto, including development of our intellectual property into commercial viable products and losses and costs as a result of product liability and warranty claims and intellectual property infringement actions;

•	foreign currency risk and other risks associated with doing business in non-U.S. jurisdictions;

•	incurrence of significant legal costs in connection with our securities litigation;

•	environmental factors relating to transformation activities;

•	failure to achieve and maintain effective internal controls;

•	our ability to attract, motivate and/or retain key executives and associates; and

•	our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of our unionized employees or those of our principal customers and our ability to attract and retain customers.

Although we believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

In connection with the Plan, we were required to submit projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon emergence from bankruptcy. The projections are not part of this prospectus and should not be relied on in connection with the exercise of rights in the rights offerings. The projections were not prepared for the purpose of the rights offerings or any offering of the common stock of reorganized Delphi and may not be updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks, including those risks discussed in the “Risk Factors” section beginning on page 35 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections in deciding whether to invest in the common stock of reorganized Delphi.

USE OF PROCEEDS

Our total gross proceeds from the rights offerings (assuming that all par rights are exercised) will be up to approximately $2.9 billion before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the rights offerings. We intend to use the net proceeds from the rights offerings and the $975 million from the additional equity investments in reorganized Delphi by the Investors, together with borrowings under our currently anticipated $6.1 billion of exit financing (see “Description of Proposed Exit Financing” for a description of the exit financing we are currently seeking), excluding issuance costs, original issuance discount (“OID”) and fair value adjustments, to make payments and distributions contemplated by the Plan and for general corporate purposes. There can be no assurances that such exit financing will be obtained or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus, or at all.

We will receive gross proceeds of up to approximately $1.6 billion from the sale of shares of common stock of reorganized Delphi in connection with the discount rights offering before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the discount rights offering, regardless of the number of discount rights exercised, as a result of the backstop commitment of the Investors. The proceeds from the discount rights offering will be used to make payments and distributions contemplated by the Plan for general corporate purposes. If any shares of common stock of reorganized Delphi are purchased pursuant to the exercise of the oversubscription privilege in the discount rights offering, we will receive additional gross proceeds of $0.25 per share of common stock purchased pursuant to the oversubscription privilege, which additional proceeds will be distributed pro rata to Eligible Holders that did not exercise or transfer any of their discount rights in the discount rights offering based on the ultimate allowed amount of each such holder’s Eligible Claim.

We will receive gross proceeds of up to approximately $1.3 billion from the sale of shares of common stock of reorganized Delphi in connection with the par rights offering (assuming that all par rights are exercised) before deducting fees and expenses related to the par rights offering. The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan). The net proceeds from the par rights offering will be used to satisfy certain liquidity requirements, to satisfy certain claims of our unions, to reduce the amount of preferred stock distributed to GM and to partially satisfy certain claims of certain unsecured creditors as described below.

Of the shares of common stock being offered in the par rights offering, 7,421,644 shares consist of shares otherwise distributable to the following groups of holders of Eligible Claims in the following amounts (in each case at $59.61 per full share): (i) 648,745 shares otherwise distributable to Appaloosa, (ii) all of the shares otherwise distributable to certain of our unions (the “contributing unions”) based on such unions’ allowed claims, and (iii) the balance being an amount of shares otherwise distributable to certain of our unsecured creditors (the “contributing creditors”).

Proceeds, if any, generated by the par rights offering will be allocated in the following order:

•	first, up to $850 million to the extent necessary to satisfy certain liquidity requirements under the GM Settlement and the EPCA;

•	second, to satisfy the allowed claims of the contributing unions, on a pro rata basis, based upon the number of shares of common stock of reorganized Delphi offered in the par rights offering but that were otherwise distributable to each contributing union, which distribution of proceeds will decrease the number of shares of common stock of reorganized Delphi otherwise distributable to the contributing unions pursuant to the Plan;

•	third, up to $850 million, less the amounts, if any, allocated to satisfy certain liquidity requirements, to GM as a cash distribution, so as to reduce the number of shares of Series C Convertible Preferred Stock, at the price of $59.61 per full share, that would be distributed to GM pursuant to the Plan; and

•	fourth, to Appaloosa and the contributing creditors, on a pro rata basis, based upon the number of shares of common stock offered in the par rights offering but that were otherwise distributable to Appaloosa and the contributing creditors as described in the preceding paragraph, which distribution of proceeds will decrease the number of shares of common stock of reorganized Delphi otherwise distributable to Appaloosa and the contributing creditors pursuant to the Plan.

If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan).

We will receive total gross proceeds of up to approximately $1.0 billion from the exercise of the six-month warrants (assuming that all six-month warrants are exercised), before deducting fees and expenses related to the issuance of the warrants and the warrant shares. The net proceeds from the exercise of warrants will be allocated in the following order: (i) first, to redeem any of the 16,508,176 shares of Series C Convertible Preferred Stock issued to GM pursuant to the Plan, at a redemption price of $65.00 per share, (ii) second, to the extent any net proceeds remain, to redeem any of the up to $825 million of second-lien notes issued to GM pursuant to the Plan, at a redemption price of par plus accrued and unpaid interest, and (iii) third, to the extent any net proceeds remain, by reorganized Delphi for general corporate purposes.

The following table sets forth the estimated sources and uses of funds in connection with the rights offerings and the Plan, as if the effective date of the Plan was December 31, 2007 and assumes we raise exit financing on the terms set forth in “Description of Proposed Exit Financing” (dollars in millions):

Sources of Funds

First-lien exit financing	$1,700
Discount rights offering(1)	1,575
Par rights offering gross proceeds(2)	—
Warrant offering gross proceeds(3)	—
Sale of Senior Convertible Preferred Stock and Common Stock under EPCA(4):
Series A Senior Convertible Preferred Stock	400
Series B Senior Convertible Preferred Stock	400
Common Stock	175
Net cash received from GM(5)	606

Total sources	$4,856

Uses of Funds

Repayment of DIP First Priority Term Loan	$250
Repayment of DIP Second Priority Term Loan	2,496
Payment to settle pre-petition claims to GM	175
Fund pre-petition pension obligation	1,252
Payment of administrative bankruptcy claims and other costs	308
Payment of exit financing issuance costs and OID	231
Payment of bankruptcy-related professional fees	60
Working capital	75
Pay accrued interest on DIP financing	9

Total uses	$4,856

(1)	Includes proceeds from the Investors’ backstop commitment, to the extent any discount rights are not exercised in the discount rights offering.

(2)	Assumes that no par rights are exercised in the par rights offering (if all par rights were exercised, we would receive $1.3 billion, before deducting fees and expenses of the offering). The backstop commitment of the Investors does not apply to the par rights offering.

(3)	Assumes that no warrants are exercised (if all warrants were exercised, we would receive total gross proceeds of approximately $1.0 billion, before deducting fees and expenses related to the issuance of the warrants and the warrant shares).

(4)	Consists of the sale of 4,558,479 shares of common stock at a price of $38.39 in cash per share, 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock at a price of $42.20 in cash per share and 9,394,092 shares of Series B Senior Convertible Preferred Stock at a price of $42.58 in cash per share.

(5)	The net cash received from GM represents the estimated settlement of certain post-petition payments as contemplated under the GM Settlement.

DIVIDEND POLICY

On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock.

We anticipate that our exit financing will include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect. See “Description of Proposed Exit Financing.” In addition, the Senior Convertible Preferred Stock will rank senior to the common stock with respect to the payment of dividends. As a result, reorganized Delphi may not pay dividends on shares of its common stock unless all accrued and unpaid dividends on shares of the Senior Convertible Preferred Stock have been paid in full.

PRICE RANGE OF COMMON STOCK

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until such stock was delisted by New York Stock Exchange effective October 11, 2005. This action followed the announcement by the New York Stock Exchange on October 10, 2005, that it was reviewing our continued listing status in light of our announcements involving the filing of voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code. The New York Stock Exchange subsequently determined to suspend trading based on the trading price for our common stock, which closed at $0.33 on October 10, 2005, and completed delisting procedures effective October 11, 2005.

Our common stock is quoted on the Pink Sheets, a quotation service for OTC securities, under the symbol “DPHIQ.” Pink Sheets is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real-time. Our listing status on the Pink Sheets is dependent on market makers’ willingness to provide the service of accepting trades to buyers and sellers of the stock. Quotes for OTC securities reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Unlike securities traded on a stock exchange, such as the New York Stock Exchange, issuers of securities traded on the Pink Sheets do not have to meet any specific quantitative and qualitative listing and maintenance standards.

The following table sets forth the high and low sales price per share of our common stock, as reported by the New York Stock Exchange, for the periods through October 10, 2005, and thereafter the high and low OTC bid information:

	High	Low

2006
First Quarter	$1.02	$0.03
Second Quarter	$1.99	$0.60
Third Quarter	$1.88	$1.07
Fourth Quarter	$3.92	$1.35
2007
First Quarter	$3.86	$2.25
Second Quarter	$3.12	$1.46
Third Quarter	$2.59	$0.44
Fourth Quarter	$0.49	$0.10
2008
First Quarter (through March 7, 2008)	$0.22	$0.13

(1)	Effective October 11, 2005, our common stock was delisted by the New York Stock Exchange and began trading OTC.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. On January 17, 2008, the record date for the rights offering, there were 277,605 holders of record of our common stock, and

563,477,461 shares of our common stock outstanding. On March 7, 2008, the closing price of our common stock on the Pink Sheets was $0.16 per share.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system.

If we are not able to list or have quoted the common stock of reorganized Delphi on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade.

The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the discount rights, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We can give no assurance that a market for the discount rights will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the discount rights will trade. Because the par rights are not transferable, there will be no trading market for the par rights.

CAPITALIZATION

The table on the following page sets forth our cash and cash equivalents, long-term debt and capitalization as of December 31, 2007. Our capitalization is presented on a historical basis and on an as adjusted basis to reflect the rights offerings and other transactions contemplated by the Plan, as if they occurred on December 31, 2007, including:

•	the cancellation on the effective date of the Plan of any shares of our common stock and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan;

•	the issuance of 461,552 shares of common stock of reorganized Delphi to the holders of our common stock as of the record date;

•	the issuance of Warrants exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	the issuance of 41,026,309 shares of common stock of reorganized Delphi pursuant to either the discount rights offering or the backstop commitment of the Investors;

•	the issuance of none of the shares of common stock of reorganized Delphi available in the par rights offering (assuming that all par rights are exercised, we would receive up to $1.3 billion in proceeds before deducting fees and expenses; however, as there is no backstop commitment for the par rights offering, this table assumes no par rights have been exercised; if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors, as set forth in the seventh bullet point of this section, in partial satisfaction of their claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM, as set forth in the fourth to last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described under “Use of Proceeds”);

•	the issuance of 4,558,479 shares of common stock of reorganized Delphi to the Investors pursuant to the EPCA (without giving effect to any shares purchased pursuant to their backstop commitment or pursuant to their exercise of rights in the rights offerings);

•	the issuance of up to 17,237,418 shares of common stock of reorganized Delphi to the holders of Trade and Other Unsecured Claims (this figure assumes that Trade and Other Unsecured Claims total approximately $1.31 billion and that certain cure amounts will be paid in cash; in addition, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of those claims or, in the case of GM, as shares of Series C Convertible Preferred Stock to be issued to GM, as set forth in the fourth to last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described under “Use of Proceeds”);

•	31,349,736 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s senior notes;

•	4,996,231 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s subordinated notes;

•	the issuance of 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to ADAH;

•	the issuance of 9,394,092 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to the Investors other than ADAH;

•	the issuance of up to 16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi to GM (assuming that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution);

•	the cancellation of all of our funded unsecured debt obligations outstanding as of the effective date of the Plan;

•	the replacement on the effective date of the Plan of our debtor-in-possession financing with approximately $6.1 billion of new exit financing, excluding offering expenses, OID and fair value adjustments (see “Description of Proposed Exit Financing” for a description of the exit financing we are currently seeking); and

•	the net source of $75 million in cash for transactions contemplated by the Plan (see “Unaudited Pro Forma Condensed Consolidated Financial Information” included elsewhere in this prospectus for further discussion of net cash uses).

References to the number of shares are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and allowed accrued post-petition interest.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Notes thereto from our Annual Report on Form 10-K for the year ended December 31, 2007 incorporated by reference in this prospectus, and the pro forma financial information set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information” included elsewhere in this prospectus.

	Historical	As Adjusted
	(Dollars in millions)

Cash and Cash Equivalents	$1,036	$1,111
Restricted Cash	173	173
Debt:
6.55% unsecured notes, due 2006 (subject to compromise)	$500	$—
6.50% unsecured notes, due 2009 (subject to compromise)	498	—
6.50% unsecured notes, due 2013 (subject to compromise)	493	—
7.125% debentures, due 2029 (subject to compromise)	493	—
European securitization program	205	205
Accounts receivable factoring	384	384
Capital leases and other debt(1)	219	219
Junior subordinated notes due 2033 (subject to compromise)	391	—
Refinanced DIP Credit Facility:
Debtor-in-Possession First Priority Term Loan	250	—
Debtor-in-Possession Second Priority Term Loan	2,496	—
Exit Financing:
First-lien (A) term loan	—	1,700
First-lien (B) term loan	—	2,000
Second-lien term loan	—	825
OID and fair value adjustments(2)	—	(362)

Total Debt	$5,929	$4,971

	Historical	As Adjusted
	(Dollars in millions)

Stockholders’ Equity (Deficit)
Series A-1 Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, historical; 9,478,887 shares authorized, as adjusted; no shares issued and outstanding, historical; 9,478,887 shares issued and outstanding, as adjusted	$—	$400
Series A-2 Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, historical; 9,478,887 shares authorized, as adjusted; no shares issued and outstanding, historical; no shares issued and outstanding, as adjusted	—	—
Series B Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, historical; 9,394,092 shares authorized, as adjusted; no shares issued and outstanding, historical; 9,394,092 shares issued and outstanding, as adjusted	—	400
Series C Convertible Preferred Stock, $0.01 par value, no shares authorized, historical; 16,508,176 shares authorized, as adjusted; no shares issued and outstanding, historical; 16,508,176 shares issued and outstanding, as adjusted	—	1,073
Common Stock, $0.01 par value, 1,350,000,000 shares authorized, historical; 250,000,000 shares authorized, as adjusted; 565,000,000 shares issued and outstanding, historical; 99,629,725 shares issued and outstanding, as adjusted	6	1
Additional paid-in capital(3)	2,756	6,351
Accumulated deficit	(14,976)	—
Accumulated other comprehensive income (loss):
Employee benefit plans	(1,679)	—
Other	446	—

Total accumulated other comprehensive loss	(1,233)	—
Treasury Stock, at cost (3,200,000 shares historical)	(25)	—

Total Stockholders’ Equity (Deficit)	$(13,472)	$8,225

(1)	Capital leases and other debt is comprised of $160 million of short-term debt and $59 million of long-term debt.

(2)	Represents original issuance discount on first-lien (A) term loan and fair value adjustments on first-lien (B) and second-lien term loans. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for further information.

(3)	The additional paid-in capital balance includes the currently estimated fair value of the Warrants of $321 million based on the Black-Scholes valuation model. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for further information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) sets forth selected historical consolidated financial information for Delphi and its consolidated subsidiaries. The historical data provided as of and for the year ended December 31, 2007 are derived from Delphi’s audited consolidated financial statements which have been incorporated by reference into this prospectus.

The Pro Forma Financial Information is provided for informational and illustrative purposes only. These tables should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes in the annual report on Form 10-K for the year ended December 31, 2007 which have been incorporated by reference into this prospectus. In addition, the historical financial statements of Delphi will not be comparable to the financial statements of reorganized Delphi following emergence from bankruptcy due to the effects of the consummation of the Plan as well as adjustments for fresh-start accounting.

The Pro Forma Financial Information gives effect to the following categories of adjustments as if such transactions had occurred on January 1, 2007 for the unaudited pro forma condensed consolidated statement of operations, and on December 31, 2007 for the unaudited pro forma condensed consolidated balance sheet. Each of these adjustments is described more fully below and within the notes of the Pro Forma Financial Information:

•	the effectiveness of the Plan and the implementation of the transactions contemplated by the Plan; and

•	the adoption of “fresh-start” accounting, in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”).

The Pro Forma Financial Information does not purport to represent what reorganized Delphi’s actual results of operations or financial position would have been had the Plan become effective or had the other transactions described above occurred on January 1, 2007 or December 31, 2007, as the case may be. In addition, the dollar amount of new equity and stockholders’ equity on the unaudited pro forma condensed consolidated balance sheet is not an estimate of the market value of the common stock of reorganized Delphi or any other shares of capital stock of reorganized Delphi as of the effective date of the Plan or at any other time. We make no representations as to the market value, if any, of the common stock of reorganized Delphi or of any other shares of capital stock of reorganized Delphi.

Reorganization Adjustments

The “Reorganization Adjustments” column in the Pro Forma Financial Information gives effect to the effectiveness of the Plan and the implementation of the transactions contemplated by the Plan, including the discharge of administrative claims and of estimated claims allowed by the Bankruptcy Court upon confirmation, our recapitalization upon emergence from reorganization under chapter 11 of the Bankruptcy Code, and the funding of certain pension liabilities. Estimates of claims for purposes of the Pro Forma Financial Information differ from the estimation of Eligible Claims for purposes of the discount rights offering. These adjustments include:

•	the cancellation on the effective date of the Plan of any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of the common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan;

•	the replacement on the effective date of the Plan of our debtor-in-possession (“DIP”) financing with approximately $6.1 billion face value of new exit financing, which we anticipate will consist of first-lien financing of $3.7 billion (comprised of $1.7 billion to be provided by a syndicate of lenders, and $2.0 billion to be provided by an affiliate of GM), second-lien financing of $825 million (a portion of which may be provided by an affiliate of GM) and an asset based revolving credit facility of $1.6 billion, substantially all of which is expected to be undrawn at emergence (see “Description of Proposed Exit Financing” for a description of the exit financing we are seeking), however there can be no assurances that we will obtain exit financing in the amounts or on the terms set forth in the Pro Forma Financial Information, or at all;

•	the issuance of various classes of equity, as described above under “Capitalization” (before considering fees to and expenses of the Investors that we are required to pay pursuant to the EPCA), consisting of $400 million of Series A Senior Convertible Preferred Stock, $400 million of Series B Senior Convertible Preferred Stock and up to $1.1 billion of Series C Convertible Preferred Stock issuable to GM, in each case based on stated value per share, and $6.4 billion of common stock and Warrants of reorganized Delphi; and

•	the application of the proceeds from such borrowings and equity issuances to make the distributions under the Plan, repay existing DIP financing, fund certain pension liabilities and for ongoing business purposes, as reflected in the “Reorganization Adjustments” column in the Pro Forma Financial Information.

The Pro Forma Financial Information does not give effect to the exercise of the par rights or the Warrants as their exercise is not deemed probable because their value and ultimate exercise is dependent on future market performance which cannot be estimated. The Pro Forma Financial Information does give effect to the exercise of the discount rights because the Investors have agreed to backstop the discount rights offering by purchasing any shares offered pursuant to the discount rights offering but for which rights are not exercised. In addition, the estimated gain of $4.4 billion resulting from the settlement of liabilities, primarily postretirement obligations other than pensions, pursuant to the Plan has not been reflected in our “Reorganization Adjustments” for the unaudited pro forma condensed consolidated statement of operations as this gain is non-recurring.

For additional information regarding the “Reorganization Adjustments,” see the notes to the Pro Forma Financial Information.

Fresh-Start Adjustments

The “Fresh-Start Adjustments” column of the Pro Forma Financial Information gives effect to fresh-start accounting adjustments, in accordance with SOP 90-7. Our reorganization value, which represents our best estimate of fair value and approximates the amount a willing buyer would pay for our company immediately after the reorganization, will be allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). The Fresh-Start Adjustments are based on management’s current best estimate of the equity value of reorganized Delphi of $8.3 billion (including the current fair value of the Warrants based on the Black-Scholes valuation model) before adjusting for fees to and expenses of the Investors that we are required to pay pursuant to the EPCA of approximately $78 million. Under SOP 90-7, reorganization value is generally allocated first to tangible assets and identifiable intangible assets, and lastly to excess reorganization value (i.e., goodwill).

The asset valuations used in this prospectus represent current estimates based on data available as of December 31, 2007 and are made assuming an anticipated effective date of the Plan of March 31, 2008. However, there can be no assurance that the effective date of the Plan will be March 31, 2008, and updates to these valuations will be completed as of the actual effective date of the Plan based on the results of asset and liability valuations, as well as the related calculation of deferred taxes. The differences between the actual valuations and the current estimated valuations used in preparing the Pro Forma Financial Information will be reflected in our future balance sheets and may affect amounts, including depreciation and amortization expense, which we recognize in our statement of operations post-emergence. As such, the Pro Forma Financial Information may not accurately represent our post-emergence financial condition or results from operations, and any differences may be material.

We will realize certain non-recurring expenses following the effective date of the Plan related to certain asset fair value adjustments under fresh-start accounting that have been excluded from the Fresh-Start Adjustments to the unaudited pro forma condensed consolidated statement of operations. In particular, such expenses include increases to operating expenses for the estimated inventory fair value step-up adjustment of $84 million that will be expensed when the related inventory is subsequently sold and an estimated increase of $279 million that will be recognized immediately upon our emergence from bankruptcy related to acquired in-process research and development (“IPR&D”). These adjustments are reflected in the unaudited pro forma condensed consolidated balance sheet.

For additional information regarding the “Fresh-Start Adjustments,” see the notes to the Pro Forma Financial Information.

Historical Results

Our historical statement of operations for the year ended December 31, 2007 includes items for special termination benefits, restructurings, impairment charges, legal settlements and tax benefits as described below:

•	$212 million related to the U.S. employee workforce transition programs.

•	$540 million related to employee termination benefits and other exit costs.

•	$343 million related to the settlement of several class-action lawsuits in which Delphi, along with certain of its subsidiaries, certain of our current and former directors, officers and employees of Delphi or its subsidiaries, and others are named as defendants. These lawsuits were filed beginning in March 2005 following our announced intention to restate certain of our financial statements.

•	$98 million of long-lived asset impairment charges.

•	$703 million of tax benefit on U.S. pre-tax other comprehensive income related to employee benefits.

Master Restructuring Agreement and GM Settlement

The Pro Forma Financial Information also does not reflect any adjustments for the impact of the transactions contemplated by our Master Restructuring Agreement with GM or our Memoranda of Understanding with our various U.S. labor unions (to the extent the transactions contemplated by the Memoranda of Understanding were not realized in our historical results), which include headcount reductions, plant closures, wage and benefit reductions, subsidies and other support programs. These transactions are expected to significantly modify reorganized Delphi’s labor and cost structure and provide future operating benefits. These transactions are not included in the Pro Forma Financial Information as the benefits to be realized are based on future workforce composition and operating results, and any adjustments to our historical results utilizing these benefits would not be factually supportable. The benefits resulting from the 2006 and 2007 U.S. workforce transition programs, mainly due to reductions in headcount and changes in workforce composition, are reflected in the Pro Forma Financial Information to the extent they were realized in our historical results.

The unaudited pro forma condensed consolidated balance sheet includes the estimated cash settlement of certain post-petition payments of $606 million contemplated under the GM Settlement. The unaudited pro forma condensed consolidated statement of operations does not reflect the transactions contemplated by the GM Settlement as they are non-recurring.

DELPHI CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

		Reorganization		Fresh-Start
	Historical	Adjustments		Adjustments		Pro Forma
	(In millions, except per share data)

Net sales:
General Motors and affiliates	$8,301	$—		$—		$8,301
Other customers	13,982	—		—		13,982

Total net sales	22,283	—		—		22,283

Operating expenses:
Cost of sales, excluding items listed below	21,066	11	(a)	(244	)(g)	20,833
U.S. employee workforce transition program charges	212	—		—		212
Depreciation and amortization	914	—		440	(h)	1,354
Long-lived asset impairment charges	98	—		—		98
Selling, general and administrative	1,595	14	(a)	(8	)(g)	1,601
Securities and ERISA litigation charge	343	—		—		343

Total operating expenses	24,228	25		188		24,441

Operating loss	(1,945)	(25)		(188)		(2,158)
Interest expense	(769)	189	(b)	—		(580)
Loss on extinguishment of debt	(27)	27	(c)	—		—
Reorganization items	(163)	163	(d)	—		—
Other income, net	74	—		—	(i)	74

Loss from continuing operations before income tax benefit	(2,830)	354		(188)		(2,664)
Income tax benefit	522	2	(e)	(56	)(j)	468

Loss from continuing operations	(2,308)	356		(244)		(2,196)
Dividends accrued on Series A and Series B Senior Convertible Preferred Stock	—	(43	)(f)	—		(43)

Loss from continuing operations available to common stockholders	$(2,308)	$313		$(244)		$(2,239)

Basic and diluted loss per share from continuing operations available to common stockholders:
Weighted average shares outstanding	562					100 (k)
Basic and diluted loss per share	$(4.11)					$(22.39)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Reorganization Adjustments

(a) We currently estimate stock compensation expense of $11 million and $14 million recorded in cost of sales and selling, general and administrative expenses (“SG&A”), respectively, related to restricted shares and options to be issued to management at emergence.

(b) The Plan contemplates substantial changes to our debt structure. The interest expense adjustments resulted in a net decrease of $189 million, and consists of the following (in millions):

Increased interest expense on exit financing	$158
Exit financing issuance cost, OID and fair value adjustment amortization	64
Elimination of interest expense on pre-petition claims	(411)

Total adjustment	$(189)

The estimated net increase in annual interest expense of $158 million reflects increased interest costs on expected post emergence indebtedness related to borrowings to implement our Plan. For a description of the exit financing we are seeking, see “Description of Proposed Exit Financing” in this prospectus. The estimated interest expense assumes no outstanding balance on the revolving line of credit. The exit financing is expected to bear interest at the London Interbank Borrowing Rate (“LIBOR”), with a floor of 3.25%, plus a margin, as summarized below (dollars in millions):

	Amount	Rate

First-lien (A) term loan	$1,700	LIBOR + 5.75%
First-lien (B) term loan	2,000	LIBOR + 6.20%
Second-lien term loan	825	LIBOR + 8.75%

As of March 7, 2008, LIBOR was approximately 3.0%, and accordingly we estimate that we will be required to use the LIBOR floor of 3.25%. We estimate our weighted average interest rate on our estimated exit financing post emergence to be approximately 10.2% (based on current LIBOR rates and excluding OID and fair value adjustment amortization) and our total outstanding indebtedness to be approximately $5.3 billion (face value, including foreign debt). A 1/8% increase or decrease in our expected weighted average interest rate, including from an increase in LIBOR (excluding the impact of the LIBOR floor), would increase or decrease interest expense on our exit financing by approximately $6 million annually. A condition under the EPCA is that pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 on our indebtedness will not exceed $585 million. However, there can be no assurances that we will obtain exit financing in the amounts or on the terms set forth above or under “Description of Proposed Exit Financing,” or at all.

In conjunction with our expected new borrowings, we currently estimate that we will incur approximately $457 million of debt issuance costs, OID and fair value adjustments on the exit financing. The debt issuance costs are classified as current or long-term assets, as appropriate. The OID and fair value adjustments associated with the exit financing are reflected as a reduction to the carrying value of the debt. The carrying value is accreted up to face value over the term of the debt. The table below details these amounts and the related annual amortization, which is recorded as interest expense (in millions):

	Total	Amortization	Annual
	Amounts	Period	Amortization

Debt issuance costs	$95	7 years	$14
Original issuance discount	136	7 years	19
Fair value adjustments	226	7-8 years	31

Total	$457		$64

The fair value adjustment arises from the first-lien (B) and second-lien term loans, which were issued at face value amounts in excess of the related fair value of the debt. The fair value adjustment reflects an 8% reduction from the face value on the first-lien (B) term loan and an 8% reduction from the face value on the second-lien term loan. A 1% increase or decrease in the fair value adjustment and OID would increase or decrease the fair value adjustment and OID by approximately $28 million and $17 million, respectively, and annual interest expense by approximately $4 million and $2 million, respectively.

Offsetting these increases is the elimination of $411 million of interest expense recognized in the year ended December 31, 2007 on pre-petition debt and allowed unsecured claims.

(c) Reflects the elimination of loss on extinguishment of DIP financing as a result of the entry into the Refinanced DIP Credit Facility and termination of the Amended DIP credit facility and the Pre-petition Facility in the first quarter of 2007, and of the third amendment to the Refinanced DIP Credit Facility in the fourth quarter of 2007.

(d) Reflects the elimination of our bankruptcy-related reorganization items.

(e) Income tax benefit related to the Reorganization Adjustments is $2 million, based on applying the statutory tax rates to the Reorganization Adjustments by jurisdiction. The effective income tax rate results from tax affecting the Reorganization Adjustments in jurisdictions without a full valuation allowance at the respective statutory tax rates. Effective income tax rates were not impacted by Reorganization Adjustments at locations with a full valuation allowance, including the U.S.

(f) The Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock issuable pursuant to the terms of the EPCA accrue dividends at 7.5% and 3.25% of the liquidation values, respectively. Therefore, for purposes of the Pro Forma Financial Information, these amounts are accrued as an increase in the net loss from continuing operations available to common stockholders. The Series C Convertible Preferred Stock issuable to GM does not accrue dividends. For a further discussion of the terms of the Convertible Preferred Stock, see “Description of Capital Stock” in this prospectus.

Fresh-Start Adjustments

(g) The decrease to post-retirement benefit and pension expense of approximately $252 million is related to the elimination of actuarial losses and the amortization of prior service costs associated with pensions and other post-retirement benefits recognized in the period (including the prior service cost component of curtailments). The adjustments of $244 million and $8 million decreased cost of sales and SG&A, respectively.

(h) The adjustment to depreciation and amortization expense of $440 million is comprised of the following (in millions):

Increased depreciation on property, plant and equipment	$118
Increased amortization on intangible assets	322

Total adjustment	$440

Property, plant and equipment are recorded at fair value. We currently estimate that property, plant and equipment will be increased by approximately $554 million. We currently estimate that post-emergence annual depreciation expense will increase by approximately $118 million.

Intangible assets are recorded at fair value. We currently estimate that intangible assets will be increased by approximately $3.7 billion. Included in the fair value of intangible assets is $279 million of estimated fair value assigned to IPR&D, which will be immediately expensed following emergence. This one-time expense has been excluded from the pro forma adjustments for the unaudited pro forma condensed consolidated statement of operations because this amount is non-recurring. The adjustment to intangible assets other than IPR&D will result in an increase in annual amortization expense of approximately $322 million.

Existing goodwill of $397 million is eliminated and excess reorganization value of approximately $4.9 billion is recorded for amounts in excess of reorganization value allocable to identifiable tangible and intangible assets. There is no impact to the unaudited pro forma condensed consolidated statement of operations for the increase in goodwill since goodwill is not amortized, but rather is subject to annual impairment testing.

(i) There is no net impact on other income, net as the decrease in equity income is offset by the increase in minority interest (in millions):

Decreased equity income	$(7)
Increased minority interest income	7

Total adjustment	$—

Investments in non-consolidated affiliates are recorded at fair value. We currently estimate that investments in non-consolidated affiliates will be increased by approximately $147 million. We currently estimate that the impact of the annual decrease to equity income from this adjustment will be approximately $7 million related to depreciation and amortization of identifiable assets of the non-consolidated affiliate investments.

Minority interest reflects the results of ongoing operations within Delphi’s consolidated investments not 100% owned by us. We currently estimate that as a result of the Fresh-Start Adjustments, the impact of the annual increase in income reflected in minority interest will be approximately $7 million related to amortization of intangible assets of the consolidated investments.

(j) Income tax expense related to the fresh start adjustments included in the unaudited pro forma condensed consolidated statement of operations is $56 million. The effective income tax rate results from tax affecting the Fresh-Start Adjustments in jurisdictions without a full valuation allowance at the respective statutory tax rates. The effective income tax rate was not impacted by Fresh-Start Adjustments at locations with a full valuation allowance, including the U.S., except for the impact on the intraperiod tax allocation related to changes to other comprehensive income.

(k) For purposes of our basic and diluted pro forma loss per share calculations, we have assumed the following shares of common stock of reorganized Delphi will be outstanding:

Common shares outstanding for basic and diluted per share calculations:
Direct shares issued to creditors and equity holders	54,044,937
Shares issued pursuant to the discount rights offering and the EPCA	45,584,788

Total common shares outstanding	99,629,725

We did not include any potentially issuable shares of common stock of reorganized Delphi, including shares issuable upon conversion of the Convertible Preferred Stock, upon exercise of the Warrants and upon exercise of stock options and restricted stock units, as they would have been anti-dilutive to the per share calculations.

DELPHI CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007

		Reorganization		Fresh-Start
	Historical	Adjustments		Adjustments		Pro Forma
		(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$1,036	$75	(a)	$—		$1,111
Restricted cash	173	—		—		173
Accounts receivable, net	3,894	—		—		3,894
Inventories, net	1,808	—		84	(i)	1,892
Other current assets	588	(101	)(b)	—		487
Assets held for sale	720	—		—		720

Total current assets	8,219	(26)		84		8,277
Long-term assets:
Property, net	3,863	—		554	(j)	4,417
Investments in affiliates	387	—		147	(k)	534
Goodwill	397	—		4,467	(l)	4,864
Other intangible assets, net	40	—		3,652	(m)	3,692
Other	761	(27	)(c)	—		734

Total long-term assets	5,448	(27)		8,820		14,241

Total assets	$13,667	$(53)		$8,904		$22,518

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Short-term debt	$3,495	$(2,746	)(d)	$—		$749
Accounts payable	2,904	—		—		2,904
Accrued liabilities	2,281	(480	)(e)	—		1,801
Liabilities held for sale	412	—		—		412

Total current liabilities	9,092	(3,226)		—		5,866
Long-Term liabilities:
Other long-term debt	59	4,163	(d)	—		4,222
Employee benefit plan obligations	443	1,993	(f)	—		2,436
Other	1,185	—		421	(n)	1,606

Total long-term liabilities	1,687	6,156		421		8,264

Liabilities subject to compromise	16,197	(16,197	)(g)	—		—

Total liabilities	26,976	(13,267)		421		14,130

Minority interest	163	—		—		163

New Equity	—	8,225	(h)	—		8,225
Stockholders’ deficit	(13,472)	4,989	(h)	8,483	(h)	—

Total liabilities and stockholders’ equity (deficit)	$13,667	$(53)		$8,904		$22,518

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Reorganization Adjustments

(a) Our cash and cash equivalents adjustment reflects a net increase of $75 million after implementing the Plan. The significant sources and uses of cash are expected to be as follows (in millions):

Sources(1):
First-lien exit financing	$1,700
Discount rights offering	1,575
Sale of Senior Convertible Preferred Stock and Common Stock under EPCA:
Series A Senior Convertible Preferred Stock	400
Series B Senior Convertible Preferred Stock	400
Common Stock	175
Net cash received from GM(2)	606

Total Sources	$4,856

Net cash sources	$75

Uses:
Repayment of DIP First Priority Term Loan	$250
Repayment of DIP Second Priority Term Loan	2,496
Payment to settle pre-petition claims to GM	175
Fund pre-petition pension obligation	1,252
Payment of administrative and priority bankruptcy claims and other costs	308
Payment of exit financing issuance costs and OID	231
Payment of bankruptcy-related professional fees	60
Pay accrued interest on DIP financing	9

Total Uses	$4,781

(1)	The cash received upon emergence excludes cash from any exercise of Warrants and cash from any exercise of par rights.

(2)	The net cash received from GM represents the estimated settlement of certain post-petition payments as contemplated under the GM Settlement.

(b) The other current assets adjustment of $101 million is comprised of prepaid fees paid to the Investors related to the discount rights offering and the EPCA of approximately $78 million that were reclassified as a reduction in equity, as well as a net decrease of $23 million related to debt issuance costs, comprised of $37 million of extinguished capitalized DIP financing issuance costs, partially offset by $14 million of capitalized exit financing issuance costs classified as current.

(c) The other long-term assets adjustment of $27 million is comprised of the non-cash settlement of a long term receivable from GM of $108 million as part of the GM Settlement related to benefits for employees that have transferred from GM to Delphi, partially offset by $81 million of capitalized exit financing issuance costs classified as long-term.

(d) As part of the Plan, we intend to repay approximately $2.7 billion of DIP financing, all currently classified as short-term on the balance sheet. The remaining short term debt after the pro forma adjustments is comprised of existing foreign receivables factoring, securitization facilities and other debt.

In connection with our emergence from bankruptcy, we expect to incur approximately $4.5 billion of exit financing at face value, comprised of first-lien financing of $1.7 billion issued to third parties for cash, and $2.0 billion of first-lien financing and $825 million of second-lien financing issued to an affiliate of GM to settle liabilities subject to compromise, primarily our post-retirement obligations other than pension, pursuant to the Plan. The OID and fair value adjustments associated with the exit financing are reflected as a reduction to the carrying value of the debt. The carrying value is accreted up to face value over the term of the debt. Below is a summary of our estimated long-term debt upon emergence (in millions):

First-lien (A) term loan	$1,700
First-lien (B) term loan	2,000
Second-lien term loan	825
Other long term debt	59
OID and fair value adjustments	(362)

Total long term debt	$4,222

We also intend to enter into an asset-backed revolving loan facility, substantially all of which is expected to be unutilized at emergence. All of the outstanding exit financing has been classified as long-term debt in the unaudited pro forma condensed consolidated balance sheet.

(e) The accrued liabilities adjustment is comprised of the non-cash settlement of approximately $411 million in interest on pre-petition debt and allowed unsecured claims upon Delphi’s emergence from bankruptcy through issuance of common stock of reorganized Delphi, and additional cash payments of accrued liabilities expected to be paid upon emergence of $60 million related to bankruptcy-related professional fees and $9 million of accrued interest on the DIP financing that will be repaid.

(f) The increase in Employee benefit plan obligations of $2.0 billion is comprised of $4.7 billion of pension and other post-retirement benefits that will be reinstated from liabilities subject to compromise (see note (g) below). This increase is offset by our plan to fund our pension plans of $1.2 billion at emergence to meet our funding obligations waived since our filing for chapter 11 reorganization relief and our $1.5 billion hourly pension liability transfer to GM pursuant to our GM Settlement.

(g) The liabilities subject to compromise will be eliminated at emergence pursuant to the Plan’s discharge. Certain amounts will be reinstated upon emergence and reclassified, while other claims will be paid or settled as follows (in millions):

Claims reinstated:
Pension obligations reinstated to Employee benefit plan obligations	$3,209
Post-retirement obligations other than pensions, reinstated to Employee benefit plan obligations	1,536

Subtotal	4,745

Claims paid or settled:
Cash paid for administrative and priority claims	308
Unsecured liabilities settled with reorganized Delphi common stock and discount rights, cash and Series C Convertible Preferred Stock	11,144

Subtotal	11,452

Total liabilities subject to compromise eliminated	$16,197

The expected gain of $4.4 billion resulting from the settlement of liabilities subject to compromise, primarily our post-retirement obligations other than pension, pursuant to the Plan has been excluded from the unaudited pro forma condensed consolidated statement of operations because this amount is non-recurring.

(h) The existing Delphi common stock will be cancelled pursuant to the Plan and the pre-emergence stockholders’ deficit will be eliminated. Reorganized Delphi equity will be issued with an estimated value of

$8.3 billion, less approximately $78 million of fees to and expenses of the Investors that we have paid pursuant to the EPCA, resulting in New Stockholders’ Equity of $8.2 billion valued as follows (in millions):

Series A Senior Convertible Preferred Stock	$400
Series B Senior Convertible Preferred Stock	400
Series C Convertible Preferred Stock	1,073
Common stock	1
Additional paid-in capital	6,351

Total	$8,225

The additional paid-in capital balance includes the currently estimated fair value of the Warrants of $321 million based on the Black-Scholes valuation model. The additional paid in capital balance also includes the difference between the discount rights offering exercise price of $38.39 per share and the deemed Plan value of $59.61 per share and any value in excess of par value on the common stock of reorganized Delphi, offset by the EPCA fees and expenses discussed above.

Fresh-Start Adjustments

(i) Inventory is recorded at fair value. In adjusting inventory to fair value, we currently estimate that inventory will be increased by approximately $84 million.

(j) Property, plant and equipment are recorded at fair value. In adjusting property, plant and equipment to fair value, we currently estimate that net property, plant and equipment will be increased by approximately $554 million.

(k) Investments in non-consolidated affiliates are recorded at fair value. In adjusting investments in non-consolidated affiliates to fair value, we currently estimate that investments in non-consolidated affiliates will be increased by approximately $147 million.

(l) Existing goodwill of $397 million is eliminated and excess reorganization value is recorded for amounts in excess of value allocable to identifiable assets. In adjusting the balance sheet accounts to fair value, we currently estimate an excess reorganization value of approximately $4.9 billion, recorded to goodwill.

(m) Identifiable intangible assets are recorded at fair value. We currently estimate that identifiable intangible assets will be increased by approximately $3.7 billion. We also currently estimate a one-time expense of $279 million for fair value assigned to IPR&D, which will be charged to expense immediately after emergence from chapter 11. This amount is included in the increase in identifiable intangible assets in the unaudited pro forma condensed consolidated balance sheet.

(n) We currently estimate that other long-term liabilities will increase by approximately $421 million to recognize deferred tax liabilities for increases in the book value of tangible and intangible assets due to fresh-start accounting while the tax basis in such assets remains unchanged. Given that the U.S. has a full valuation allowance, this adjustment is related to the portion of the Fresh-Start Adjustments related to certain non-U.S. subsidiaries.

THE RIGHTS OFFERINGS

The Rights

Each holder of our common stock will receive, at no charge, for each 26 shares of our common stock owned of record at 5:00 p.m., New York City time, on the record date (as defined below), one nontransferable par right to purchase one share of common stock of reorganized Delphi at $59.61 in cash per full share. We will not issue fractional par rights.

Each Eligible Holder will receive, at no charge, except as described below, for each $99.07 of such Eligible Holder’s Eligible Claim, one transferable discount right to purchase one share of common stock of reorganized Delphi at $38.39 in cash per full share. This is referred to as the “basic subscription privilege.” An “Eligible Holder” means the holder of an Eligible Claim as of the record date or a transferee receiving such holder’s discount rights. An “Eligible Claim” means (i) a General Unsecured Claim, a Section 510(b) Note Claim, a Section 510(b) Equity Claim or a Section 510(b) ERISA Claim, as such terms are defined in the Plan, in each case that has been allowed or reconciled by Delphi by the date of commencement of the confirmation hearing with respect to the Plan, and with respect to General Unsecured Claims, as may also be adjusted for cure amounts resulting from certain Bankruptcy Court orders entered on February 27, 2008, or (ii) a General Unsecured Claim that has not been allowed, disallowed or reconciled by the date of commencement of the confirmation hearing with respect to the Plan but that has been provisionally allowed or estimated solely for purposes of participation in the discount rights offering in the respective amounts ordered by the Bankruptcy Court on January 25, 2008, and in certain cases, as may be adjusted for cure amounts resulting from Bankruptcy Court orders entered on February 27, 2008. To the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving more discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim and such discount rights are transferred or exercised (the “excess discount rights”), then, in Delphi’s sole discretion, (a) Delphi will be authorized but not required to withhold an amount of common stock of reorganized Delphi (at a value of $59.61 per share) equal to the value of such excess discount rights (at a value of $21.22 per right, which equals the difference between the exercise price of the discount rights and the Plan value of $59.61 per share of common stock) from the ultimate distribution to such Eligible Holder or (b) to the extent the value of such direct grant of common stock of reorganized Delphi is less than the value of the excess discount rights, and Delphi elects to pursue such payment in its sole discretion, such Eligible Holder will be required to remit payment to Delphi in an amount equal to the value of such excess discount rights in excess of the value of the common stock of reorganized Delphi withheld under (a). To the extent that the provisional allowance or estimation results in a particular Eligible Holder receiving fewer discount rights than such Eligible Holder should have received based on the ultimate allowed amount of such claim, no subsequent adjustment will be made in respect of such Eligible Holder’s Eligible Claim.

The “record date” is January 17, 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court.

In addition to the basic subscription privilege described above, each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege, to subscribe, prior to the expiration date of the discount rights offering, for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 in cash per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. This is referred to as the “oversubscription privilege.” If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each oversubscribing Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate all remaining shares pro rata among all other Eligible Holders who exercised their oversubscription privileges on the same basis as described above. If you make an oversubscription request, you must remit to the rights agent the full exercise price for such additional shares of common stock of reorganized Delphi that you are requesting at the time you make the request. To the extent that you request more shares than we are able to allocate to you, we will return to you your exercise payment with respect to the shares we were unable to allocate to you, without interest. There is no oversubscription privilege in the par rights offering.

We will not issue fractional par rights, however, we will issue fractional discount rights. See “— No Fractional Shares; Divisibility of Subscription Rights Certificates.”

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights, or no rights at all.

The rights expire at 5:00 p.m., New York City time, on March 31, 2008, unless the exercise period is extended. If you do not exercise your par rights or exercise or sell your discount rights, in each case, prior to their expiration, you will lose any value represented by those rights. You should carefully consider whether to exercise your par rights or exercise or sell your discount rights prior to the expiration of the applicable rights offering. If you decide to exercise any of your rights, you should carefully comply with the exercise procedures set forth in this prospectus.

Even if you exercise rights in the rights offerings, we will not issue the shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

Furthermore, we have not received qualification of the discount rights offering in Texas. As a result, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise or transfer discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. In addition, regardless of your residence or principal place of business, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the rights agent that the proposed transferee is within one of the specified categories of persons under Texas state securities law. See “For Texas Residents Only” and “For All Holders of Discount Rights Who Desire to Transfer Discount Rights to a Resident of Texas” on page v of this prospectus and “— State Securities and Blue Sky Matters” below. We and the rights agent, as applicable, have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights, and to delay or refuse to effect any transfer of discount rights, if we deem it necessary to comply with Texas state securities or blue sky laws.

You are not required to exercise any or all of your rights. In addition, although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, you may choose to exercise only discount rights, only par rights, both discount rights and par rights or no rights at all.

Promptly after the date of this prospectus, the rights agent will send a discount rights certificate to each Eligible Holder and a par rights certificate to each registered holder of at least 26 shares of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold fewer than 26 shares of common stock you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi to record holders in the par rights offering. The number of discount rights that you receive will be rounded to the nearest 0.000001, with such adjustments as we may determine in our sole discretion are necessary so that we offer 41,026,309 shares of common stock of reorganized Delphi to Eligible Holders in the discount rights offering.

“Pro rata” allocations will be made as close to pro rata as reasonably possible, and, in the case of holders who hold their rights through the Depository Trust Company (“DTC”) or a broker, bank or other nominee, in accordance with the procedures of DTC and such broker, bank or other nominee, as applicable. If you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, you will not receive actual rights certificates. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain separate rights certificates, you should promptly contact your broker, bank or other nominee and request separate rights certificates. It is not necessary to have a physical rights certificate to effect a sale of your discount rights or to exercise your rights if you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee.

Record Date

The record date for both the discount rights offering and the par rights offering, which is the date used to determine the Eligible Holders and the stockholders, as applicable, is January 17, 2008.

Exercise Price

Each discount right entitles the holder to purchase one share of common stock of reorganized Delphi for $38.39 in cash per full share pursuant to the basic subscription privilege (and $38.64 in cash per full share pursuant to the oversubscription privilege), and each par right entitles the holder to purchase one share of common stock of reorganized Delphi for $59.61 in cash per full share. We will not issue fractional par rights. We will issue fractional discount rights, however, we will not issue fractional shares or cash in lieu of fractional shares upon the exercise of discount rights. See “— No Fractional Shares; Divisibility of Subscription Rights Certificates” below. Accordingly, if you hold fractional discount rights, you will lose any value represented by those fractional discount rights unless you sell those discount rights or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Oversubscription Privilege

In addition to the basic subscription privilege described above, each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 in cash per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privileges as of the expiration date of the discount rights offering. This is referred to as the “oversubscription privilege.” If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each oversubscribing Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate all remaining shares pro rata among all other Eligible Holders who exercised their oversubscription privileges on the same basis as described above. “Pro rata” allocations will be made as close to pro rata as reasonably possible, and, in the case of holders who hold their rights through DTC or a broker, bank or other nominee, in accordance with the procedures of DTC and such broker, bank or other nominee, as applicable. There is no oversubscription privilege in the par rights offering.

Expiration of the Rights Offering

The rights expire at 5:00 p.m., New York City time, on March 31, 2008, unless the exercise period is extended. You are not required to exercise any or all of your rights. If you do not exercise your par rights or exercise or sell your discount rights, in each case, prior to the expiration of the applicable rights offering, your rights will expire, and you will lose any value represented by your rights. The shares of common stock of reorganized Delphi into which your discount rights would otherwise have been exercisable will be purchased by the Investors, and any shares of common stock of reorganized Delphi into which your par rights would otherwise have been exercisable will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

We will not be required to satisfy your attempt to exercise rights (including any exercise of the oversubscription privilege in the discount rights offering) if the rights agent receives your rights certificate(s) and payment of the applicable exercise price relating to your exercise (including any exercise of the oversubscription privilege in the discount rights offering) after your rights expire, regardless of when you transmitted the documents.

We may, in our sole discretion, extend the time for exercising either or both the discount rights or the par rights. If there is a change in the terms of either rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date (and the corresponding withdrawal deadline) of the applicable rights offering to allow holders of those rights sufficient time to make a new investment decision, including having the opportunity to exercise previously unexercised rights or to withdraw previously exercised rights. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offerings and the new expiration date.

If the exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date. See “— Extensions, Termination and Amendments.”

No Fractional Shares; Divisibility of Rights Certificates

Each par right is exercisable to purchase one full share of common stock of reorganized Delphi, and we will not issue fractional par rights. If you hold fewer than 26 shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi to record holders in the par rights offering.

Each discount right is exercisable to purchase one full share of common stock of reorganized Delphi, and we will issue fractional discount rights. The number of discount rights that you receive will be rounded to the nearest 0.000001, with such adjustments as we may determine in our sole discretion are necessary so that we offer 41,026,309 shares of common stock of reorganized Delphi to Eligible Holders in the discount rights offering. “Pro rata” allocations will be made as close to pro rata as reasonably possible, and, in the case of holders who hold their rights through DTC or a broker, bank or other nominee, in accordance with the procedures of DTC and such broker, bank or other nominee, as applicable. However, fractional shares will not be issued upon the exercise of discount rights, nor will cash be paid in lieu of fractional shares upon the exercise of discount rights. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi.

Accordingly, if you hold fractional discount rights, you will lose any value represented by those fractional discount rights unless you sell those discount rights or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you are an Eligible Holder with an Eligible Claim of $1,000,000, as of 5:00 p.m., New York City time, on January 17, 2008, the record date for the discount rights offering, you would receive 10,093.87302 discount rights. Because fractional shares of common stock of reorganized Delphi will not be issued in the discount rights offering, these 10,093.87302 discount rights would entitle you to purchase 10,093 shares of common stock of reorganized Delphi in the discount rights offering. The purchase price for each share of common stock is $38.39 in cash per full share in the discount rights offering pursuant to the basic subscription privilege. Under this example, if you wished to exercise in full your discount rights, you would be required to pay an aggregate cash exercise price of $387,470.27 ($38.39 in cash per full share multiplied by 10,093 whole shares) in the discount rights offering. As to the fractional discount right of 0.87302, however, which represents approximately $86.49 of your Eligible Claim, you will lose any value attributable to such fractional right unless you sell that fractional discount right or you purchase from another Eligible Holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you owned 1,000 shares of common stock, as of 5:00 p.m., New York City time, on January 17, 2008, the record date for the par rights offering, you would receive 38 par rights (rounded to the nearest whole number from 38.46, subject to such adjustments as we may determine in our sole discretion are necessary so that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering. You would not receive a fractional par right to purchase the approximately 0.46 of a share of common stock of reorganized Delphi or any cash in lieu thereof, and therefore will receive no value attributable to such fraction. Because fractional par rights will not be issued in the par rights offering, you would be entitled to purchase 38 whole shares of common stock of reorganized Delphi in the par rights offering. The purchase price for each share of common stock is $59.61 in cash per full share in the par rights offering. Under this example, if you wished to exercise in full your par rights, you would be required to pay an aggregate cash exercise price of $2,265.18 ($59.61 in cash per full share multiplied by 38 whole shares) in the par rights offering. As to this 0.46 fractional par right, however, you will lose any value attributable to such fractional right.

You may request that the rights agent divide your rights certificates into transferable parts, for instance, if you are the record holder for a number of beneficial holders of our common stock or, in the case of the discount rights, if you desire to transfer a portion of your discount rights. The par rights are not transferable. The rights agent will facilitate subdivisions or transfers of rights certificates only until 5:00 p.m., New York City time, on March 26, 2008, three business days prior to the scheduled March 31, 2008 expiration date.

Exercise of Rights

You should read and follow the instructions accompanying the rights certificate(s) carefully.

If you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights. Payment of the applicable exercise price for your rights must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. See “The Rights Offerings — Exercise of Rights.”

If you do not hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, to exercise your rights, you must properly complete and sign your rights certificate(s) and deliver your rights certificate(s) to Computershare Trust Company N.A., who is acting as the rights agent for the rights offerings. The rights agent will not accept a facsimile transmission of your completed rights certificate(s). We recommend that you send your rights certificate(s) by overnight courier or, if you send your rights certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate(s) must be accompanied by full payment of the applicable exercise price for each share of common stock you wish to purchase. Your payment of the applicable exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the rights offerings, in each case in accordance with the “Instructions for Completion of Delphi Corporation Rights Certificates” accompanying the mailing of this prospectus. The rights agent will not accept non-certified checks drawn on personal or business accounts. However, if you are a lead plaintiff in the Securities Actions, in lieu of paying the exercise price in cash, you will have the right to exercise your discount rights as described below. See “— Payment of Exercise Price” and “— Exercise by Lead Plaintiffs.”

In addition, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. If you are a resident of, or have your principal place of business in, Texas, you should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. Accordingly, if you are a resident of, or have your principal place of business in, Texas and you desire to exercise rights, please complete this certification and return it to the rights agent with your rights certificate and the payment of the applicable exercise price. See “For Texas Residents Only” on page v of this prospectus and “— State Securities or Blue Sky Matters” below. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights if we deem it necessary to comply with Texas state securities or blue sky laws.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, you may choose to exercise only discount rights, only par rights, both discount rights and par rights or no rights at all.

Payment of Exercise Price

Your payment of the applicable exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of rights by:

•	certified check drawn upon a U.S. bank payable to the rights agent;

•	cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent; or

•	wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the rights offering. Please see the Wire Confirmation Form attached as Exhibit A to the “Instructions for Completion of Delphi Corporation Rights Certificates” for wire instructions. A copy of the “Instructions for Completion of Delphi Corporation Rights Certificates” accompanied the mailing of this prospectus.

Your payment will be considered received by the rights agent only upon receipt of payment in the manner set forth above. The rights agent will not accept non-certified checks drawn on personal or business accounts. Payments of the exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless we withdraw or terminate the rights offering. See “— Extensions, Termination and Amendments.” No interest will be paid to you on the funds you deposit with the rights agent. The rights agent will pay to us any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Exercise by Lead Plaintiffs

Pursuant to the settlement of the Securities Actions, the lead plaintiffs in the Securities Actions, in lieu of paying the cash exercise price for the discount rights at the time they are exercised, will have the right to exercise discount rights by delivering to us a notice prior to the expiration of the discount rights offering stating that (i) the lead plaintiffs elect to participate in the discount rights offering and (ii) the lead plaintiffs elect to reimburse us, subsequent to the effectiveness of such settlement, the exercise price for the lead plaintiffs’ discount rights on behalf of the securities class (collectively, the “MDL Group”). In the event such notice is timely delivered, the lead plaintiffs will cause to be released and/or transferred to us, subsequent to the effectiveness of the settlement, both (i) the cash proceeds obtained from parties (other than us) to the settlement (which proceeds have already been received and escrowed pursuant to terms of the settlement) up to an amount equal to the amount needed to reimburse us for the exercise price for the MDL Group in connection with the discount rights offering and (ii) if the amount delivered pursuant to clause (i) does not fully cover the rights offering exercise price for the MDL Group, the cash proceeds from the sale of common stock that the lead plaintiffs are to receive pursuant to the terms of the settlement to cover such shortfall. No member of the MDL Group will receive any common stock underlying the discount rights until we have received the amount needed to reimburse us for the exercise price for the MDL Group in connection with the discount rights offering.

Delivery of Rights Certificates and Payment

You should deliver your rights certificate(s), payment of the exercise price (unless you decide to wire your payment) and, if you are a resident of or have a principal place of business in Texas, the required certification to Computershare Trust Company, N. A., who is acting as our rights agent, by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:
Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	Computershare Trust Company Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	Computershare Trust Company Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184

You are responsible for the method of delivery of your rights certificate(s) and, if applicable, certification and payment of the applicable exercise price. We recommend that you send your rights certificate(s) and, if applicable, certification by overnight courier or, if you send your rights certificate(s) by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate(s) and, if applicable, certification and payment to the rights agent prior to the expiration of the rights offerings. Payment of the exercise price by wire transfer may be made as provided above under “— Payment of Exercise Price.”

Do not send your rights certificate(s), certification or exercise price payment to Delphi. Your delivery to an address other than the address set forth above will not constitute valid delivery.

If you have questions about whether your completed rights certificate(s), certification or payment has been received, you may call Georgeson Inc., the information agent, at (800) 279-7134.

Calculation of Rights Exercised

If you do not indicate the number of rights being exercised, or you do not forward full payment of the total exercise price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your rights with respect to (i) first, the maximum number of discount rights that may be exercised with the total payment you delivered to the rights agent and (ii) then, to the extent that any payment remains, the maximum number of par rights that may be exercised with such remaining payment. If we do not apply your full exercise price payment to your purchase of shares of common stock of reorganized Delphi, we will return the excess amount to you by mail without interest as soon as practicable after the expiration date of the rights offerings.

Exercising a Portion of Your Rights

If you elect to purchase fewer than all of the shares of common stock of reorganized Delphi represented by your rights certificate(s), you may obtain rights certificate(s) representing your unexercised rights by contacting the rights agent at the rights agent’s address set forth above under “— Delivery of Rights Certificate and Payment.”

Issuance of Common Stock of Reorganized Delphi

If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares as soon as practicable after the effective date of the Plan. We will calculate the number of shares to be issued to each exercising holder as soon as practicable following the expiration of the rights offerings. We have the discretion to delay or to refuse altogether the distribution of any shares you may elect to purchase through the exercise of rights if necessary to comply with applicable securities laws.

Even if you exercise rights in the rights offerings, we will not issue the shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and

Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

Transferability of Rights and Listing

The par rights are not transferable. As a result, you will not be able to sell or trade your par rights, and there will be no trading market for the par rights.

The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on March 28, 2008. The discount rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the discount rights on the OTC Bulletin Board is entirely dependent on registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board.

Although we can give no assurance that there will be any trading market for the discount rights, if trading in the rights is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities, and that trades effected in discount rights will be required to be settled within three trading days after the trade date. A purchase and sale of discount rights that is effected on the date that is two days prior to the expiration date of the discount rights offering would be required to be settled not later than the time the discount rights will have expired. Therefore, if discount rights are purchased on or after the date that is two business days prior to the expiration date of the discount rights offering, such discount rights may be received after they have already expired and will be of no value.

However, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, as a condition to that transfer, you or the proposed transferee must certify to the rights agent that the proposed transferee is within one of the specified categories of persons under Texas state securities laws. You should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. Accordingly, if you desire to transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas, please complete this certification and return it to the rights agent with your rights certificate.

In addition, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to transfer discount rights only if you certify to the rights agent that you are within one of specified categories of persons under Texas state securities laws. If you are a resident of, or have your principal place of business in, Texas, you should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. Accordingly, if you are a resident of, or have your principal place of business in, Texas and you desire to transfer rights, please complete this certification and return it to the rights agent with your rights certificate.

For further information on these restrictions under Texas state securities laws, see “For Texas Residents Only” and “For All Holders of Discount Rights Who Desire to Transfer Discount Rights to a Resident of Texas” on page v of this prospectus and “— State Securities or Blue Sky Matters” below.

Your signature on your rights certificate(s) must be guaranteed by an eligible institution if you are exercising your rights, unless:

•	your rights certificate(s) provide(s) that shares are to be delivered to you as registered holder of those rights; or

•	you are an eligible institution.

In addition, your signature on your rights certificate(s) must be guaranteed by an eligible institution if you are withdrawing a previous exercise of your rights, unless:

•	your rights certificate(s) provide(s) that shares are to be delivered to you as registered holder of those rights; or

•	you are an eligible institution.

Withdrawal of Exercise of Rights

Once you have exercised your rights, you may withdraw your exercise at any time prior to the withdrawal deadline. Unless the applicable rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on March 26, 2008.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise discount rights and/or par rights, if you choose to withdraw your exercise of rights, you may choose to withdraw, as applicable, only discount rights, withdraw only par rights, or withdraw all of your rights, in each case in accordance with the procedures set forth in this prospectus.

We intend to provide you with the right to withdraw your previous exercise of rights after the applicable withdrawal deadline only if there are changes to the Plan after the applicable withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the par rights or the discount rights, as the case may be, and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights under such circumstances and in accordance with the withdrawal procedures described in this prospectus, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings and, under such circumstances, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if you so withdraw your rights and we terminate the rights offerings, we will return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and, if we terminate the rights offerings, we will return to you your exercise payments, without interest. If we terminate the rights offerings before the rights expire, we expect that the rights agent will return to you your exercise payments, without interest, within ten business days from the termination of the rights offerings. In the event the rights offerings expire but we and Investors extend the deadline for effectiveness of the Plan, we may retain your exercise payments for an indefinite period of time.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the rights agent prior to the withdrawal deadline at its address set forth above under “— Delivery of Rights Certificate and Payment.” Any notice of withdrawal must (1) specify the name of the person who exercised the rights, which exercise is to be withdrawn, (2) specify the number and type of rights (discount rights or par rights) exercised, which exercise is to be withdrawn, and (3) be signed by the holder of the rights in the same manner as the original signature on the rights certificate(s) by which the rights were exercised (including any required signature guarantees). Any rights the exercise of which has been properly withdrawn will be deemed not to have been exercised for purposes of the rights offerings.

Withdrawals of exercised rights can be accomplished only in accordance with the foregoing procedures. Any permitted withdrawals may not be rescinded, and any rights, the exercise of which has been properly withdrawn, will thereafter be deemed not exercised for purposes of the rights offerings, provided that rights may be re-exercised by again following one of the appropriate procedures described in this prospectus at any time prior to the expiration date of the applicable rights offering.

Determinations Regarding the Exercise or Withdrawal of Exercise of Your Rights

We, in our sole discretion, will decide all questions concerning the timeliness, validity, form and eligibility of your exercise or the withdrawal of the exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time period as we may determine. We, in our sole discretion, may reject the exercise or the withdrawal of the exercise of any of your rights because of any defect or irregularity in the exercise or withdrawal, and we, in our sole discretion, may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not receive or accept any exercise or withdrawal of exercise of rights until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion. We and the rights agent will also not accept your exercise of rights if we and the rights agent believe, in our sole discretion, that our issuance of shares of common stock to you could be deemed unlawful under applicable law. Neither we nor the rights agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your rights certificate or notice of withdrawal, as the case may be, and neither we nor the rights agent will be liable for failure to notify you of any defect or irregularity.

Extensions, Termination and Amendments

We may, in our sole discretion, extend the time for exercising either or both the discount rights and the par rights. If the exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date. If there is a change in the terms of either rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date (and the corresponding withdrawal deadline) of the applicable rights offering to allow holders of those rights sufficient time to make a new investment decision, including having the opportunity to exercise previously unexercised rights or to withdraw previously exercised rights. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offerings and the new expiration date.

In addition, although we currently have no intention of terminating the rights offerings, we reserve the right to terminate the rights offerings in our discretion, subject to our obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan. Completion of the rights offerings is a condition of the Investors’ and our obligations under the EPCA. If we terminate the rights offering and the Investors and we do not waive the condition that the rights offerings shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan. If the rights offerings are terminated, the rights agent will return as soon as practicable all exercise payments. No interest will be paid to you on the funds you deposit with the rights agent.

We also reserve the right to amend or modify the terms of either or both of the rights offerings, subject to our obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan.

No Board of Directors Recommendation

Neither we nor our Board of Directors makes any recommendation as to whether or not you should exercise your rights. We have been informed by the Investors that they have not made any recommendation as to whether or not any holder of rights should exercise their rights. You should make an independent investment decision about whether or not to exercise your rights. If you do not exercise your rights, you will lose any value inherent in the rights and your percentage ownership interest in us will be diluted.

Questions About Exercising Rights

If you have any questions about or require assistance regarding the procedure for exercising your rights, including the procedure if you have lost your rights certificate(s), have other questions about the rights offerings or would like additional copies of this prospectus or the Instructions for Completion of the Rights Certificates, please contact Georgeson Inc., who is acting as our information agent, at:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038

Banks and Brokers Call:	All Others Call Toll-Free:
(212) 440-9800	(800) 279-7134

Rights Agent and Information Agent

We have appointed Computershare Trust Company, N. A. to act as rights agent for the rights offerings, and Georgeson Inc. to act as information agent for the rights offerings. We will pay all customary fees and expenses of the rights agent and the information agent related to the rights offerings. We also have agreed to indemnify the rights agent and the information agent from liabilities that they may incur in connection with the rights offerings.

Commissions, Fees and Other Expenses

We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Notice to Nominees

If you are a broker, bank or other nominee holder who holds shares of our common stock or securities out of which an Eligible Claim arises, in each case, for the account(s) of others on the record date, you should notify the beneficial owners of the shares or other securities for whom you are the nominee of the rights offerings as soon as possible to learn of their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners.

If the beneficial owner so instructs, you should complete the appropriate rights certificate(s) and submit them to the rights agent with the proper payment. If you hold shares of our common stock or securities out of which an Eligible Claim arises, in each case, for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners otherwise would have been entitled had they been direct holders of our common stock or securities out of which an Eligible Claim arises, as applicable, on the record date.

Procedures for DTC Participants

We expect that your exercise of your rights may be effected through the facilities of DTC. If your rights are held of record through DTC, you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the rights agent, together with certification as to the total number and type of rights you are exercising and the applicable exercise price for each share you are purchasing pursuant to your exercise of rights.

HSR Act Limitations

Under the HSR Act and related rules, certain acquisitions of voting securities may not be completed unless certain notification and waiting period requirements have been satisfied. If, as a result of exercising your rights, you would hold shares of common stock of reorganized Delphi worth more than $63.1 million as of the effective date of the Plan, then you and we may be required to make a filing under the HSR Act and wait for any applicable waiting periods to expire or terminate before we can satisfy your exercise of rights. You are encouraged to consult with your counsel regarding the application of the HSR Act to the transactions contemplated hereby.

Shares of Common Stock Outstanding after the Rights Offerings

On the record date for the rights offerings, there were 563,477,461 shares of our common stock outstanding. On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and exercise in full of Warrants at the initial exercise price. References to the number of shares are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.”

The number of outstanding shares of reorganized Delphi common stock set forth above assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total approximately $1.31 billion and are satisfied with 17,237,418 shares of common stock of reorganized Delphi.

In addition, we will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Any such issuance of shares to our employees will dilute your ownership interest in us.

Transferability of Common Stock and Listing

Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the rights, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the

OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Material United States Federal Income Tax Consequences of the Discount Rights Offering to an Eligible Holder

The material United States federal income tax consequences to an Eligible Holder depend upon whether the Eligible Claims constitute “securities” for United States federal income tax purposes. If such Eligible Claims constitute securities, an Eligible Holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should not recognize gain or loss on the receipt of the discount rights. If such Eligible Claims do not constitute securities, a holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should recognize gain or loss on the receipt of the discount rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the discount rights, and the ownership and disposition of common stock received as a result of the exercise of the discount rights, in light of your particular circumstances.

Material United States Federal Income Tax Consequences of the Par Rights Offering to a Holder of Our Common Stock

The material United States federal income tax consequences of the par rights offering to a holder of our common stock depend upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of par rights. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of par rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the par rights, and the ownership and disposition of common stock received as a result of the exercise of the par rights, in light of your particular circumstances.

State Securities or Blue Sky Matters

We are not making the rights offerings in any state in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states.

For All Holders Of Discount Rights Who Desire To Transfer Discount Rights To A Resident Of Texas

A holder of discount rights may transfer discount rights to a person or entity that is a resident of, or has its principal place of business in, Texas only if the transferor or the transferee certifies to the rights agent that the transferee is one of the specified persons listed in clauses (i) through (v) below under “For Texas Residents Only.”

You should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. We and the rights agent, as applicable, have the discretion to delay or to refuse to effect any transfer of discount rights if we deem it necessary to comply with Texas state securities or blue sky laws.

For Texas Residents Only:

We have received qualification of the rights offerings from all required state securities commissions, except with respect to the discount rights offering in Texas. As a result, if you are a resident of, or have your principal place of business in, Texas, you will be entitled to exercise or transfer discount rights only if you certify to the rights agent that you are one of the following:

(i) an existing security holder of Delphi,

(ii) an “accredited investor” (as defined in Rule 501(a)(1)-(4), (7) and (8) under the Securities Act), excluding any self-directed employee benefit plan with investment decisions made solely by persons that are “accredited investors” (as defined in Rule 501(a)(5)-(6) under the Securities Act),

(iii) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act),

(iv) a corporation, partnership, trust, estate or other entity (excluding individuals) having a net worth of not less than $5 million or a wholly owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the rights and the underlying shares of common stock of reorganized Delphi, or

(v) another exempt person under the Texas state securities laws.

If you are a resident of, or have your principal place of business in, Texas, you should have received a form of certification as part of your rights certificate or the other materials accompanying the mailing of this prospectus. See “— Exercise of Rights” and “— Transferability of Rights and Listing” above. We and the rights agent, as applicable, have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of discount rights if we deem it necessary to comply with Texas state securities or blue sky laws.

For Indiana, Ohio, Pennsylvania, Utah and Texas Residents Only:

We have engaged Georgeson Securities Corporation to assist us in the discount rights offering and the par rights offering as an accommodating broker in Indiana, Ohio, Pennsylvania and Utah, and in the discount rights offering as an accommodating broker in Texas to persons who are entitled to exercise discount rights in Texas. See “For Texas Residents Only” on page v of this prospectus. In such states, applicable state securities laws require such offerings to be made by a registered broker-dealer. Georgeson Securities Corporation is a registered broker-dealer in all fifty states. Georgeson Securities Corporation is not underwriting the rights offerings, has no obligation to purchase any rights or shares of common stock of reorganized Delphi and is not obligated to find or qualify any purchasers of the rights or the shares of common stock of reorganized Delphi. Georgeson Securities Corporation has not prepared a report or opinion constituting recommendations or advice to us in connection with either of the rights offerings. In addition, Georgeson Securities Corporation has expressed no opinion as to the fairness of the exercise price, the terms or structure of the rights offerings or the prices at which the common stock of reorganized Delphi may trade after issuance. Georgeson Securities Corporation does not make any recommendations as to whether any rights holder should exercise or transfer its rights.

Backstop Commitment

The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the discount rights offering by purchasing from us, on the effective date of the Plan for the $38.39 in cash per full share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock of reorganized Delphi and an additional $175 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of $2.55 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA, as described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have paid the Investors aggregate fees of $63 million for their equity commitments and arrangement services, of which approximately $39 million relates to the backstop commitment of the discount rights offering.

The backstop commitment of the Investors does not apply to the par rights offering. However, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan). Pursuant to the Plan, Appaloosa has agreed not to participate in the par rights offering, and par rights that would otherwise be distributed to Appaloosa will be instead distributed to the other holders of record of our common stock as of the record date for the rights offerings.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Effects of the Rights Offering on the Investors’ and GM’s Ownership.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Use of Proceeds,” “Capitalization,” “Certain Relationships and Related Transactions — Registration Rights Agreement” and “Effects of the Rights Offerings on the Investors’ Ownership.”

The obligations of the Investors to fund their equity investments pursuant to the EPCA are subject to the satisfaction or waiver of a number of conditions which are set forth in the EPCA and include the following conditions:

•	to the extent that the material terms of the following would have a material impact on the Investors’ proposed investment in us, ADAH must be reasonably satisfied with:

•	the confirmation order confirming the Plan,

•	the registration statement of which this prospectus forms a part,

•	our amended and restated certificate of incorporation and bylaws,

•	the certificates of designation for the preferred stock,

•	the registration rights agreement,

•	each other transaction agreement contemplated by the EPCA, and

•	any amendments or supplements to the foregoing, and the parties thereto must have complied with their obligations thereunder in all material respects through the effective date of the Plan;

•	there must not have occurred after October 29, 2007:

•	any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries, or

•	any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

•	our debt and equity capitalization as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement, the Master Agreement or the Plan;

•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction;

•	we must have undrawn availability of $1.4 billion under our asset based loan facility (after taking into account any open letters of credit under such facility and any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

•	we must have demonstrated and certified, to the reasonable satisfaction of ADAH, that pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 on our indebtedness will not exceed $585 million;

•	ADAH shall be reasonably satisfied that we have obtained agreement with the Pension Benefit Guarantee Corporation that certain scheduled liens will be withdrawn in accordance with applicable law;

•	the aggregate amount of trade and unsecured claims must be no more than $1.45 billion (subject to certain waivers and exclusions); and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH and we must have resolved any claims by former executive officers or executive officers that have resigned or been terminated on terms acceptable to ADAH or otherwise ordered by the Bankruptcy Court.

The obligations of both the Investors and us under the EPCA are subject to the satisfaction or waiver of a number of conditions, including the following:

•	the rights offerings described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and

•	we must have received the proceeds of our exit financing which, together with the equity investments by the Investors and the gross proceeds from the rights offering, are sufficient to fully fund the Plan (to the extent we are to fund such transactions as contemplated by the Plan). We currently estimate that approximately $6.1 billion of exit financing will be necessary to satisfy such condition.

The obligations of the Investors to fund their equity investments pursuant to the EPCA are subject to the satisfaction or waiver of a number of conditions that are set forth in the EPCA. In addition, the EPCA also may be terminated by us or the Investors under certain circumstances. Neither we nor the Investors will have to consummate the transactions contemplated by the EPCA if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	if we enter into an Alternative Transaction Agreement where we agree to engage in an alternative transaction, but we can only do so if:

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties;

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and

•	we have paid the Investors an alternative transaction fee of $83 million; and

•	at any time on or after March 31, 2008, if the effective date of the Plan has not occurred.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	at any time on or after March 31, 2008, if the effective date of the Plan has not occurred; however, ADAH has extended the first date on which it could terminate the EPCA if the effective date of the Plan has not occurred from March 31, 2008 to April 5, 2008;

•	we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; or

•	we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan.

Any Investor other than ADAH can terminate the EPCA, as to itself, at any time after June 30, 2008 if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date.

The Investors are not soliciting participation by the holders of rights in the rights offerings or engaging in any other marketing or sales activity in connection with the rights offerings. However, each Investor may (other than certain Investors, including Merrill) use this prospectus to offer and sell discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering from time to time, as determined by such selling Investor. See “Plan of Distribution.”

BOARD OF DIRECTORS

Board of Directors Structure

As of the effective date of the Plan, we will be subject to the corporate governance provisions set forth in the Plan, the certificates of designations for the Senior Convertible Preferred Stock of reorganized Delphi, our amended and restated certificate of incorporation and our amended and restated bylaws.

Our Board of Directors will be divided into three classes of directors:

•	Class I directors will have an initial term expiring at the annual meeting of stockholders to be held in 2009,

•	Class II directors will have an initial term expiring at the annual meeting of stockholders to be held in 2010, and

•	Class III directors will have an initial term expiring at the annual meeting of stockholders to be held in 2011.

After the expiration of each initial term of each class of directors, the directors will thereafter each have a term expiring at the next annual meeting of stockholders after their election.

The Board of Directors of reorganized Delphi will initially consist of nine directors:

•	Series A Directors. Three directors (who will be Class III directors) (the “Series A directors”):

•	Such directors initially will be nominated by Appaloosa and elected at the effective date of the Plan by the holders of the Series A-1 Senior Convertible Preferred Stock,

•	Thereafter, until the earlier of the 2011 annual meeting of stockholders and the date on which there are no shares of Series A-1 Senior Convertible Preferred Stock outstanding, such directors will be elected directly by the holders of the Series A-1 Senior Convertible Preferred Stock, subject to the ability of the Nominating, Corporate Governance and Public Issues Committee to, veto the selection of up to two proposed Series A directors for each Series A director position on our Board of Directors (the rights described in this paragraph, the “Series A board rights”), and

•	After the earlier of the 2011 annual meeting of stockholders and the date on which there are no shares of Series A-1 Senior Convertible Preferred Stock outstanding, the Series A directors will serve out their remaining term and thereafter will be treated as common directors and elected as described below under “Common Directors.”

•	Common Directors. Four directors (one of whom will be a Class I director and three of whom will be Class II directors) (the “common directors”):

•	Three such directors (one of whom will be a Class I director and two of whom will be Class II Directors) initially will be selected by the unsecured creditors’ committee,

•	One such director (who will be a Class II director) will be selected by the representative of one of the co-lead investors other than UBS, Goldman and Merrill, which co-lead investor will be chosen by Appaloosa, on the search committee described below, with the approval of either Delphi or the unsecured creditors’ committee,

•	Thereafter, the nominees for common directors will be determined by the Nominating and Corporate Governance Committee, with the Series A directors on such committee not entitled to vote on such determination at any time the Series A-1 Senior Convertible Preferred Stock retains Series A board rights, and recommended to our Board of Directors for nomination by our Board of Directors, and

•	After the earlier of the 2011 annual meeting of stockholders and the date on which there are no shares of Series A-1 Senior Convertible Preferred Stock outstanding, the three Series A directors will be treated as common directors and elected as set forth in the immediately preceding bullet point.

•	Executive Chairman. One director (who will be a Class I director) will be the Executive Chairman, selected as described below under “Executive Chairman.”

•	Chief Executive Officer. The ninth director (who will be a Class I director) will be our Chief Executive Officer.

All nine new directors will be publicly identified prior to the effective date of the Plan. Rodney O’Neal, our current Chief Executive Officer and President, will continue as the Chief Executive Officer and President of reorganized Delphi.

We may not increase the size of our Board of Directors to more than nine directors at any time that Series A-1 Senior Convertible Preferred Stock is entitled to Series A board rights.

The search committee consists of: (i) one representative of Appaloosa, (ii) one representative of Delphi, (iii) one representative of the unsecured creditors’ committee, (iv) one representative selected by the co-lead investors, other than UBS, Goldman and Merrill, chosen by Appaloosa and (v) one representative of the equity committee reasonably acceptable to the other members of the search committee. Each member of the search committee will be entitled to require the search committee to interview any person to serve as a director unless the proposed candidate is rejected by each of the Appaloosa representative, the Delphi representative and the representative of the unsecured creditors’ committee.

Each director selected for appointment to the initial Board of Directors of reorganized Delphi will be appointed to our Board of Directors unless at least three members of the following four members of the search committee object to the appointment of such individual: the Appaloosa representative, the Delphi representative, the representative of the unsecured creditors’ committee and the representative of the equity committee. At any time the Series A-1 Senior Convertible Preferred Stock is entitled to Series A board rights, our Board of Directors will be comprised of at least six directors who satisfy all applicable independence requirements of the New York Stock Exchange or other relevant stock exchange on which our common stock is to be traded and the director selected by the co-lead investor representative on the search committee shall have no material relationship at any time within the prior three years with the Investors or their affiliates.

Executive Chairman

•	The Executive Chairman will be initially selected by the majority vote of the search committee, including the affirmative vote of the representatives of Appaloosa and the unsecured creditors’ committee. At the time that any shares of Series A-1 Preferred Stock are outstanding, any successor Executive Chairman (i) within the first year following the initial term of the Executive Chairman, shall be nominated by the holders of Series A-1 Senior Convertible Preferred Stock, subject to the approval of the Nominating, Corporate Governance and Public Issues Committee and (ii) thereafter shall be nominated by the Nominating, Corporate Governance and Public Issues Committee, subject (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) to the approval of Appaloosa. Upon approval, the candidate will be recommended by the Nominating, Corporate Governance and Public Issues Committee to our Board of Directors for appointment as Executive Chairman and nomination to our Board of Directors. The holders of our Senior Convertible Preferred Stock will vote on the candidate’s election to our Board of Directors on an as-converted basis together with the holders of our common stock.

•	The Executive Chairman will be our full-time employee with his or her principal office in our world headquarters in Troy, Michigan and will devote substantially all of his or her business activity to our business affairs.

•	The holders of Series A-1 Senior Convertible Preferred Stock will have the right to propose the termination of the Executive Chairman during the initial one year term of the Executive Chairman and only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding.

•	The Executive Chairman will cause us to and we will be obligated to meaningfully consult with the representatives of the holders of the Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) with respect to the annual budget and material modifications thereto prior to the time it is submitted to our Board of Directors for approval.

•	The employment agreements entered into by us with the Executive Chairman and the Chief Executive Officer will provide that (1) upon any termination of employment, the Executive Chairman and/or the Chief

Executive Officer will resign as a director (and the employment agreements will require delivery at the time such agreements are entered into of an executed irrevocable resignation that will become effective upon such termination) and (2) the right to receive any payments or other benefits upon termination of employment will be conditioned on such resignation. If for any reason the Executive Chairman or the Chief Executive Officer does not resign or the irrevocable resignation is determined to be ineffective, then the holders of Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) may remove the Executive Chairman and/or Chief Executive Officer as a director, subject to applicable law. The employment agreement with the Chief Executive Officer will provide that if the Chief Executive Officer (so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) is not elected as a member of our Board of Directors, the Chief Executive Officer may resign for “cause” or “good reason.”

Board Committees

We expect that as of the effective date of the Plan our Board of Directors will have three standing committees, each comprised solely of non-employee directors: (1) an Audit Committee, (2) a Compensation and Executive Development Committee, and (3) a Nominating, Corporate Governance and Public Issues Committee.

The search committee will determine by majority vote the committee assignments of the initial Board of Directors of reorganized Delphi, except that for the initial Board of Directors and at all times that the Series A-1 Senior Convertible Preferred Stock is entitled to Series A board rights, at least one Series A director will be on all committees of our Board of Directors and a Series A director will constitute the Chairman of the Compensation and Executive Development Committee of our Board of Directors. In addition, at all times that the Series A-1 Senior Convertible Preferred Stock is entitled to Series A board rights, the Series A directors will not constitute a majority of the Nominating, Corporate Governance and Public Issues Committee. Committee assignments will be subject to all applicable independence and qualification requirements of any stock exchange or quotation system on which the shares of common stock of reorganized Delphi are listed or quoted.

EXECUTIVE COMPENSATION

Summary

Throughout its chapter 11 cases, Delphi has provided executives an opportunity for incentive payments provided specified corporate and divisional financial targets were achieved pursuant to a short-term at risk compensation program approved by the Bankruptcy Court. Payments made to the named executive officers for the first and second six-month performance periods in 2007 are reported in Delphi’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”), filed with the SEC on February 19, 2008, which is incorporated by reference into this prospectus. On February 29, 2008, Delphi filed a motion with the Bankruptcy Court seeking to continue its short-term at risk compensation program for the first six-months of 2008, with corporate and divisional performance targets and recommended target opportunities for its executives, including its named executive officers and executive chairman. The motion is expected to be heard by the Bankruptcy Court in late March 2008.

In conjunction with the Bankruptcy Court’s confirmation of the Plan, the Bankruptcy Court approved an executive compensation program to take effect upon Delphi’s emergence from chapter 11. The program is comprised of the following elements: a long term performance incentive plan, an annual incentive plan, a supplemental executive retirement program (in connection with the freeze of our existing program), and a retirement equalization savings program. Descriptions of these plans/programs (the Delphi Corporation 2007 Short-Term Incentive Plan, the Delphi Corporation 2007 Long-Term Incentive Plan, the Delphi Corporation Supplemental Executive Retirement Program and the Delphi Corporation Salaried Retirement Equalization Savings Program) are contained in our Current Report on Form 8-K filed January 30, 2008, as amended by our Current Report on Form 8-K/A filed February 20, 2008 and are incorporated by reference in this prospectus.

Effective upon emergence from chapter 11, and as approved by the Bankruptcy Court, Delphi will make emergence cash payments and equity grants to Delphi executives as described in our 2007 10-K.

In addition, Delphi will enter into employment agreements and change in control agreements with each executive member of the Delphi Strategy Board (“DSB Member”) and with the President and Chief Executive Officer, each as described below, and as approved by the Bankruptcy Court in conjunction with the Bankruptcy Court’s confirmation of the Plan.

Claims Release Process

As a condition to entering into new employment, change-in-control, indemnification or other employment-related agreements, eligibility to participate in certain new compensation and benefit arrangements, including the new supplemental executive retirement program, and receipt of emergence cash and emergence equity grants, each DSB Member and the President and Chief Executive Officer must contractually waive and release all pre-existing claims, including those arising from pre-petition employment, change in control, indemnification or any other employment-related agreements and/or benefits under certain compensation and benefit arrangements.

Each non-DSB executive will likewise be required to waive all pre-existing claims as a condition of eligibility to participate in certain new compensation and benefit arrangements, including the new supplemental executive retirement program and to receive the emergence cash and emergence equity grants.

DSB Member Employment Agreements

General.  The Company will enter into employment agreements with each DSB Member, including the President and Chief Executive Officer, whose agreement is described under the heading “President and Chief Executive Officer Employment Agreement” below. The following is a summary of the form DSB Member employment agreements. Pursuant to these agreements, each such DSB Member will serve in an executive position reasonably consistent with his or her current position at the executive’s work location prior to the effective date of the Plan, except that the DSB Member may be relocated in connection with the relocation of his or her principal business unit.

Term.  The initial term of the DSB Member employment agreements will commence upon the effective date of the Plan and will end on December 31, 2010 (unless earlier terminated as provided in the applicable employment agreement) and, commencing on January 1, 2011, will automatically renew each January 1 thereafter for additional one-year terms unless either party gives 60 days advance written notice of non-renewal.

Compensation.  Pursuant to his or her applicable employment agreement, the DSB Member will receive an annual base salary at a rate equal to his or her current salary, subject to annual review and increase, but not decrease, except that the annual base salary may be reduced pursuant to across-the-board salary reductions. In addition, the individual will be eligible to participate in short-term and long-term incentive plans at levels comparable to similarly situated executives and will be eligible to participate in all employee benefit plans and arrangements made available by Delphi to similarly situated executives, including supplemental executive retirement programs.

Termination of Employment.  A DSB Member’s employment may be terminated at any time by the Company with or without Cause (as defined below) or by the DSB Member for Good Reason (as defined below). Upon a termination by the Company without Cause or a resignation by the DSB Member for Good Reason, the DSB Member will be entitled to certain severance payments and benefits, as set forth below. Under the employment agreement, the term Cause includes any of the following actions (if not cured by the DSB Member within ten (10) business days of the receipt of written notice thereof): (i) continued failure by the DSB Member to satisfactorily perform his or her duties, (ii) willful misconduct or gross negligence, (iii) the commission of a felony or of a misdemeanor involving moral turpitude, (iv) the commission of an act involving dishonesty that results in harm to the Company, or (v) a material breach of the employment agreement. The term Good Reason under the terms of the employment agreement generally means an event constituting a material breach of the employment agreement by the Company that has not been fully cured within ten (10) business days after receipt of such written notice, and includes: (a) the assignment to the DSB Member either of duties materially inconsistent with the DSB Member’s status as a senior officer or responsibilities that are substantially adversely different in nature or status (but ceasing to be a publicly-held corporation will not constitute Good Reason), (b) a reduction in the DSB Member’s base salary or a material reduction in the DSB Member’s incentive compensation (except for, in each case, an across-the-board reduction affecting all executives), (c) the relocation of the DSB Member’s principal place of employment more than 25 miles from its current location (unless the relocation is of the DSB Member’s business unit or is due to transfer to a position that the Company believes in good faith will enhance the DSB Member’s career opportunities), or (d) the Company’s failure to pay the DSB Member any current or deferred compensation within seven (7) days of its due date.

Payments Upon Termination of Employment.  If a DSB Member is terminated without Cause or resigns for Good Reason, subject to the execution of a release of claims by the executive in favor of Delphi and compliance with a perpetual non-disclosure provision, an invention assignment provision and non-competition and non-solicitation provisions (covering customers and employees) for an 18-month period following the date of termination, the DSB Member generally will be entitled to the following amounts:

•	cash severance equal to 18 months’ base salary and 18 months’ short-term incentive target, payable in installments over an 18 month period;

•	a lump sum cash payment of any unvested amounts credited to the DSB Member’s accounts under the Company’s qualified and/or nonqualified supplemental or excess defined contribution plans; and

•	accelerated vesting of all outstanding service-based equity or equity-based awards held by the DSB Member as of the date of termination (which awards will be exercisable for a period of nine (9) months following the date of termination, but in no event beyond the remainder of their term).

Each DSB Member who enters into an employment agreement with the Company will receive the foregoing severance payments in lieu of any compensation or benefits available under any severance plan or policy of the Company.

A copy of the contemplated form of DSB Member employment agreement has been filed as Exhibit 10.45 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

President and CEO Employment Agreement

General.  It is currently contemplated that the Company will enter into a new employment agreement with Mr. Rodney O’Neal pursuant to which he will serve as President and Chief Executive Officer of the Company and will be nominated for re-election to our Board of Directors (the “Board”), reporting directly to the Board and/or any Executive Chairman of the Board. The following is a summary of the new employment agreement that is expected to be entered into with Mr. O’Neal.

Term; Place of Employment.  Mr. O’Neal’s employment agreement will have an initial term that will commence upon the effective date of the Plan and will end on December 31, 2010 (unless earlier terminated) and, commencing on January 1, 2011, will automatically renew each January 1 thereafter for additional one-year terms unless either party gives 120 days advance written notice of non-renewal. Mr. O’Neal’s place of employment will be the Company’s World Headquarters in Troy, Michigan; provided, however, that if the Company’s World Headquarters are relocated, then Mr. O’Neal’s place of employment may be changed to such new location.

Compensation.  Mr. O’Neal will receive an annual base salary of $1,500,000, subject to annual review and increase, but not decrease, except that the annual base salary may be reduced pursuant to across-the-board salary reductions (but in no event may such reductions cause his base salary to fall below $1,300,000). In addition, Mr. O’Neal will be eligible to participate in short-term incentive plans, which plans will provide an opportunity to earn an annual incentive, at target, of not less than 125% of his base salary as in effect at the beginning of such annual period. Commencing in 2009, Mr. O’Neal will also be eligible to participate in long-term incentive plans at levels comparable to similarly situated executives (generally defined as the Company’s senior executive officers), but reflective of his position, which arrangements will provide for grants at an annual rate of not less than 445% of his base salary as in effect at the beginning of such annual period. One-half of the value of these annual grants will be made in the form of stock options or stock appreciation rights and one-half of the value will be in the form of restricted stock or restricted stock units, with the exercise or vesting of one-half of the value of such annual grants based on time, and the other half based on performance. Mr. O’Neal will also be eligible to participate in all employee benefit plans and arrangements made available by Delphi to similarly situated executives, including supplemental executive retirement programs.

Emergence Awards.  On or promptly after the effective date of the Plan, Mr. O’Neal will receive (i) a lump sum cash emergence performance payment of $1,011,621 and (ii) long-term incentive compensation opportunities with a value of $10,000,000, of which he will receive restricted stock or restricted stock units with a value of $5,000,000 (based on the Plan Equity Value (as defined in the Plan of Reorganization)) and stock options with an exercise price equal to the Plan Equity Value per share and a total value of $5,000,000. These awards will be subject to approval by the Board.

Termination of Employment.  Mr. O’Neal’s employment may be terminated at any time by the Company with or without Cause (as defined below) or by the executive for Good Reason (as defined below). Upon termination of his employment with the Company under any circumstances, Mr. O’Neal will resign from the Board. If Mr. O’Neal is terminated by the Company without Cause or he resigns for Good Reason, Mr. O’Neal will be entitled to certain severance payments and benefits, as set forth below. Under his employment agreement, the term Cause includes any of the following actions (if not cured by Mr. O’Neal within ten (10) business days of the receipt of written notice thereof): (i) willful misconduct or gross negligence, (ii) the commission of a felony or of a misdemeanor involving moral turpitude, (iii) the commission of an act involving dishonesty that results in harm to the Company, or (iv) a material breach of the employment agreement. The term Good Reason under the terms of the employment agreement generally means an event constituting a material breach of the employment agreement by the Company that has not been fully cured within ten (10) business days after receipt of such written notice, and includes: (a) a material demotion or diminution in his title, responsibility or authority, or the assignment of any duties materially inconsistent with his position (including titles and relationships), authority, duties or responsibilities, or any other action by the Company which results in substantial adverse alteration in such position, authority, duties, or responsibilities, or the failure to elect or to re-elect Mr. O’Neal to the Board, or the removal of him from the Board (but ceasing to be a publicly-held corporation will not constitute Good Reason); (b) a material reduction in the executive’s base salary (except for an across-the-board salary reduction similarly affecting all executives of the Company); (c) a material reduction in the executive’s incentive compensation opportunity or benefits (except for an across-the-board salary reduction based upon market rates as reasonably determined by the Board which reductions affect all similarly situated executives of the Company); (d) the relocation of Mr. O’Neal’s principal place of employment more than 25 miles from its current location, except for (1) required travel on the Company’s business to an extent substantially consistent with his present business travel obligations or (2) the relocation of the Company’s World Headquarters; or (e) the Company’s failure to pay Mr. O’Neal any current or deferred compensation within seven (7) days of its due date. Notwithstanding anything to the contrary, Mr. O’Neal acknowledges that certain actions may be taken to reconfigure, discontinue or reduce the size of the Delphi Strategy Board (or any similar or successor designation of Company senior executive officers) after the effective date of the Plan and that such actions will not, in the absence of additional circumstances described in clause (a) above, constitute Good Reason.

Payments Upon Termination of Employment.  If Mr. O’Neal is terminated without Cause or resigns for Good Reason, subject to the execution of a general release of claims in favor of the Company and compliance with a perpetual non-disclosure provision, an invention assignment provision and non-competition and non-solicitation provisions (covering customers and employees) for an 18-month period following the date of termination, he will be entitled to the following payments:

•	a lump sum cash payment equal to 1.5 times the sum of (A) his highest base salary in effect during the one year period ending as of the date of termination plus (B) his annual target performance payment as required to be in effect for the year in which the date of termination occurs; and

•	a lump sum cash payment of any unvested amounts credited to the executive’s accounts under the Company’s qualified and/or nonqualified supplemental or excess defined contribution plans.

In addition, any outstanding equity awards will be treated as follows:

•	the vesting of all outstanding service-based equity or equity-based awards held by Mr. O’Neal as of the date of termination will accelerate (and such awards will be exercisable for a period of one (1) year following the date of termination, but in no event beyond the remainder of their term);

•	any unvested performance-based equity or equity-based awards held by Mr. O’Neal as of the date of termination will continue to vest on their terms and conditions as if Mr. O’Neal’s employment continued through the end of the performance year in which the date of termination occurs; and

•	each vested performance-based stock option and stock appreciation right will remain exercisable for a period of one (1) year following the date of termination and each performance-based stock option and stock appreciation right that becomes vested will remain exercisable for a period from the date such option or stock appreciation right vests until the later of (x) thirty (30) days following notice to Mr. O’Neal of such vesting, or (y) one (1) year following the date of termination (but, in each case, in no event beyond the remainder of its term).

In no event shall anything in Mr. O’Neal’s employment agreement be construed in a manner that would result in a duplication of benefits to him.

Forfeiture and Recoupment of Benefits.  The Company’s obligations to provide the foregoing severance benefits will cease as of the date that Mr. O’Neal breaches any provisions of the non-disclosure, invention assignment, and non-competition and non-solicitation restrictive covenants. In the event that Mr. O’Neal breaches any such provisions, he will be required to repay to the Company certain amounts previously paid to him on the terms and conditions set forth in his employment agreement.

Directors and Officers Liability Coverage; Indemnification.  Mr. O’Neal will be entitled to coverage under such directors and officers’ liability insurance policies maintained from time to time by the Company or any subsidiary, or any indemnification agreements entered into by the Company or any subsidiary with its directors or similarly situated executives, for the benefit of its directors and officers. In addition, the Company will indemnify and hold Mr. O’Neal harmless, to the fullest extent permitted by the laws of the State of Delaware, from and against all costs, charges and expenses, in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company, any subsidiary, or any of their respective affiliates or employee benefit plans.

Arbitration.  Mr. O’Neal’s employment agreement contains an arbitration clause which provides that in the event of any controversy, dispute or claim arising out of or related to his employment agreement or his employment by the Company, the parties will negotiate in good faith in an attempt to reach a mutually acceptable settlement of such dispute. If negotiations in good faith do not result in a settlement of any such controversy, dispute or claim, the parties will settle such dispute by expedited arbitration conducted by a single arbitrator in accordance with the National Rules of the American Arbitration Association, in a manner consistent with the terms and conditions set forth in his employment agreement.

A copy of the contemplated employment agreement to be entered into with Mr. O’Neal has been filed as Exhibit 10.46 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

  DSB Member Change in Control Agreements

General.  The following is a summary of the form change in control agreement to be entered into with each DSB Member (the “CIC Agreement”), other than for the President and Chief Executive Officer whose agreement is described under the heading “President and Chief Executive Officer Change in Control Agreement” below. The purpose of these new CIC Agreements is to reinforce and encourage the continued attention and dedication of the members of the DSB to their assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a Change in Control (as defined below).

Term.  Each CIC Agreement will become effective on the effective date of the Plan and will continue in effect through December 31, 2009, and will automatically renew for additional one-year terms beginning on January 1, 2009 and each January 1 thereafter, unless notice of non-renewal is given by either party before September 30th of the preceding year; provided, however, that if a Change in Control will have occurred during the term of the agreement, the term will expire no earlier than twelve (12) months or twenty-four (24) months (based on the executive’s position) beyond the month in which such Change in Control occurred.

Termination of Employment.  A DSB Member’s employment will be deemed to constitute a termination following a Change in Control by the Company without Cause (which has the same definition as in the form employment agreements) or by the DSB Member with Good Reason (as defined below) in the following circumstances: (i) the DSB Member’s employment is terminated by the Company without Cause prior to a Change in Control and such termination was at the request or direction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control; (ii) the DSB Member terminates his employment for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such person; or (iii) the DSB Member’s employment is terminated by the Company without Cause or by the DSB Member for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (provided that the Change in Control actually occurs).

Severance Payments Upon Termination of Employment Following a Change in Control.  In the event of a termination without Cause or by the DSB Member for Good Reason following a Change in Control, and subject to the execution of a release of claims in favor of Delphi, DSB Members generally will be entitled to the following severance payments and benefits:

•	a lump sum cash severance payment equal to two or three times (based on the DSB Member’s position) the sum of base salary and target bonus;

•	24 or 36 months (based on position) of benefit continuation coverage for the DSB Member and his or her dependents;

•	a lump sum cash payment equal to the sum of (1) any unpaid cash incentive compensation allocated to the DSB Member for completed fiscal years and (2) a pro-rata portion of any unpaid cash incentive compensation for uncompleted periods (calculated assuming performance at target levels);

•	a lump sum cash payment equal to the contributions that would have been made to any of the Company’s qualified and/or nonqualified supplemental or excess defined contribution plans on behalf of the DSB

Member in the two (2) or three (3) years (based on the DSB Member’s position) following the date of termination (assuming maximum contribution levels); and

•	outplacement services until the earlier of one (1) year or the DSB Member’s acceptance of employment.

Vesting Acceleration.  Upon a Change in Control, the DSB Members will have vesting acceleration of service-based equity awards and vesting acceleration of performance-based equity awards upon a sale of more than 50% of the Company’s then-outstanding shares or upon a sale of all or substantially all of the assets of the Company if certain targets relating to internal rate of return are achieved in connection with such sale.

Definition of Good Reason.  Good Reason generally means the occurrence of any of the following events that has not been fully cured within ten (10) business days after written notice has been given to the Company: (i) the assignment to the DSB Member either of duties materially inconsistent with the DSB Member’s status as a senior officer or responsibilities that are substantially adversely different in nature or status (but ceasing to be a publicly-held corporation will not constitute Good Reason); (ii) a reduction in base salary, except for across-the-board salary reductions similarly affecting all executives of the Company; (iii) a material reduction in the DSB Member’s incentive compensation opportunity or benefits, except for across-the-board reductions similarly affecting all executives of the Company; (iv) the relocation of the DSB Member’s principal place of employment to a location more than 25 miles from its current location, except for required travel on Company business to the extent substantially consistent with the DSB Member’s present business travel obligations, relocation of the DSB Member in connection with the relocation of all or substantially all of the DSB Member’s principal business unit, or relocation due to the DSB Member’s transfer to a position that the Company believes in good faith will enhance the DSB Member’s career opportunities (provided that such transfer does not otherwise constitute Good Reason (including under clause (i) above)); (v) the Company’s failure to pay the DSB Member any current or deferred compensation within seven (7) days of the date such compensation is due; or (vi) the failure of a successor to assume the CIC Agreement.

Gross-Up Payments.  If any of these payments or benefits become subject to the excise tax imposed upon “golden parachute” payments, the DSB Member will be entitled to a gross-up payment, but only if the DSB Member’s total payments and benefits exceed 110% of the greatest pre-tax amount the DSB Member could be paid without causing the DSB Member to be liable for any excise taxes in connection with the gross-up payment (the “Safe Harbor Amount”). If such payments do not equal or exceed 110% of the Safe Harbor Amount, then no gross-up will be paid and the severance payments and benefits listed above will be reduced to the extent necessary so that no portion of them will be subject to the excise tax.

Restrictive Covenants; Legal Fees.  Receipt of severance is conditioned on the DSB Member’s compliance with a perpetual non-disclosure provision, an invention assignment provision, a 12- to 18-month non-competition provision, and a 12- to 18-month non-solicitation provision (covering customers and employees). In addition, the Company is obligated to pay all of a DSB Member’s legal fees with respect to any good-faith dispute of any issue under the CIC Agreement.

Definition of Change in Control.  Generally, a Change in Control will be deemed to have occurred if: (i) any person (or entity) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board on the effective date of the Plan with any new director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; (iii) a merger of the Company or any direct or indirect subsidiary of the Company with any other entity, other than a merger which results in the voting securities of the Company outstanding immediately prior to such merger continuing to represent more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before the sale. However, a Change in Control does not include the consummation of the Plan or the transactions contemplated thereunder.

A copy of the contemplated form DSB Member CIC Agreement has been filed as Exhibit 10.47 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

President and CEO Change in Control Agreement

General.  It is currently contemplated that the Company will enter into a new CIC Agreement with Mr. O’Neal, the President and Chief Executive Officer of the Company. The purpose of Mr. O’Neal’s CIC Agreement is to reinforce and encourage the continued attention and dedication of Mr. O’Neal to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a Change in Control (as defined below). The following is a summary of the CIC Agreement that is expected to be entered into with Mr. O’Neal.

Term.  Mr. O’Neal’s CIC Agreement will become effective on the effective date of the Plan and will continue in effect through December 31, 2009, and will automatically renew for additional one-year terms beginning on January 1, 2009 and each January 1 thereafter, unless notice of non-renewal is given by either party before September 30th of the preceding year; provided, however, that if a Change in Control will have occurred during the term of the agreement, the term will expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred.

Termination of Employment.  For purposes of Mr. O’Neal’s CIC Agreement, his employment will be deemed to constitute a termination following a Change in Control by the Company without Cause (as defined in his new employment agreement) or by Mr. O’Neal with Good Reason (as defined below) in the following circumstances: (i) Mr. O’Neal’s employment is terminated by the Company without Cause prior to a Change in Control and such termination was at the request or direction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control; (ii) Mr. O’Neal terminates his employment for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such person; or (iii) Mr. O’Neal’s employment is terminated by the Company without Cause or by Mr. O’Neal for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (provided that the Change in Control actually occurs).

Severance Payments Upon Termination of Employment Following a Change in Control.  In the event of a termination without Cause or by Mr. O’Neal for Good Reason following a Change in Control, and subject to the execution of a release of claims in favor of Delphi, Mr. O’Neal will be entitled to the following severance payments and benefits:

•	a lump sum cash severance payment equal to three (3) times the sum of Mr. O’Neal’s base salary and target bonus;

•	36 months of benefit continuation coverage for Mr. O’Neal and his dependents;

•	a lump sum cash payment equal to the sum of (1) any unpaid cash incentive compensation allocated to Mr. O’Neal for completed fiscal years and (2) a pro-rata portion of any unpaid cash incentive compensation for uncompleted periods (calculated assuming performance at target levels);

•	a lump sum cash payment equal to the contributions that would have been made to any of the Company’s qualified and/or nonqualified supplemental or excess defined contribution plans on behalf of Mr. O’Neal in the three (3) years following the date of termination (assuming maximum contribution levels); and

•	outplacement services until the earlier of one (1) year or Mr. O’Neal’s acceptance of employment.

Vesting Acceleration.  Upon a Change in Control, Mr. O’Neal will have vesting acceleration of service-based equity awards (which awards will remain exercisable for a one-year period following such Change in Control, but in no event beyond the remainder of its term) and vesting acceleration of performance-based equity awards (which awards will remain exercisable for a one-year period following a Sale of the Company (as defined in his CIC Agreement), but in no event beyond the remainder of its term) upon a sale of more than 50% of the Company’s then-outstanding shares or upon a sale of all or substantially all of the assets of the Company if certain targets relating to internal rate of return are achieved in connection with such sale.

Definition of Good Reason.  Good Reason generally means the occurrence of any of the following events that has not been fully cured within ten (10) business days after written notice has been given to the Company: (i) a material demotion or diminution in Mr. O’Neal’s title, responsibility or authority, or the assignment to him either of duties materially inconsistent with his position (including titles and relationships), authority, duties or responsibilities or any other action by the Company which results in a substantial adverse alteration in such position, authority, duties, or responsibilities, or the failure to elect or to re-elect Mr. O’Neal to the Board, or the removal of Mr. O’Neal from the Board (but ceasing to be a publicly-held corporation will not constitute Good Reason); (ii) a reduction in Mr. O’Neal’s base salary, except for across-the-board salary reductions similarly affecting all executives of the Company; (iii) a material reduction in Mr. O’Neal’s incentive compensation opportunity or benefits, except for across-the-board reductions similarly affecting all executives of the Company; (iv) the relocation of Mr. O’Neal’s principal place of employment to a location more than 25 miles from its current location, except for (x) required travel on Company business to the extent substantially consistent with Mr. O’Neal’s present business travel obligations, or (y) the relocation of the Company’s World Headquarters; (v) the Company’s failure to pay Mr. O’Neal any current or deferred compensation within seven (7) days of the date such compensation is due; or (vi) the failure of a successor to assume Mr. O’Neal’s CIC Agreement.

Gross-Up Payments.  If any payments or benefits become subject to the excise tax imposed upon “golden parachute” payments, Mr. O’Neal will be entitled to a gross-up payment, but only if his total payments and benefits exceed 110% of the greatest pre-tax amount he could be paid without causing him to be liable for any excise taxes in connection with the gross-up payment (the “Safe Harbor Amount”). If such payments do not equal or exceed 110% of the Safe Harbor Amount, then no gross-up will be paid and the severance payments and benefits listed above will be reduced to the extent necessary so that no portion of them will be subject to the excise tax.

Restrictive Covenants; Legal Fees.  Receipt of severance is conditioned on Mr. O’Neal’s compliance with a perpetual non-disclosure provision, an invention assignment provision, an 18-month non-competition provision, and an 18-month non-solicitation provision (covering customers and employees). In addition, the Company is obligated to pay all of Mr. O’Neal’s legal fees with respect to any good-faith dispute of any issue under his CIC Agreement.

Definition of Change in Control.  The definition of Change in Control has the same meaning as set forth above under the heading “DSB Member Change in Control Agreements”.

A copy of the contemplated CIC Agreement to be entered into with Mr. O’Neal has been filed as Exhibit 10.48 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

PRINCIPAL STOCKHOLDERS

The table below shows how much of our common stock was beneficially owned as of March 10, 2008 (unless another date is indicated) by (i) each executive officer named in the Summary Compensation Table appearing in our Annual Report on Form 10-K, (ii) each director (who was serving as a director as of that date); (iii) each person known by Delphi to beneficially own more than 5% of our common stock and (iv) all directors and executive officers as a group. In general, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire such voting or disposition rights within 60 days of March 10, 2008 (such as by exercising options).

		Stock
		Which May
	Shares	Be Acquired
	Beneficially	Within 60
Name and Address(1)	Owned(2)	Days(3)	Total	Percent

Rodney O’Neal	136,347	1,027,682	1,164,029	*
Robert J. Dellinger	—	—	—	*
Mark R. Weber	107,024	965,834	1,072,858	*
Robert S. Miller	—	—	—	*
Oscar de Paula Bernardes Neto	—	—	—	*
Robert H. Brust	—	—	—	*
John D. Englar	—	—	—	*
David N. Farr	—	—	—	*
Raymond J. Milchovich	—	—	—	*
Craig G. Naylor	—	—	—	*
John D. Opie	10,000	—	10,000	*
John H. Walker	—	—	—	*
Martin E. Welch III	—	—	—	*
Appaloosa Management LP(4)	52,000,000	—	52,000,000	9.2%
26 Main Street Chatham, NJ 07928
Goldman, Sachs & Co.(5)	15,009,566	—	15,009,566	2.7%
85 Broad Street New York, NY 10004
Harbinger Capital Partners Master Fund I, Ltd.(6)	26,450,000	—	26,450,000	4.7%
c/o International Fund Services (Ireland) Limited 3rd Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland
Highland Capital Management, L.P.(7)	33,891,015	—	33,891,015	6.0%
Two Galleria Tower 13455 Noel Road, Suite 800 Dallas, TX 75240
Merrill Lynch, Pierce, Fenner & Smith Inc.(8)	1,459,280	—	1,459,280	0.3%
c/o Merrill Lynch & Co., Inc. 4 World Financial Center 250 Vesey Street New York, NY 10080
Pardus Capital Management L.P.(9)	26,400,000	—	26,400,000	4.7%
590 Madison Avenue, Suite 25E New York, NY 10022
UBS Securities LLC(10)	4,420,602	—	4,420,602	0.8%
299 Park Avenue New York, NY 10171
All directors and executive officers as a group (23 persons)	520,880	5,679,059	6,199,939	1.1%

Notes

*	Less than one percent of Delphi’s total outstanding common stock. The percentages shown in the table are based on 563,477,461 shares of Delphi’s common stock outstanding as of March 10, 2008.

(1)	Except as otherwise indicated in the table, the business address of the beneficial owners is c/o Delphi Corporation, 5725 Delphi Drive, Troy, MI 48098.

(2)	Includes shares:

• As to which the named person has sole voting and investment power, and

• As to which the named person has shared voting and investment power with a spouse.

(3)	Includes stock options which became exercisable before October 8, 2005, the date Delphi filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code, and restricted stock unites which vested or will vest after such date and within 60 days of March 10, 2008. It does not include stock options which became or will become exercisable after October 5, 2008.

(4)	Based on Amendment No. 16 to Schedule 13D filed by Appaloosa with the SEC on December 13, 2007. As noted in such Schedule 13D, as a result of the EPCA, Appaloosa and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Goldman, Del-Auto, Merrill, Pardus, UBS and each of their related entities.

(5)	Based on Amendment No. 4 to Schedule 13D filed by Goldman with the SEC on December 13, 2007. As noted in such Schedule 13D, as a result of the EPCA, Goldman and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Del-Auto, Merrill, Pardus, UBS and each of their related entities.

(6)	Based on Amendment No. 6 to Schedule 13D filed by Del-Auto with the SEC on December 13, 2007. As noted in such Schedule 13D, as a result of the EPCA, Del-Auto and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Goldman, Merrill, Pardus, UBS and each of their related entities.

(7)	Based on Amendment No. 7 to Schedule 13D filed by Highland Capital Management, L.P. with the SEC on October 4, 2007.

(8)	Based on the Form 4 filed by Merrill with the SEC on February 8, 2008 and Amendment No. 3 to Schedule 13D filed by Merrill with the SEC on September 10, 2007. As noted in such Schedule 13D, as a result of the EPCA, Merrill and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Goldman, Del-Auto, Pardus, UBS and each of their related entities.

(9)	Based on Amendment No. 4 to Schedule 13D filed by Pardus with the SEC on December 14, 2007. As noted in such Schedule 13D, as a result of the EPCA, Pardus and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Goldman, Del-Auto, Merrill, UBS and each of their related entities.

(10)	Based on Amendment No. 3 to Schedule 13D filed by UBS with the SEC on December 17, 2007. As noted in such Schedule 13D, as a result of the EPCA, UBS and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Goldman, Del-Auto, Merrill, Pardus and each of their related entities.

EFFECTS OF THE RIGHTS OFFERINGS ON THE INVESTORS’ AND GM’S OWNERSHIP

The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the discount rights offering by purchasing from us on the effective date of the Plan, at the $38.39 in cash per full share exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock and an additional $175 million of our common stock on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of $2.55 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA. We have paid the Investors a fee of $63 million for their equity commitments. See “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement” for a description of the EPCA.

The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan), and the amount of cash distributable to those creditors pursuant to the Plan will be proportionately reduced. Appaloosa has agreed that it will not participate in the par rights offering, and the par rights that would otherwise be distributed to it pursuant to the par rights offering by virtue of its common stock holdings will be distributed to the other holders of our common stock.

Set forth below, for illustrative purposes only, are scenarios which indicate the effect that the rights offerings and related share issuances could have on the Investors’ and their respective affiliates’ relative voting and economic interests. The following scenarios (and the beneficial ownership percentages of the Investors and their respective affiliates, as of the effective date of the Plan, that are set forth in this prospectus) assume that there are a total of 160,124,155 shares of common stock of reorganized Delphi outstanding on the effective date of the Plan, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (2) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and (3) exercise in full of the Warrants at the initial exercise price. The 160,124,155 share figure assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total approximately $1.31 billion and are satisfied with 17,237,418 shares of common stock of reorganized Delphi and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. The reference to the number of outstanding shares of reorganized Delphi common stock set forth above also assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Use of Proceeds” and “Capitalization.”

As of March 10, 2008, based on their most recently filed Schedules 13D or Form 4, as the case may be, the Investors and their affiliates beneficially owned a total of 125,739,448 shares, or 22.3%, of our outstanding common stock. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6%, and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion (including estimated cure amounts but excluding all allowed accrued post-petition interest) and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). In addition, as of the effective date of the Plan, GM will own the above referenced 16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi, which are convertible into shares of common stock of reorganized Delphi, initially on a one-for-one basis. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.”

The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors give effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. We have been informed that ADAH expects to sell 1,266,666 of its direct subscription shares and 11,399,989 shares of its backstop commitment, Del-Auto expects to sell 42,256 of its direct subscription shares and 380,306 shares of its backstop commitment; Merrill expects to sell 185,601 of its direct subscription shares and 1,670,408 of its backstop commitment; and UBS expects to sell 185,601 of its direct subscription shares and 1,670,408 of its backstop commitment. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Use of Proceeds” “Capitalization” and “Certain Relationships and Related Transactions — Registration Rights Agreement.”

			Investors Purchase No			Investors Purchase All of
			Shares of Common Stock			the 41,026,309 Shares
	Prior to the Rights Offerings		Pursuant to Their Backstop			Offered in the Discount
	(as of March 10, 2008)		Commitment(1)(2)(6)			Rights Offering(1)(2)(3)(6)
	Number of Shares	%	Number of Shares		%	Number of Shares		%

Investors(7):
Appaloosa Management L.P.	52,000,000	9.2%	14,438,623		10.7%	16,829,014		12.5%
Harbinger Capital Partners Master Fund I, Ltd.(8)	26,450,000	4.7%	5,031,776		3.7%	10,150,735		7.5%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,459,280	0.3%	1,607,481		1.2%	2,013,967		1.5%
UBS Securities LLC	4,420,602	0.8%	1,612,167		1.2%	2,018,653		1.5%
Goldman, Sachs & Co.	15,009,566	2.7%	3,452,693		2.6%	10,894,441		8.1%
Pardus Special Opportunities Master Fund L.P.	26,400,000	4.7%	8,041,408		6.0%	12,835,849		9.5%
General Motors Corporation	—	—	16,508,176	(4)	12.2%	16,508,176	(4)	12.2%
Other Stockholders	437,296,715	77.6%	84,318,195	(5)	62.4%	63,759,684	(5)	47.2%
All directors and executive officers as a group(9)	441,298	* %	361		* %	361		* %
Total	563,477,461	100.0%	135,010,880		100.0%	135,010,880		100.0%

*	Less than one percent.

(1)	Assumes (i) no exercise of par rights, (ii) no exercise of Warrants, (iii) that Trade and Other Unsecured Claims total approximately $1.31 billion, and are satisfied with 17,237,418 shares of common stock of reorganized Delphi, and (iv) all Senior Convertible Stock and Series C Convertible Preferred Stock (see note 4 below) is converted into common stock of reorganized Delphi on a one-for-one basis. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. See “Use of Proceeds” and “Capitalization.”

(2)	Number of shares reflects the conversion of all Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock held by such Investor, which are convertible into shares of common stock of reorganized Delphi at any time at the option of the holder, initially on a one-for-one basis.

(3)	The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Effects of the Rights Offering on the Investors’ and GM’s Ownership.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

(4)	All claims and rights of GM and its affiliates (subject to some exceptions) will be satisfied with approximately $2.57 billion in consideration, consisting of $1.5 billion in a combination of at least $825 million in cash and the remainder in a second-lien note, and up to 16,508,176 shares of Series C Convertible Preferred Stock. Assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM and reflects the conversion of all such 16,508,176 shares of Series C Convertible Preferred Stock, which are convertible into shares of common stock at any time at the option of the holder, initially on a one-for-one basis. To the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

(5)	Includes all other holders of our common stock on the record date of the rights offering and gives effect to the sale by the Investors of a total of 1,680,124 shares of their direct subscription and, in addition with respect to the second two columns, 15,121,112 shares of their backstop commitment, to additional investors as of the effective date of the Plan referred to in note (3) above.

(6)	Reflects the conversion of all 9,478,887 shares of Series A Senior Convertible Preferred Stock and all 9,394,092 shares of Series B Senior Convertible Preferred Stock, which are convertible into shares of common stock at any time at the option of the holder, initially on a one-for-one basis. Also, assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM and reflects the conversion of all such 16,508,176 shares of Series C Convertible Preferred Stock, which are convertible into shares of common stock at any time at the option of the holder, initially on a one-for-one basis. To the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

(7)	During the discount rights offering and for the five trading days after the expiration date of the discount rights, this prospectus may also be used by each Investor (other than certain Investors, including Merrill) to offer and sell discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering from time to time, as determined by such selling Investor. To the extent any of such Investors sell discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering, their ownership of common stock of reorganized Delphi will be reduced. If such an Investor sells a number of shares of common stock of reorganized Delphi equal to the number of shares common stock that such Investor is obligated to purchase pursuant to the backstop of the discount rights offering, then such Investor’s ownership of shares of common stock of reorganized Delphi will equal the amount reflected in the column above labeled “Investors Purchase No Shares of Common Stock Pursuant to Their Backstop Commitment.”

(8)	Subsequent to the rights offerings, includes securities to be purchased by Del-Auto pursuant to the EPCA.

(9)	Includes directors and executive officers as of March 10, 2008. See “Board of Directors” for a description of the process for selecting our board of directors in connection with our emergence from bankruptcy.

BANKRUPTCY CASES

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. The October 8, 2005 and the October 14, 2005 filings are referred to as the “Chapter 11 Filings.” The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

We continue to operate our business and manage our property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. Shortly after the Chapter 11 Filings, the Bankruptcy Court entered orders designed to stabilize our business relationships with customers, suppliers, employees, and others. The orders granted us permission to, among other things, pay our employees’ salaries, wages, and benefits, develop payment programs for our financially-stressed vendors, honor pre-petition obligations to our customers and continue customer programs in the ordinary course of business, and utilize our existing cash management systems. On October 28, 2005, the Bankruptcy Court entered an order granting our request for $2 billion in senior secured debtor-in-possession (“DIP”) financing being provided by a group of lenders led by JPMorgan Chase Bank and Citigroup Global Markets, Inc. The Bankruptcy Court also approved an adequate protection package for our outstanding $2.5 billion pre-petition secured indebtedness under our pre-petition credit facility. On January 5, 2007, the Bankruptcy Court granted our motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both our $2.0 billion DIP financing and our $2.5 billion pre-petition secured indebtedness. On January 9, 2007, we entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility, a $250 million first priority term loan, and an approximate $2.5 billion second priority term loan. On November 20, 2007, we entered into the Third Amendment to the Refinanced DIP Credit Facility (the “Third Amendment”). The Third Amendment provides, among other things, an extension of the maturity date to July 1, 2008 from December 31, 2007.

The following creditors were selected by the United States Trustee as members of the creditors’ committee: (i) Capital Research and Management Company, (ii) Electronic Data Systems Corp., (iii) Flextronics International Asia-Pacific, Ltd. (“Flextronics”), (iv) Freescale Semiconductor, Inc., (v) General Electric Company, (vi) IUE-CWA, and (vii) Wilmington Trust Company, as Indenture Trustee. Flextronics and Electronic Data Systems Corp. subsequently resigned from the creditors’ committee, and on or about March 6, 2006, the United States Trustee appointed Tyco Electronics Corporation to the creditors’ committee. On October 1, 2007, the United States Trustee filed an amended appointment of the creditors’ committee incorporating the foregoing changes and also appointing SABIC Innovative Plastics (formerly GE Plastics, a part of General Electric Company). In addition to these members, the UAW participates as an ex-officio member of the creditors’ committee (see Notice Of Withdrawal Of Motion And Memorandum Of International Union, UAW For An Order Directing Its Appointment To The Official Committee Of Unsecured Creditors, dated January 20, 2006 (Docket No. 1864)). Prior to the February 3, 2006 meeting of creditors, the PBGC was also granted ex-officio status.

The creditors’ committee is represented by Latham & Watkins LLP. The creditors’ committee’s financial advisor is Mesirow Financial Consulting, LLC, and the creditors’ committee financial advisor and investment banker is Jefferies & Company.

On April 28, 2006, the United States Trustee appointed an official Committee of Equity Holders pursuant to section 1102 of the Bankruptcy Code to represent the interests of all equity holders in these cases. The following seven equity holders were selected to serve as members of the equity committee: (i) James E. Bishop, Sr., (ii) Brandes Investment Partners, L.P. (“Brandes”), (iii) D.C. Capital Partners, L.P., (iv) Dr. Betty Anne Jacoby, (v) James H. Kelly, (vi) James N. Koury, trustee of the Koury Family Trust, and (vii) Luqman Yacub. On May 11, 2006, the United States Trustee amended the equity committee to include Pardus European Special Opportunities Master Fund, L.P. (“Pardus Fund”) in place of Dr. Betty Anne Jacoby. On October 3, 2006, D.C. Capital Partners, L.P. resigned from the equity committee. Subsequently, on June 4, 2007, Pardus Fund resigned from the equity committee. Brandes has taken a leave of absence from the equity committee and is not currently active in equity committee matters.

The equity committee is represented by Fried, Frank, Harris, Shriver & Jacobson LLP. The equity committee’s financial advisor is Houlihan Lokey Howard & Zukin Capital, Inc.

On February 17, 2006 and June 30, 2006, the Bankruptcy Court entered orders granting our motions to implement short-term annual incentive plans for certain employees. At the time the orders were entered, the Debtors agreed to defer consideration of the elements of a Key Employee Compensation Plan relating to proposed cash and equity incentive emergence awards until the Debtors proposed a plan of reorganization.

We have notified all of our known potential creditors of the Chapter 11 Filings for the purposes of identifying and quantifying all pre-petition claims. The Chapter 11 Filings triggered defaults on substantially all of our debt obligations. Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 Filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to October 8, 2005 or October 14, 2005, as applicable. On April 12, 2006, the Bankruptcy Court entered an order establishing July 31, 2006 as the bar date by which claims against us arising prior to our Chapter 11 Filings were required to be filed if the claimants wished to receive any distribution in our chapter 11 cases. On April 17, 2006, we commenced notification, including publication, to all known actual and potential creditors, informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Bankruptcy Court.

As of January 31, 2008, we had received approximately 16,790 proofs of claim, a portion of which assert, in part or in whole, unliquidated claims. In addition, we have compared proofs of claim received to scheduled liabilities and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $34 billion in liquidated amounts, including approximately $900 million in intercompany claims, plus certain unliquidated amounts. Although we have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, we believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Bankruptcy Court. As of February 1, 2008, we have objected to approximately 13,400 proofs of claim which asserted approximately $10.1 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Bankruptcy Court has entered orders disallowing approximately 9,600 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $9.7 billion in aggregate liquidated amounts plus additional unliquidated amounts. In addition, the Bankruptcy Court has entered an order modifying approximately 3,460 claims reducing the aggregate amounts asserted on those claims from $720 million to $530 million, which amounts are subject to further objection by us at a later date on any basis. We anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a chapter 11 plan of reorganization.

On September 6, 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. We filed the first amended Plan and the first amended Disclosure Statement on December 10, 2007. The Disclosure Statement was approved by the Bankruptcy Court on December 10, 2007.

On December 15, 2007, we mailed to each creditor and each equity security holder entitled to vote on the Plan a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, our common stockholders’ ability to participate in the par rights offering.

The voting solicitation period ended on January 11, 2008, and on January 25, 2008, the Bankruptcy Court confirmed the Plan. Among other things, the Plan provides for the adoption of the Delphi Corporation 2007 Short-Term Incentive Plan, the Delphi Corporation 2007 Long-Term Incentive Plan, the Delphi Corporation Supplemental Executive Retirement Program and the Delphi Corporation Salaried Retirement Equalization Savings Program. These incentive plans and retirement programs will become effective only on the consummation of the Plan. Under the Delphi Corporation 2007 Long-Term Incentive Plan, we will have available for issuance to our employees a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan, as amended on that date, and the transactions contemplated thereby. Also on January 25, 2008, the Bankruptcy Court approved the final settlement of the Securities Actions.

The Plan currently provides for the recoveries below.

•	All senior secured debt will be refinanced and paid in full and all allowed administrative and priority claims will be paid in full.

•	Trade and Other Unsecured Claims, senior notes and subordinated notes will be satisfied with $4.06 billion in a combination of discount rights and common stock of reorganized Delphi, at a deemed value of $59.61 per full share for Plan distribution purposes. The Plan requires that the amount of Trade and Other Unsecured Claims not exceed $1.45 billion (including estimated care amounts but excluding all allowed accrued post-petition interest). In addition, if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to such creditors in partial satisfaction of those trade and unsecured claims.

•	In satisfaction of GM’s claims and rights (subject to some exceptions) against us, GM will receive approximately $2.57 billion in consideration, consisting of $1.50 billion in a combination of at least $825 million in cash and the remainder in a second-lien note, and up to 16,508,176 shares of Series C Convertible Preferred Stock (such number of shares assumes that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution).

•	Holders of our existing equity securities will receive, in the aggregate, (i) 461,552 shares of common stock of reorganized Delphi, (ii) par rights to purchase 21,680,996 shares of common stock of reorganized Delphi pursuant to the par rights offering, (iii) six-month warrants exercisable to purchase up to 15,384,616 shares of common stock of reorganized Delphi at an exercise price of $65.00 per share; (iv) seven-year warrants exercisable to purchase up to 6,908,758 shares of common stock of reorganized Delphi at an exercise price of $71.93 per share; and (v) ten-year warrants exercisable to purchase up to 2,819,901 shares of common stock of reorganized Delphi at an exercise price of $59.61 per share.

For more information on our expected capital structure as of the effective date of the Plan, see “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

We will not emerge from bankruptcy as a going concern unless and until the Plan becomes effective. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings. Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

If the Plan becomes effective, we expect to emerge from chapter 11 as a stronger, more financially sound business with viable U.S. operations that are well-positioned to advance global enterprise objectives. We cannot assure you, however, that we will be successful in achieving our objectives. Our ability to achieve our objectives is conditioned on the approval of the Bankruptcy Court, and the support of our stakeholders, including GM, our labor unions, the statutory committees, and our creditors and equity holders. For a discussion of certain risks and uncertainties related to the our chapter 11 cases and reorganization objectives, you should carefully read the “Risk Factors” section in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007 and all other information included or incorporated by reference in this prospectus in its entirety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the rights offerings, we have entered into several transactions with related parties as described below. We have filed copies of the agreements described in this section with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of each of these agreements. For a full description of certain other relationships and related transactions, please see “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated by reference herein.

Equity Purchase and Commitment Agreement

On August 3, 2007, we executed the EPCA with the Investors and amended the EPCA on December 10, 2007, pursuant to which, and on the terms and subject to the conditions of which, the Investors would invest, assuming the full backstop commitment, $2.55 billion in reorganized Delphi.

On the terms and subject to the conditions of the EPCA, the Investors have agreed to backstop the discount rights offering by purchasing from us, on the effective date of the Plan, at the $38.39 in cash per share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock and an additional $175 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion.

Conditions to Parties’ Obligations under the EPCA

The obligations of the Investors to fund their equity investments pursuant to the EPCA are subject to the satisfaction or waiver of a number of conditions which are set forth in the EPCA, including the following:

•	to the extent that the material terms of the following would have a material impact on the Investors’ proposed investment in us, ADAH must be reasonably satisfied with:

•	a confirmation order confirming the Plan,

•	certain constituent documents (such as our amended and restated certificate of incorporation),

•	each other transaction agreement contemplated by the EPCA and

•	any amendments or supplements to the foregoing, and the parties thereto must have complied with their obligations thereunder in all material respects through the effective date of the Plan;

•	there must not have occurred after October 29, 2007:

•	any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries, or

•	any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

•	our debt and equity capitalization as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement, the Master Agreement or the Plan;

•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction;

•	we must have undrawn availability of $1.4 billion under our asset based loan facility (after taking into account any open letters of credit under such facility and any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

•	we must have demonstrated and certified, to the reasonable satisfaction of ADAH, that pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 on our indebtedness will not exceed $585 million;

•	ADAH shall be reasonably satisfied that we have obtained agreement with the Pension Benefit Guarantee Corporation that certain scheduled liens will be withdrawn in accordance with applicable law;

•	the aggregate amount of Trade and Unsecured Claims must be no more than $1.45 billion (subject to certain waivers and exclusions); and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH and we must have resolved any claims by former executive officers or executive officers that have resigned or been terminated on terms acceptable to ADAH or otherwise ordered by the Bankruptcy Court.

The obligations of both the Investors and us under the EPCA are subject to the satisfaction or waiver of a number of conditions, including the following:

•	the rights offerings described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and

•	we must have received the proceeds of our exit financing which, together with the equity investment by the Investors, are sufficient to fully fund the Plan (to the extent we are to fund such transactions as contemplated by the Plan). We currently estimate that approximately $6.1 billion of exit financing will be necessary to satisfy such condition.

All of the Investors’ conditions may be waived with respect to all Investors by ADAH, in its sole discretion. We can waive the conditions applicable to our obligations under the EPCA.

Termination of EPCA

The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to comply with our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	if we enter into an Alternative Transaction Agreement where we agree to engage in an alternative transaction, but we can only do so if:

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties;

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and

•	we have paid the Investors an alternative transaction fee of $83 million; and

•	at any time on or after March 31, 2008, if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	at any time on or after March 31, 2008, if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date; however, ADAH has extended the first date on which it could terminate the EPCA if the effective date of the Plan has not occurred from March 31, 2008 to April 5, 2008;

•	we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; or

•	we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan.

Any Investor other than ADAH may terminate the EPCA, as to itself, at any time on or after June 30, 2008 if the effective date of the Plan has not occurred on or before such date.

Commitment Fees Paid to the Investors

In exchange for the Investors’ commitment to purchase approximately $175 million of common stock and the shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights, we have paid a commitment fee to the Investors of approximately $39 million. In exchange for the Investors’ commitment to make an additional equity investment in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock, we have paid a commitment fee to the Investors of $18 million, and to compensate ADAH for arranging the transactions contemplated by the EPCA, we have paid an arrangement fee to ADAH of $6 million. The commitment fees were payable in installments. The first $7.53 million was paid upon the Bankruptcy Court’s approval of the EPCA, along with the arrangement fee of $6 million. An additional $21.163 million was paid when the Disclosure Statement was filed with the Bankruptcy Court. The remaining $28.688 million was paid when the Bankruptcy Court approved the Disclosure Statement (the “Disclosure Statement Approval Date”).

In addition, we are required to pay the Investors $83 million if:

•	ADAH has terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan;

•	we have terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan, and we have complied with the following;

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties, and

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that despite such changes, the alternative transaction is superior;

•	ADAH has terminated the EPCA because we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction; or

•	ADAH has terminated the EPCA because we have willfully breached the EPCA without curing such breach within the time frame set forth within the EPCA and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction.

We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA. In no event, however, shall our aggregate liability under the EPCA, including any liability for willful breach, exceed $100 million on or prior to the Disclosure Statement Approval Date, or $250 million thereafter.

Stockholders Agreement

The obligations of the Investors to fund their equity investments in reorganized Delphi pursuant to the EPCA, including their backstop commitment of the discount rights offering and the $975 million additional equity investments, are subject to our having entered into a stockholders agreement that is reasonably satisfactory to ADAH.

The stockholders agreement will provide that so long as Appaloosa is entitled to board rights attributable to the Series A-1 Senior Convertible Preferred Stock it will not, and will cause its affiliates not to, initiate any action by written consent or request that reorganized Delphi’s Board of Directors call a special meeting of stockholders.

Appaloosa also will agree that, for a period of five years after the effective date of the Plan, it will not and will cause its affiliates not to:

•	acquire, offer or propose to acquire, solicit an offer to sell or donate or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, gift or otherwise, record or direct or indirect beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of more than 25% of reorganized Delphi’s common stock or any securities convertible into or exchangeable for common stock or direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership (collectively, “common stock equivalents”) representing an aggregate of more than 25% of reorganized Delphi’s then outstanding common stock or

•	sell, transfer, pledge, dispose, distribute or assign to any person in a single transaction, common stock or any common stock equivalents representing more than 15% of reorganized Delphi’s then issued and outstanding (on a fully diluted basis) common stock, in each case, other than (i) to affiliates of Appaloosa, (ii) as part of a broadly distributed public offering effected in accordance with an effective registration statement, (iii) in a sale of reorganized Delphi to a person other than, and not including, Appaloosa or any of its affiliates, (iv) pursuant to any tender or exchange offer, (v) as otherwise approved by (A) during the initial three year term of the Series A directors, a majority of directors who are not Series A directors or (B) after the initial three year term of the Series A directors, a majority of the directors, or (vi) pursuant to customary exceptions for transfers to employees, directors, officers, affiliates, partners, stockholders, family members and trusts and transfers pursuant to the laws of succession, distribution and descent.

Registration Rights Agreement

The obligations of the Investors to fund their equity investments in reorganized Delphi, including their backstop commitment of the discount rights offering and the $975 million additional equity investments, are subject to our having entered into a registration rights agreement with the Investors that is reasonably satisfactory to ADAH to the extent that the material terms of the registration rights agreement would have a material impact on the Investors’ proposed investment in reorganized Delphi. GM will also be a party to the registration rights agreement.

The registration rights agreement will provide for, among other things, the following:

•	Resale Shelf Registration Statement. As soon as practicable, and in any event no later than seven days, after the effective date of the Plan, we will prepare and file with the SEC a registration statement, including all exhibits thereto, pursuant to Rule 415 under the Securities Act registering offers and sales of Registrable Securities (as defined below) by the holders thereof (other than a 10% Holder (as defined below)). We have agreed to use reasonable best efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable after the filing thereof and in any event no later than 30 days after the effective date of the Plan.

•	Demand Registrations. Appaloosa will be entitled to four demand registrations, the holders of a majority of the shares of Series B Senior Convertible Preferred Stock will be entitled to one demand registration, GM will be entitled to one demand registration and all holders of General Unsecured Claims (as defined in the

Plan) which receive a distribution under the Plan of 10% or more of the common stock of reorganized Delphi (each a “10% Holder”) will be entitled, in the aggregate, to one demand registration, provided in the case of the 10% Holder that such demand registration will not, in any way, conflict with the registration rights of GM or the Investors. Notwithstanding the foregoing, following the time that we are eligible to use Form S-3, the holders (other than a 10% Holder) will be entitled to an unlimited number of demand registrations. Any demand registration may, at the option of the holder, be a “shelf” registration pursuant to Rule 415 under the Securities Act if at such time we are eligible to use Form S-3.

•	Piggyback Registrations. The holders of Registrable Securities also will be entitled to unlimited piggyback registration rights, subject to customary provisions relating to priority in such registrations, provided that 10% Holders will not receive piggyback registration rights except with respect to a demand by another 10% Holder.

•	Registrable Securities. “Registrable Securities” is defined in the registration rights agreement as: (a) any shares of our common stock of reorganized Delphi held by any Investor now or at any time in the future (including but not limited to, any shares of common stock of reorganized Delphi acquired through the rights offerings or pursuant to the exercise of any preemptive right); (b) any shares of Series A-2 Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or shares of common stock of reorganized Delphi issuable upon conversion of any shares of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock; (c) any shares of common stock of reorganized Delphi issuable upon the conversion of the Series C Convertible Preferred Stock; (d) any securities paid, issued or distributed in respect of any such shares referred to in clauses (a), (b) and (c) above by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; and (e) any shares of common stock of reorganized Delphi received by a 10% Holder under the Plan (including the discount rights offering) where such 10% Holder promptly executes a joinder agreement to the registration rights agreement; provided, that as to any Registrable Securities, such securities will cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act, (ii) the date on which such securities are distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) the date on which such securities have been transferred to any person other than a holder that has rights under the registration rights agreement; (iv) the date on which such securities cease to be outstanding; and (v) for so long as such securities may be transferred without restriction or limitation pursuant to Rule 144 under the Securities Act.

•	Expenses. All registrations will be at our expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, fees and expenses of one counsel for any holders selling registrable securities in connection with any such registration.

The registration rights agreement will contain customary terms and provisions consistent with such terms, including customary hold-back provisions, provisions relating to priority in registrations and indemnification provisions.

Amended and Restated Certificate of Incorporation

The obligations of the Investors to fund their equity investments in reorganized Delphi, including their backstop commitment of the discount rights offering and the $975 million additional equity investments, are subject to our having adopted an amended and restated certificate of incorporation and amended and restated bylaws that are consistent with the EPCA, including the term sheets for the Convertible Preferred Stock.

The amended and restated certificate of incorporation will also prohibit the following:

•	for so long as Appaloosa owns any shares of Series A-1 Senior Convertible Preferred Stock, any transactions between reorganized Delphi or any of its subsidiaries, on the one hand, and Appaloosa or its affiliates, on the other hand (including any “going private” transaction sponsored by Appaloosa), unless such transaction is approved by directors constituting not less than 75% of the number of common directors, and

•	any transaction between reorganized Delphi or any of its subsidiaries, on the one hand, and a director, other than any of the Series A Directors, on the other hand, unless such transaction is approved by not less than 75% of the total number of directors having no material interest in such transaction.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of the capital stock of reorganized Delphi as of the effective date of the Plan, including the material terms of the amended and restated certificate of incorporation, amended and restated bylaws, the Certificates of Designations for the Series A-1 Senior Convertible Preferred Stock, the Series A-2 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Convertible Preferred Stock (collectively, the “Certificates of Designations”), the warrant agreement for the Warrants (the “Warrant Agreement”) and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the amended and restated certificate of incorporation, the amended and restated bylaws, the Certificates of Designations and the Warrant Agreement, which are incorporated by reference in the registration statement that we filed with the SEC. You should read the amended and restated certificate of incorporation, the amended and restated bylaws, the Certificates of Designations and the Warrant Agreement for the provisions that are important to you.

General

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled.

The authorized capital stock of reorganized Delphi will consist of 325 million shares, of which 250 million shares will be common stock, $0.01 par value per share, and 75 million shares will be preferred stock, $0.01 par value per share. Of the shares of reorganized Delphi’s preferred stock, 9,478,887 shares will be designated as Series A-1 Senior Convertible Preferred Stock, 9,478,887 shares will be designated as Series A-2 Senior Convertible Preferred Stock, 9,394,092 shares will be designated as Series B Senior Convertible Preferred Stock and 16,508,176 shares will be designated as Series C Convertible Preferred Stock. On or as promptly as practicable after the effective date of the Plan, we will have outstanding:

•	99,629,725 shares of common stock;

•	six-month warrants initially exercisable to purchase up to 15,384,616 shares of common stock;

•	seven-year warrants initially exercisable to purchase up to 6,908,758 shares of common stock;

•	ten-year warrants initially exercisable to purchase up to 2,819,901 shares of common stock;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock;

•	no shares of Series A-2 Senior Convertible Preferred Stock;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock; and

•	up to 16,508,176 shares of Series C Convertible Preferred Stock.

The 99,629,725 share figure assumes exercise in full of the discount rights (or the Investors’ backstop commitment of the discount right offering) and that 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. To the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Common Stock

The powers, privileges and rights pertaining to the common stock of reorganized Delphi shall be subject to the power, privileges and rights pertaining to the preferred stock and any and all classes and series thereof.

Holders of shares of common stock of reorganized Delphi shall be entitled to one vote for each such share upon all matters and proposals presented to the stockholders on which the holders of common stock of reorganized Delphi are entitled to vote. Except as otherwise provided by law or by another provision of our amended and restated certificate of incorporation or by any certificate of designations for preferred stock (“Preferred Stock Designation”), the common stock of reorganized Delphi shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders; provided, however, that the holders of shares of common stock of reorganized Delphi, as such, shall not be entitled to vote on any amendment of our amended and restated certificate of incorporation (including any amendment of any provision of any Preferred Stock Designation) that relates to the amendment of the powers, privileges, preferences or rights pertaining to one or more outstanding classes or series of preferred stock, or the number of shares of any such class or series, and does not affect the powers, privileges and rights pertaining to the common stock of reorganized Delphi if the holders of any of such class or series of preferred stock are entitled, separately or together with the holders of any other class or series of preferred stock, to vote thereon pursuant to our amended and restated certificate of incorporation (including any Preferred Stock Designation) or pursuant to the DGCL (as defined below), unless a vote of holders of shares of common stock of reorganized Delphi is otherwise required by any provision of any Preferred Stock Designation or any other provision of our amended and restated certificate of incorporation or is otherwise required by law.

Any Series C Preferred Stock beneficially owned by GM or its affiliates that is converted into common stock of reorganized Delphi shall be converted into shares of common stock of reorganized Delphi which, so long as such shares are beneficially owned by GM or its affiliates, cannot be voted other than with respect to a merger, consolidation or sale of Delphi involving a change of control of Delphi in which the consideration to be paid for all common stock of reorganized Delphi, including such shares of common stock of reorganized Delphi held by GM or its affiliates, is not (i) equal to or greater than $65.00 per share of such common stock of reorganized Delphi (with such $65.00 per share consideration to be proportionately adjusted to reflect any stock splits or stock recombinations affecting such shares of common stock of reorganized Delphi) and (ii) paid in full in cash; provided, that upon the transfer by GM or its affiliates of such common stock of reorganized Delphi to a transferee that is not GM or an affiliate of GM, the restriction on voting such common stock of reorganized Delphi shall no longer apply; and provided further, that such voting restrictions shall once again apply to such shares to the extent GM or its affiliates, at any time within the twelve months following such transfer, beneficially own such shares.

Subject to the prior rights of holders of preferred stock, holders of common stock of reorganized Delphi will be entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of reorganized Delphi. Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock of reorganized Delphi will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

The outstanding shares of common stock of reorganized Delphi, including the shares of common stock of reorganized Delphi issued pursuant to the rights being offered hereby, will be upon payment therefore, validly issued, fully paid and non-assessable. The common stock of reorganized Delphi issued in connection with the exercise of rights in the rights offerings will not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock of reorganized Delphi may be issued, as determined by the Board of Directors of reorganized Delphi from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements and subject to the terms of the Series A Senior Convertible Preferred Stock.

We will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Preferred Stock

Our amended and restated certificate of incorporation will provide that we may issue shares of preferred stock from time to time in one or more series. Our Board of Directors will be authorized to provide for the issuance of shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon.

On the effective date of the Plan, we will have no preferred stock outstanding other than the Series A-1 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Convertible Preferred Stock issued pursuant to the Plan. The descriptions of the terms of the preferred stock included in this prospectus are not complete and are qualified in their entireties by reference to the certificate of designations for the applicable series of preferred stock (the “Certificate of Designations”). We refer to the Series A Senior Convertible Preferred Stock and Series B Convertible Stock collectively as the “Senior Convertible Preferred Stock.”

Series A Senior Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock, all of which will be held by ADAH, an affiliate of Appaloosa, and no shares of Series A-2 Senior Convertible Preferred Stock will be outstanding. We refer to the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock together as the “Series A Senior Convertible Preferred Stock.” Except as described below under “— Voting Rights” and “— Governance Rights,” the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock are identical. The Series A-1 Senior Convertible Preferred Stock will convert into Series A-2 Senior Convertible Preferred Stock in certain circumstances described below under “— Conversion into Series A-2 Senior Convertible Preferred Stock.”

Ranking and Liquidation.  The Series A Senior Convertible Preferred Stock will rank pari passu with the Series B Senior Convertible Preferred Stock described below with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. The Series A Senior Convertible Preferred Stock will rank senior to the common stock, the Series C Preferred Stock and any other class or series of capital stock of the company (other than the Series B Senior Convertible Preferred Stock) with respect to payments of any dividends and distributions if we liquidate, dissolve or wind up. We refer to such other capital stock as junior stock. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series A Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the greater of (i) the liquidation value (initially $42.20 as adjusted for capital transactions from time to time) plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share and (ii) the amount that such holder would have received in the liquidation had the holder converted the Series A Senior Convertible Preferred Stock to common stock immediately prior to the liquidation.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of any junior stock, or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Series A Senior Convertible Preferred Stock is paid its liquidation value in full, (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Senior Convertible Preferred Stock has first been paid in full in cash its liquidation value and (iii) we will pay no dividends or other distributions on Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock unless each of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Dividends.  The holder of a share of Series A Senior Convertible Preferred Stock will be entitled to receive cash dividends and distributions at an annual rate of 7.5% of the liquidation value, payable quarterly in cash as declared by our Board of Directors. Unpaid dividends will accrue. In addition, if any dividends are declared on the common stock, the Series A Senior Convertible Preferred Stock will be entitled to receive, in addition to the 7.5% annual dividend, the dividends that would have been payable on the number of shares of common stock that would have been issued upon conversion of the preferred stock immediately prior to the record date for that dividend. So long as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock remain outstanding, we may not declare or pay any dividends on, or otherwise acquire, purchase or redeem any shares of junior stock unless all dividends on, or other distributions accrued and unpaid with respect to, such Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock have been authorized, declared and paid in full or set aside for payment in full.

Optional Conversion.  Each share of Series A Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price initially will be $42.20, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series A Senior Convertible Preferred Stock. The anti-dilution provisions contain customary provisions with respect to stock splits, recombinations and stock dividends in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series A Senior Convertible Preferred Stock into common stock on the first date that each of the following is satisfied (but in no event earlier than the date which is approximately four years and six months after the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share, (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series A Senior Convertible Preferred Stock and (iii) the common stock is trading on the New York Stock Exchange or any other national U.S. securities exchange. The holders of the Series A Senior Convertible Preferred Stock will not take any action to delay or prevent that registration statement from becoming effective.

Conversion into Series A-2 Senior Convertible Preferred Stock.  If (i) Appaloosa or any affiliate of Appaloosa sells, transfers, assigns, pledges, donates or otherwise encumbers or disposes of, to any person other than Appaloosa or an affiliate of Appaloosa, or converts into common stock, any shares of Series A-1 Senior Convertible Preferred Stock with an aggregate liquidation value in excess of $100.0 million or (ii) David Tepper no longer controls Appaloosa and James Bolin is no longer an executive officer of Appaloosa, then all the shares of Series A-1 Senior Convertible Preferred Stock will automatically convert into shares of Series A-2 Senior Convertible Preferred Stock, on a one-for-one basis, without any action on the part of the holder, provided, however, that in the case of clause (i), if at such time we do not have in effect a registration statement covering resales of the common stock issuable upon conversion of the preferred stock, the conversion will occur at the time the registration statement becomes effective. The holders of the Series A Senior Convertible Preferred Stock will not take any action to delay or prevent that registration statement from becoming effective. If Appaloosa transfers shares of Series A-1 Senior

Convertible Preferred Stock to any person other than an affiliate of Appaloosa (or there is a direct or indirect transfer of ownership interests in any holder that owns Series A-1 Senior Convertible Preferred Stock so the holder ceases to be an affiliate of Appaloosa), then all of the shares of Series A-1 Senior Convertible Preferred Stock so transferred will automatically, upon such transfer, convert into shares of Series A-2 Senior Convertible Preferred Stock, on a one-for-one basis. Subject to compliance with applicable securities laws and the transfer restrictions described below under “Transferability,” such shares of Series A Senior Convertible Preferred Stock will be freely transferable.

Voting Rights.  Except with respect to the election of directors, who will be elected as set forth under “Board Of Directors — Board of Directors Structure” and “Board Of Directors — Executive Chairman,” the holders of the Series A Senior Convertible Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to shareholders.

Until the earlier of the 2011 annual meeting of stockholders and the date at which no shares of Series A-1 Senior Convertible Preferred Stock are outstanding, the Series A Senior Convertible Preferred Stock will have the right to elect and remove, subject to certain veto rights of our Nominating, Corporate Governance and Public Issues Committee, Series A directors to our Board of Directors as set forth under “Board Of Directors — Board of Directors Structure.”

In addition, the holders of Series A-1 Senior Convertible Preferred Stock will be entitled to propose individuals for appointment as Chief Executive Officer and Chief Financial Officer, subject to a vote of our Board of Directors. The holders of Series A-1 Senior Convertible Preferred Stock also will have the right to propose the termination of the Executive Chairman (but only during the initial one year term of the Executive Chairman), the Chief Executive Officer and the Chief Financial Officer, in each case, subject to a vote of our Board of Directors. If Appaloosa proposes the appointment or termination of the Chief Executive Officer or the Chief Financial Officer, our Board of Directors is required to convene and vote on such proposal within ten days after our Board of Directors’ receipt of notice from Appaloosa, provided that the then current Chief Executive Officer will not be entitled to vote on either the appointment or termination of the Chief Executive Officer or on the termination of the Chief Financial Officer. See “Board Of Directors — Executive Chairman.”

We will not, and will not permit our subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (1) we have provided Appaloosa with at least 20 business days’ advance notice and (2) we have not received, prior to the 10th business day after the receipt of that notice by Appaloosa, written notice from all of the holders of the Series A-1 Senior Convertible Preferred Stock that they object to such action:

•	any action to liquidate reorganized Delphi;

•	any amendment to the charter or bylaws of reorganized Delphi that adversely affects the Series A Preferred Stock (any expansion of our Board of Directors would be deemed adverse); and

•	during the two years following the effective date of the Plan:

•	a sale of reorganized Delphi (as defined in the Certificate of Designations for the Series A Senior Convertible Preferred Stock); and

•	any acquisition of, or investment in, any other person or entity for an aggregate value in excess of $250 million, in each case, in any twelve-month period after the effective date of the Plan.

The approval rights set forth above will be in addition to the other voting rights set forth above for the Series A Senior Convertible Preferred Stock and any voting rights to which the holders of the shares of Series A Senior Convertible Preferred Stock are entitled under Delaware law.

Appaloosa and its affiliates will not receive, in exchange for the exercise or non-exercise of voting or other rights in connection with any transaction subject to the exercise of voting rights by the Series A-1 Senior Convertible Preferred Stock described above, any compensation or remuneration. This restriction will not prohibit the reimbursement of expenses incurred by Appaloosa or any affiliate of Appaloosa and will not prohibit the payment of fees by us to Appaloosa or any affiliate of Appaloosa if we have engaged Appaloosa or its affiliates as an advisor or consultant in connection with any such transaction.

Change of Control Put; Fundamental Changes.  In a Company Sale (as defined in the Certificate of Designations for the Series A Senior Convertible Preferred Stock of reorganized Delphi), each holder of Series A Preferred Stock may elect to require that such holder’s shares of Series A Preferred Stock be redeemed by us for consideration payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series A Preferred Stock (and not to reflect the value of voting and governance rights attributable to Series A-1 Preferred Stock) and (ii) the liquidation value. Equity securities that are listed on a national securities exchange and debt that is either registered, or issued pursuant to Rule 144A under the Securities Act but which is entitled to be exchanged within three months pursuant to a customary registered exchange offer, shall be marketable securities. In the event of a change of control put, as described in this section, where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as set forth in the Certificate of Designations.

If substantially all our common stock is converted into or exchanged for stock, other securities, cash or assets in a transaction, the holder of each share of Series A Senior Convertible Preferred Stock will have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior to such transaction. Any holder of Series A Senior Convertible Preferred Stock that exercises such holder’s change of control put described in the preceding paragraph will not have any rights to receive property pursuant to the fundamental change described in this paragraph in respect of the shares subject to the change of control put; and any holder of Series A Senior Convertible Preferred Stock that receives such property pursuant to a fundamental change described in this paragraph will not be permitted to exercise such holder’s change of control put, with respect to such transaction with respect to the shares in respect of which such fundamental change property has been received.

Transferability.  Holders of Series A Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series A Senior Convertible Preferred Stock to an affiliate. Holders of Series A Senior Convertible Preferred Stock also may transfer their Series A Senior Convertible Preferred Stock to any other person subject to the transfer restrictions described below, provided that upon any such transfer, the shares of Series A-1 Senior Convertible Preferred Stock so transferred will automatically convert into shares of Series A-2 Senior Convertible Preferred Stock. The Series A-1 Senior Convertible Preferred Stock and the shares of common stock underlying the Series A-1 Senior Convertible Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of during the two years after the effective date of the Plan, other than in whole pursuant to a Company Sale. In any sale of Series A-1 Senior Convertible Preferred Stock in connection with a sale of reorganized Delphi, the seller of the Series A-1 Senior Convertible Preferred Stock may receive consideration with a value no greater than the greater of (i) the fair market value of the Series A-1 Senior Convertible Preferred Stock (determined as set forth in the Certificate of Designations for the Series A-1 Senior Convertible Preferred Stock), such fair market value not to reflect the value of the voting rights and governance rights (as described above under “— Voting Rights” and “Board of Directors”) attributable to the Series A-1 Senior Convertible Preferred Stock, and (ii) the liquidation preference of the Series A-1 Senior Convertible Preferred Stock (see “— Liquidation Value” above).

Restriction on Redemption of Junior Stock.  So long as shares of Series A Senior Convertible Preferred Stock having a liquidation value of $200.0 million or more remain outstanding, we will not be permitted to purchase, redeem or otherwise acquire for value or make any payment on account of, or set apart money for a sinking fund or agreement for the purchase, redemption or other acquisition of, any shares of any junior stock except, so long as no bankruptcy event is pending, for (i) customary provisions with respect to the repurchase of employee equity upon termination of employment, (ii) purchases, redemptions or other acquisitions for value of common stock not to exceed $50.0 million in any calendar year and (iii) the mandatory redemption of outstanding shares of Series C Convertible Preferred Stock.

Deregistration.  So long as any shares of Series A Senior Convertible Preferred Stock are outstanding, we will not voluntarily take any action to apply for deregistration or suspension of the registration of the common stock of reorganized Delphi.

Preemptive Rights.  For so long as shares of Series A-1 Senior Convertible Preferred Stock with an aggregate liquidation preference of $250,000,000 or more remain outstanding, before we issue any shares of our capital stock to any person, we will be required to offer to issue to the holders of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shares of our capital stock to enable them to maintain the ratio between the number of shares of common stock issuable upon conversion of their Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock, as applicable, and the aggregate number of shares of common stock outstanding. Such preemptive offers are not required for: issuances of shares of capital stock pursuant to certain management, director or consultant incentive plans, stock or stock option compensation plans, or certain other agreements; in connection with a Company Sale, a stock dividend or distribution to holders of common stock or upon any stock split, subdivision or combination of shares of common stock; the conversion of any of the Convertible Preferred Stock; the exercise of any instrument convertible into or exchangeable for common stock; or equity securities we issue to third party sellers of stock or assets as consideration for purchase of such stock or assets.

Registration Rights.  Holders of Series A Senior Convertible Preferred Stock will be entitled to certain registration rights. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Series B Senior Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding a total of 9,394,092 shares of Series B Senior Convertible Preferred Stock. We refer to the Series B Senior Convertible Preferred Stock as the “Series B Senior Convertible Preferred Stock.”

Ranking and Liquidation.  The Series B Senior Convertible Preferred Stock will rank pari passu with the Series A Senior Convertible Preferred Stock described above with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. The Series B Senior Convertible Preferred Stock will rank senior to the common stock, the Series C Preferred Stock and any other class or series of capital stock of the company (other than the Series A Senior Convertible Preferred Stock) with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. We refer to such other capital stock as junior stock. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series B Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the greater of (i) the liquidation value (initially $42.58 as adjusted for capital transactions from time to time) plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share and (ii) the amount that such holder would have received in the liquidation had the holder converted the Series B Senior Convertible Preferred Stock to common stock immediately prior to the liquidation.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of any junior stock, or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Series B Senior Convertible Preferred Stock is paid its liquidation value in full, (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Senior Convertible Preferred Stock has first been paid in full in cash its liquidation value and (iii) we will pay no dividends or other distributions on Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock unless each of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Dividends.  The holder of a share of Series B Senior Convertible Preferred Stock will be entitled to receive dividends and distributions at an annual rate of 3.25% of the liquidation value, payable quarterly in cash. Unpaid dividends will accrue. So long as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock remain outstanding, we may not declare or pay any dividends on, or otherwise acquire, purchase or redeem any shares of junior stock, unless all dividends on, or other distributions accrued and unpaid with respect to, such Series B Senior Convertible Preferred Stock and Series A Senior Convertible Preferred Stock have been authorized, declared and paid in full or set aside for payment in full.

Optional Conversion.  Each share of Series B Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price initially will be $42.58, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series B Senior Convertible Preferred Stock. The anti-dilution provisions contain customary provisions with respect to stock splits, recombinations and stock dividends in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series B Senior Convertible Preferred Stock into common stock on the first date that each of the following are satisfied (but in no event earlier than the third anniversary of the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share, (ii) we have at the conversion date an effective shelf registration statement covering resales of the shares of common stock received upon such conversion of the Series B Senior Convertible Preferred Stock and (iii) the common stock is trading on the New York Stock Exchange or any another national U.S. securities exchange.

Voting Rights.  The holders of the Series B Senior Convertible Preferred Stock will have (i) the right to vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to the holders of common stock, and (ii) any voting rights to which the holders of the shares of Series B Senior Convertible Preferred Stock are entitled under Delaware law.

Change of Control Put; Fundamental Changes.  In a Company Sale (as defined in the Certificate of Designations for the Series B Senior Convertible Preferred Stock) each holder of Series B Preferred Stock may elect to require that such holder’s shares of Series B Preferred Stock be redeemed by us for consideration payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series B Preferred Stock and (ii) the liquidation value; provided, that each holder of Series B Preferred Stock who elects to exercise its Series B change of control put will receive the same securities and the same percentage mix of consideration as received by each holder of Series A Senior Convertible Preferred Stock upon exercise of the Series A change of control put in connection with such change of control transaction. Equity securities that are listed on a national securities exchange and debt that is registered, or issued pursuant to Rule 144A under the Securities Act but which is entitled to be exchanged within three months pursuant to a customary registered exchange offer, shall be marketable securities. In the event of a change of control put, as described in this section, where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as set forth in the Certificate of Designations.

If substantially all our common stock is converted into or exchanged for stock, other securities, cash or assets in a transaction, the holder of each share of Series B Senior Convertible Preferred Stock will have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior to such transaction. Any holder of Series B Senior Convertible Preferred Stock that exercises such holder’s change of control put described in “Change of Control Put; Fundamental Changes” will not have any rights to receive property pursuant to the fundamental change described in this paragraph in respect of the shares subject to the change of control put; and any holder of Series B Senior Convertible Preferred Stock that receives such property pursuant to a fundamental change described in this paragraph will not be permitted to exercise such holder’s change of control put, with respect to such transaction with respect to the shares in respect of which such fundamental change property has been received.

Transferability.  Holders of Series B Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series B Senior Convertible Preferred Stock to an affiliate. Holders of Series B Senior Convertible Preferred Stock also may transfer their Series B Senior Convertible Preferred Stock to any other person subject to the transfer restrictions described below. The Series B Senior Convertible Preferred Stock and the shares of common stock underlying the Series B Senior Convertible Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of during the 90 days after the effective date of the Plan, other than in whole pursuant to a Company Sale.

Deregistration.  So long as any shares of Series B Senior Convertible Preferred Stock are outstanding, we will not voluntarily take any action to apply for deregistration or suspension of the registration of the common stock of reorganized Delphi.

Preemptive Rights.  For so long as shares of Series A-1 Senior Convertible Preferred Stock with an aggregate liquidation preference of $250,000,000 or more remain outstanding, before we issue any shares of our capital stock to any person, we will be required to offer to issue to the holders of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shares of our capital stock to enable them to maintain the ratio between the number of shares of common stock issuable upon conversion of their Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock, as applicable, and the aggregate number of shares of common stock outstanding. Such preemptive offers are not required for: issuances of shares of capital stock pursuant to certain management or director incentive plans, stock or stock option compensation plans; in connection with a Company Sale, a stock dividend or distribution to holders of common stock or upon any stock split, subdivision or combination of shares of common stock; the conversion of any of the Convertible Preferred Stock; the exercise of any instrument convertible into or exchangeable for common stock; or equity securities we issue to third party sellers of stock or assets as consideration for purchase of such stock or assets.

Registration Rights.  Holders of Series B Senior Convertible Preferred Stock will be entitled to certain registration rights. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Series C Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding a total of up to 16,508,176 shares of Series C Convertible Preferred Stock. We refer to the Series C Convertible Preferred Stock as “Series C Preferred Stock.” We refer to the Series A Senior Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and Series C Preferred Stock collectively as the “Convertible Preferred Stock.” Such number of outstanding shares assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Ranking and Liquidation.  The Series C Preferred Stock will rank junior to the Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock (the “Senior Preferred Stock”) with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. The Series C Preferred Stock will rank senior to the common stock with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. We will be permitted to issue new capital stock that is senior to or pari passu with the Series C Preferred Stock with respect to payments of dividends and distributions upon liquidation, dissolution or winding up and other rights.

While any bankruptcy event (as defined in the Certificate of Designations for the Series C Preferred Stock) is pending, (i) we will pay no dividends or other distributions on shares of common stock or other securities that do not, by their terms, rank senior to or pari passu with the Series C Preferred Stock (which we refer to as junior stock) or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Series C Preferred Stock is paid its liquidation value in full; and (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Series C Preferred Stock has first been paid in full in cash its liquidation value plus any unpaid dividends to which it is entitled.

If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series C Preferred Stock will receive, in exchange for each share, out of legally available assets of reorganized Delphi after payment of any amount is made in respect of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock or any other shares of capital stock that is senior to the Series C Preferred Stock, a preferential amount, or liquidation value, in cash equal to the stated value of $65.00 plus the aggregate amount of all declared but unpaid dividends or distributions with respect to that share.

Dividends.  The holder of a share of Series C Preferred Stock will not be entitled to any dividends, except that if any dividends are declared and paid on the common stock, subject to the prior payment of any dividends (including declared but unpaid dividends) on the Series A Senior Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and any other capital stock that ranks senior to the Series C Preferred Stock, each share of Series C Preferred Stock shall be entitled to receive the dividends that would have been payable on the number of shares of common stock that would have been issued with respect to such share had it been converted into common stock immediately prior to the record date for such dividend (“Dividend Participation”). At such time as we have declared and paid four consecutive quarterly cash dividends on our common stock and paid the Dividend Participation in full on the Series C Preferred Stock, the Series C Preferred Stock shall no longer be entitled to Dividend Participation.

Optional Conversion.  Each share of Series C Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price will initially be $65.00, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series C Preferred Stock. The anti-dilution provisions will contain customary provisions with respect to stock splits, recombinations and stock dividends in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences. Any unpaid dividends to which the Series C Preferred Stock is entitled will be paid upon any such conversion.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series C Preferred Stock into common stock on the first date that each of the following are satisfied (but in no event earlier than the third anniversary of the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share, (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series C Preferred Stock. The holders of the Series C Preferred Stock will agree not to take any action to delay or prevent such registration statement from becoming effective and (iii) the common stock is trading on the New York Stock Exchange or any another national U.S. securities exchange.

Voting Rights.  The holders of Series C Preferred Stock will not have any voting rights, except with respect to a Company Sale, as described below, in which the consideration to be paid with respect to all common stock, including the common stock into which the Series C Preferred Stock is convertible, is not (i) equal to or greater than $65.00 per share of such common stock (with such $65.00 per share consideration to be proportionately adjusted to reflect any stock splits or stock recombinations affecting such shares of common stock) and (ii) paid in full in cash (the “Stated Consideration”) provided, that nothing shall prohibit the Series C Preferred Stock from being voted in any manner to the extent required by Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”). With respect to such a transaction, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the votes that it would otherwise have on an “as converted” basis. Upon a transfer by GM or its affiliates of the Series C Preferred Stock to someone other than GM or its affiliates in which there is no automatic conversion into common stock, as provided below under “Transferability,” the Series C Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to the holders of common stock; provided, that the foregoing voting restriction shall once again apply to such Series C Preferred Stock to the extent GM or its affiliates at any time within twelve months following such transfer beneficially own such Series C Preferred Stock.

Any Series C Preferred Stock held by GM or its affiliates that is converted into common stock, whether pursuant to this section or the section entitled “Mandatory Conversion,” will be converted into shares of common stock which, so long as such shares are held by GM or its affiliates, cannot be voted other than with respect to a Company Sale of reorganized Delphi involving a change of control of the Company in which the consideration to be paid for all common stock, including such shares of common stock held by GM or its affiliates, is not the Stated

Consideration provided, that upon the transfer by GM or its affiliates of such common stock to a transferee that is not GM or an affiliate of GM, the restriction on voting such common stock will no longer apply.

Fundamental Changes.  If substantially all our common stock is converted into or exchanged for stock, other securities, cash or assets in a transaction, the holder of each share of Series C Preferred Stock will have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior to such transaction.

Mandatory Redemption.  So long as no bankruptcy event is pending, we will redeem up to $1 billion of outstanding Series C Preferred Stock to the extent of the proceeds received from exercise, within the six months after the effective date of the Plan, of the Six-Month Warrants (as defined below). Any such redemption of shares of Series C Preferred Stock will be by payment in cash equal to the liquidation value plus any declared but unpaid dividends to which it is entitled.

Transferability.  Upon any direct or indirect sale, transfer, assignment, pledge or other disposition of any Series C Preferred Stock (other than a transfer to an affiliate of GM or any transfer completed at a time when there is a pending acceleration under our exit financing facility or any refinancing thereof), such transferred Series C Preferred Stock will automatically be converted into common stock of reorganized Delphi at the then applicable conversion price.

The Series C Preferred Stock and the shares of common stock underlying such Series C Preferred Stock, or any interest or participation therein, will be subject to the same 90-day transfer restriction applicable to Series B Senior Convertible Preferred Stock.

Deregistration.  So long as any shares of Series C Preferred Stock are outstanding, we will not voluntarily take any action to apply for deregistration or suspension of the registration of the common stock of reorganized Delphi.

Registration Rights.  GM will be a party to the registration rights agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Warrants

On or as promptly as practicable after the effective date of the Plan, we will have outstanding Warrants exercisable for ten years (the “Ten-Year Warrants”) to purchase up to 2,819,901 shares of common stock. Each Ten-Year Warrant, when exercised, initially will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $59.61 per share, subject to certain anti-dilution adjustments. The Ten-Year Warrants will expire on the tenth anniversary of the date of issuance, at which time all unexercised Ten-Year Warrants will expire.

On or as promptly as practicable after the effective date of the Plan, we will have outstanding Warrants exercisable for seven years after the date of issuance (the “Seven-Year Warrants”) to purchase up to 6,908,758 shares of common stock. Each Seven-Year Warrant, when exercised, initially will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $71.93 per share, subject to certain anti-dilution adjustments. The Seven-Year Warrants will expire on the seventh anniversary of the date of issuance, at which time all unexercised Seven-Year Warrants will expire.

On or as promptly as practicable after the effective date of the Plan, we will have outstanding Warrants exercisable for six months after the date of issuance (the “Six-Month Warrants”) to purchase up to 15,384,616 shares of common stock. Each Six-Month Warrant, when exercised, initially will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $65.00 per share, subject to certain anti-dilution adjustments. The Six-Month Warrants will expire on the six-month anniversary of the date of issuance, at which time all unexercised Six-Month Warrants will expire.

The terms of the Six-Month Warrants, the Seven-Year Warrants and the Ten-Year Warrants are set forth in a Warrant Agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Certain Limitations on Changes in Control

The obligations of the Investors to fund their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $975 million additional equity investments, are subject to our having adopted an amended and restated certificate of incorporation and amended and restated bylaws that are consistent with the EPCA and the Plan and are otherwise reasonably satisfactory to ADAH to the extent that the material terms of the amended and restated certificate of incorporation or bylaws would have a material impact on the Investors’ proposed investment in reorganized Delphi.

The forms of our amended and restated certificate of incorporation and amended and restated bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part. We have summarized below certain provisions of the DGCL, our amended and restated certificate of incorporation and our amended bylaws that may have an anti-takeover effect.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time such stockholder became an interested stockholder unless, as described below, certain conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in Section 203 of the DGCL do not apply if:

•	prior to the time the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by our Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203 of the DGCL, a “business combination” includes:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

•	certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

•	certain transactions in which the interested stockholder receives financial benefits provided by the corporation.

Under Section 203 of the DGCL, an “interested stockholder” generally is

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•	any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

•	the affiliates or associates of any such person.

Section 203 of the DGCL does not apply to the equity commitments by the Investors or the transactions contemplated by the EPCA or the Plan, as these transactions, as required by the EPCA, were approved by a majority of our current Board of Directors who are unaffiliated with the Investors.

Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws for reorganized Delphi will contain provisions that may have an anti-takeover effect, including:

•	requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual or special meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our Board of Directors;

•	providing for a classified Board of Directors; however, after the later of such time as the holders of Series A-1 Senior Convertible Preferred Stock are no longer entitled to Board rights and the Company’s 2011 annual meeting (such date, the “Classified Board Expiration Date”), there will no longer be a classified Board of Directors;

•	providing that prior to the Classified Board Expiration Date that the number of directors shall be as set forth in the amended and restated certificate of incorporation and shall be no less than three. After the Classified Board Expiration Date the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the directors;

•	providing that prior to the Classified Board Expiration Date (and subject to the rights of any class or series of Preferred Stock to elect and remove directors), directors are to be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all our outstanding shares generally entitled to vote on the election of directors (the “Voting Stock”) and after the Classified Board Expiration Dates, removal without cause would also be permitted by the affirmative vote of the holders of at least a majority of the Voting Stock;

•	providing that at any time the holders of Series A-1 Senior Convertible Preferred Stock are entitled to the Series A board rights described in “Board of Directors — Board of Directors Structure”, any vacancy in the position of a common director or the directors who are the executive chairman and chief executive officer may be filled only by the affirmative vote of a majority of the remaining directors (with the Series A directors not voting) and not by the stockholders;

•	permitting our Board of Directors to specify, from time to time, certain categories of matters which will require prior approval of our Board of Directors or a committee thereof, and further permitting our Board of Directors to specify particular matters which require approval of up to 80% of our Board of Directors;

•	providing that stockholders would be prohibited from taking action by written consent during the first two years after the effectiveness of the Plan; however thereafter, action by written consent would be permitted;

•	providing that during the first two years after the effectiveness of the Plan record holders of 15% of the Voting Stock would be entitled to call a special meeting of stockholders; however, thereafter record holders of 10% of the Voting Stock would be entitled to call such a meeting and special meetings of the stockholders may be called at all times by a majority of our Board of Directors; and

•	requiring a supermajority stockholder vote of (a) 75% of the Voting Stock during the first two years after the effectiveness of the Plan and (b) 66 2/3% of the Voting Stock thereafter, to amend certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, including provisions relating to action by written consent of stockholders, ability of stockholders to call a special meeting, at such time as the Series A-1 Senior Convertible Preferred Stock holders are entitled to Series A board rights, our Board of Directors (e.g., election and removal of directors) and officers.

  Stockholder Rights Plan

We currently have a stockholder rights plan. In accordance with the EPCA, however, this rights plan will be terminated effective as of the effective date of the Plan. Our amended and restated certificate of incorporation will allow the Board of Directors of reorganized Delphi to issue new series of preferred stock without the consent of our stockholders, and it will be legally possible after the effective date of the Plan to designate such preferred stock in connection with adopting a new stockholder rights plan.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PROPOSED EXIT FINANCING

As a condition of our emergence from bankruptcy and the effectiveness of the Plan, we must obtain approximately $6.1 billion of exit financing. We are currently seeking commitments from lenders for exit financing on the terms described below. However, the U.S. and global credit markets currently are challenging. In particular, the market for leveraged loans is marked by substantial uncertainty and a significant decline in capacity. As of the date of this prospectus, we do not have sufficient firm commitments from lenders to complete our exit financing. There are no assurances that we will be able to obtain exit financing on the terms described below, or at all. If we are unable to obtain exit financing, then the Plan will not become effective. If the Plan does not become effective, we will not issue any shares of common stock of reorganized Delphi in the rights offerings, and we will refund to you the total amount of the exercise price, if any, paid by you upon exercise of your rights, without interest. If we obtain exit financing on terms different from those described below, then the modified terms of the exit financing may have an adverse impact on reorganized Delphi and the value of your investment in reorganized Delphi.

Proposed Exit Financing

We are seeking to enter into an exit financing facility with certain lenders as of the effective date of the Plan. We are seeking commitments for an exit financing facility consisting of:

•	$1.6 billion in an asset-backed revolving credit facility;

•	$3.7 billion in a first-lien term loan facility; and

•	$825 million in a second-lien term loan facility.

An affiliate of GM has agreed to finance up to $2.0 billion (on a first loss basis) of the first-lien term loan facility. In addition, an affiliate of GM has agreed to finance all of the $825 million second-lien term loan facility, if necessary, to the extent that we do not receive commitments from other lenders sufficient to ensure that the net proceeds of our exit financing, the net proceeds of the rights offerings and the net proceeds of the sale of securities of reorganized Delphi to the Investors are sufficient to fund fully the transactions contemplated by the EPCA.

We plan to use our exit financing proceeds to make payments and distributions on the effective date of the Plan, including repayment of our senior secured debtor-in-possession financing, and to support our post-reorganization operations. See “Use of Proceeds.”

The exit financing is expected to bear interest at the London Interbank Borrowing Rate (“LIBOR”), with a floor of 3.25%, plus a margin. As of March 7, 2008, LIBOR was approximately 3.0%, and accordingly we estimate that we will be required to use the LIBOR floor of 3.25%. We estimate our weighted average interest rate on our estimated exit financing post emergence to be approximately 10.2% (based on current LIBOR rates and excluding OID and fair value adjustment amortization) and our total outstanding indebtedness to be approximately $5.3 billion (face value, including foreign debt). A 1/8% increase or decrease in our expected weighted average interest rate, including, from an increase in LIBOR (excluding the impact of the LIBOR floor), would increase or decrease interest expense on our exit financing by approximately $6 million annually. For a discussion of the impact of OID and fair value adjustment amortization on interest expense, see footnote (b) to our Unaudited Pro Forma Condensed Consolidated Statement of Operations.

A more detailed description of certain of the terms of the exit financing facilities that we are seeking is set forth below. However, there can be no assurances that we will obtain exit financing in the amounts or otherwise on the terms set forth herein or at all.

Asset-Based Revolving Credit Facility

Reorganized Delphi will be the borrower under the revolving credit facility (the “ABL Revolver”). The ABL Revolver will have a term of six years. Availability under the ABL Revolver will be subject to a borrowing base.

The ABL Revolver will require compliance with a fixed charge coverage ratio of 1:01 to 1:00 if excess availability is less than $500 million. In addition, the ABL Revolver will contain customary restrictive covenants, including, but not limited to, restrictions on the ability of reorganized Delphi and its subsidiaries to incur additional indebtedness, create liens, make investments or specified payments, give guarantees, pay dividends, make capital expenditures and merge or acquire or sell assets with usual and customary exceptions to such limitations.

The ABL Revolver also will contain certain customary events of default, including, without limitation, payment defaults, cross-defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, certain customary ERISA events, judgment defaults, and failure of any guaranty or security document supporting the facility to be in full force and effect.

The ABL Revolver will be guaranteed by substantially all of the material reorganized U.S. subsidiaries of Delphi (together with reorganized Delphi, the “U.S. Loan Parties”), and, subject to certain exceptions, will be secured by a perfected first priority security interest in, and lien on all cash, accounts receivable, inventories, machinery and equipment, material owned real estate and related rights of the U.S. Loan Parties. Subject to certain exceptions the obligations under this facility will also be secured by a perfected third priority security interest in, and lien on all other tangible and intangible assets of the U.S. Loan Parties (such other assets, the “U.S. Term Loan Priority Collateral”).

First-Lien Term Loan Facility

Reorganized Delphi will be the primary borrower under the first-lien term loan facility, although up to the Euro-equivalent of $750 million of the first-lien term loan facility may be made available, in euros, to Delphi Holdings Luxembourg, an indirect wholly-owned subsidiary of Delphi and holding company of substantially all of Delphi’s European operating subsidiaries (the “European Borrower”).

The first-lien term loan facility will have a term of seven years, although it will be subject to amortization at a rate of 1% per annum and, subject to various exceptions, will require mandatory prepayments with asset sale proceeds, debt proceeds and excess cash flow in each case, subject to permitted reinvestment rights. Prepayments of the first-lien term loan facility may give rise to prepayment premiums during the first and second years following the emergence.

The first-lien term loan facility will have Maximum Total Leverage and Minimum Interest Coverage covenants tested quarterly, at levels to be determined. In addition, the first-lien term loan facility will contain customary restrictive covenants, including, but not limited to, restrictions on the ability of reorganized Delphi and its subsidiaries to incur additional indebtedness, create liens, make investments or specified payments, give guarantees, pay dividends, make capital expenditures and merge or acquire or sell assets with usual and customary exceptions to such limitations.

The first-lien term loan facility also will contain certain customary events of default, including, without limitation, payment defaults, cross-defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, certain customary ERISA events, judgment defaults, and failure of any guaranty or security document supporting the facility to be in full force and effect.

The obligations of reorganized Delphi in respect of the first-lien term loan facility shall be guaranteed by the other U.S. Loan Parties, and the respective obligations of the U.S. Loan Parties shall be secured by a perfected first priority security interest in, and a lien on, all U.S. Term Loan Priority Collateral. Additionally, the obligations under this facility will be secured by a perfected second priority security interest in, and a lien on, all ABL facility first priority collateral.

In the event reorganized Delphi pursues a European tranche, the obligations of the European Borrower in respect of the Euro portion of the first-lien term loan facility are anticipated to be guaranteed by the U.S. Loan Parties and certain foreign subsidiaries of reorganized Delphi, and are anticipated to be secured by a first priority lien on (i) the U.S. Term Loan Priority Collateral, (ii) the stock of the foreign subsidiary guarantors, the European Borrower and certain other foreign subsidiaries, and (iii) substantially all the other assets of certain of the foreign subsidiary guarantors.

Second-Lien Term Loan Facility

Reorganized Delphi will be the borrower under the second-lien term loan facility.

The second-lien term loan facility will have a term of eight years, although it will require, subject to various exceptions, mandatory prepayments with asset sale proceeds, debt proceeds and excess cash flow in each case, subject to permitted reinvestment rights. Prepayments of the second-lien term loan facility may give rise to prepayment premiums.

The second-lien term loan facility will have Maximum Total Leverage and Minimum Interest Coverage covenants tested quarterly, at levels to be determined. In addition, the second-lien term loan facility will contain covenants similar to those for the first-lien credit facilities, but shall provide for greater flexibility and cushion off the ABL Revolver and the first-lien term facility.

It is currently anticipated that the second-lien term loan facility will contain covenants similar to those for the first-lien credit facilities, with a few notable exceptions — namely that rather than a cross-default, there will be a cross-payment default and a cross-acceleration to material indebtedness. Generally, we anticipate that events of default for the second-lien term facility will provide for higher thresholds and longer grace periods that the ones ultimately set forth for the first-lien credit facilities.

The obligations of reorganized Delphi in respect of the second-lien term loan facility will be guaranteed by the other U.S. Loan Parties, and the respective obligations of each U.S. Loan Party under the second-lien term loan facility shall be secured by a perfected second priority security interest in, and a lien on, all U.S. Term Loan Priority Collateral. Further, the facility will be secured by a perfected third priority security interest in, and a lien on, all ABL facility first priority collateral.

SHARES ELIGIBLE FOR FUTURE SALE

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until it was delisted by New York Stock Exchange effective October 11, 2005. Since that time, our common stock has been quoted on the Pink Sheets under the symbol “DPHIQ.”

Future sales of substantial amounts of our common stock in the market could adversely affect market prices prevailing from time to time and our ability to raise equity capital in the future. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

On or as promptly as practicable after the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming (i) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi initially on a one for one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (ii) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and (iii) exercise in full of the Warrants at the initial exercise price. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Of these shares:

•	461,552 shares of common stock issued to the holders of our common stock on the record date pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan;

•	2,819,901 shares of common stock underlying the Ten-Year Warrants issued to the holders of our common stock on the record date pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any such securities purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan;

•	6,908,758 shares of common stock underlying the Seven-Year Warrants issued to the holders of our common stock on the record date pursuant to section 1145(b) of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any such securities purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan;

•	up to 16,508,176 shares of common stock into which the Series C Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be issued to GM pursuant to section 1145(b) of chapter 11 of the Bankruptcy Code and will be freely transferable without restriction under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan (such number of shares assumes that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to the shares of common stock issuable upon conversion of the Series C Preferred Stock;

•	15,384,616 shares of common stock underlying the Six-Month Warrants issued to the holders of our common stock on the record date will be issued pursuant to the registration statement of which this prospectus forms a part and will be freely transferable without restriction or registration under the Securities Act, except for any such securities purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the consummation of this offering;

•	18,872,979 shares of common stock into which the Senior Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be held by the Investors and will be “restricted securities” as defined in Rule 144 under the Securities Act and may be sold in the public market only if registered or pursuant to an exemption from registration under Rule 144 under the Securities Act or otherwise; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to the Series A-2 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock;

•	up to 17,237,418 shares of common stock issued to creditors in respect of their Trade and Other Unsecured Claims pursuant to section 1145(b) of chapter 11 of the Bankruptcy Code and will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145 of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan (this figure assumes that Trade and Other Unsecured Claims total approximately $1.31 billion. In addition, if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to our creditors in partial satisfaction of those trade and unsecured claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi pursuant to the Plan;

•	31,349,736 shares of common stock issued in respect of claims arising under or as a result of Delphi’s senior notes pursuant to section 1145(b) of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one or our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145 of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan; see also “Certain

Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi pursuant to the Plan;

•	4,996,231 shares of common stock issued in respect of claims arising under or as a result of Delphi’s subordinated notes pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one or our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi pursuant to the Plan;

•	a total of 34,184,148 shares of common stock (giving effect to expected sales to additional investors) held by ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, consisting of a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or assuming rights holders (other than the Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 54,742,659 shares of common stock (giving effect to expected sales to additional investors), consisting of a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively; in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights that the Investors have with respect to their shares of capital stock of reorganized Delphi. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information”;

•	41,026,309 shares of common stock (if all of the discount rights are exercised in the discount rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part; and

•	21,680,996 shares of common stock (if all of the par rights are exercised in the par rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part (if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to our creditors in partial satisfaction of trade and unsecured claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan).

In addition, under the Delphi Corporation 2007 Long-Term Incentive Plan, we will have available for issuance to our employees a number of shares of common stock of reorganized Delphi equal to 8% of the number of fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the

Plan and the transactions contemplated thereby. Prior to or as soon as practicable after effectiveness of the Plan, we intend to file a registration statement on Form S-8 under the Securities Act covering the shares of our common stock issued or reserved for issuance under the Delphi Corporation 2007 Long-Term Incentive Plan. Accordingly, shares of our common stock registered under such registration statement will be available for sale in the open market, subject to applicable vesting restrictions.

Rule 144

In general, under Rule 144 under the Securities Act, a person, or persons whose shares are aggregated, who is not (and has not been for at least three months prior to the date of sale) our affiliate and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to resell their restricted shares without limitation, subject to the availability of current public information about us if such shares have been held for longer than six months and less than one year. Under Rule 144, a person that is our affiliate, and has held its restricted shares for at least six months, is entitled to resell, within any three-month period, a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock or the average weekly trading volume of our common stock calculated in accordance with Rule 144, subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 under the Securities Act since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Registration Rights

On the effective date of the Plan, we will enter into a registration rights agreement with GM and the Investors pursuant to which we will grant certain registration rights with respect to the Series A-2 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock, any shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock or the Series C Preferred Stock, any other shares of common stock held by any Investor (including shares acquired in the rights offerings or upon the exercise of preemptive rights), and any additional securities issued or distributed by way of a dividend or other distribution in respect of any such securities.

In addition, all holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi (each a “10% Holder”) will be granted, in the aggregate, one demand registration right, provided that (i) in no event will reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right will not, in any way, conflict with the registration rights of GM or the Investors and (iii) 10% Holders will not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.

For a description of some of the provisions of this registration rights agreement, see “Certain Relationships and Related Transactions — Registration Rights Agreement.” Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates.

Stock Options

On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) will be canceled pursuant to the Plan. The Board of Directors of reorganized Delphi may consider from time to time after the effective date of the Plan adopting a new stock option plan or similar plans or issuing stock options or other equity securities after the effective date of the Plan.

PLAN OF DISTRIBUTION

We are distributing to holders of our common stock, at no charge, nontransferable par rights to purchase a total of 21,680,996 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one par right for each 26 shares of our common stock owned of record at 5:00 p.m., New York City time, on January 17, 2008, the record date for rights offerings. We are distributing to Eligible Holders transferable discount rights to purchase a total of 41,026,309 shares of common stock of reorganized Delphi. Each Eligible Holder will receive, at no charge, for each $99.07 of such Eligible Holder’s General Unsecured Claim, one transferable right to purchase one share of common stock of reorganized Delphi. Each discount right entitles the holder to purchase one share of common stock of reorganized Delphi at a price of $38.39 in cash per full share pursuant to the basic subscription privilege ($38.64 in cash per full share pursuant to the oversubscription privilege), and each par right entitles the holder to purchase one share of common stock of reorganized Delphi at a price of $59.61 in cash per full share. We will distribute the shares of common stock subscribed for in the rights offerings as promptly as practicable after the effective date of the Plan.

The Investors have agreed to purchase from reorganized Delphi, at the basic subscription privilege exercise price of $38.39 in cash per full share, all of the shares of common stock that are not purchased pursuant to the exercise of discount rights in the discount rights offering. This backstop commitment of the Investors is subject to the satisfaction of the conditions set forth in the EPCA. We have paid the Investors a fee of $63 million for their backstop commitment and their other equity commitments, which fee includes a $6 million fee to ADAH to compensate ADAH for arranging the transactions contemplated by the EPCA. We also agreed to pay certain of the Investors costs and expenses relating to the Plan. We have agreed to indemnify the Investors from liabilities that they may incur in connection with the rights offerings and their backstop commitment.

The backstop commitment of the Investors does not apply to the par rights offering. However, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan). See “Use of Proceeds.”

Our total gross proceeds from the rights offerings (assuming that all par rights are exercised) will be up to approximately $2.9 billion, before deducting fees, including the Investors’ backstop commitment fee, and expenses related to the rights offerings. Our gross proceeds from the discount rights offering (including proceeds of any shares of common stock purchased by the Investors pursuant to their backstop commitment) will be up to approximately $1.6 billion, before deducting the $39 million backstop commitment fee paid to the Investors, and our gross proceeds from the par rights offering (assuming that all par rights are exercised) will be approximately $1.3 billion, in each case, before deducting approximately $6.1 million of expenses related to the rights offerings.

We intend to use the net proceeds from the rights offerings, together with other available funds, including an additional approximately $975 million equity investments in reorganized Delphi by the Investors, borrowings under our currently anticipated $6.1 billion of exit financing (after deducting the $18 million preferred commitment fee paid to the Investors and the $6 million arrangement fee paid to ADAH), to make payments and distributions contemplated by the Plan and for general corporate purposes. See “Use of Proceeds” for a description of the application of the proceeds of the rights offerings and the Plan.

We are offering the rights and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offerings and, except for the commitment fee paid to the Investors, no commissions, fees or discounts will be paid in connection with the rights offerings. Computershare Trust Company, N.A. is acting as rights agent for the rights offerings, and Georgeson Inc. is acting as information agent for the rights offerings. Although certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

During the discount rights offering and for the five trading days after the expiration date of the discount rights, this prospectus may also be used by each Investor (other than certain Investors, including Merrill) to offer and sell discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering from time to time, as determined by such selling Investor. Such Investors may effect sales of discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights and common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering in the over-the-counter market or otherwise, at market prices, prices related to market prices or negotiated prices. In effecting these transactions, each of such selling Investors may realize profits or losses independent of the compensation referred to above. Each of such selling Investors may also make sales of discount rights, common stock of reorganized Delphi issuable upon exercise of discount rights or common stock of reorganized Delphi issuable in connection with such Investor’s backstop of the discount rights offering to dealers at prices which represent concessions from the prices at which discount rights or shares of common stock of reorganized Delphi are then trading in the market. The amount of these concessions, if any, will be determined from time to time by the particular selling Investor. Any discount rights or common stock so offered are offered subject to completion of the discount rights offering, to consummation of the Plan and issuance of the common stock by reorganized Delphi, and to such selling Investor’s right to reject orders in whole or in part. Any such selling Investor may be deemed to be an underwriter, as such term is defined in the Securities Act.

We will pay all customary fees and expenses of the rights agent and the information agent related to the rights offerings. We also have agreed to indemnify the rights agent and the information agent from liabilities that they may incur in connection with the rights offerings.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material United States federal income tax considerations to Eligible Holders and holders of common shares in Delphi (“Old Common Shares”) that are U.S. Holders (as defined below) relating to the receipt, exercise, disposition and expiration of rights received by such holders in the Rights Offering, and the ownership and disposition of newly-issued common shares received as a result of the exercise of rights (“Additional New Common Shares”). With respect to the holders of Old Common Shares, it addresses only those holders that hold Old Common Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The following summary does not purport to be a complete analysis of all of the potential United States federal income tax considerations that may be relevant to particular holders of rights or Additional New Common Shares in light of their particular circumstances nor does it deal with persons that are subject to special tax rules, such as brokers, dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities or qualified retirement plans, holders of more than 5% of a class of our stock by vote or value (whether such stock is actually or constructively owned), regulated investment companies, common trust funds, holders subject to the alternative minimum tax, persons holding rights or Additional New Common Shares as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, holders that have a “functional currency” other than the United States dollar, and U.S. expatriates. In addition, the discussion below does not address persons who hold an interest in a partnership or other entity that holds rights or Additional New Common Shares, or tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or other United States federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax. Furthermore, the discussion below does not address the United States federal income tax consequences to holders that own Eligible Claims and/or Old Common Shares in more than one class and does not address the United States federal income tax consequences to a holder that is not a U.S. Holder (as defined below).

The following is based on the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative rulings and court decisions, in each case as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect.

As used herein, the term “U.S. Holder” means a beneficial holder of rights or Additional New Common Shares that is (1) a citizen or individual resident of the United States, (2) a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or (ii) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person.

The tax treatment of a partner in a partnership, or other entity treated as a partnership for United States federal income tax purposes, may depend on both the partnership’s and the partner’s status. Partnerships that are beneficial owners of rights or Additional New Common Shares, and partners in such partnerships, are urged to consult their own tax advisors regarding the United States federal, state, local and non-United States tax consequences to them of the receipt, exercise, disposition and expiration of rights and the ownership and disposition of Additional New Common Shares.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.

Receipt of Discount Rights by Eligible Holders

The United States federal income tax consequences to a holder of an Eligible Claim will vary depending upon, among other things, whether such Eligible Claims constitute “securities” for United States federal income tax purposes. The determination of whether a debt instrument constitutes a security depends upon an evaluation of the nature of the debt instrument, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for United States federal income tax purposes. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities, and corporate debt instruments with maturities when issued of ten years or more are considered securities. Each holder of Eligible Claims is urged to consult its own tax advisor regarding the status of its Eligible Claims.

If such Eligible Claims constitute securities for United States federal income tax purposes, the exchange of such Eligible Claims for newly issued common stock and discount rights should constitute a “recapitalization” for United States federal income tax purposes. As a result, except as discussed below with respect to Eligible Claims for accrued interest and accrued market discount, a holder of such Eligible Claims should not recognize income, gain, deduction or loss on the receipt of the discount rights in the rights offering (other than with respect to any Eligible Claim for accrued interest). A holder’s adjusted tax basis in an Eligible Claim should be allocated among the newly issued common stock and discount rights received with respect to such Eligible Claim based upon the relative fair market values thereof (other than newly issued common stock and discount rights received for accrued interest). The holding period for the discount rights will include the holder’s holding period for the Eligible Claims.

Under the Plan, a portion of the newly issued common stock and discount rights distributed to holders of Eligible Claims may be treated as distributed with respect to their Eligible Claims for accrued interest. Holders of Eligible Claims for accrued interest which previously have not included such accrued interest in taxable income will be required to recognize ordinary income equal to the amount of newly issued common stock and discount rights received with respect to such Eligible Claims for accrued interest. The extent to which consideration distributable under the Plan is allocable to accrued interest is not clear. Holders of such Eligible Claims are advised to consult their own tax advisors to determine the amount, if any, of consideration received under the Plan that is allocable to accrued interest.

The market discount provisions of the Code may apply to holders of Eligible Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the adjusted tax basis of the bond in the holder’s hands immediately after its acquisition. However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount. A holder that holds its Eligible Claims as securities should not be required to recognize any accrued but unrecognized market discount upon the disposition of its Eligible Claims for newly issued common stock and discount rights pursuant to the Plan, although it may be required to recognize any accrued but unrecognized market discount upon a subsequent taxable disposition of its discount rights (including any common stock received upon exercise of a discount right). Although not free from doubt, Delphi believes that a holder should not be required to recognize any accrued but unrecognized market discount upon the exercise of a discount right received in exchange for its Eligible Claims. However, the treatment of accrued market discount in a nonrecognition transaction is subject to the issuance of Treasury Regulations that have not yet been promulgated. In the absence of such Treasury Regulations, the application of the market discount rules to the exercise of a discount right received in exchange for an Eligible Claim is uncertain. If a holder of an Eligible Claim that was required under the market discount rules of the Code to defer its deduction of all or a portion of the interest on indebtedness, if any, incurred or maintained to acquire or carry the Eligible Claim, continued deferral of the deduction for interest on such indebtedness may be required. Any such deferred interest expense would be attributed to the newly issued common stock and discount rights received in exchange for the Eligible Claim, and would be treated as interest paid or accrued in the year in which the newly issued common stock and discount rights are disposed.

If such Eligible Claims do not constitute securities for United States federal income tax purposes, the exchange of such Eligible Claims for newly issued common stock and discount rights should constitute a taxable exchange for United States federal income tax purposes. As a result, a holder of Eligible Claims would generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the fair market value on the Effective Date of the newly issued common stock and discount rights received in exchange for its Eligible Claim, and (2) the holder’s adjusted tax basis in its Eligible Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Eligible Claim in such holder’s hands, whether the Eligible Claim constitutes a capital asset in the hands of the holder, whether the Eligible Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Eligible Claim. Any such gain recognized would generally be treated as ordinary income to the extent that the discount rights are received in respect of accrued but unpaid interest or accrued market discount that, in either case, have not been previously taken into account under the holder’s method of accounting as discussed under “— Receipt of Discount Rights by Eligible Holders” above. A holder of Eligible Claims recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. A holder’s aggregate tax basis in the discount rights received in exchange for its Eligible Claims would generally be equal to the fair market value of such discount rights on the Effective Date. The holding period for the discount rights received pursuant to the Plan would begin on the day after the Effective Date.

Receipt of Par Rights by Holders of Old Common Shares

A holder of Old Common Shares that receives newly issued common stock pursuant to the Plan will not recognize income, gain, deduction, or loss on the receipt of newly issued common stock, par rights and warrants. A holder’s adjusted tax basis in its Old Common Shares should be allocated among the newly issued common stock, par rights and warrants based upon the relative fair market values thereof. The holding period for the par rights will include the holder’s holding period for the Old Common Shares.

A holder of Old Common Shares that does not receive newly issued common stock pursuant to the Plan (for example, due to the fact that payments of fractions of shares of common stock will not be made to holders of Old Common Shares) will recognize capital gain or loss (subject to the wash sale rules discussed below) on the receipt of par rights in an amount equal to the difference between the fair market value of the par rights, if any, received and the holder’s adjusted tax basis in the Old Common Shares exchanged for such par rights. Such capital gain or loss will be long-term capital gain or loss if the holding period for the Old Common Shares exchanged for the par rights exceeds one year at the time the par rights are distributed. Capital gains of non-corporate holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations. The holder’s tax basis in the par rights, if any, will be equal to the fair market value of the par rights at the time the par rights are received. The holding period for the par rights, if any, will commence on the day after the date of receipt.

To the extent a loss would otherwise be recognizable on the exchange, such loss may be deferred under the “wash sale” rules of the Code. The wash sale rules provide for the disallowance of a loss on the sale or other disposition of shares of stock or securities where it appears that, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquired, or has entered into a contract or option to acquire, “substantially identical” stock or securities. If the Old Common Shares and the common stock receivable upon exercise of the par rights are considered substantially identical and the exchange of Old Common Shares for par rights results in a loss to the holder, such loss may be disallowed and added to the tax basis of the par rights received. The extent to which such loss would be disallowed is unclear. Holders of Old Common Shares are urged to consult their own tax advisors regarding how the “wash sale” rules apply to them in light of their particular circumstances.

Exercise of Rights

A holder will not recognize gain or loss on the exercise of a right. The holder’s tax basis in Additional New Common Shares received as a result of the exercise of the right will equal the sum of the exercise price paid for the Additional New Common Shares and the holder’s tax basis in the right determined as described under “— Receipt of Discount Rights by Eligible Holders” or “— Receipt of Par Rights by Holders of Old Common Shares” above. The holding period for the Additional New Common Shares received as a result of the exercise of the right will begin on the exercise date.

A holder of Old Common Shares that exercises par rights should be aware that, to the extent the wash sale rules did not apply to an exchange of Old Common Shares for par rights as described under “— Receipt of Par Rights by Holders of Old Common Shares” above, the exercise of such par rights could result in any loss that might otherwise be recognized by such holder upon receipt of par rights or with respect to a holder’s Old Common Shares being disallowed under the wash sale rules if such exercise occurs within 30 days of the receipt of the par rights. If the wash sale rules apply to a holder’s loss upon receipt of par rights or with respect to its Old Common Shares, the holder’s tax basis in any Additional New Common Shares received as a result of the exercise of the par rights would be increased to reflect the amount of the disallowed loss. Holders of Old Common Shares are urged to consult their own tax advisors regarding how the wash sale rules apply to them in light of their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Rights

If a holder sells, exchanges or otherwise disposes of rights in a taxable disposition (or a holder of discount rights receives oversubscription cash pursuant to the Plan), the holder generally will recognize capital gain or loss equal to the difference, if any, between the amount realized for the rights and the holder’s tax basis in the rights. Capital gain of non-corporate holders derived with respect to a sale, exchange or other disposition of rights in which the holder has a holding period exceeding one year (determined as described under “— Receipt of Discount Rights by Eligible Holders” or “— Receipt of Par Rights by Holders of Old Common Shares” above) may be eligible for reduced rates of taxation. The deductibility of capital loss is subject to limitations under the Code. Holders are urged to consult their tax advisors regarding such limitations.

Expiration of Rights

A holder that allows a right to expire generally should recognize capital loss equal to the holder’s tax basis in the right, which will be treated as long-term or short-term capital loss depending upon whether such holder’s holding period in the rights exceeds one year as of the date of the expiration. With respect to the receipt of oversubscription cash by a holder of discount rights, see discussion under “— Sale, Exchange or Other Taxable Disposition of Rights” above. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations.

Dividends on Additional New Common Shares

The gross amount of any distribution of cash or property (other than in liquidation) made to a holder with respect to Additional New Common Shares generally will be includible in gross income by a holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Delphi as determined under United States federal income tax principles. A distribution which is treated as a dividend for United States federal income tax purposes may qualify for the 70% dividends-received deduction if such amount is distributed to a holder that is a corporation and certain holding period and taxable income requirements are satisfied. Any dividend received by a holder that is a corporation may be subject to the “extraordinary dividend” provisions of the Code. Dividends received by non-corporate holders in taxable years beginning before January 1, 2011 may qualify for a maximum 15% rate of taxation if certain holding period and other requirements are met.

A distribution in excess of Delphi’s current and accumulated earnings and profits will first be treated as a return of capital to the extent of the holder’s adjusted tax basis in its Additional New Common Shares and will be applied against and reduce such basis dollar-for-dollar (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent taxable disposition of the Additional New Common Shares). To the extent that such distribution exceeds the holder’s adjusted tax basis in its Additional New Common Shares, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such holder’s holding period in its Additional New Common Shares exceeds one year as of the date of the distribution.

Sale, Exchange or Other Taxable Disposition of Additional New Common Shares

For United States federal income tax purposes, a holder generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of any of its Additional New Common Shares in an amount equal to the difference between the amount realized for the Additional New Common Shares and the holder’s adjusted tax basis in the Additional New Common Shares. Capital gain of non-corporate holders derived with respect to a sale, exchange or other disposition of Additional New Common Shares held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code. Holders are urged to consult their own tax advisors regarding such limitations.

Information Reporting and Backup Withholding Tax

Certain payments, including payments in respect of accrued interest or market discount, are generally subject to information reporting by the payor to the IRS. Moreover, a holder may be subject to backup withholding tax on payments of dividends and proceeds received on a sale, exchange or other taxable disposition if certain information reporting requirements are not met. Backup withholding tax is not an additional tax. A holder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such holder’s United States federal income tax liability and, if backup withholding tax results in an overpayment of tax, such holder may be entitled to a refund, provided that the requisite information is correctly furnished to the IRS in a timely manner.

Each taxpayer should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE RECEIPT, EXERCISE, DISPOSITION AND EXPIRATION OF THE RIGHTS AND THE OWNERSHIP AND DISPOSITION OF ADDITIONAL NEW COMMON SHARES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF ITS PARTICULAR SITUATION.

LEGAL MATTERS

Certain legal matters relating to the rights and the common stock offered hereby will be passed upon for Delphi Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Delphi Corporation at December 31, 2007 and 2006, and for the two years in the period ending December 31, 2007 appearing in Delphi Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and related financial statement schedule for the years ended December 31, 2005, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the company’s reorganization under Chapter 11 and going concern assumptions), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 11, 2008

PROSPECTUS

15,384,616 Warrants Exercisable to Purchase Shares of Common Stock and
15,384,616 Shares of Common Stock Initially Issuable
Upon Exercise of Such Warrants

This prospectus relates to the offer and sale by Delphi following and subject to its emergence from bankruptcy (Delphi, following its emergence from bankruptcy, is referred to as “reorganized Delphi”) of up to a total of 15,384,616 shares of common stock of reorganized Delphi, initially issuable upon the exercise of 15,384,616 warrants (the “warrants”), as described below. Following and subject to our emergence from bankruptcy each holder of our common stock will receive, at no charge, for each 37 shares of our common stock owned of record at 5:00 p.m., New York City time, on February 11, 2008, one transferable warrant exercisable to purchase one share of common stock of reorganized Delphi for an exercise price of $65.00 per share, subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type.

The warrants will be issued as soon as reasonably practicable, but no later than the Distribution Date (as defined below). The “Distribution Date” is the date, selected by Delphi, upon which distributions of allowed claims and allowed interests entitled to receive distributions under the Plan (as defined below) shall commence, which date shall occur as soon as reasonably practicable after, but in no event later than 30 days after, the effective date of the Plan.

The warrants expire at 5:00 p.m., New York City time, on the six-month anniversary of the date they are issued. If you do not exercise or sell your warrants prior to their expiration, you will lose any value represented by those warrants. You should carefully consider whether to exercise or sell your warrants prior to their expiration. If you decide to exercise any of your warrants, you should carefully comply with the exercise procedures set forth in this prospectus. Additional information about the warrants may be found in this prospectus beginning on page 1 in the section entitled “Questions and Answers About the Warrants.”

A fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fewer than 37 shares (or other than a whole multiple of 37 shares) of our common stock as of the record date, you will receive the following treatment: Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described in this prospectus, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

The warrants are being issued to raise funds in connection with our plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”). If the Plan becomes effective, on the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the “discount rights offering” and the “par rights offering” (together, the “rights offerings”) described in the rights offering prospectus included in the registration statement of which this prospectus forms a part) outstanding prior to the effective date of the Plan will be canceled, and on or as soon as practicable after the effective date of the Plan, but no later than the Distribution Date, reorganized Delphi will make the distributions provided for in the Plan.

Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, there will be outstanding up to 160,124,155 shares of common stock of reorganized Delphi. The 160,124,155 share figure assumes (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (as defined under “Description of Capital Stock — Preferred Stock”) (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis), that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to General Motors (“GM”) under the Plan), (2) no exercise of par rights and exercise in full of discount rights (or the backstop commitment of the Investors (as defined below) of the discount rights offering) and (3) exercise in full of the warrants and exercise in full of the seven-year warrants and the ten-year warrants (together, the “other Delphi warrants”) to be issued pursuant to the Plan, which warrants and other Delphi warrants initially will be exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi. The 160,124,155 share figure also assumes that 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their “Trade and Other Unsecured Claims” (as defined in the Plan) in an aggregate amount of approximately $1.31 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. See “Use of Proceeds” and “Capitalization.”

Exercising the warrants and investing in the common stock of reorganized Delphi involve risks. We urge you to carefully read the “Risk Factors” sections beginning on page 23 of this prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your warrants.

Total proceeds	$1,000,000,000
Estimated offering expenses	$3,248,350
Proceeds, after offering expenses, to us	$996,751,650

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

On August 3, 2007, we executed an Equity Purchase and Commitment Agreement (as amended as of December 10, 2007, and as it may be further amended, modified or supplemented from time to time, the “EPCA”) with A-D Acquisition Holdings LLC (“ADAH”), which is an affiliate of Appaloosa Management, L.P. (“Appaloosa”), Harbinger Del-Auto Investment Company, Ltd., which is an affiliate of Harbinger Capital Partners Master Fund I, L.P. (“Del-Auto”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), UBS Securities LLC (“UBS”), Goldman Sachs & Co. (“Goldman”), and Pardus DPH Holding LLC, which is an affiliate of Pardus Special Opportunities Master Fund L.P. (“Pardus”), pursuant to which, and on the terms and subject to the conditions set forth in the EPCA, which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement,” ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus (collectively, the “Investors”) would invest, assuming the full backstop commitment of the discount rights offering, $2.55 billion in reorganized Delphi. The Investors have agreed to backstop the discount rights offering, on the terms and subject to the conditions of the EPCA, by purchasing from us on the effective date of the Plan, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. The backstop commitment does not apply to the par rights offering.

On September 6, 2007, we filed with the Bankruptcy Court our disclosure statement (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”) and the Plan. After a hearing on December 6 and 7, 2007, the Bankruptcy Court entered an order approving our first amended Disclosure Statement, which was filed with the Plan on December 10, 2007. The Plan provides for certain recoveries to our creditors and shareholders, including the rights offerings discussed herein.

On January 25, 2008, the Plan, as amended as of that date, was confirmed by the Bankruptcy Court. We will not emerge from bankruptcy, and we will not issue any warrants or shares of common stock of reorganized Delphi upon exercise of warrants, unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

We will receive gross proceeds of $1.0 billion from the exercise of the warrants, if all the warrants are exercised before deducting fees and expenses related to the offering of the warrants and the warrant shares. We will use the net proceeds generated from the exercise of the warrants in the following order: (1) first, to redeem any shares of Series C Convertible Preferred Stock issued to GM pursuant to the Plan, (2) second, to the extent that any net proceeds remain, to redeem second-lien notes issued to GM pursuant to the Plan, and (3) third, to the extent that any net proceeds remain, for general corporate purposes. See “Use of Proceeds.”

i

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock (as defined below) and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (assuming the full exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of warrants or other Delphi warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. The Investors are not obligated to backstop the discount rights offering unless certain conditions are satisfied under the EPCA. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Security Ownership of the Investors and Certain Other Beneficial Owners.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Use of Proceeds,” “Capitalization” “Certain Relationships and Related Transactions — Registration Rights Agreement” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus also assume that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds

1 The projected percentage ownership of each of the Investors and their affiliates does not reflect all of the shares to be received by certain affiliates of the Investors as a result of claims such affiliates may beneficially own or discount rights such affiliates may exercise. Because of the EPCA, the Investors have separately filed Schedule 13Ds in which they acknowledge that they may be deemed to beneficially own the shares of our common stock beneficially owned by the other Investors. However, we have been advised by the Investors that following our emergence from bankruptcy, they believe that each Investor will no longer be deemed to beneficially own any shares of common stock held by another Investor. Except where specifically stated otherwise, each Investor’s projected ownership percentage is being reported separately in this prospectus.

generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. In addition, pursuant to the terms of the Series C Convertible Preferred Stock, we are required to redeem up to $1 billion of outstanding shares of Series C Convertible Preferred Stock at an initial redemption price of $65.00 per share to the extent of any proceeds we receive from exercise of the warrants.

Additional information about the warrants may be found in this prospectus beginning on page 1 in the section entitled “Questions and Answers About the Warrants.”

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued upon exercise of the warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. The warrants will not be listed on any securities exchange or quoted on any automated quotation system. Our common stock currently is quoted on the Pink Sheets LLC (the “Pink Sheets”) under the symbol “DPHIQ.” The last reported sale price of our common stock on the Pink Sheets on March 7, 2008, was $0.16 per share.

v

In this prospectus, “Delphi,” the “company,” “we,” “us” and “our” refer to Delphi Corporation, a Delaware corporation. We sometimes in this prospectus refer to Delphi, with respect to dates on and after the effective date of the Plan, as “reorganized Delphi,” and, accordingly, the foregoing terms, when used as of and after the effective date of the Plan, refer to reorganized Delphi.

The descriptions and disclosure in this prospectus with respect to reorganized Delphi assume that the Plan becomes effective on the terms confirmed by the Bankruptcy Court. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

References in this prospectus to our capital stock, when used with respect to dates on and after the effective date of the Plan, refer to the capital stock of reorganized Delphi. On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled.

We are distributing the warrants and offering the warrant shares directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of warrants, and no commissions, fees or discounts will be paid in connection with the offering of warrants. Computershare Trust Company, N.A. is acting as warrant agent for the warrants. Although some of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from Delphi. See “Incorporation By Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, and you should assume that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common stock of reorganized Delphi.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents already on file. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2007; and

•	Current Reports on Form 8-K filed January 9, 2008, January 15, 2008, January 30, 2008 (as modified by the Form 8-K/A filed February 20, 2008), February 26, 2008, February 29, 2008 and March 5, 2008.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner of our common stock or other securities, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these reports or documents at no cost, by writing or telephoning us at:

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Telephone: (248) 813-2000
Attention: Investor Relations

These reports and documents also may be accessed through our Internet website at www.delphi.com. Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at www.sec.gov that contains reports, proxy statements and other information that we file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the warrants, the shares underlying the warrants, the rights offerings and the shares underlying the rights. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements and other documents, you should carefully read the exhibits to the registration statement and the documents that we refer to above under the caption “Incorporation by Reference.”

None of the Plan, the Disclosure Statement, any other filings by Delphi with the Bankruptcy Court, nor any Schedule 13D or amendment thereto or any other filing by any Investor shall be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

QUESTIONS AND ANSWERS ABOUT THE WARRANTS

The following are examples of what we anticipate will be common questions about the warrants. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that is important to you and may not address all of the questions that you may have about the warrants. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the warrants and provide additional information about us and our business, including potential risks related to the warrants, the common stock of reorganized Delphi, our reorganization and our business.

Exercising the warrants and investing in the common stock of reorganized Delphi involves risks. We urge you to carefully read the “Risk Factors” sections beginning on page 23 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise warrants.

Overview of Warrants

Q:	What are the warrants?

A:	After, and subject to, effectiveness of the Plan and our emergence from bankruptcy, we are issuing to holders of our common stock, at no charge, transferable warrants (the “warrants”) initially exercisable to purchase up to a total of 15,384,616 shares of common stock of reorganized Delphi (the “warrant shares”). Each holder of our common stock will receive one warrant for each 37 shares of our common stock owned of record at 5:00 p.m., New York City time, on February 11, 2008 (the “record date”).

Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi at $65.00 per share, subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type.

A fractional warrant will not be exercisable unless it is aggregated with other like fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock.

Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described in this prospectus, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive. See “What if I hold fewer than 37 shares (or other than a whole multiple of 37 shares) of Delphi common stock as of the record date?” below.

Q:	When will I receive my warrants?

A:	The warrants will be issued on the Distribution Date after, and subject to, effectiveness of the Plan and our emergence from bankruptcy. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “What are the conditions to completion of the transactions contemplated by the EPCA?” and “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

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On the Distribution Date, the warrant agent will send a warrant certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a brokerage account, bank or other nominee, you will not receive actual warrant certificates. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise warrants on your behalf. If you wish to obtain separate warrant certificates, you should promptly contact your broker, bank or other nominee and request separate warrant certificates. It is not necessary to have a physical warrant certificate to effect a sale of your warrants or to exercise your warrants.

Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described below, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, registered holders of our common stock as of the record date will have the right to elect to receive their fractional warrants instead of any cash distribution described above. Holders of our common stock that are not registered holders as of the record date (i.e. holders that hold shares of our common stock through a brokerage account, bank or nominee) will not have the right to make such election, and any fractional warrants that any such holder would have otherwise been entitled to receive will be treated as set forth in the preceding paragraph. If you are a registered holder of our common stock as of the record date, there are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants. See “How do I elect to receive my fractional warrants?” below and “The Warrants — Fractional Warrants.”

Q:	What is the purpose of the issuance of the warrants?

A:	On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. On January 25, 2008, the Bankruptcy Court confirmed the Plan. Pursuant to the EPCA among Delphi and the Investors, on the terms and subject to the conditions of the EPCA, the Investors have agreed to invest, assuming the full backstop commitment, $2.55 billion in reorganized Delphi. The warrants are being offered to raise funds in connection with the Plan. See “How will you use the proceeds from the exercise of warrants?” below.

Q:	How will you use the proceeds from the exercise of warrants?

A:	We will receive gross proceeds of $1.0 billion from the exercise of warrants (assuming that all warrants are exercised), before deducting fees and expenses related to the issuance of the warrants and the warrant shares. The net proceeds from the exercise of warrants will be allocated in the following order: (i) first, to redeem any of the up to 16,508,176 shares of Series C Convertible Preferred Stock issued to GM pursuant to the Plan, at an initial redemption price of $65.00 per share, (ii) second, to the extent any net proceeds remain, to redeem any of the up to $825 million of second-lien notes issued to GM pursuant to the Plan, at a redemption price of par plus accrued and unpaid interest, and (iii) third, to the extent any net proceeds remain, by reorganized Delphi for general corporate purposes. See “Use of Proceeds” for a description of the application of the proceeds of the warrants offering and the Plan.

Q:	Have Delphi and its U.S. subsidiaries which filed bankruptcy petitions under chapter 11 of the Bankruptcy Code completed their reorganization?

A:	No. We will not emerge from bankruptcy as a going concern unless and until a plan of reorganization becomes effective. We filed the first amended Plan with the Bankruptcy Court on December 10, 2007, and the Plan was

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confirmed by the Bankruptcy Court on January 25, 2008, as amended as of that date. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings. We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements, or otherwise after the expiration of either or both of the rights offerings. Moreover, the effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all. See “Are there any conditions to the issuance of the warrants or the warrant shares?” and “What are the conditions to completion of the transactions contemplated by the EPCA?” below.

Q:	How does Delphi plan to complete its emergence from bankruptcy?

A:	On March 31, 2006, we outlined a strategic transformation plan to prepare for our return to stable, profitable business operations through a broad-based global restructuring. Consistent with our transformation plan, on August 3, 2007, we executed the EPCA with the Investors, which was subsequently amended on December 10, 2007. The EPCA contemplates completion of the Plan including, among other things, the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi.

Exercise of Warrants and Other Procedural Matters

Q:	What is the record date for the issuance of the warrants?

A:	The record date, which is the date used to determine the stockholders entitled to receive warrants, is at 5:00 p.m., New York City time, on February 11, 2008.

Q:	How many warrants will I receive?

A:	Each holder of our common stock will receive, at no charge, for each 37 shares of our common stock owned of record at 5:00 p.m., New York City time, on February 11, 2008, one transferable warrant.

We will issue a total of 15,384,616 warrants, initially exercisable to purchase up to a total of 15,384,616 shares of common stock of reorganized Delphi.

Q:	What if I hold fewer than 37 shares (or other than a whole multiple of 37 shares) of Delphi common stock as of the record date?

A:	If you hold fewer than 37 shares (or other than a whole multiple of 37 shares) of our common stock as of the record date, you will receive the following treatment:

Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described below under “How do I elect to receive my fractional warrants?”, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

Q:	How do I elect to receive my fractional warrants?

A:	In lieu of the treatment set forth above, registered holders of our common stock as of the record date will have the right to elect to receive their fractional warrants instead of any cash distribution described above. As soon as

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reasonably practicable after the effective date of the Plan, Delphi will mail to all registered holders of our common stock as of the record date a notice to facilitate an election to receive fractional warrants in lieu of cash. Within approximately two weeks (but not less than 10 days) following the mailing of the notice described above and as will be specifically set forth in such notice, registered holders will have the right to make an election to receive their fractional warrants instead of any cash distribution with respect thereto in accordance with the instructions set forth in the notice.

If you are not a registered holder as of the record date, you will not receive such notice and you will not be eligible to make such election. If you are not a registered holder as of the record date or if you receive a notice but fail to elect otherwise on a timely basis, your fractional warrants will be aggregated with any other fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and Delphi will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants pro rata based on the fractional warrant such holder would have otherwise been entitled to receive, as described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants. See “The Warrants — Fractional Warrants.”

A fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. There can be no assurances that a market will develop for the fractional warrants and you are encouraged to consult with your own advisors when determining whether to elect to receive fractional warrants. If you elect to receive your fractional warrants, you will lose any value represented by those fractional warrants unless you sell those fractional warrants or you purchase from another warrant holder sufficient fractional warrants to acquire upon exercise a whole share of common stock of reorganized Delphi.

Q:	Will I receive fractional shares or cash in lieu of fractional shares upon exercise of warrants?

A:	No. We will not issue fractional shares or cash in lieu of fractional shares upon exercise of fractional warrants issued under the Plan. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of fractional warrants issued under the Plan, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi upon the exercise of fractional warrants issued under the Plan, you will need to hold at least one full warrant to purchase one share of common stock of reorganized Delphi upon the exercise of warrants. Fractional warrants will be treated as described above under “What if I hold fewer than 37 shares (or other than a whole multiple of 37 shares) of Delphi common stock as of the record date?”

However, if, after the issuance of the warrants under the Plan, an adjustment or event occurs which results, under the terms of the warrants, in a fraction of a share being issuable upon the exercise of any whole warrant, upon such exercise, reorganized Delphi will pay cash in lieu of such fractional share, based on the then current market price per share of common stock of reorganized Delphi, subject to and in accordance with the terms of the warrants.

Q:	How much does a warrant cost?

A:	We are distributing the warrants at no charge.

To exercise warrants, however, you will be required to pay $65.00 in cash for each share of common stock for which you are exercising warrants. The exercise price is subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type. The warrants will be transferable. Therefore, you may choose to sell some of your warrants and use net proceeds from the sale to pay all or a portion of the exercise price for some or all of your remaining warrants. See the Questions and Answers under the heading “Transferability of Warrants” below.

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Q:	How many shares may I purchase if I exercise my warrants?

A:	As stated above, each holder of our common stock will receive one warrant for each 37 shares of our common stock owned of record at 5:00 p.m., New York City time, on February 11, 2008, the record date. Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi.

As an example, if you owned 1,000 shares of common stock, as of 5:00 p.m. New York City time, on February 11, 2008, the record date for the warrants offering, you would be entitled to receive 27.027027 warrants, subject to your fraction of a warrant being treated as set forth in the following paragraph. Each warrant is exercisable to purchase one share of common stock of reorganized Delphi. Because a fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi, you would not receive any shares of common stock in respect of your fractional warrant. Accordingly, you would be entitled to purchase 27 shares of common stock of reorganized Delphi upon the exercise of your warrants. The purchase price for each share of common stock is $65.00 per share upon the exercise of warrants. Under this example if you wished to exercise in full your warrants, you would be required to pay an aggregate exercise price of $1,755 ($65.00 per share multiplied by 27 whole shares).

Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described below, reorganized Delphi will aggregate your fractional warrant with any fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, if you are a registered holder on the record date, you will have the right to elect to receive your fractional warrants instead of any cash distribution described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants. See “How do I elect to receive my fractional warrants?” above and “The Warrants — Fractional Warrants.”

Q:	How was the exercise price per share of common stock determined?

A:	The exercise price was determined after extensive negotiations with the Investors, the creditors’ committee, the equity committee and GM. After several weeks of negotiations, we decided to pursue an agreement with the Investors that was supported by the creditors’ committee, the equity committee and GM, under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The warrant exercise price of $65.00 per share represents a $5.39 per share premium over the $59.61 per full share deemed value for Plan distribution purposes established in the Plan. The per share premium for the warrant exercise price and the per share deemed value have been approved by the Bankruptcy Court pursuant to the confirmation order confirming the Plan. See “Bankruptcy Cases.” The exercise price of the warrants does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise price of the warrants should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

Q:	If I own options to purchase shares of common stock as of the record date, will I receive warrants?

A:	No. Only stockholders of record at 5:00 p.m., New York City time, on the record date will receive warrants. On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) will be canceled pursuant to the Plan.

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Q:	How do I exercise my warrants?

A:	If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your warrants. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your warrants. Payment of the exercise price for your warrants must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, a form of election to purchase. You should receive this form from your broker, bank or other nominee with the other warrant materials. See “The Warrants — Exercise of Warrants.”

If you do not hold your shares of common stock through a brokerage account, bank or other nominee, to exercise your warrants, you must properly complete and sign your warrant certificate(s) and deliver your warrant certificate(s) to Computershare Trust Company, N.A., who is acting as the warrant agent for the warrants offering. The warrant agent will not accept a facsimile transmission of your completed warrant certificate(s). We recommend that you send your warrant certificate(s) by overnight courier or, if you send your warrant certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your warrant certificate(s) must be accompanied by full payment of the exercise price for each share of common stock you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of warrants by (1) certified check drawn upon a U.S. bank payable to the warrant agent or (2) cashier’s check drawn upon a U.S. bank or express money order payable to the warrant agent. The warrant agent will not accept non-certified checks drawn on personal or business accounts. See “The Warrants — Exercise of Warrants” and “The Warrants — Payment of Exercise Price.”

You should deliver your warrant certificate(s) and payment of the exercise price (unless you decide to wire your payment) to the warrant agent by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:
Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	Computershare Trust Company, N.A. Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	Computershare Trust Company, N.A. Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184
Telephone Number For Confirmation: (800) 499-7619

No interest will be paid to you on the funds you deposit with the warrant agent. The warrant agent will pay to us any interest earned on the payments held by the warrant agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Q:	Will I be charged a commission or a fee if I exercise my warrants?

A:	We will not charge a brokerage commission or a fee to holders for exercising their warrants. If you exercise your warrants through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Q:	When do the warrants expire?

A:	The warrants expire, if not previously exercised, at 5:00 p.m., New York City time, on the six-month anniversary of the date they are issued. See “The Warrants — Expiration of the Warrants.”

Q:	Am I required to exercise my warrants?

A:	No. However, if you do not exercise or sell all of your warrants prior to the expiration of the warrants, your warrants will expire, and you will lose any value represented by your warrants, diluting your ownership interest. Pursuant to the Plan, your ownership interest in us will be significantly diluted even if you do exercise your warrants. At 5:00 p.m., New York City time, on the record date, 563,477,461 shares of our common stock were outstanding.

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On the effective date of the Plan, any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings), owned by you will be canceled, and, on or as soon as practicable after the effective date of the Plan, reorganized Delphi will make the distributions provided for in the Plan. See “Risks Related to this Offering — On the effective date of the Plan, all of the shares of common stock owned by you prior to that time will be canceled. Whether or not you exercise your warrants, your common stock ownership interest will be diluted.” For a description of the expected capitalization of reorganized Delphi, see “Capitalization.”

Q:	Do I have the right to purchase additional shares in the event not all holders fully exercise their warrants?

A:	No.

Q:	What will happen to the shares underlying warrants that are not exercised?

A:	The shares underlying warrants that are not exercised will not be issued by reorganized Delphi upon exercise of warrants.

Q:	If I exercise warrants, may I withdraw the exercise?

A:	No. Your proper exercise of warrants is irrevocable. After you properly exercise your warrants, you will not be able to cancel or revoke your decision, even if the market price of shares of common stock of reorganized Delphi is below the $65.00 exercise price.

Transferability of Warrants

Q:	Is there a way to realize value if I decide not to exercise my warrants?

A:	Warrant holders who do not exercise all of their warrants prior to the expiration date will lose any value represented by their unexercised warrants. However, your warrants are transferable and, if you decide not to exercise all of your warrants, you may realize value by selling your unexercised warrants.

Q:	May I transfer my warrants if I do not want to purchase any shares?

A:	Yes. The warrants will be transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date. See “The Warrants — Transferability of Warrants and Listing.” However, any transfer of warrants must be made sufficiently in advance of the expiration date to comply with settlement procedures applicable to sales of securities. Although we can give no assurance that there will be any trading market for the warrants, if trading in the warrants is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures, and that trades effected in warrants will be required to be settled within three trading days after the trade date. A purchase and sale of warrants that is effected on the date that is two days prior to the expiration date of the warrants offering would be required to be settled not later than the time the warrants will have expired. Therefore, if warrants are purchased on or after the date that is two business days prior to the expiration date of the warrants offering, such warrants may be received after they have already expired and will be of no value.

Q:	Will the warrants be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	No. The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. The ability to trade the warrants on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the warrants. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the warrants will be quoted on the OTC Bulletin Board or that an active trading market for the warrants will exist.

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Q:	Will I receive interest on any funds I deposit with the warrant agent to exercise my warrants?

A:	No. No interest will be paid to you on the funds you deposit with the warrant agent. The warrant agent will pay to us any interest earned on the payments held by the warrant agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Issuance of Common Stock

Q:	When will I receive the shares of common stock I am purchasing by exercising my warrants?

A:	We will issue shares of common stock of reorganized Delphi for which warrants are exercised as soon as practicable after the exercise of such warrants. We will issue the warrants as soon as reasonably practicable, but no later than the Distribution Date. No interest will be paid to you on the funds you deposit with the warrant agent.

Under the securities laws of some states, shares of common stock can be sold in such states only through registered or licensed brokers or dealers. The requirement of a seller to comply with the requirements of state blue sky laws may lead to delay or inability of such a holder to dispose of such common stock, thereby causing an adverse effect on the resale price of such common stock and your investment in reorganized Delphi.

Q:	When can I sell the shares of common stock that I am purchasing by exercising my warrants?

A:	Unless you are our affiliate, you generally may sell the shares that you purchase by exercising your warrants immediately after you are deemed to own such shares.

Q:	Will the common stock be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued upon exercise of warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Q:	How many shares of common stock will be outstanding at the time the Plan becomes effective?

A:	On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming (i) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan (which are

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convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis), (ii) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and (iii) exercise in full of the warrants and the other Delphi warrants at the initial exercise price. See “Risk Factors — Risks Related to the Warrants— On the effective date of the Plan, all of the shares of common stock owned by you prior to that time will be canceled. Whether or not you exercise your warrants, your common stock ownership interest will be diluted” and “Use of Proceeds” and “Capitalization.”

The 160,124,155 share figure assumes that the aggregate amount of all Trade and Other Unsecured Claims (as defined in the Plan) that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.31 billion and are satisfied with 17,237,418 shares of common stock of reorganized Delphi and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.”

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus also assume that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. In addition, pursuant to the terms of the Series C Convertible Preferred Stock, we are required to redeem up to $1 billion of outstanding shares of Series C Convertible Preferred Stock at an initial redemption price of $65.00 per share to the extent of any net proceeds we receive from exercise of the six-month warrants.

In addition, we will have available for issuance to our employees under our long-term incentive compensation plan a number of shares of common stock of reorganized Delphi equal to eight percent of the number of the fully diluted shares of common stock of reorganized Delphi to be outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Any such issuance of shares to our employees will dilute your ownership interest in us.

Conditions to Issuance of Warrants and Warrant Shares

Q:	Are there any conditions to the issuance of the warrants or the warrant shares?

A:	Yes. The issuance of the warrants and the warrant shares is conditioned on the Plan’s becoming effective. Effectiveness of the Plan is subject to a number of conditions, including completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of necessary exit financing. We are currently seeking $6.1 billion of exit financing, an amount that is consistent with the confirmation order of the Plan. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “What are the conditions to completion of the transactions contemplated by the EPCA?” and under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Q:	What are the conditions to completion of the transactions contemplated by the EPCA?

A:	The obligations of the Investors to fund their equity investments pursuant to the EPCA are subject to a number of conditions which are set forth in the EPCA and include the following:

• the terms of specified investment documents (the forms of which have already been approved by the Plan Investors), including the confirmation order confirming the Plan, the registration statement of which this prospectus forms a part, our amended and restated certificate of incorporation and bylaws, the certificates of

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designation for the Convertible Preferred Stock and the registration rights agreement (as defined under “Certain Relationships and Related Transactions — Registration Rights Agreement.”), and amendments thereto are reasonably satisfactory to ADAH to the extent such terms would have a material impact on the Investors’ proposed investment in us;

• there must not have occurred after October 29, 2007, (1) any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries or (2) any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

• our debt and equity capitalization as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

• we must have undrawn availability of $1.4 billion under our asset backed loan facility (after taking into account any open letters of credit under such facility and any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

• we must have demonstrated and certified, to the reasonable satisfaction of ADAH, that pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 on our indebtedness will not exceed $585 million;

• ADAH shall be reasonably satisfied that we have obtained agreement with the Pension Benefit Guarantee Corporation that certain scheduled liens will be withdrawn in accordance with applicable law;

• the aggregate amount of Trade and Other Unsecured Claims must be no more than $1.45 billion (subject to certain waivers and exclusions);

• we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction, that is inconsistent with the EPCA, the term sheets for the Convertible Preferred Stock, the Global Settlement Agreement between Delphi and GM dated September 6, 2007, as amended December 7, 2007 (the “GM Settlement”), the Master Restructuring Agreement between Delphi Corporation and GM dated September 6, 2007, as amended December 7, 2007 (the “Master Restructuring Agreement”) or the Plan;

• we must not have changed our recommendation or approval of the transactions contemplated by the EPCA or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; and

• the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH and we must have resolved any claims by former executive officers or executive officers that have resigned or been terminated on terms acceptable to ADAH or otherwise ordered by the Bankruptcy Court.

In addition, the obligations of both the Investors and us under the EPCA are subject to the following additional conditions: (1) the rights offerings must have occurred (although there is no requirement that a particular amount of rights be exercised); and (2) we must have received the proceeds of our exit financing which, together with the equity investments by the Investors and the gross proceeds from the rights offerings, are sufficient to fully fund the Plan (to the extent we are to fund such transactions as contemplated by the Plan). We currently estimate that approximately $6.1 billion of exit financing will be necessary to satisfy these conditions.

As set forth in the EPCA, all of the Investors’ conditions may be waived with respect to all Investors by ADAH in its sole discretion. We also can waive the conditions applicable to our obligations under the EPCA. The

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Investors have advised us that there are agreements among the Investors that limit ADAH’s unilateral right to waive certain EPCA conditions.

The EPCA also may be terminated by us or the Investors under certain circumstances. The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to fulfill our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) if we enter into an Alternative Transaction Agreement (as defined in the EPCA) where we agree to engage in an alternative transaction, but we can only do so if: (a) our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties; (b) we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and (c) we have paid the Investors an alternative transaction fee of $83 million; and (2) at any time on or after March 31, 2008, if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date.

We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) at any time on or after March 31, 2008, if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date; (2) there has been a Change of Recommendation (as defined in the EPCA); or (3) we shall have entered into an Alternative Transaction Agreement. ADAH has extended the first date by which it could terminate the EPCA if the effective date of the Plan has not occurred from March 31, 2008 to April 5, 2008.

Any Investor other than ADAH may terminate the EPCA, as to itself, at any time on or after June 30, 2008 if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date.

Other Warrant Matters

Q:	Has Delphi or its Board of Directors made a recommendation as to whether I should exercise my warrants?

A:	No. Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your warrants. We have been informed by the Investors that they have not made any recommendation as to whether or not any holder of rights should exercise their rights. You should make an independent investment decision about whether or not to exercise your warrants. If you do not exercise or sell your warrants, you will lose any value represented by your warrants and your percentage ownership interest in us will be further diluted.

Q:	What are the material United States federal income tax consequences of the issuance and exercise of warrants to a holder of our common stock?

A:	The material United States federal income tax consequences of the offering of warrants to a holder of our common stock depend upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of warrants. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of warrants. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the warrants, and the ownership and disposition of common stock received as a result of the exercise of the warrants, in light of your particular circumstances.

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Q:	Is exercising my warrants risky?

A:	The exercise of your warrants involves risks. Exercising your warrants means buying shares of the common stock of reorganized Delphi and should be considered as carefully as you would consider any other equity investment. You should carefully read the “Risk Factors” sections beginning on page 23 of this prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your warrants.

Q:	What should I do if I have other questions?

A:	If you have any questions about the procedure for exercising your warrants, including the procedure if you have lost your warrant certificate, or otherwise about the warrants, please contact Computershare Trust Company, N.A., who is acting as our warrant agent, at:

Computershare Trust Company, N.A.
Attn: Corporate Actions
161 Bay State Drive
Braintree, MA 02184

For a more complete description of the warrants, see “The Warrants” beginning on page 55 of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary is not complete and does not contain all of the information that you should consider before exercising the warrants to purchase common stock of reorganized Delphi. You should read carefully this entire prospectus and the documents incorporated herein by reference, including the “Risk Factors” sections beginning on page 23 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before making an investment decision.

Our Company

We believe we are a leading global supplier of mobile electronics and transportation systems, including powertrain, safety, thermal, controls and security systems, electrical/electronic architecture, and in-car entertainment technologies. Engineered to meet and exceed the rigorous standards of the automotive industry, our technology is also found in computing, communications, energy and medical applications. We were incorporated in 1998 in contemplation of our separation from GM in 1999. Technology developed and products manufactured by us are changing the way drivers interact with their vehicles. We are a leader in the breadth and depth of technology to help make cars and trucks smarter, safer and better. We supply products to nearly every major global automotive original equipment manufacturer.

In addition, since our separation from GM, we have diversified our customer base by taking advantage of our technological and manufacturing core competencies. We have entered and continue to pursue additional opportunities in adjacent markets such as in communications (including telematics), computer components, automotive aftermarket, energy and the medical devices industry.

We have extensive technical expertise in a broad range of product lines and strong systems integration skills, which enable us to provide comprehensive, systems-based solutions to vehicle manufacturers. We have established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in major regions of the world. We operate our business along the following reporting segments that are grouped on the basis of similar product, market and operating factors:

•	Electronics and Safety, which includes audio, entertainment and communications, safety systems, body controls and security systems, displays, mechatronics and power electronics, as well as advanced development of software and silicon;

•	Powertrain Systems, which includes extensive systems integration expertise in gasoline, diesel and fuel handling and full end-to-end systems including fuel injection, combustion, electronics controls, exhaust handling, and test and validation capabilities;

•	Electrical/Electronic Architecture, which includes complete electrical architecture and components products;

•	Thermal Systems, which includes Heating, Ventilating and Air Conditioning systems, components for multiple transportation and other adjacent markets, commercial/industry applications and powertrain cooling and related technologies;

•	Automotive Holdings Group, which includes non-core product lines and plant sites that do not fit our future strategic framework; and

•	Corporate and Other, which includes the Product and Service Solutions business which is comprised of independent aftermarket, diesel aftermarket, original equipment service, consumer electronics and medical systems, in addition to the expenses of corporate administration, other expenses and income of a non-operating or strategic nature, including certain historical pension, postretirement and workers’ compensation benefit costs, and the elimination of inter-segment transactions.

In connection with our transformation plan, we intend to sell or wind down certain non-core product lines, including those that comprise our Automotive Holdings Group segment. The sale and wind-down process is being

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conducted in consultation with our customers, unions and other stakeholders in a manner we believe will carefully manage the transition of affected product lines. We began to report our non-core steering and halfshaft and interiors and closures product lines in discontinued operations for accounting purposes. Previously, the steering and halfshaft product line was a separate operating segment and the interiors and closures product line was part of our Automotive Holdings Group segment.

Bankruptcy Cases

Filing of Chapter 11 Cases

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code. The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, have continued their business operations without supervision from the Bankruptcy Court and are not subject to the requirements of the Bankruptcy Code. We and our debtor subsidiaries have been operating our businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and Bankruptcy Court orders. As debtors-in-possession, we and our debtor-subsidiaries are authorized under chapter 11 of the Bankruptcy Code to continue to operate as an ongoing business in the ordinary course, but are not permitted to engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Equity Purchase and Commitment Agreement

On the terms and subject to the conditions of the EPCA, the Investors have agreed to make equity investments in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock and an additional $175 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment described below, of $2.55 billion. On the terms and subject to the conditions of the EPCA, the Investors have also agreed to backstop the discount rights offering by purchasing from us on the effective date of the Plan, at the basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights.

The obligations of the Investors to fund their equity investments pursuant to the EPCA are subject to a number of conditions that are set forth in the EPCA. In addition, the EPCA also may be terminated by us or the Investors under certain circumstances. Neither we nor the Investors will have to consummate the transactions contemplated by the EPCA if the EPCA is terminated. The conditions set forth in the EPCA and the circumstances under which we or the Investors may terminate the EPCA are described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

The EPCA also attaches a plan of reorganization, including the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi.

Plan Confirmation and Effectiveness

On September 6, 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. On December 10, 2007, we filed with the Bankruptcy Court the first amended Plan and the first amended Disclosure Statement. The Disclosure Statement was approved by the Bankruptcy Court on December 10, 2007.

On December 15, 2007, we mailed to each creditor and each equity security holder entitled to vote on the Plan a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, common stockholders’ ability to participate in the par rights offering.

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The voting solicitation period ended on January 11, 2008, and on January 25, 2008, the Bankruptcy Court confirmed the Plan as amended on that date. Among other things, the Plan provides for the adoption of the Delphi Corporation 2007 Short-Term Incentive Plan, the Delphi Corporation 2007 Long-Term Incentive Plan, the Delphi Corporation Supplemental Executive Retirement Program and the Delphi Corporation Salaried Retirement Equalization Savings Program. These incentive plans and retirement programs will become effective only on the consummation of the Plan. Under the Delphi Corporation 2007 Long-Term Incentive Plan, we will have available for issuance to our employees a number of shares of common stock of reorganized Delphi equal to 8% of the number of fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Also on January 25, 2008, the Bankruptcy Court approved the final settlement of certain multi-district securities litigation (the “Securities Actions”).

We will not emerge from bankruptcy as a going concern unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

Recent Developments

On March 5, 2008, we announced we were taking necessary steps to enable completion of our proposed $6.1 billion exit financing syndication. We plan to use our exit financing proceeds to make payments under the Plan, including repayment of our senior secured debtor-in-possession financing, and to support the operations of reorganized Delphi. In order to facilitate our efforts to emerge, GM has advised us that an affiliate is prepared to provide a portion of the $6.1 billion in exit financing. Our proposed $6.1 billion exit financing package is now expected to include a $1.6 billion asset-backed revolving credit facility, at least $1.7 billion of first-lien term loan, an up to $2.0 billion first-lien term note to be issued to an affiliate of GM (junior to the $1.7 billion first-lien term loan), and a $825 million second-lien term loan, of which any unsold portion would be issued to GM and/or its affiliates consistent with the terms of the EPCA.

While we believe that GM’s increased participation in the exit financing structure is necessary to successfully syndicate our exit financing on a timely basis and is consistent with the EPCA, certain Investors have advised us that the proposed exit financing would not comply with conditions in the EPCA. In order to reduce uncertainties regarding the proposed exit financing structure, on March 5, 2008, we filed a motion in the Bankruptcy Court seeking limited relief from the Bankruptcy Court under section 1142 of the Bankruptcy Code with respect to the Plan. The Investors other than Goldman responded to the motion on March 6, 2008.

The hearing on our motion was held by the Bankruptcy Court on March 7, 2008. At the hearing, during which the Bankruptcy Court did not grant the specific relief sought by Delphi, the Bankruptcy Court said that while GM could not directly provide incremental exit financing to Delphi without the consent of the Investors, the prohibition against additional agreements with GM did not extend to incremental financing provided through GM subsidiaries or pursuant to certain other structures. In its ruling, the Bankruptcy Court also observed that Delphi had been given sufficient guidance by the Bankruptcy Court to proceed to seek exit financing on terms that are potentially achievable. Although certain of the Investors continue to object to the proposed exit financing, Delphi believes its proposed exit financing is consistent with the Bankruptcy Court’s guidance and previously issued confirmation order and will be moving forward with the syndication efforts to raise $6.1 billion in financing.

The occurrence of the effective date of the Plan remains subject to the risk factors previously disclosed in the Disclosure Statement and in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 19, 2008.

Our principal executive offices are located at 5725 Delphi Drive, Troy, Michigan 48098, and our telephone number is (248) 813-2000.

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THE OFFERING

Warrants	After, and subject to, effectiveness of the Plan and our emergence from bankruptcy, each holder of our common stock will receive, at no charge, for each 37 shares of our common stock owned of record at 5:00 p.m., New York City time, on February 11, 2008, one transferable warrant to purchase one share of common stock of reorganized Delphi at $65.00 per share, subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type.

Exercise Price	The initial exercise price of the warrants is $65.00 per share of common stock. This means you will need to pay $65.00 to receive one share of common stock of reorganized Delphi upon exercise of your warrants. The exercise price and the number of shares of common stock issuable upon exercise are subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type.

Date of Issuance	The warrants will be issued on the Distribution Date after, and subject to, effectiveness of the Plan and our emergence from bankruptcy. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Record Date	5:00 p.m., New York City time, on February 11, 2008, which was the date used to determine the stockholders entitled to receive warrants.

Expiration	The warrants expire, if not previously exercised, at 5:00 p.m., New York City time, on the six-month anniversary of the date they are issued.

Fractional Warrants	A fractional warrant will not be exercisable unless it is aggregated with other like fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fewer than 37 shares (or other than a whole multiple of 37 shares) of our common stock as of the record date, you will receive the following treatment:

Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described below, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of

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such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, registered holders of our common stock as of the record date will have the right to elect to receive their fractional warrants instead of any cash distribution described above. As soon as reasonably practicable after the effective date of the Plan, Delphi will mail to all registered holders of our common stock as of the record date a notice to facilitate an election to receive fractional warrants in lieu of cash. Within approximately two weeks (but not less than 10 days) following the mailing of the notice described above and as will be specifically set forth in such notice, registered holders will have the right to make an election to receive their fractional warrants instead of any cash distribution with respect thereto in accordance with the instructions set forth in the notice.

If you are not a registered holder as of the record date, you will not receive this notice and you will not be eligible to make such election. If you are not a registered holder as of the record date or if you receive a notice but fail to elect otherwise on a timely basis, your fractional warrants will be aggregated with any other fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and Delphi will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive, as described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants.

There can be no assurances that a market will develop for the fractional warrants and you are encouraged to consult with your own advisors when determining whether to elect to receive fractional warrants. If you elect to receive your fractional warrants, you will lose any value represented by those fractional warrants unless you sell those fractional warrants or you purchase from another warrant holder sufficient fractional warrants to acquire upon exercise a whole share of common stock of reorganized Delphi.

Fractional Shares	We will not issue fractional shares or cash in lieu of fractional shares upon exercise of fractional warrants issued under the Plan. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of warrants, and cash will not be paid in lieu

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of fractional shares of common stock of reorganized Delphi upon the exercise of warrants, you will need to hold at least one full warrant to purchase one share of common stock of reorganized Delphi upon the exercise of that warrant. Fractional warrants will be treated as described above under “Fractional Warrants.”

However, if, after the issuance of the warrants under the Plan, an adjustment or event occurs which results, under the terms of the warrants, in a fraction of a share being issuable upon the exercise of any whole warrant, upon such exercise, reorganized Delphi will pay cash in lieu of such fractional share subject to, and in accordance with, the provisions of the warrant agreement, based on the then current market price per share of common stock of reorganized Delphi, subject to and in accordance with the terms of the warrants.

Anti-Dilution Adjustments	The number of shares of common stock subject to the warrants and the exercise price will be subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type.

Shares of Common Stock Outstanding as of the Effective Date	If the Plan becomes effective, on the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled, and there will be outstanding up to 160,124,155 shares of common stock of reorganized Delphi, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (2) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) which discount rights are exercisable to purchase up to a total of 41,026,309 shares of common stock of reorganized Delphi, and (3) exercise in full of the warrants and exercise in full of the other Delphi warrants to be issued pursuant to the Plan, which warrants and other Delphi warrants initially will be exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi. The 160,124,155 share figure assumes that 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. See “Capitalization.”

Procedures for Exercise	If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your warrants. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your warrants.

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If you do not hold your shares of common stock through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), to exercise your warrants, you must properly complete and sign your warrant certificate(s) and deliver your warrant certificate(s) to the warrant agent. Delivery of your warrant certificate(s) must be accompanied by full payment of the exercise price for each share you wish to purchase. See “The Warrants — Exercise of Warrants” and “— Payment of Exercise Price.”

Form and Delivery	The warrants will be issued in either global or definitive certificated form representing individual warrants. The Depository Trust Company is acting as securities depositary for the global warrants. Computershare Trust Company, N.A., on behalf of us as the warrant agent, will deliver, by first-class mail or overnight courier, to the registered holders of the warrants a certificate representing the warrants. The depositary will notify each holder of its position in a global warrant.

Transferability of Warrants	The warrants will be transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date. A purchase and sale of warrants that is effected on the date that is two days prior to the expiration date would be required to be settled not later than the time the warrants will have expired. Therefore, if warrants are purchased on or after the date that is two days prior to the expiration date, such warrants may be received after they have already expired and will be of no value. See “The Warrants — Transferability of Warrants and Listing.”

Registration of Transfers and Exchanges	Transfer and Exchange of Definitive Warrants. Subject to certain conditions, when certificates representing definitive warrants are presented to the warrant agent with a written request: (1) to register the transfer of the certificates representing definitive warrants, or (2) to exchange such certificates representing definitive warrants for an equal number of definitive warrants of other authorized denominations, the warrant agent will register the transfer or make the exchange as requested if its requirements for such transactions are met.

Exchange of a Definitive Warrant for a Beneficial Interest in a Global Warrant. Upon receipt by the warrant agent of a definitive warrant that is not a restricted warrant, duly endorsed or accompanied by appropriate instruments of transfer, together with written instructions directing the warrant agent to make, or to direct the depositary to make, an endorsement on the global warrant certificate to reflect an increase in the number of warrants represented by the global warrant certificate, then the warrant agent will cancel such definitive warrant and cause the number of warrants represented by the global warrant certificate to be increased accordingly.

Transfer and Exchange of Global Warrants or Beneficial Interests in Global Warrants. The transfer and exchange of global warrants or beneficial interests in global warrants will be effected through the depositary.

Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant. Any person having a beneficial interest in a global warrant may, upon written request to the depositary, exchange such beneficial

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interest for a certificate representing a definitive warrant. Certificates representing definitive warrants issued in exchange for a beneficial interest in a global warrant will be registered in such names as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the warrant agent. The warrant agent will deliver certificates representing such definitive warrants as instructed by the person(s) in whose name(s) such warrants are so registered.

Restrictions on Transfer and Exchange of Global Warrants. Except in very limited circumstances, a global warrant may not be transferred in whole except (1) by the depositary to a nominee of the depositary, (2) by a nominee of the depositary to the depositary or another nominee of the depositary, or (3) by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

See “The Warrants.”

No Listing of Warrants	The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. The ability to trade the warrants on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the warrants. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the warrants will be quoted on the OTC Bulletin Board or that an active trading market for the warrants will exist.

Blue Sky Laws	Under the securities laws of some states, shares of common stock can be sold in such states only through registered or licensed brokers or dealers. The requirement of a seller to comply with the requirements of state blue sky laws may lead to delay or inability of such a holder to dispose of such common stock, thereby causing an adverse effect on the resale price of such common stock and your investment in reorganized Delphi.

No Revocation of Exercise of Warrants	Your proper exercise of warrants is irrevocable. After you properly exercise your warrants, you will not be able to cancel or revoke your decision, even if the market price of shares of common stock of reorganized Delphi is below the $65.00 exercise price.

Use of Proceeds	We will receive gross proceeds of $1.0 billion from the exercise of warrants, before deducting fees and expenses related to the offering of warrants. We will use the net proceeds generated from the exercise of the warrants in the following order: (1) first, to redeem any shares of Series C Convertible Preferred Stock issued to GM pursuant to the Plan, (2) second, to the extent that any net proceeds remain, to redeem second-lien notes issued to GM pursuant to the Plan, and (3) third, to the extent that any net proceeds remain, for general corporate purposes. See “Use of Proceeds.”

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No Recommendation	Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your warrants. We have been informed by the Investors that they have not made any recommendation as to whether or not any holder of rights should exercise their rights. You should make an independent investment decision about whether or not to exercise your warrants. If you do not exercise or sell your warrants, you will lose any value represented by your warrants and your percentage ownership interest in us will be diluted.

Transferability of Common Stock	Unless you are our affiliate, you generally may sell the shares that you purchase on exercise of your warrants immediately after you receive such shares. We have agreed to provide the Investors, GM and certain creditors with certain registration rights that would allow them to resell certain securities of reorganized Delphi that they own after the effective date of the Plan. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Trading of Common Stock	Our outstanding common stock is quoted on the Pink Sheets, a quotation service for over the counter (“OTC”) securities, under the symbol “DPHIQ.” On February 8, 2008, the last trading day prior to the record date, the last reported sale price for our common stock on the Pink Sheets was $0.15 per share.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued upon the exercise of warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

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Material U.S. Federal Income Tax Consequences of Warrant Issuance and Exercise	The material United States federal income tax consequences of the offering of warrants to a holder of our common stock depend upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of warrants. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of warrants. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the warrants, and the ownership and disposition of common stock received as a result of the exercise of the warrants, in light of your particular circumstances.

Warrant Agent	Computershare Trust Company, N.A., is acting as warrant agent.

Transfer Agent for Common Stock	Computershare Trust Company, N.A., serves as transfer agent for our common stock.

Risk Factors	Exercising the warrants and investing in the common stock of reorganized Delphi involve substantial risks. We urge you to carefully read the “Risk Factors” sections beginning on page 23 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise rights.

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RISK FACTORS

An investment in the common stock of reorganized Delphi involves a high degree of risk. You should consider carefully the following information about these risks, together with the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated herein by reference, and the other information included or incorporated by reference in this prospectus in its entirety before exercising the warrants to purchase common stock of reorganized Delphi. Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition and/or operating results to suffer. The market price of the common stock of reorganized Delphi could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. Some of the statements in “Risk Factors” are forward-looking statements. For more information about forward-looking statements, please see “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

On the effective date of the Plan, all of the shares of common stock owned by you prior to that time will be canceled. Whether or not you exercise your warrants, your common stock ownership interest will be diluted.

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. As of the record date, there were 563,477,961 shares of our common stock outstanding. On or as soon as practicable after the effective date of the Plan, there will be outstanding up to 160,124,155 shares of common stock of reorganized Delphi (which figure includes shares underlying securities that are convertible into shares of common stock of reorganized Delphi) as follows:

•	461,552 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	warrants and other Delphi warrants exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	41,026,309 shares of common stock of reorganized Delphi in the discount rights offering (including the sale of any shares of common stock purchased by the Investors pursuant to their backstop commitment);

•	21,680,996 shares of common stock of reorganized Delphi in the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors, as set forth in the sixth bullet point of this section, in partial satisfaction of their claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM, as set forth in the last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described in the Plan). Therefore, any shares of common stock of reorganized Delphi issued upon exercise of par rights are not additive to the anticipated number of shares outstanding as of the effective date of the plan, and the 21,680,996 share number has been excluded from the 160,124,155 share number above:

•	4,558,479 shares of common stock of reorganized Delphi to the Investors pursuant to the EPCA (without giving effect to any shares purchased pursuant to their backstop commitment or pursuant to their exercise of rights in the rights offerings);

•	up to 17,237,418 shares of common stock of reorganized Delphi to the holders of Trade and Other Unsecured Claims (this figure assumes that such claims total approximately $1.31 billion and that certain cure amounts will be paid in cash; in addition, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of

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those claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM, as set forth in the last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described in the Plan);

•	31,349,736 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s senior notes;

•	4,996,231 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s subordinated notes;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock of reorganized Delphi to ADAH;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi to the Investors other than ADAH; and

•	16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi to GM (assuming that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution).

In addition, we will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to eight percent of the number of the fully diluted shares of common stock of reorganized Delphi to be outstanding immediately following consummation of the Plan. Any such issuance of shares to our employees will dilute your ownership interest in us.

To the extent that Trade and Other Unsecured Claims total less than $1.31 billion, the 17,237,418 shares of common stock will be reduced by up to one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (including estimated cure amounts but excluding all allowed accrued post-petition interest), a condition of the Plan will not be satisfied. If ADAH and Delphi have each waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (including estimated cure amounts but excluding all allowed accrued post-petition interest) and the creditors’ committee has consented or not objected to such waiver, to the extent that such claims total more than $1.475 billion (including estimated cure amounts but excluding all allowed accrued post-petition interest), the 17,237,418 shares of common stock will be increased by up to one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including rights holders that exercise rights in the rights offerings) will proportionately decrease, and we will issue additional shares of common stock to the Investors so that the Investors’ ownership is not diluted and the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionately decreased. There can be no assurance that ADAH will waive such condition. References to the number of shares are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. See “Use of Proceeds,” “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

Up to a total of 15,384,616 shares of common stock will be issuable upon the exercise of the warrants. Therefore, even if you fully exercise your warrants, your common stock ownership interest in reorganized Delphi will be significantly reduced at the effective date of the Plan. If you do not fully exercise your warrants, your common stock ownership interest will be even further reduced. The magnitude of the reduction of your percentage ownership will depend on the number of shares of common stock, if any, you purchase upon the exercise of warrants. Warrant holders who do not exercise or sell their warrants prior to the expiration date will lose any value represented by their warrants.

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We may not be able to obtain sufficient exit financing to support the Plan, and the terms of the exit financing we obtain, if any, may differ from those described in this prospectus and such terms could adversely affect reorganized Delphi and your investment.

Effectiveness of the Plan and consummation of the transactions contemplated by the EPCA are subject to a number of conditions, including obtaining exit financing. We are seeking on the effective date of the Plan to replace our debtor-in-possession financing with approximately $6.1 billion of new exit financing. The $6.1 billion exit financing package is expected to include a $1.6 billion asset-backed revolving credit facility, at least $1.7 billion of first-lien term loan, and up to $2.0 billion first-lien term note to be issued to an affiliate of GM (junior to the $1.7 billion first-lien term loan), and a $825 million second-lien term loan, of which any unsold portion would be issued to GM and/or it affiliates. The EPCA further provides the Investors certain rights to review the terms of the exit financing we obtain in light of the financing and other related conditions and covenants of the EPCA, including a limitation that our pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 with respect to our total indebtedness, as defined in the EPCA, will not exceed $585 million. We do not have sufficient firm commitments from lenders to complete our exit financing. There can be no assurances that such exit financing can be obtained, or that such financing can be obtained on the terms we are seeking.

In addition, if obtained, our exit financing will contain customary restrictive covenants, including, but not limited to, restrictions on the ability of reorganized Delphi and its subsidiaries to incur additional indebtedness, create liens, make investments or specified payments, give guarantees, pay dividends, make capital expenditures and merge or acquire or sell assets with usual and customary exceptions to such limitations. Such covenants may limit our flexibility with respect to the management of our business.

In addition, if the Plan does not become effective before March 31, 2008, certain pension funding waivers that we have received from the United States Internal Revenue Service (the “IRS”) will expire. Without meeting this deadline or receiving additional waivers from the IRS, failure of the Plan to become effective by March 31, 2008 could result in a significant tax assessment against us and a drawing down by the Pension Benefit Guaranty Corporation (the “PBGC”) of letters of credit totaling approximately $160 million. Although we would vigorously contest the validity of any such tax assessment, there can be no assurance that we would be successful in such a challenge.

The exercise price of the warrants does not reflect a determination of our value or the value of the common stock of reorganized Delphi.

Each holder of our common stock will receive one warrant for each 37 shares of our common stock owned of record at 5:00 p.m., New York City time, on February 11, 2008. Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi at $65.00 per share, subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type. The exercise price was determined after extensive negotiations with the Investors, the creditors’ committee, the equity committee and GM. After several weeks of negotiations, we decided to pursue an agreement with the Investors that was supported by the creditors’ committee, the equity committee and GM, under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The warrant exercise price of $65.00 per share represents a $5.39 per share premium over the $59.61 per full share deemed value for Plan distribution purposes established in the Plan. The per share premium for the warrant exercise price and the per share deemed value are subject to Bankruptcy Court approval of the Plan. See “Bankruptcy Cases.” The exercise price of the warrants does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise price of the warrants should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

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If you hold fewer than 37 shares (or other than a whole multiple of 37 shares) of our common stock as of the record date, you will not receive any fractional warrants to which you may be entitled unless you have become a registered holder as of February 11, 2008 and timely follow the procedures to elect to receive fractional warrants.

A fractional warrant will not be exercisable unless it is aggregated with other like fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock.

Accordingly, if you hold fewer than 37 shares (or other than a whole multiple of 37 shares) of our common stock as of the record date, you will receive the following treatment: Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described below, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrants such holder would have otherwise been entitled to receive. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, registered holders of our common stock as of the record date will have the right to elect to receive their fractional warrants instead of any cash distribution described above. As soon as reasonably practicable after the effective date of the Plan, Delphi will mail to all registered holders of our common stock as of the record date a notice to facilitate an election to receive fractional warrants in lieu of cash. Within approximately two weeks (but not less than 10 days) following the mailing of the notice described above and as will be specifically set forth in such notice, registered holders will have the right to make an election to receive their fractional warrants instead of any cash distribution with respect thereto in accordance with the instructions set forth in the notice.

If you are not a registered holder as of the record date, you will not receive this notice and you will not be eligible to make such election. If you are not a registered holder as of the record date or if you receive a notice but fail to elect otherwise on a timely basis, your fractional warrants will be aggregated with any other fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and Delphi will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive, as described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants. See “The Warrants — Fractional Warrants.”

A fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. There can be no assurances that a market will develop for the fractional warrants and you are encouraged to consult with your own advisors when determining whether to elect to receive fractional warrants. If you elect to receive your fractional warrants, you will lose any value represented by those fractional warrants unless you sell those fractional warrants or you purchase from another warrant holder sufficient fractional warrants to acquire upon exercise a whole share of common stock of reorganized Delphi.

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You must act promptly and follow instructions carefully if you want to exercise your warrants.

If you desire to exercise warrants, you and, if applicable, brokers, banks or other nominees acting on your behalf, must act promptly to ensure that all required certificates and payments are actually received by Computershare Trust Company, N.A., the warrant agent, prior to the expiration of the warrants. The time period to exercise warrants is limited. If you or your broker, bank or other nominee, as applicable, fails to complete and sign the warrant certificate(s), sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your warrants, we may, depending on the circumstances, reject your exercise of warrants or accept it only to the extent of the payment received. Neither we nor the warrant agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect warrants certificate or payment or contact you concerning whether a broker, bank or other nominee holds warrants on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your warrants.

No prior market exists for the warrants.

The warrants are a new issue of securities with no established trading market. The warrants will be transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date. Unless exercised, the warrants will cease to have any value following the expiration date. The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. The ability to trade the warrants on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the warrants, which we cannot predict will be initiated or, if initiated, will continue. We can give no assurance that a market for the warrants will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the warrants will trade.

Even if a trading market does develop for the warrants, the warrants may expire and be of no value if they are purchased prior to the expiration date but such purchase is not settled before 5:00 p.m., New York City time, on the expiration date.

Although we can give no assurance that there will be any trading market for the warrants, if trading in the warrants is initiated on the OTC Bulletin Board, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities, and that trades effected in warrants will be required to be settled within three trading days after the trade date. A purchase and sale of warrants that is effected on the date that is two days prior to the expiration date would be required to be settled not later than the time the warrants will have expired. Therefore, if warrants are purchased on or after the date that is two days prior to the expiration date, such warrants may be received after they have already expired and will be of no value.

In some states, you will not be able to exercise your warrants unless the securities commission of that state has approved this offering or an exemption from registration or qualification in that state is available.

Under the securities laws of some states, shares of common stock can be sold in such states only through registered or licensed brokers or dealers. The requirement of a seller to comply with the requirements of state blue sky laws may lead to delay or inability of such a holder to dispose of such common stock, thereby causing an adverse effect on the resale price of such common stock and your investment in reorganized Delphi.

If you elect to exercise your warrants, your proposed acquisition of common stock may be subject to notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and related rules, certain acquisitions of voting securities may not be completed unless certain notification and waiting period requirements have been satisfied. If, as a result of exercising your warrants, you would hold shares of common stock of reorganized Delphi worth more than $63.1 million as of the effective date of the Plan, then you and we may be required to make a filing under the HSR Act and wait for any applicable waiting periods to expire or terminate

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before we can satisfy your exercise of rights. You are encouraged to consult with your counsel regarding the application of the HSR Act to the transactions contemplated hereby.

Risks Related to Common Stock of Reorganized Delphi

The common stock of reorganized Delphi may not have an active trading market and its public float will be significantly reduced if rights holders do not exercise rights in the rights offerings.

There will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding on the effective date of the Plan, not taking into account any conversion of shares of Convertible Preferred Stock, any exercise of rights in the rights offerings (but, in the case of the discount rights offering, assuming the backstop commitment of the Investors) or any exercise of warrants or other Delphi warrants, compared to approximately 563,477,461 shares of our common stock outstanding as of the record date. The 160,124,155 share figure assumes that 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. In addition, as of the effective date of the Plan, GM will own 16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi, which are convertible into shares of common stock of reorganized Delphi, initially on a one-for-one basis. See “Capitalization.”

If rights holders do not exercise all of their rights in the rights offerings and the Investors purchase all or a portion of their backstop commitment, the public float of the common stock of reorganized Delphi may be significantly reduced to the extent that the Investors’ shares are excluded from the calculation of the public float. Similarly, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan), and the public float of the common stock of reorganized Delphi may be further reduced to the extent that these creditors’ shares are excluded from the calculation of the public float. Furthermore, any failure of warrant holders to exercise their warrants will contribute to a reduced public float.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of warrants or other Delphi warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of

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reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Security Ownership of the Investors and Certain Other Beneficial Owners.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement (whether or not such shares are issued to the additional investors directly by Delphi). See “Certain Relationships and Related Transactions — Registration Rights Agreement.” There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets. See “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Following our delisting in October 2005 from the New York Stock Exchange, price quotations for our common stock have been available on the Pink Sheets. Delisting from the New York Stock Exchange resulted in a reduction in the liquidity of our common stock. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued upon the exercise of warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list or quote the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board.

Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. No assurance can be given that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market will exist. The nature of OTC Bulletin Board trading may limit your ability to resell your shares of the common stock of reorganized Delphi if an active trading market for the common stock of reorganized Delphi does not emerge. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade. Lack of liquidity of the common stock of reorganized Delphi also may make it more difficult for us to raise additional capital, if necessary, through equity financings.

The terms of the exit financing will restrict the ability of reorganized Delphi to pay cash dividends on its common stock.

On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock. After the Plan becomes effective, the payment of any future dividends on shares of reorganized Delphi will be at the discretion of the Board of Directors of reorganized Delphi and will depend upon various

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factors, including our earnings, operations, financial condition, cash and capital requirements, restrictions in financing agreements, business conditions and other factors. Under Delaware law, unless a corporation has available surplus, it cannot declare or pay dividends on its capital stock. In addition, we anticipate that our exit financing will include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect.

The preferred stock to be issued to the Investors and GM on the effective date of the Plan will rank senior to the common stock with respect to the payment of dividends and with respect to distributions upon our liquidation, dissolution or winding up.

On the effective date of the Plan, following the funding of the Investors’ equity commitments, reorganized Delphi will issue to the Investors and GM a total of up to 35,381,155 shares of Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM)). This Convertible Preferred Stock will rank senior to the common stock of reorganized Delphi with respect to the payment of dividends and with respect to distributions if we liquidate, dissolve or wind up. As a result, reorganized Delphi may not pay dividends on shares of its common stock, or make any distributions with respect to its shares of common stock in the event of a liquidation, dissolution or winding up of reorganized Delphi, unless all accrued and unpaid dividends on shares of its preferred stock have been paid in full and holders of preferred stock have been paid in full the liquidation preference of their shares of preferred stock.

The price of our common stock currently is below, and the price of the common stock of reorganized Delphi may be below, the exercise prices of the warrants. Our stock price historically has been, and the stock price of shares of reorganized Delphi is likely to continue to be, volatile, and you may lose all or part of your investment in reorganized Delphi.

On March 7, 2008, the closing price of our common stock on the Pink Sheets was $0.16 per share, and, as of the record date, there were 563,477,461 shares of our common stock outstanding. Giving effect to the cancellation of all of our existing shares of common stock on the effective date of the Plan, assuming that the total market value of our common stock remains unchanged, and assuming there are 160,124,155 shares of common stock of reorganized Delphi that will be outstanding on, or as soon as practicable after, the effective date of the Plan (assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and exercise in full of the warrants and the other Delphi warrants at the initial exercise price), the adjusted closing price of our common stock on March 7, 2008 would have been $0.56 per share. This adjusted closing price was determined based on a purely mathematical calculation by dividing total market value by the 160,124,155 shares of common stock of reorganized Delphi and should not be deemed to be indicative of comparative share values.

The exercise price of the warrants is $65.00 per share of common stock of reorganized Delphi, subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type. We cannot assure you that the market price of the common stock of reorganized Delphi will not be below the exercise price of the warrants, or decline further below the exercise price, after the closing of this offering. If that occurs, you will suffer an immediate unrealized loss on those shares as a result. The exercise price of the warrants should not be considered an indication of the future trading price of the common stock of reorganized Delphi. The market price of our common stock has been, and the market price of the common stock of reorganized Delphi is likely to continue to be, volatile, experiencing wide fluctuations in response to numerous factors, many of which are beyond our control. Such factors include:

•	our obligations that remain after our emergence from our reorganization cases;

•	our operating performance and the performance of our competitors and other similar companies;

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•	the performance of our customers and their demand for our products;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who track the common stock of reorganized Delphi or the stocks of other companies in our industry;

•	changes in general economic conditions;

•	the number of shares outstanding;

•	actions of our current and future stockholders;

•	our involvement in legal proceedings;

•	the arrival or departure of key personnel;

•	the extent to which, if at all, broker-dealers choose to make a market in the common stock of reorganized Delphi;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors; and

•	other developments affecting us, our industry or our competitors.

In addition to being dependent upon the implementation of the Plan and the transactions contemplated thereby, our ability to continue on a going-concern basis is dependent upon, among other things, maintaining the support of key vendors and customers, and retaining key personnel, along with financial, business, and other factors, many of which are beyond our control. Even if the Plan becomes effective and we emerge from bankruptcy, the uncertainty regarding these factors following our emergence from bankruptcy and the effect of other unknown adverse factors, could threaten our existence as a going concern. Our independent registered public accounting firm has included a going-concern explanatory paragraph in its report on our consolidated financial statements.

Furthermore, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of the common stock of reorganized Delphi. The price of the common stock of reorganized Delphi could fluctuate based upon factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price.

As a result, you may not be able to resell your shares of the common stock of reorganized Delphi at or above the warrant exercise price, and you may lose all or part of your investment in the common stock of reorganized Delphi.

Holders of Series A-1 Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions.

On the effective date of the Plan, reorganized Delphi will issue a total of 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock to ADAH (total liquidation value of approximately $400 million). So long as any shares of Series A-1 Preferred Stock are outstanding, reorganized Delphi and its subsidiaries will be prohibited from taking specified actions if all of the holders of the Series A-1 Senior Convertible Preferred Stock object. These specified actions include, subject to limited exceptions:

•	any action to liquidate reorganized Delphi;

•	any amendment to the charter or bylaws of reorganized Delphi that adversely affects the Series A Senior Convertible Preferred Stock (any expansion of the Board of Directors would be deemed adverse); and

•	during the two years after the effective date of the Plan:

•	a sale, transfer or other disposition of all or substantially all of the assets of reorganized Delphi;

•	any merger or consolidation involving a change in control of reorganized Delphi; and

•	any acquisition of or investment in any other person or entity for an aggregate value in each case, in excess of $250 million in any twelve-month period after the effective date of the Plan.

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If any holder of the Series A-1 Senior Convertible Preferred Stock objects to any of the foregoing actions that we desire to take, it could have an adverse impact on the business and the market price of the common stock of reorganized Delphi.

Substantial future sales of shares of the common stock of reorganized Delphi in the public market could cause our stock price to fall.

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming (i) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (ii) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount right offering) and (iii) exercise in full of the warrants and the other Delphi warrants at the initial exercise price. These newly issued shares will be freely tradable without restriction in the public market, except that any such shares held by our “affiliates,” as the term is defined in Rule 144 under the Securities Act, and any shares of Senior Convertible Preferred Stock issued to the Investors pursuant to the Plan (and any shares of common stock underlying such Senior Convertible Preferred Stock), which shares will constitute “restricted securities,” may generally only be sold in compliance with the restrictions of Rule 144 under the Securities Act or pursuant to an effective registration statement, including registration statements filed pursuant to the registration rights agreement described below. See “Shares Eligible for Future Sale.”

In addition, we will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to 8% of the number of fully diluted shares of common stock of reorganized Delphi to be outstanding immediately following consummation of the Plan. Any such issuance of shares to our employees will dilute your ownership interest in us.

Holders of Series A-1 Senior Convertible Preferred Stock can elect to convert such preferred stock to Series A-2 Senior Convertible Preferred Stock, whereby they would give up the voting rights described above and obtain the registration rights described below. We have agreed as part of the Plan to grant registration rights to (i) the Investors with respect to all of their shares of common stock of reorganized Delphi, whether acquired pursuant to the Plan or otherwise (which at the effective date of the Plan could be as many as 54,742,659 shares (giving effect to expected sales to additional investors) if each Investor purchases the full amount of its backstop commitment and exercises all of its par rights and discount rights), any shares of Series A-2 Senior Convertible Preferred Stock into which their 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock are converted, all of their 9,394,092 shares of Series B Senior Convertible Preferred Stock and all of the shares of common stock of reorganized Delphi underlying the Series A-2 Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock, (ii) GM with respect to all of the shares of common stock of reorganized Delphi underlying the Series C Convertible Preferred Stock and (iii) holders of general unsecured claims which received on the effective date of the Plan a distribution under the Plan of 10% or more of the common stock of reorganized Delphi issued pursuant to the Plan with respect to such shares of common stock of reorganized Delphi issued pursuant to the Plan.

As part of these registration rights, we have agreed, as soon as practicable, and in any event no later than seven days after the effective date of the Plan, to prepare and file with the SEC a shelf registration statement registering resales of those shares by the Investors and GM, and, in addition, the Investors and GM will have certain rights, as described under “Certain Relationships and Related Transactions — Registration Rights Agreement” below, to require us to file registration statements covering the resale of those shares or to include them in registration statements that we may file for ourselves or other stockholders. In addition, under the Plan, holders of general unsecured claims which received a distribution under the Plan of 10% or more of the common stock of reorganized Delphi will be granted, in the aggregate, one demand right to require us to file a registration statement covering the resale of their shares of common stock issued pursuant to the Plan. Following their registration and resale under the

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applicable registration statement, those shares of our capital stock would be freely tradable unless acquired by an affiliate of ours. By exercising their registration rights and selling a large number of shares, the Investors, GM and such 10% holders could cause the price of the common stock of reorganized Delphi to decline.

In general, under Rule 144 under the Securities Act, a person, or persons whose shares are aggregated, who is not (and has not been for at least three months prior to the date of sale) our affiliate and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to resell their restricted shares without limitation, subject to the availability of current public information about us if such shares have been held for longer than six months and less than one year. Under Rule 144, a person that is our affiliate, and has held its restricted shares for at least six months, is entitled to resell, within any three-month period, a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock or the average weekly trading volume of our common stock calculated in accordance with Rule 144, subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 under the Securities Act since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

The number of outstanding shares of reorganized Delphi common stock set forth above assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total approximately $1.31 billion and are satisfied with 17,237,418 shares of common stock of reorganized Delphi, and are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest.

Our ability to utilize our net operating loss carryovers and other tax attributes may be limited.

We have significant net operating loss carryovers (“NOLs”) and other United States federal income tax attributes. Section 382 of the Internal Revenue Code of 1986, as amended, limits a corporation’s ability to utilize NOLs and other tax attributes following a Section 382 ownership change. We expect that we will undergo a Section 382 ownership change upon the implementation of the Plan and, consequently, our ability to utilize our NOLs and other tax attributes may be limited. However, certain special rules applicable to ownership changes that occur in bankruptcy may be available to limit the consequences of such an ownership change. If we were to undergo a Section 382 ownership change prior to or after implementation of the Plan, our NOLs and other tax attributes may be limited to a greater extent or in some cases eliminated. While we believe that we have not undergone any Section 382 ownership change to date, we cannot give you any assurance that we will not undergo a Section 382 ownership change prior to or after implementation of the Plan.

The issuance of additional preferred stock or additional common stock may adversely affect holders of common stock of reorganized Delphi.

The Board of Directors of reorganized Delphi will have the authority, without any further vote or action by our common stockholders, to issue up to 75 million shares of preferred stock of reorganized Delphi and to determine the terms, including voting and conversion rights, of those shares and to issue up to 250 million shares of common stock of reorganized Delphi (including the shares issuable upon conversion of the Senior Convertible Preferred Stock and the shares issuable upon exercise of the Warrants). The voting and other rights of the holders of the common stock of reorganized Delphi will be subject to, and may be adversely affected by, the rights of the holders of Series A-1 Senior Convertible Preferred Stock and any other preferred stock that may be issued in the future. Similarly, subject to the limitations imposed by the rules of any stock exchange or quotation system on which our common stock may be listed or quoted, the Board of Directors of reorganized Delphi may issue additional shares of common stock without any further vote or action by our common stockholders, which would have the effect of diluting common stockholders. An issuance could occur in the context of another public or private offering of shares of common stock or preferred stock or in a situation in which the common stock or preferred stock is used to acquire the assets or stock of another company. The issuance of common stock or preferred stock, while providing desirable flexibility in connection with possible acquisitions, investments and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control.

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Certain of the Investors will beneficially own a large percentage of our voting stock and could be able to significantly influence our business and affairs.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1,5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of warrants or other Delphi warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. For the number of shares that each Investor has informed us that it expects to sell to such additional investors, see “Security Ownership of the Investors and Certain Other Beneficial Owners.” Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.” There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets. See “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

In addition, holders of Series A-1 Senior Convertible Preferred Stock will have board representation rights and veto rights over some corporate actions that we may desire to take. See “— Holders of our Series A-1 Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions,” “— The new directors of reorganized Delphi after the effective date of the Plan may change our current long-range plan,” “Board of Directors” and “Description of Capital Stock — Preferred Stock.”

Because of the foregoing, certain of the Investors could have significant influence over our management and policies, including the composition of the Board of Directors of reorganized Delphi, any amendments to our

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amended and restated certificate of incorporation and mergers or sales of all or substantially all of our assets, and any other matters requiring a stockholder vote.

GM is our largest customer and as such we are particularly sensitive to changes in their production volumes. In addition, our Plan requires that GM make certain payments in support of our overall reorganization plan.

GM is our largest customer and accounted for 37% of our total net sales from continuing operations in 2007, and a portion of our non-GM sales are to Tier 1 suppliers who ultimately sell our products to GM. In addition, GM accounts for an even greater percentage of our net sales in North America where we have limited ability to adjust our cost structure to changing economic and industry conditions and where we are faced with high wage and benefit costs. Additionally, our revenues may be affected by decreases in GM’s business or market share.

Delphi and GM have entered into comprehensive settlement agreements which were approved by the Bankruptcy Court on January 25, 2008. These settlement agreements are not effective until and unless Delphi emerges from chapter 11. These settlement agreements, among other things, provide that GM will assume approximately $7.3 billion of certain post-retirement benefits for certain of our active and retired hourly employees, including health care and life insurance, and will make significant contributions to Delphi to fund various special attrition programs, consistent with the provisions of the U.S. labor agreements, and significant, ongoing contributions to Delphi and reorganized Delphi to reimburse Delphi for labor costs in excess of $26 per hour, excluding certain costs, including hourly pension and other postretirement benefit contributions.

GM has reported a variety of challenges it is facing, including with respect to its debt ratings, its relationships with its unions and large shareholders and its cost and pricing structures. If GM is unable or unwilling to engage in a business relationship with us on a basis that involves improved terms for Delphi, as set forth in the comprehensive settlement agreements that have been agreed to as part of our Plan (as compared to those currently in place), we believe that our sales, cost structure and profitability will be adversely affected.

For further information, see the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2007, including under “Business — Arrangements Between Delphi and GM,” “Risk Factors — Business Environment and Economic Conditions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by reference in this prospectus.

The new directors of reorganized Delphi after the effective date of the Plan may change our current long-range plan.

After the effective date of the Plan, reorganized Delphi will have a new Board of Directors. The initial Board of Directors of reorganized Delphi will consist of nine directors to be selected as follows:

•	three directors (who will be Class III directors) initially will be nominated by Appaloosa and elected at the effective date of the Plan by the holders of Series A Senior Convertible Preferred Stock, and thereafter will be elected directly by the holders of Series A Senior Convertible Stock, subject to some limitations (see “Board of Directors”);

•	three directors (one of whom will be a Class I director and two of whom will be Class II directors) initially will be selected by the unsecured creditors’ committee, and thereafter by the nominating committee of our Board of Directors and will be elected by the holders of the common stock, the Series B Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock;

•	one director (who will be a Class II Director) initially will be selected by the representative of one of the co-lead investors other than UBS, Goldman and Merrill, which co-lead investor will be chosen by Appaloosa, on the search committee, with the approval of either Delphi or the unsecured creditors’ committee, and thereafter by the nominating committee of our Board of Directors and elected by the holders of the common stock, the Series B Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock;

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•	one director (who will be a Class I director) will be the Executive Chairman, initially selected by a majority vote of the search committee which must include the approval of representatives of Appaloosa and the unsecured creditors’ committee, and thereafter nominated for election by the nominating committee, subject (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) to the approval of the holders of the Series A-1 Senior Convertible Preferred Stock, and elected to our Board of Directors by the holders of the common stock and the Senior Convertible Preferred Stock, on an as-converted basis; and

•	the ninth director (who will be a Class I director) will be our Chief Executive Officer. Rodney O’Neal, our current Chief Executive Officer, will continue as the initial Chief Executive Officer of reorganized Delphi as of the effective date of the Plan.

All such appointments will be made no later than the effective date of the Plan. After the effective date of the Plan, the new Board of Directors of reorganized Delphi may make changes, which could be material, to our business, operations and current long-range plan described in this prospectus. It is impossible to predict what these changes will be and the impact they will have on our future results of operations and market price of the common stock of reorganized Delphi. See “Board of Directors.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, as well as other statements made by us may contain forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to our operations and business environment which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.

In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors, including the risks discussed under the “Risk Factors” sections beginning on page 23 of this prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2007, which has been incorporated by reference into this prospectus, that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	our ability to obtain sufficient exit financing and the terms of such financing;

•	the cyclical nature of automotive sales and products;

•	our ability to obtain and maintain normal terms with vendors and service providers;

•	our ability to maintain contracts that are critical to our operations;

•	our ability to operate pursuant to the terms of our debtor-in-possession financing facility and, if necessary, to obtain an extension of term beyond June 30, 2008 or other amendments as necessary to maintain access to such facility should we not emerge prior to June 30, 2008 and/or not be able to obtain sufficient exit financing;

•	our ability to consummate the transactions contemplated by and comply with the terms of the Plan and the EPCA;

•	our ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases prosecuted by us from time to time;

•	our ability to satisfy the terms and conditions of the EPCA;

•	the potential adverse impact of the chapter 11 cases on our liquidity or results of operations;

•	our ability to fund and execute our business plan and to do so in a timely manner;

•	dependence on GM as a customer;

•	our ability to attract and retain customers, as well as changes in market share and product mix offered by, and cost cutting initiatives adopted by, our customers;

•	competition, including asset impairments and restructuring charges as a result of changes in the competitive environment;

•	disruptions in supply of, and changes to the competitive environment for, raw materials;

•	changes in technology and technological risks and our response thereto, including development of our intellectual property into commercial viable products and losses and costs as a result of product liability and warranty claims and intellectual property infringement actions;

•	foreign currency risk and other risks associated with doing business in non-U.S. jurisdictions;

•	incurrence of significant legal costs in connection with our securities litigation;

•	environmental factors relating to transformation activities;

•	failure to achieve and maintain effective internal controls;

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•	our ability to attract, motivate and/or retain key executives and associates; and

•	our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of our unionized employees or those of our principal customers and our ability to attract and retain customers.

Although we believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

In connection with the Plan, we were required to submit projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon emergence from bankruptcy. The projections are not part of this prospectus and should not be relied on in connection with the exercise of rights in the rights offerings. The projections were not prepared for the purpose of the rights offerings or any offering of the common stock of reorganized Delphi and may not be updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks, including those risks discussed in the “Risk Factors” sections beginning on page 23 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections in deciding whether to invest in the common stock of reorganized Delphi.

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USE OF PROCEEDS

We will receive total gross proceeds of up to approximately $1.0 billion from the exercise of warrants (assuming that all warrants are exercised), before deducting fees and expenses related to the issuance of the warrants and the warrant shares. The net proceeds from the exercise of warrants will be allocated in the following order: (i) first, to redeem any of the up to 16,508,176 shares of Series C Convertible Preferred Stock issued to GM pursuant to the Plan, at a redemption price of $65.00 per share, (ii) second, to the extent any net proceeds remain, to redeem any of the up to $825 million of second-lien notes issued to GM pursuant to the Plan, at a redemption price of par plus accrued and unpaid interest, and (iii) third, to the extent any net proceeds remain, by reorganized Delphi for general corporate purposes.

DIVIDEND POLICY

On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock.

We anticipate that our exit financing will include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect. See “Description of Proposed Exit Financing.” In addition, the Senior Convertible Preferred Stock will rank senior to the common stock with respect to the payment of dividends. As a result, reorganized Delphi may not pay dividends on shares of its common stock unless all accrued and unpaid dividends on shares of the Senior Convertible Preferred Stock have been paid in full.

PRICE RANGE OF COMMON STOCK

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until such stock was delisted by New York Stock Exchange effective October 11, 2005. This action followed the announcement by the New York Stock Exchange on October 10, 2005, that it was reviewing our continued listing status in light of our announcements involving the filing of voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code. The New York Stock Exchange subsequently determined to suspend trading based on the trading price for our common stock, which closed at $0.33 on October 10, 2005, and completed delisting procedures effective October 11, 2005.

Our common stock is quoted on the Pink Sheets, a quotation service for OTC securities, under the symbol “DPHIQ.” Pink Sheets is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real-time. Our listing status on the Pink Sheets is dependent on market makers’ willingness to provide the service of accepting trades to buyers and sellers of the stock. Quotes for OTC securities reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Unlike securities traded on a stock exchange, such as the New York Stock Exchange, issuers of securities traded on the Pink Sheets do not have to meet any specific quantitative and qualitative listing and maintenance standards.

The following table sets forth the high and low sales price per share of our common stock, as reported by the New York Stock Exchange, for the periods through October 10, 2005, and thereafter the high and low OTC bid information:

	High	Low

2006
First Quarter	$1.02	$0.03
Second Quarter	$1.99	$0.60
Third Quarter	$1.88	$1.07
Fourth Quarter	$3.92	$1.35

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	High	Low

2007
First Quarter	$3.86	$2.25
Second Quarter	$3.12	$1.46
Third Quarter	$2.59	$0.44
Fourth Quarter	$0.49	$0.10
2008
First Quarter (through March 7, 2008)	$0.22	$0.13

(1)	Effective October 11, 2005, our common stock was delisted by the New York Stock Exchange and began trading OTC.

The transfer agent and registrar for our common stock is Computershare Trust Company N.A. On February 11, 2008, there were 277,605 holders of record of our common stock. On March 7, 2008, the closing price of our common stock on the Pink Sheets was $0.16 per share. As of February 11, 2008, there were 563,477,461 shares of our common stock outstanding.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued upon the exercise of warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system.

If we are not able to list or have quoted the common stock of reorganized Delphi on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade.

The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the warrants, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We can give no assurance that a market for the warrants will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the warrants will trade.

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CAPITALIZATION

The table on the following page sets forth our cash and cash equivalents, long-term debt and capitalization as of December 31, 2007. Our capitalization is presented on a historical basis and on an as adjusted basis to reflect the issuance of the warrants and the other transactions contemplated by the Plan, as if they occurred on December 31, 2007, including:

•	the cancellation on the effective date of the Plan of any shares of our common stock and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan;

•	the issuance of 461,552 shares of common stock of reorganized Delphi to the holders of our common stock as of the record date;

•	the issuance of the warrants and the other Delphi warrants exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	the issuance of 41,026,309 shares of common stock of reorganized Delphi pursuant to either the discount rights offering or the backstop commitment of the Investors;

•	the issuance of none of the shares of common stock of reorganized Delphi available in the par rights offering (assuming that all par rights are exercised, we would receive up to $1.3 billion in proceeds before deducting fees and expenses; however, as there is no backstop commitment for the par rights offering, this table assumes no par rights have been exercised; if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors, as set forth in the seventh bullet point of this section, in partial satisfaction of their claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM, as set forth in the fourth to last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described in the Plan);

•	the issuance of 4,558,479 shares of common stock of reorganized Delphi to the Investors pursuant to the EPCA (without giving effect to any shares purchased pursuant to their backstop commitment or pursuant to their exercise of rights in the rights offerings);

•	the issuance of up to 17,237,418 shares of common stock of reorganized Delphi to the holders of Trade and Other Unsecured Claims (this figure assumes that Trade and Other Unsecured Claims total approximately $1.31 billion, and that certain cure amounts will be paid in cash; in addition, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of those claims or, in the case of GM, as shares of Series C Convertible Preferred Stock to be issued to GM, as set forth in the fourth to last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described in the Plan);

•	31,349,736 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s senior notes;

•	4,996,231 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s subordinated notes;

•	the issuance of 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to ADAH;

•	the issuance of 9,394,092 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to the Investors other than ADAH;

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•	the issuance of up to 16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi to GM (assuming that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution);

•	the cancellation of all of our funded unsecured debt obligations outstanding as of the effective date of the Plan;

•	the replacement on the effective date of the Plan of our debtor-in-possession financing with approximately $6.1 billion of new exit financing, excluding offering expenses, OID and fair value adjustments (see “Description of Proposed Exit Financing” for a description of the exit financing we are currently seeking); and

•	the net source of $75 million in cash for transactions contemplated by the Plan (see “Unaudited Pro Forma Condensed Consolidated Financial Information” included elsewhere in this prospectus for further discussion of net cash uses).

References to the number of shares are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and allowed accrued post-petition interest.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Notes thereto from our Annual Report on Form 10-K for the year ended December 31, 2007 incorporated by reference in this prospectus, and the Pro Forma Financial Information set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information” included elsewhere in this prospectus.

	Historical	As Adjusted
	(Dollars in millions)

Cash and Cash Equivalents	$1,036	$1,111
Restricted Cash	173	173
Debt:
6.55% unsecured notes, due 2006 (subject to compromise)	$500	$—
6.50% unsecured notes, due 2009 (subject to compromise)	498	—
6.50% unsecured notes, due 2013 (subject to compromise)	493	—
7.125% debentures, due 2029 (subject to compromise)	493	—
European securitization program	205	205
Accounts receivable factoring	384	384
Capital leases and other debt(1)	219	219
Junior subordinated notes due 2033 (subject to compromise)	391	—
Refinanced DIP Credit Facility:
Debtor-in-Possession First Priority Term Loan	250	—
Debtor-in-Possession Second Priority Term Loan	2,496	—
Exit Financing:
First-lien(A) term loan	—	1,700
First-lien(B) term loan	—	2,000
Second-lien term loan	—	825
OID and fair value adjustments(2)	—	(362)

Total Debt	$5,929	$4,971

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	Historical	As Adjusted
	(Dollars in millions)

Stockholders’ Equity (Deficit)
Series A-1 Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, historical; 9,478,887 shares authorized, as adjusted; no shares issued and outstanding, historical; 9,478,887 shares issued and outstanding, as adjusted	$—	$400
Series A-2 Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, historical; 9,478,887 shares authorized, as adjusted; no shares issued and outstanding, historical; no shares issued and outstanding, as adjusted	—	—
Series B Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, historical; 9,394,092 shares authorized, as adjusted; no shares issued and outstanding, historical; 9,394,092 shares issued and outstanding, as adjusted	—	400
Series C Convertible Preferred Stock, $0.01 par value, no shares authorized, historical; 16,508,176 shares authorized, as adjusted; no shares issued and outstanding, historical; 16,508,176 shares issued and outstanding, as adjusted	—	1,073
Common Stock, $0.01 par value, 1,350,000,000 shares authorized, historical; 250,000,000 shares authorized, as adjusted; 565,000,000 shares issued and outstanding, historical; 99,629,725 shares issued and outstanding, as adjusted	6	1
Additional paid-in capital(3)	2,756	6,351
Accumulated deficit	(14,976)	—
Accumulated other comprehensive income (loss):
Employee benefit plans	(1,679)	—
Other	446	—

Total accumulated other comprehensive loss	(1,233)	—
Treasury Stock, at cost (3,200,000 shares historical)	(25)	—

Total Stockholders’ Equity (Deficit)	$(13,472)	$8,225

(1)	Capital leases and other debt is comprised of $160 million of short-term debt and $59 million of long-term debt.

(2)	Represents original issuance discount on first-lien (A) term loan and fair value adjustments on first-lien (B) and second-lien term loans. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for further information.

(3)	The additional paid-in capital balance includes the currently estimated fair value of the Warrants of $321 million based on the Black-Scholes valuation model. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for further information.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) sets forth selected historical consolidated financial information for Delphi and its consolidated subsidiaries. The historical data provided as of and for the year ended December 31, 2007 are derived from Delphi’s audited consolidated financial statements which have been incorporated by reference into this prospectus.

The Pro Forma Financial Information is provided for informational and illustrative purposes only. These tables should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes in the annual report on Form 10-K for the year ended December 31, 2007 which have been incorporated by reference into this prospectus. In addition, the historical financial statements of Delphi will not be comparable to the financial statements of reorganized Delphi following emergence from bankruptcy due to the effects of the consummation of the Plan as well as adjustments for fresh-start accounting.

The Pro Forma Financial Information gives effect to the following categories of adjustments as if such transactions had occurred on January 1, 2007 for the unaudited pro forma condensed consolidated statement of operations, and on December 31, 2007 for the unaudited pro forma condensed consolidated balance sheet. Each of these adjustments is described more fully below and within the notes of the Pro Forma Financial Information:

•	the effectiveness of the Plan and the implementation of the transactions contemplated by the Plan; and

•	the adoption of “fresh-start” accounting, in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”).

The Pro Forma Financial Information does not purport to represent what reorganized Delphi’s actual results of operations or financial position would have been had the Plan become effective or had the other transactions described above occurred on January 1, 2007 or December 31, 2007, as the case may be. In addition, the dollar amount of new equity and stockholders’ equity on the unaudited pro forma condensed consolidated balance sheet is not an estimate of the market value of the common stock of reorganized Delphi or any other shares of capital stock of reorganized Delphi as of the effective date of the Plan or at any other time. We make no representations as to the market value, if any, of the common stock of reorganized Delphi or of any other shares of capital stock of reorganized Delphi.

Reorganization Adjustments

The “Reorganization Adjustments” column in the Pro Forma Financial Information gives effect to the effectiveness of the Plan and the implementation of the transactions contemplated by the Plan, including the discharge of administrative claims and of estimated claims allowed by the Bankruptcy Court upon confirmation, our recapitalization upon emergence from reorganization under chapter 11 of the Bankruptcy Code, and the funding of certain pension liabilities. Estimates of claims for purposes of the Pro Forma Financial Information differ from the estimation of Eligible Claims for purposes of the discount rights offering. These adjustments include:

•	the cancellation on the effective date of the Plan of any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of the common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan;

•	the replacement on the effective date of the Plan of our debtor-in-possession (“DIP”) financing with approximately $6.1 billion face value of new exit financing, which we anticipate will consist of first-lien financing of $3.7 billion (comprised of $1.7 billion to be provided by a syndicate of lenders, and $2.0 billion to be provided by an affiliate of GM), second-lien financing of $825 million (a portion of which may be provided by an affiliate of GM) and an asset based revolving credit facility of $1.6 billion, substantially all of which is expected to be undrawn at emergence (see “Description of Proposed Exit Financing” for a description of the exit financing we are seeking), however there can be no assurances that we will obtain exit financing in the amounts or on the terms set forth in the Pro Forma Financial Information, or at all;

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•	the issuance of various classes of equity, as described above under “Capitalization” (before considering fees to and expenses of the Investors that we are required to pay pursuant to the EPCA), consisting of $400 million of Series A Senior Convertible Preferred Stock, $400 million of Series B Senior Convertible Preferred Stock and up to $1.1 billion of Series C Convertible Preferred Stock issued to GM, in each case based on stated value per share, and $6.4 billion of common stock and warrants of reorganized Delphi; and

•	the application of the proceeds from such borrowings and equity issuances to make the distributions under the Plan, repay existing DIP financing, fund certain pension liabilities and for ongoing business purposes, as reflected in the “Reorganization Adjustments” column in the Pro Forma Financial Information.

The Pro Forma Financial Information does not give effect to the exercise of the par rights or the Warrants as their exercise is not deemed probable because their value and ultimate exercise is dependent on future market performance which cannot be estimated. The Pro Forma Financial Information does give effect to the exercise of the discount rights because the Investors have agreed to backstop the discount rights offering by purchasing any shares offered pursuant to the discount rights offering but for which rights are not exercised. In addition, the estimated gain of $4.4 billion resulting from the settlement of liabilities, primarily postretirement obligations other than pensions, pursuant to the Plan has not been reflected in our “Reorganization Adjustments” for the unaudited pro forma condensed consolidated statement of operations as this gain is non-recurring.

For additional information regarding the “Reorganization Adjustments,” see the notes to the Pro Forma Financial Information.

Fresh-Start Adjustments

The “Fresh-Start Adjustments” column of the Pro Forma Financial Information gives effect to fresh-start accounting adjustments, in accordance with SOP 90-7. Our reorganization value, which represents our best estimate of fair value and approximates the amount a willing buyer would pay for our company immediately after the reorganization, will be allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). The Fresh-Start Adjustments are based on management’s current best estimate of the equity value of reorganized Delphi of $8.3 billion (including the current fair value of the Warrants based on the Black-Scholes valuation model) before adjusting for fees to and expenses of the Investors that we are required to pay pursuant to the EPCA of approximately $78 million. Under SOP 90-7, reorganization value is generally allocated first to tangible assets and identifiable intangible assets, and lastly to excess reorganization value (i.e., goodwill).

The asset valuations used in this prospectus represent current estimates based on data available as of December 31, 2007 and are made assuming an anticipated effective date of the Plan of March 31, 2008. However, there can be no assurance that the effective date of the Plan will be March 31, 2008, and updates to these valuations will be completed as of the actual effective date of the Plan based on the results of asset and liability valuations, as well as the related calculation of deferred taxes. The differences between the actual valuations and the current estimated valuations used in preparing the Pro Forma Financial Information will be reflected in our future balance sheets and may affect amounts, including depreciation and amortization expense, which we recognize in our statement of operations post-emergence. As such, the Pro Forma Financial Information may not accurately represent our post-emergence financial condition or results from operations, and any differences may be material.

We will realize certain non-recurring expenses following the effective date of the Plan related to certain asset fair value adjustments under fresh-start accounting that have been excluded from the Fresh-Start Adjustments to the unaudited pro forma condensed consolidated statement of operations. In particular, such expenses include increases to operating expenses for the estimated inventory fair value step-up adjustment of $84 million that will be expensed when the related inventory is subsequently sold and an estimated increase of $279 million that will be recognized immediately upon our emergence from bankruptcy related to acquired in-process research and development (“IPR&D”). These adjustments are reflected in the unaudited pro forma condensed consolidated balance sheet.

For additional information regarding the “Fresh-Start Adjustments,” see the notes to the Pro Forma Financial Information.

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Historical Results

Our historical statement of operations for the year ended December 31, 2007 includes items for special termination benefits, restructurings, impairment charges, legal settlements and tax benefits as described below:

•	$212 million related to the U.S. employee workforce transition programs.

•	$540 million related to employee termination benefits and other exit costs.

•	$343 million related to the settlement of several class-action lawsuits in which Delphi, along with certain of its subsidiaries, certain of our current and former directors, officers and employees of Delphi or its subsidiaries, and others are named as defendants. These lawsuits were filed beginning in March 2005 following our announced intention to restate certain of our financial statements.

•	$98 million of long-lived asset impairment charges.

•	$703 million of tax benefit on U.S. pre-tax other comprehensive income related to employee benefits.

Master Restructuring Agreement and GM Settlement

The Pro Forma Financial Information also does not reflect any adjustments for the impact of the transactions contemplated by our Master Restructuring Agreement with GM or our Memoranda of Understanding with our various U.S. labor unions (to the extent the transactions contemplated by the Memoranda of Understanding were not realized in our historical results), which include headcount reductions, plant closures, wage and benefit reductions, subsidies and other support programs. These transactions are expected to significantly modify reorganized Delphi’s labor and cost structure and provide future operating benefits. These transactions are not included in the Pro Forma Financial Information as the benefits to be realized are based on future workforce composition and operating results, and any adjustments to our historical results utilizing these benefits would not be factually supportable. The benefits resulting from the 2006 and 2007 U.S. workforce transition programs, mainly due to reductions in headcount and changes in workforce composition, are reflected in the Pro Forma Financial Information to the extent they were realized in our historical results.

The unaudited pro forma condensed consolidated balance sheet includes the estimated cash settlement of certain post-petition payments of $606 million contemplated under the GM Settlement. The unaudited pro forma condensed consolidated statement of operations does not reflect the transactions contemplated by the GM Settlement as they are non-recurring.

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DELPHI CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

		Reorganization		Fresh-Start
	Historical	Adjustments		Adjustments		Pro Forma
	(In millions, except per share data)

Net sales:
General Motors and affiliates	$8,301	$—		$—		$8,301
Other customers	13,982	—		—		13,982

Total net sales	22,283	—		—		22,283

Operating expenses:
Cost of sales, excluding items listed below	21,066	11	(a)	(244	)(g)	20,833
U.S. employee workforce transition program charges	212	—		—		212
Depreciation and amortization	914	—		440	(h)	1,354
Long-lived asset impairment charges	98	—		—		98
Selling, general and administrative	1,595	14	(a)	(8	)(g)	1,601
Securities and ERISA litigation charge	343	—		—		343

Total operating expenses	24,228	25		188		24,441

Operating loss	(1,945)	(25)		(188)		(2,158)
Interest expense	(769)	189	(b)	—		(580)
Loss on extinguishment of debt	(27)	27	(c)	—		—
Reorganization items	(163)	163	(d)	—		—
Other income, net	74	—		—	(i)	74

Loss from continuing operations before income tax benefit	(2,830)	354		(188)		(2,664)
Income tax benefit	522	2	(e)	(56	)(j)	468

Loss from continuing operations	(2,308)	356		(244)		(2,196)
Dividends accrued on Series A and Series B Senior Convertible Preferred Stock	—	(43	)(f)	—		(43)

Loss from continuing operations available to common stockholders	$(2,308)	$313		$(244)		$(2,239)

Basic and diluted loss per share from continuing operations available to common stockholders:
Weighted average shares outstanding	562					100 (k)
Basic and diluted loss per share	$(4.11)					$(22.39)

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Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Reorganization Adjustments

(a) We currently estimate stock compensation expense of $11 million and $14 million recorded in cost of sales and selling, general and administrative expenses (“SG&A”), respectively, related to restricted shares and options to be issued to management at emergence.

(b) The Plan contemplates substantial changes to our debt structure. The interest expense adjustments resulted in a net decrease of $189 million, and consists of the following (in millions):

Increased interest expense on exit financing	$158
Exit financing issuance cost, OID and fair value adjustment amortization	64
Elimination of interest expense on pre-petition claims	(411)

Total adjustment	$(189)

The estimated net increase in annual interest expense of $158 million reflects increased interest costs on expected post emergence indebtedness related to borrowings to implement our Plan. For a description of the exit financing we are seeking, see “Description of Proposed Exit Financing” in this prospectus. The estimated interest expense assumes no outstanding balance on the revolving line of credit. The exit financing is expected to bear interest at the London Interbank Borrowing Rate (“LIBOR”), with a floor of 3.25%, plus a margin, as summarized below (dollars in millions):

	Amount	Rate

First-lien(A) term loan	$1,700	LIBOR + 5.75%
First-lien(B) term loan	2,000	LIBOR + 6.20%
Second-lien term loan	825	LIBOR + 8.75%

As of March 7, 2008, LIBOR was approximately 3.0%, and accordingly we estimate that we will be required to use the LIBOR floor of 3.25%. We estimate our weighted average interest rate on our estimated exit financing post emergence to be approximately 10.2% (based on current LIBOR rates and excluding OID and fair value adjustment amortization) and our total outstanding indebtedness to be approximately $5.3 billion (face value, including foreign debt). A 1/8% increase or decrease in our expected weighted average interest rate, including from an increase in LIBOR (excluding the impact of the LIBOR floor), would increase or decrease interest expense on our exit financing by approximately $6 million annually. A condition under the EPCA is that pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 on our indebtedness will not exceed $585 million. However, there can be no assurances that we will obtain exit financing in the amounts or on the terms set forth above or under “Description of Proposed Exit Financing,” or at all.

In conjunction with our expected new borrowings, we currently estimate that we will incur approximately $457 million of debt issuance costs, OID and fair value adjustments on the exit financing. The debt issuance costs are classified as current or long-term assets, as appropriate. The OID and fair value adjustments associated with the exit financing are reflected as a reduction to the carrying value of the debt. The carrying value is accreted up to face value over the term of the debt. The table below details these amounts and the related annual amortization, which is recorded as interest expense (in millions):

	Total	Amortization	Annual
	Amounts	Period	Amortization

Debt issuance costs	$95	7 years	$14
Original issuance discount	136	7 years	19
Fair value adjustments	226	7-8 years	31

Total	$457		$64

The fair value adjustment arises from the first-lien (B) and second-lien term loans, which were issued at face value amounts in excess of the related fair value of the debt. The fair value adjustment reflects a 8% reduction from the face value on the first-lien (B) term loan and an 8% reduction from the face value on the second-lien term loan. A

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1% increase or decrease in the fair value adjustment and OID would increase or decrease the fair value adjustment and OID by approximately $28 million and $17 million, respectively, and annual interest expense by approximately $4 million and $2 million, respectively.

Offsetting these increases is the elimination of $411 million of interest expense recognized in the year ended December 31, 2007 on prepetition debt and allowed unsecured claims.

(c) Reflects the elimination of loss on extinguishment of DIP financing as a result of the entry into the Refinanced DIP Credit Facility and termination of the Amended DIP credit facility and the Prepetition Facility in the first quarter of 2007, and of the third amendment to the Refinanced DIP Credit Facility in the fourth quarter of 2007.

(d) Reflects the elimination of our bankruptcy-related reorganization items.

(e) Income tax benefit related to the Reorganization Adjustments is $2 million, based on applying the statutory tax rates to the Reorganization Adjustments by jurisdiction. The effective income tax rate results from tax affecting the Reorganization Adjustments in jurisdictions without a full valuation allowance at the respective statutory tax rates. Effective income tax rates were not impacted by Reorganization Adjustments at locations with a full valuation allowance, including the U.S.

(f) The Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock issuable pursuant to the terms of the EPCA accrue dividends at 7.5% and 3.25% of the liquidation values, respectively. Therefore, for purposes of the Pro Forma Financial Information, these amounts are accrued as an increase in the net loss from continuing operations available to common stockholders. The Series C Convertible Preferred Stock issuable to GM does not accrue dividends. For a further discussion of the terms of the Convertible Preferred Stock, see “Description of Capital Stock” in this prospectus.

Fresh-Start Adjustments

(g) The decrease to postretirement benefit and pension expense of approximately $252 million is related to the elimination of actuarial losses and the amortization of prior service costs associated with pensions and other postretirement benefits recognized in the period (including the prior service cost component of curtailments). The adjustments of $244 million and $8 million decreased cost of sales and SG&A, respectively.

(h) The adjustment to depreciation and amortization expense of $440 million is comprised of the following (in millions):

Increased depreciation on property, plant and equipment	$118
Increased amortization on intangible assets	322

Total adjustment	$440

Property, plant and equipment are recorded at fair value. We currently estimate that property, plant and equipment will be increased by approximately $554 million. We currently estimate that post-emergence annual depreciation expense will increase by approximately $118 million.

Intangible assets are recorded at fair value. We currently estimate that intangible assets will be increased by approximately $3.7 billion. Included in the fair value of intangible assets is $279 million of estimated fair value assigned to IPR&D, which will be immediately expensed following emergence. This one-time expense has been excluded from the pro forma adjustments for the unaudited pro forma condensed consolidated statement of operations because this amount is non-recurring. The adjustment to intangible assets other than IPR&D will result in an increase in annual amortization expense of approximately $322 million.

Existing goodwill of $397 million is eliminated and excess reorganization value of approximately $4.9 billion is recorded for amounts in excess of reorganization value allocable to identifiable tangible and intangible assets.

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There is no impact to the unaudited pro forma condensed consolidated statement of operations for the increase in goodwill since goodwill is not amortized, but rather is subject to annual impairment testing.

(i) There is no net impact on other income, net as the decrease in equity income is offset by the increase in minority interest (in millions):

Decreased equity income	$(7)
Increased minority interest income	7

Total adjustment	$—

Investments in non-consolidated affiliates are recorded at fair value. We currently estimate that investments in non-consolidated affiliates will be increased by approximately $147 million. We currently estimate that the impact of the annual decrease to equity income from this adjustment will be approximately $7 million related to depreciation and amortization of identifiable assets of the non-consolidated affiliate investments.

Minority interest reflects the results of ongoing operations within Delphi’s consolidated investments not 100% owned by us. We currently estimate that as a result of the Fresh-Start Adjustments, the impact of the annual increase in income reflected in minority interest will be approximately $7 million related to amortization of intangible assets of the consolidated investments.

(j) Income tax expense related to the fresh start adjustments included in the unaudited pro forma condensed consolidated statement of operations is $56 million. The effective income tax rate results from tax affecting the Fresh-Start Adjustments in jurisdictions without a full valuation allowance at the respective statutory tax rates. The effective income tax rate was not impacted by Fresh-Start Adjustments at locations with a full valuation allowance, including the U.S., except for the impact on the intraperiod tax allocation related to changes to other comprehensive income.

(k) For purposes of our basic and diluted pro forma loss per share calculations, we have assumed the following shares of common stock of reorganized Delphi will be outstanding:

Common shares outstanding for basic and diluted per share calculations:

Direct shares issued to creditors and equity holders	54,044,937
Shares issued pursuant to the discount rights offering and the EPCA	45,584,788

Total common shares outstanding	99,629,725

We did not include any potentially issuable shares of common stock of reorganized Delphi, including shares issuable upon conversion of the Convertible Preferred Stock, upon exercise of the Warrants and upon exercise of stock options and restricted stock units, as they would have been anti-dilutive to the per share calculations.

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DELPHI CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2007

		Reorganization		Fresh-Start
	Historical	Adjustments		Adjustments		Pro Forma
	(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$1,036	$75	(a)	$—		$1,111
Restricted cash	173	—		—		173
Accounts receivable, net	3,894	—		—		3,894
Inventories, net	1,808	—		84	(i)	1,892
Other current assets	588	(101	)(b)	—		487
Assets held for sale	720	—		—		720

Total current assets	8,219	(26)		84		8,277
Long-term assets:
Property, net	3,863	—		554	(j)	4,417
Investments in affiliates	387	—		147	(k)	534
Goodwill	397	—		4,467	(l)	4,864
Other intangible assets, net	40	—		3,652	(m)	3,692
Other	761	(27	)(c)	—		734

Total long-term assets	5,448	(27)		8,820		14,241

Total assets	$13,667	$(53)		$8,904		$22,518

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Short-term debt	$3,495	$(2,746	)(d)	$—		$749
Accounts payable	2,904	—		—		2,904
Accrued liabilities	2,281	(480	)(e)	—		1,801
Liabilities held for sale	412	—		—		412

Total current liabilities	9,092	(3,226)		—		5,866
Long-Term liabilities:
Other long-term debt	59	4,163	(d)	—		4,222
Employee benefit plan obligations	443	1,993	(f)	—		2,436
Other	1,185	—		421	(n)	1,606

Total long-term liabilities	1,687	6,156		421		8,264

Liabilities subject to compromise	16,197	(16,197	)(g)	—		—

Total liabilities	26,976	(13,267)		421		14,130

Minority interest	163	—		—		163

New Equity	—	8,225	(h)	—		8,225
Stockholders’ deficit	(13,472)	4,989	(h)	8,483	(h)	—

Total liabilities and stockholders’ equity (deficit)	$13,667	$(53)		$8,904		$22,518

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Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Reorganization Adjustments

(a) Our cash and cash equivalents adjustment reflects a net increase of $75 million after implementing the Plan. The significant sources and uses of cash are expected to be as follows (in millions):

Sources(1):

First-lien exit financing	$1,700
Discount rights offering	1,575
Sale of Senior Convertible Preferred Stock and Common Stock under EPCA:
Series A Senior Convertible Preferred Stock	400
Series B Senior Convertible Preferred Stock	400
Common Stock	175
Net cash received from GM(2)	606

Total Sources	$4,856

Net cash sources	$75

Uses:

Repayment of DIP First Priority Term Loan	$250
Repayment of DIP Second Priority Term Loan	2,496
Payment to settle pre-petition claims to GM	175
Fund pre-petition pension obligation	1,252
Payment of administrative and priority bankruptcy claims and other costs	308
Payment of exit financing issuance costs and OID	231
Payment of bankruptcy-related professional fees	60
Pay accrued interest on DIP financing	9

Total Uses	$4,781

(1)	The cash received upon emergence excludes cash from any exercise of warrants or other Delphi warrants and cash from any exercise of par rights.

(2)	The net cash received from GM represents the estimated settlement of certain post-petition payments as contemplated under the GM Settlement

(b) The other current assets adjustment of $101 million is comprised of prepaid fees paid to the Investors related to the discount rights offering and the EPCA of approximately $78 million that were reclassified as a reduction in equity, as well as a net decrease of $23 million related to debt issuance costs, comprised of $37 million of extinguished capitalized DIP financing issuance costs, partially offset by $14 million of capitalized exit financing issuance costs classified as current.

(c) The other long-term assets adjustment of $27 million is comprised of the non-cash settlement of a long term receivable from GM of $108 million as part of the GM Settlement related to benefits for employees that have transferred from GM to Delphi, partially offset by $81 million of capitalized exit financing issuance costs classified as long-term.

(d) As part of the Plan, we intend to repay approximately $2.7 billion of DIP financing, all currently classified as short-term on the balance sheet. The remaining short term debt after the pro forma adjustments is comprised of existing foreign receivables factoring, securitization facilities and other debt.

In connection with our emergence from bankruptcy, we expect to incur approximately $4.5 billion of exit financing at face value, comprised of first-lien financing of $1.7 billion issued to third parties for cash, and $2.0 billion of first-lien financing and $825 million of second-lien financing issued to an affiliate of GM to settle liabilities subject to compromise, primarily our postretirement obligations other than pension, pursuant to the Plan. The OID and fair value adjustments associated with the exit financing are reflected as a reduction to the carrying

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value of the debt. The carrying value is accreted up to face value over the term of the debt. Below is a summary of our estimated long-term debt upon emergence (in millions):

First-lien (A) term loan	$1,700
First-lien (B) term loan	2,000
Second-lien term loan	825
Other long term debt	59
OID and fair value adjustments	(362)

Total long term debt	$4,222

We also intend to enter into an asset-backed revolving loan facility, substantially all of which is expected to be unutilized at emergence. All of the outstanding exit financing has been classified as long-term debt in the unaudited pro forma condensed consolidated balance sheet.

(e) The accrued liabilities adjustment is comprised of the non-cash settlement of approximately $411 million in interest on prepetition debt and allowed unsecured claims upon Delphi’s emergence from bankruptcy through issuance of common stock of reorganized Delphi, and additional cash payments of accrued liabilities expected to be paid upon emergence of $60 million related to bankruptcy-related professional fees and $9 million of accrued interest on the DIP financing that will be repaid.

(f) The increase in Employee benefit plan obligations of $2.0 billion is comprised of $4.7 billion of pension and other post-retirement benefits that will be reinstated from liabilities subject to compromise (see note (g) below). This increase is offset by our plan to fund our pension plans of $1.2 billion at emergence to meet our funding obligations waived since our filing for chapter 11 reorganization relief and our $1.5 billion hourly pension liability transfer to GM pursuant to our GM Settlement.

(g) The liabilities subject to compromise will be eliminated at emergence pursuant to the Plan’s discharge. Certain amounts will be reinstated upon emergence and reclassified, while other claims will be paid or settled as follows (in millions):

Claims reinstated:
Pension obligations reinstated to Employee benefit plan obligations	$3,209
Postretirement obligations other than pensions, reinstated to Employee benefit plan obligations	1,536

Subtotal	4,745

Claims paid or settled:
Cash paid for administrative and priority claims	308
Unsecured liabilities settled with reorganized Delphi common stock and discount rights, cash and Series C Convertible Preferred Stock	11,144

Subtotal	11,452

Total liabilities subject to compromise eliminated	$16,197

The expected gain of $4.4 billion resulting from the settlement of liabilities subject to compromise, primarily our postretirement obligations other than pension, pursuant to the Plan has been excluded from the unaudited pro forma condensed consolidated statement of operations because this amount is non-recurring.

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(h) The existing Delphi common stock will be cancelled pursuant to the Plan and the pre-emergence stockholders’ deficit will be eliminated. Reorganized Delphi equity will be issued with an estimated value of $8.3 billion, less approximately $78 million of fees to and expenses of the Investors that we have paid pursuant to the EPCA, resulting in New Stockholders’ Equity of $8.2 billion valued as follows (in millions):

Series A Senior Convertible Preferred Stock	$400
Series B Senior Convertible Preferred Stock	400
Series C Convertible Preferred Stock	1,073
Common stock	1
Additional paid-in capital	6,351

Total	$8,225

The additional paid-in capital balance includes the currently estimated fair value of the Warrants of $321 million based on the Black-Scholes valuation model. The additional paid in capital balance also includes the difference between the discount rights offering exercise price of $38.39 per share and the deemed Plan value of $59.61 per share and any value in excess of par value on the common stock of reorganized Delphi, offset by the EPCA fees and expenses discussed above.

Fresh-Start Adjustments

(i) Inventory is recorded at fair value. In adjusting inventory to fair value, we currently estimate that inventory will be increased by approximately $84 million.

(j) Property, plant and equipment are recorded at fair value. In adjusting property, plant and equipment to fair value, we currently estimate that net property, plant and equipment will be increased by approximately $554 million.

(k) Investments in non-consolidated affiliates are recorded at fair value. In adjusting investments in non-consolidated affiliates to fair value, we currently estimate that investments in non-consolidated affiliates will be increased by approximately $147 million.

(l) Existing goodwill of $397 million is eliminated and excess reorganization value is recorded for amounts in excess of value allocable to identifiable assets. In adjusting the balance sheet accounts to fair value, we currently estimate an excess reorganization value of approximately $4.9 billion, recorded to goodwill.

(m) Identifiable intangible assets are recorded at fair value. We currently estimate that identifiable intangible assets will be increased by approximately $3.7 billion. We also currently estimate a one-time expense of $279 million for fair value assigned to IPR&D, which will be charged to expense immediately after emergence from chapter 11. This amount is included in the increase in identifiable intangible assets in the unaudited pro forma condensed consolidated balance sheet.

(n) We currently estimate that other long-term liabilities will increase by approximately $421 million to recognize deferred tax liabilities for increases in the book value of tangible and intangible assets due to fresh-start accounting while the tax basis in such assets remains unchanged. Given that the U.S. has a full valuation allowance, this adjustment is related to the portion of the Fresh-Start Adjustments related to certain non-U.S. subsidiaries.

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THE WARRANTS

The following description sets forth the general terms of the warrants. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the warrant agreement governing the warrants. We have filed the form of the warrant agreement as an exhibit to the registration statement of which this prospectus forms a part and reference is made to that document for its complete provisions. See “Where You Can Find More Information” for information about how you will be able to obtain copies of this document.

The Warrants

Each holder of our common stock will receive, at no charge, for each 37 shares of our common stock owned of record at 5:00 p.m., New York City time, on February 11, 2008 (the “record date”), one transferable warrant to purchase one share of common stock of reorganized Delphi at $65.00 per share, subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type.

The warrants will be issued as soon as reasonably practicable, but no later than the Distribution Date. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

The warrants expire at 5:00 p.m., New York City time, on the six-month anniversary of the date they are issued. If you do not exercise or sell your warrants prior to their expiration, you will lose any value represented by those warrants. You should carefully consider whether to exercise your warrants prior to the expiration of the exercise period. If you decide to exercise any of your warrants, you should carefully comply with the exercise procedures set forth in this prospectus.

You are not required to exercise any or all of your warrants.

As soon as reasonably practicable, but no later than the Distribution Date, the warrant agent will send a warrant certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a brokerage account, bank or other nominee, you will not receive actual warrant certificates. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise warrants on your behalf. If you wish to obtain separate warrant certificates, you should promptly contact your broker, bank or other nominee and request separate warrant certificates. It is not necessary to have a physical warrant certificate to effect a sale of your warrants or to exercise your warrants.

Record Date

The record date, which is the date used to determine the stockholders entitled to receive warrants is February 11, 2008.

Exercise Price

Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi at $65.00 per share. The exercise price is subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type.

Expiration of the Warrants

The warrants expire at 5:00 p.m., New York City time, on the six-month anniversary of the date they are issued. You are not required to exercise any or all of your warrants. If you do not exercise or sell your

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warrants prior to the expiration date, your warrants will expire, and you will lose any value represented by your warrants.

We will not be required to satisfy your attempt to exercise warrants if the warrant agent receives your warrant certificate(s) and payment of the exercise price relating to your exercise after your warrants expire, regardless of when you transmitted the documents.

No Fractional Shares

We will not issue fractional shares or cash in lieu of fractional shares upon the exercise of fractional warrants. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of fractional warrants, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi upon the exercise of fractional warrants issued pursuant to the Plan, you will need to hold at least one full warrant to purchase one share of common stock of reorganized Delphi upon the exercise of such warrant. Fractional warrants will be treated as described below under “Fractional Warrants.”

However, if, after the issuance of the warrants under the Plan, an adjustment or other event occurs which results, under the terms of the warrants, in a fraction of a share being issuable upon the exercise of any whole warrant, then upon such exercise, reorganized Delphi will pay cash in lieu of such fractional share, based on the then current market price per share of common stock of reorganized Delphi, subject to and in accordance with the terms of the warrants.

Fractional Warrants

A fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fewer than 37 shares (or other than a whole multiple of 37 shares) of our common stock as of the record date, you will receive the following treatment:

Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described below, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, registered holders of our common stock as of the record date will have the right to elect to receive their fractional warrants instead of any cash distribution described above. As soon as reasonably practicable after the effective date of the Plan, Delphi will mail to all registered holders of our common stock as of the record date a notice to facilitate an election to receive fractional warrants in lieu of cash. Within approximately two weeks (but not less than 10 days) following the mailing of the notice described above and as will be specifically set forth in such notice, registered holders will have the right to make an election to receive their fractional warrants instead of any cash distribution with respect thereto in accordance with the instructions set forth in the notice.

If you are not a registered holder on the record date, you will not receive this notice and you will not be eligible to make such election. If you are not a registered holder on the record date or if you receive a notice but fail to elect otherwise on a timely basis, your fractional warrants will be aggregated with any other fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and Delphi will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the

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warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive, as described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants.

There can be no assurances that a market will develop for the fractional warrants and you are encouraged to consult with your own advisors when determining whether to elect to receive fractional warrants. If you elect to receive your fractional warrants, you will lose any value represented by those fractional warrants unless you sell those fractional warrants or you purchase from another warrant holder sufficient fractional warrants to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you owned 1,000 shares of common stock, as of 5:00 p.m. New York City time, on February 11, 2008, the record date for the warrants offering, you would receive 27.027027 warrants. Each warrant is exercisable to purchase one share of common stock of reorganized Delphi. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of warrants, you would be entitled to purchase 27 shares of common stock of reorganized Delphi upon the exercise of your warrants. The purchase price for each share of common stock is $65.00 per share upon the exercise of warrants. Under this example if you wished to exercise in full your warrants, you would be required to pay an aggregate exercise price of $1,755 ($65.00 per share multiplied by 27 whole shares). Unless you are a registered holder of our common stock as of the record date and you elect otherwise as described above, reorganized Delphi will aggregate your 0.027027 of a warrant with any fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, less expenses and commissions, will then be distributed by reorganized Delphi to the holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, pro rata based on the fractional warrant such holder would have otherwise been entitled to receive. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

Divisibility of Warrant Certificates

You may request that the warrant agent divide your warrant certificates into transferable parts, for instance, if you are the record holder for a number of beneficial holders of our common stock or if you desire to transfer a portion of your warrants. The warrant agent will facilitate subdivisions or transfers of warrant certificates only until 5:00 p.m., New York City time, on the date that is three business days prior to the expiration date.

Exercise of Warrants

You should read and follow the instructions accompanying the warrant certificate(s) and warrant agreement carefully. If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your warrants. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your warrants. Payment of the exercise price for your shares of common stock must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, a form of election to purchase. You should receive this form from your broker, bank or other nominee with the other rights offerings materials. If you are required to complete the form of election to purchase, it must be signed, and your signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15.

If you do not hold your shares of common stock through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), to exercise your warrants, you must properly complete and

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sign your warrant certificate(s) and deliver your warrant certificate(s) to the warrant agent. Your signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15. The warrant agent will not accept a facsimile transmission of your completed warrant certificate(s). We recommend that you send your warrant certificate(s) by overnight courier or, if you send your warrant certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your warrant certificate(s) must be accompanied by full payment of the exercise price for each share of common stock you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of warrants by (1) certified check drawn upon a U.S. bank payable to the warrant agent or (2) cashier’s check drawn upon a U.S. bank or express money order payable to the warrant agent. The warrant agent will not accept non-certified checks drawn on personal or business accounts.

Upon exercise of any warrants in accordance with the warrant agreement, the warrant agent will deliver or cause to be delivered, in such name as the holder of such warrants may designate in writing, a certificate or certificates for the number of whole shares of common stock issuable upon exercise of the warrants delivered by such holder for exercise. If a holder has a warrant certificate and it exercises fewer than all of its warrants evidenced by such warrant certificate, a warrant certificate will be issued for the remaining number of warrants.

Form and Delivery of the Warrants

The warrants will be issued in either global form or in definitive, certificated form representing individual warrants. Each certificate representing global warrants represents such number of the outstanding warrants as specified on such certificate, and each certificate provides that it will represent the aggregate amount of outstanding warrants from time to time endorsed thereon and that the aggregate amount of outstanding warrants may from time to time be reduced or increased, as appropriate. The Depository Trust Company (“DTC”) acts as the securities depositary. Upon request, a holder of warrants may receive from the warrant agent separate definitive warrant certificates.

We will deliver, by first-class mail or overnight courier, to the registered holders of our common stock as of the record date a certificate representing the warrants. In the case where the warrants will be held in the name of a broker, trustee or other nominee in global form, the depositary will notify each holder of its position in the global warrant.

If any distribution of a certificate representing the warrants or notice of warrants is returned to the warrant agent as undeliverable, no further distributions will be made to the holder unless and until the warrant agent and we are notified in writing of such holder’s then-current address. Generally, such undeliverable distributions will remain in the warrant agent’s possession until they become deliverable. The right to exercise any warrant will terminate on the six-month anniversary of the date they are issued, regardless of whether the certificate representing, or notice of, the warrant has been delivered.

Transfer or Exchange of Warrants

The warrants will be transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date. The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. The ability to trade the warrants on the OTC Bulletin Board is entirely dependent on registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the warrants. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board.

Although we can give no assurance that there will be any trading market for the warrants, if trading in the warrants is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities, and that trades effected in warrants will be required to be settled within three trading days after the trade date. A purchase and sale of warrants that is effected on the date that is two days prior to the expiration date offering would be required to be settled not later than the time the warrants will have

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expired. Therefore, if warrants are purchased on or after the date that is two days prior to the expiration date, such warrants may be received after they have already expired and will be of no value.

Transfer and Exchange of Definitive Warrants.  When certificates representing definitive warrants are presented to the warrant agent with a written request:

•	to register the transfer of the certificates representing definitive warrants; or

•	to exchange such certificates representing definitive warrants for an equal number of definitive warrants of other authorized denominations, the warrant agent will register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the certificates representing definitive warrants presented or surrendered for registration of transfer or exchange:

•	will be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the warrant agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and

•	upon our request, such request will be accompanied by evidence, including an opinion of counsel if requested, reasonably satisfactory to us (and our counsel) that either:

•	the warrant is being delivered to the warrant agent by a holder for registration in the name of such holder, without transfer; or

•	the warrant is being transferred in reliance on an exemption from the registration requirements of the Securities Act.

Exchange of a Definitive Warrant for a Beneficial Interest in a Global Warrant.  Upon receipt by the warrant agent of a definitive warrant that is not a restricted warrant, duly endorsed or accompanied by appropriate instruments of transfer, in a form satisfactory to the warrant agent, together with written instructions directing the warrant agent to make, or to direct the depositary to make, an endorsement on the global warrant certificate to reflect an increase in the number of warrants represented by the global warrant certificate, then the warrant agent will cancel such definitive warrant and cause, or direct the depositary to cause, in accordance with the standing instructions and procedures existing between the depositary and the warrant agent, the number of warrants represented by the global warrant certificate to be increased accordingly. If no global warrant certificate is then outstanding, we will issue, and the warrant agent will countersign, a new global warrant certificate representing the appropriate number of warrants.

Transfer and Exchange of Global Warrants or Beneficial Interests Therein.  The transfer and exchange of global warrants or beneficial interests therein will be effected through the depositary, in accordance with the agreement between the depositary and us and the procedures of the depositary therefor.

Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

•	Any person having a beneficial interest in a global warrant may, upon written request to the depositary, exchange such beneficial interest for a certificate representing a definitive warrant. Upon receipt by the warrant agent of written instructions or such other form of instructions (as is customary for the depositary) from the depositary or its nominee on behalf of any person having a beneficial interest in a global warrant, the warrant agent will cause, in accordance with the standing instructions and procedures existing between the depositary and warrant agent, a certificate representing the number of warrants representing such person’s beneficial interest to be issued and simultaneously reduce the number of warrants represented by the global warrant certificate; and

•	Certificates representing definitive warrants issued in exchange for a beneficial interest in a global warrant will be registered in such names as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the warrant agent. The warrant agent will deliver certificates representing such definitive warrants as instructed by the person(s) in whose name(s) such warrants are so registered.

Restrictions on Transfer and Exchange of Global Warrants.  Except in very limited circumstances, a global warrant may not be transferred as a whole except (1) by the depositary to a nominee of the depositary, (2) by a

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nominee of the depositary to the depositary or another nominee of the depositary or (3) by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

Countersigning of Definitive Warrants in Absence of Depositary.  If at any time:

•	the depositary notifies us that it is unwilling or unable to continue as depositary for the global warrants and a successor depositary for the global warrants is not appointed by us within five business days after delivery of such notice; or

•	we, in our sole discretion, notify the warrant agent in writing that we elect to cause the issuance of certificates representing definitive warrants under the warrant agreement,

then we will execute, and the warrant agent upon written instructions signed by two of our officers, will countersign and deliver certificates representing definitive warrants, in an aggregate number equal to the number of warrants represented by global warrants, in exchange for such global warrants.

Cancellation of Global Warrant.  At such time as all beneficial interests in global warrants have either been exchanged for definitive warrants, exercised, redeemed, repurchased or cancelled, all certificates representing global warrants certificates will be returned to, and then cancelled by, the warrant agent.

Obligations with Respect to Transfers and Exchanges of Warrants.

•	To permit registrations of transfers and exchanges, we will execute, and the warrant agent will be authorized to countersign, certificates representing definitive warrants and global warrants.

•	All certificates representing definitive warrants and global warrants issued upon any registration of transfer or exchange of definitive warrants or global warrants will be the valid obligations of us, entitled to the same benefits as the certificates representing the definitive warrants or global warrants surrendered upon such registration of transfer or exchange.

•	Prior to due presentment for registration of transfer of any warrant certificate, the warrant agent and we may deem and treat the person in whose name any warrant is registered as the absolute owner of such warrant, and neither the warrant agent nor we will be affected by notice to the contrary.

•	No service charge will be made to a holder for any registration, transfer or exchange, but we may require payment of a sum sufficient to cover any stamp or other governmental charge that may be imposed on a holder in connection with any such exchange or registration of transfer.

No Revocation of Exercise of Warrants

After you properly exercise your warrants, you will not be able to cancel or revoke your decision, even if the market price of shares of common stock of reorganized Delphi is below the $65.00 exercise price.

Determinations Regarding the Exercise of Your Warrants

We, in our sole discretion, will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your warrants and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time period as we may determine. We, in our sole discretion, may reject the exercise of any of your warrants because of any defect or irregularity in the exercise, and we, in our sole discretion, may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not receive or accept any exercise of warrants until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion. We and the warrants agent will also not accept your exercise of warrants if we and the warrants agent believe, in our sole discretion, that our issuance of shares of common stock to you could be deemed unlawful under applicable law. Neither we nor the warrants agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your warrants certificate, and we will not be liable for failure to notify you of any defect or irregularity.

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Conditions

The issuance of the warrants is conditioned on the Plan becoming effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all.

No Board of Directors Recommendation

Neither we nor our Board of Directors makes any recommendation as to whether or not you should exercise your warrants. We have been informed by the Investors that they have not made any recommendation as to whether or not any holder of rights should exercise their rights. You should make an independent investment decision about whether or not to exercise your warrants. If you do not exercise your warrants, you will lose any value inherent in the warrants and your percentage ownership interest in us will be further diluted.

Questions About Exercising Warrants

If you have any questions about or require assistance regarding the procedure for exercising your warrants, including the procedure if you have lost your warrants certificates, have other questions about the warrants or would like additional copies of this prospectus or other warrant documents, please contact Computershare Trust Company, N.A., who is acting as our warrant agent, at:

Computershare Trust Company, N.A.
Attn: Corporate Actions
161 Bay State Drive
Braintree, MA 02184

Warrant Agent

We have appointed Computershare Trust Company, N.A. to act as warrant agent. We will pay all customary fees and expenses of the warrant agent related to the warrants. We also have agreed to indemnify the warrant agent from liabilities that it may incur in connection with the warrants.

Commissions, Fees and Other Expenses

We will not charge a brokerage commission or a fee to warrant holders for exercising their warrants. If you exercise your warrants through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Notice to Nominees

If you are a broker, bank or other nominee holder who holds shares of our common stock for the account(s) of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the warrant issuance as soon as possible to learn of their intentions with respect to exercising their warrants. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate warrant certificate(s) and submit them to the warrant agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of warrants to which all such beneficial owners otherwise would have been entitled had they been direct holders of our common stock on the record date, provided, however, that you, as a nominee record holder, make a proper showing to the warrant agent by submitting such documentation as may be requested by the warrant agent.

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Procedures for DTC Participants

We expect that your exercise of your warrants may be effected through the facilities of DTC. If your warrants are held of record through DTC, you may exercise your warrants for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your warrants from your account to the account of the warrant agent, together with certification as to the total number of warrants you are exercising and the exercise price for each share you are purchasing pursuant to your exercise of warrants. Pro rata allocations will be made in accordance with the procedures of DTC.

HSR Act Limitations

We will not be required to issue shares of common stock of reorganized Delphi to you upon exercise of warrants if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and, if at the expiration of the warrants, you have not obtained that clearance or approval and provided evidence thereof to us. For example, if as a result of exercising your warrants, you would hold shares of common stock of reorganized Delphi worth more than $63.1 million as of the effective date of the Plan, you and we may be required to make a filing under the HSR Act and wait for any applicable waiting periods to expire or terminate before we can satisfy your exercise of warrants.

Shares of Common Stock Outstanding after the Effective Date

On the record date, there were 563,477,461 shares of our common stock outstanding. On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming (i) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan) (ii) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and (iii) exercise in full of the warrants and the other Delphi warrants at the initial exercise price. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest.

The number of outstanding shares of reorganized Delphi common stock set forth above assume that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.31 billion and are satisfied with 17,237,418 shares of common stock of reorganized Delphi.

In addition, we will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to eight percent of the number of the fully diluted shares of common stock of reorganized Delphi to be outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Any such issuance of shares to our employees will dilute your ownership interest in us.

Transferability of Common Stock and Listing

Unless you are our affiliate, you generally may sell the shares that you purchase on exercise of your warrants immediately after you are deemed to own such shares. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market

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or any other securities exchange or quotation system at the time they are issued upon the exercise of warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the warrants, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Material United States Federal Income Tax Consequences of the Offering of Warrants

The material United States federal income tax consequences of the offering of warrants to a holder of our common stock depends upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of warrants. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of warrants. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the warrants, and the ownership and disposition of common stock received as a result of the exercise of the warrants, in light of your particular circumstances.

State Securities or Blue Sky Matters

We are not offering the warrants in any state in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from warrant holders who are residents of those states.

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BOARD OF DIRECTORS

Board of Directors Structure

As of the effective date of the Plan, we will be subject to the corporate governance provisions set forth in the Plan, the certificates of designations for the Senior Convertible Preferred Stock of reorganized Delphi, our amended and restated certificate of incorporation and our amended and restated bylaws.

Our Board of Directors will be divided into three classes of directors:

•	Class I directors will have an initial term expiring at the annual meeting of stockholders to be held in 2009,

•	Class II directors will have an initial term expiring at the annual meeting of stockholders to be held in 2010, and

•	Class III directors will have an initial term expiring at the annual meeting of stockholders to be held in 2011.

After the expiration of each initial term of each class of directors, the directors will thereafter each have a term expiring at the next annual meeting of stockholders after their election.

The Board of Directors of reorganized Delphi will initially consist of nine directors:

•	Series A Directors. Three directors (who will be Class III directors) (the “Series A directors”):

•	Such directors initially will be nominated by Appaloosa and elected at the effective date of the Plan by the holders of the Series A-1 Senior Convertible Preferred Stock,

•	Thereafter, until the earlier of the 2011 annual meeting of stockholders and the date on which there are no shares of Series A-1 Senior Convertible Preferred Stock outstanding, such directors will be elected directly by the holders of the Series A-1 Senior Convertible Preferred Stock, subject to the ability of the Nominating, Corporate Governance and Public Issues Committee to veto the selection of up to two proposed Series A directors for each Series A director position on our Board of Directors (the rights described in this paragraph, the “Series A board rights”), and

•	After the earlier of the 2011 annual meeting of stockholders and the date on which there are no shares of Series A-1 Senior Convertible Preferred Stock outstanding, the Series A directors will serve out their remaining term and thereafter will be treated as common directors and elected as described below under “Common Directors.”

•	Common Directors. Four directors (one of whom will be a Class I director and three of whom will be Class II directors) (the “common directors”):

•	Three such directors (one of whom will be a Class I director and two of whom will be Class II Directors) initially will be selected by the unsecured creditors’ committee,

•	One such director (who will be a Class II director) will be selected by the representative of one of the co-lead investors other than UBS, Goldman and Merrill, which co-lead investor will be chosen by Appaloosa, on the search committee described below, with the approval of either Delphi or the unsecured creditors’ committee,

•	Thereafter, the nominees for common directors will be determined by the Nominating and Corporate Governance Committee, with the Series A directors on such committee not entitled to vote on such determination at any time the Series A-1 Senior Convertible Preferred Stock retains Series A board rights, and recommended to our Board of Directors for nomination by our Board of Directors, and

•	After the earlier of the 2011 annual meeting of stockholders and the date on which there are no shares of Series A-1 Senior Convertible Preferred Stock outstanding, the three Series A directors will be treated as common directors and elected as set forth in the immediately preceding bullet point.

•	Executive Chairman. One director (who will be a Class I director) will be the Executive Chairman, selected as described below under “Executive Chairman.”

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•	Chief Executive Officer. The ninth director (who will be a Class I director) will be our Chief Executive Officer.

All nine new directors will be publicly identified prior to the effective date of the Plan. Rodney O’Neal, our current Chief Executive Officer and President, will continue as the Chief Executive Officer and President of reorganized Delphi.

We may not increase the size of our Board of Directors to more than nine directors at any time that Series A-1 Senior Convertible Preferred Stock is entitled to Series A board rights.

The search committee consists of: (i) one representative of Appaloosa, (ii) one representative of Delphi, (iii) one representative of the unsecured creditors’ committee, (iv) one representative selected by the co-lead investors, other than UBS, Goldman and Merrill, chosen by Appaloosa and (v) one representative of the equity committee reasonably acceptable to the other members of the search committee. Each member of the search committee will be entitled to require the search committee to interview any person to serve as a director unless the proposed candidate is rejected by each of the Appaloosa representative, the Delphi representative and the representative of the unsecured creditors’ committee.

Each director selected for appointment to the initial Board of Directors of reorganized Delphi will be appointed to our Board of Directors unless at least three members of the following four members of the search committee object to the appointment of such individual: the Appaloosa representative, the Delphi representative, the representative of the unsecured creditors’ committee and the representative of the equity committee. At any time the Series A-1 Senior Convertible Preferred Stock is entitled to Series A board rights, our Board of Directors will be comprised of at least six directors who satisfy all applicable independence requirements of the New York Stock Exchange or other relevant stock exchange on which our common stock is to be traded and the director selected by the co-lead investor representative on the search committee shall have no material relationship at any time within the prior three years with the Investors or their affiliates.

Executive Chairman

•	The Executive Chairman will be initially selected by the majority vote of the search committee, including the affirmative vote of the representatives of Appaloosa and the unsecured creditors’ committee. At the time that any shares of Series A-1 Preferred Stock are outstanding, any successor Executive Chairman (i) within the first year following the initial term of the Executive Chairman, shall be nominated by the holders of Series A-1 Senior Convertible Preferred Stock, subject to the approval of the Nominating, Corporate Governance and Public Issues Committee and (ii) thereafter shall be nominated by the Nominating, Corporate Governance and Public Issues Committee, subject (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) to the approval of Appaloosa. Upon approval, the candidate will be recommended by the Nominating, Corporate Governance and Public Issues Committee to our Board of Directors for appointment as Executive Chairman and nomination to our Board of Directors. The holders of our Senior Convertible Preferred Stock will vote on the candidate’s election to our Board of Directors on an as-converted basis together with the holders of our common stock.

•	The Executive Chairman will be our full-time employee with his or her principal office in our world headquarters in Troy, Michigan and will devote substantially all of his or her business activity to our business affairs.

•	The holders of Series A-1 Senior Convertible Preferred Stock will have the right to propose the termination of the Executive Chairman during the initial one year term of the Executive Chairman and only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding.

•	The Executive Chairman will cause us to and we will be obligated to meaningfully consult with the representatives of the holders of the Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) with respect to the annual budget and material modifications thereto prior to the time it is submitted to our Board of Directors for approval.

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•	The employment agreements entered into by us with the Executive Chairman and the Chief Executive Officer will provide that (1) upon any termination of employment, the Executive Chairman and/or the Chief Executive Officer will resign as a director (and the employment agreements will require delivery at the time such agreements are entered into of an executed irrevocable resignation that will become effective upon such termination) and (2) the right to receive any payments or other benefits upon termination of employment will be conditioned on such resignation. If for any reason the Executive Chairman or the Chief Executive Officer does not resign or the irrevocable resignation is determined to be ineffective, then the holders of Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) may remove the Executive Chairman and/or Chief Executive Officer as a director, subject to applicable law. The employment agreement with the Chief Executive Officer will provide that if the Chief Executive Officer (so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) is not elected as a member of our Board of Directors, the Chief Executive Officer may resign for “cause” or “good reason.”

Board Committees

We expect that as of the effective date of the Plan our Board of Directors will have three standing committees, each comprised solely of non-employee directors: (1) an Audit Committee, (2) a Compensation and Executive Development Committee, and (3) a Nominating, Corporate Governance and Public Issues Committee.

The search committee will determine by majority vote the committee assignments of the initial Board of Directors of reorganized Delphi, except that for the initial Board of Directors and at all times that the Series A-1 Senior Convertible Preferred Stock is entitled to Series A board rights, at least one Series A director will be on all committees of our Board of Directors and a Series A director will constitute the Chairman of the Compensation and Executive Development Committee of our Board of Directors. In addition, at all times that the Series A-1 Senior Convertible Preferred Stock is entitled to Series A board rights, the Series A directors will not constitute a majority of the Nominating, Corporate Governance and Public Issues Committee. Committee assignments will be subject to all applicable independence and qualification requirements of any stock exchange or quotation system on which the shares of common stock of reorganized Delphi are listed or quoted.

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EXECUTIVE COMPENSATION

Summary

Throughout its chapter 11 cases, Delphi has provided executives an opportunity for incentive payments provided specified corporate and divisional financial targets were achieved pursuant to a short-term at risk compensation program approved by the Bankruptcy Court. Payments made to the named executive officers for the first and second six-month performance periods in 2007 are reported in Delphi’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”), filed with the SEC on February 19, 2008, which is incorporated by reference into this prospectus. On February 29, 2008, Delphi filed a motion with the Bankruptcy Court seeking to continue its short-term at risk compensation program for the first six-months of 2008, with corporate and divisional performance targets and recommended target opportunities for its executives, including its named executive officers and executive chairman. The motion is expected to be heard by the Bankruptcy Court in late March 2008.

In conjunction with the Bankruptcy Court’s confirmation of the Plan, the Bankruptcy Court approved an executive compensation program to take effect upon Delphi’s emergence from chapter 11. The program is comprised of the following elements: a long term performance incentive plan, an annual incentive plan, a supplemental executive retirement program (in connection with the freeze of our existing program), and a retirement equalization savings program. Descriptions of these plans/programs (the Delphi Corporation 2007 Short-Term Incentive Plan, the Delphi Corporation 2007 Long-Term Incentive Plan, the Delphi Corporation Supplemental Executive Retirement Program and the Delphi Corporation Salaried Retirement Equalization Savings Program) are contained in our Current Report on Form 8-K filed January 30, 2008, as amended by our Current Report on Form 8-K/A filed February 20, 2008 and are incorporated by reference in this prospectus.

Effective upon emergence from chapter 11, and as approved by the Bankruptcy Court, Delphi will make emergence cash payments and equity grants to Delphi executives as described in our 2007 10-K.

In addition, Delphi will enter into employment agreements and change in control agreements with each executive member of the Delphi Strategy Board (“DSB Member”) and with the President and Chief Executive Officer, each as described below, and as approved by the Bankruptcy Court in conjunction with the Bankruptcy Court’s confirmation of the Plan.

Claims Release Process

As a condition to entering into new employment, change-in-control, indemnification or other employment-related agreements, eligibility to participate in certain new compensation and benefit arrangements, including the new supplemental executive retirement program, and receipt of emergence cash and emergence equity grants, each DSB Member and the President and Chief Executive Officer must contractually waive and release all pre-existing claims, including those arising from pre-petition employment, change in control, indemnification or any other employment-related agreements and/or benefits under certain compensation and benefit arrangements.

Each non-DSB executive will likewise be required to waive all pre-existing claims as a condition of eligibility to participate in certain new compensation and benefit arrangements, including the new supplemental executive retirement program and to receive the emergence cash and emergence equity grants.

DSB Member Employment Agreements

General.  The Company will enter into employment agreements with each DSB Member, including the President and Chief Executive Officer, whose agreement is described under the heading “President and Chief Executive Officer Employment Agreement” below. The following is a summary of the form DSB Member employment agreements. Pursuant to these agreements, each such DSB Member will serve in an executive position reasonably consistent with his or her current position at the executive’s work location prior to the effective date of the Plan, except that the DSB Member may be relocated in connection with the relocation of his or her principal business unit.

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Term.  The initial term of the DSB Member employment agreements will commence upon the effective date of the Plan and will end on December 31, 2010 (unless earlier terminated as provided in the applicable employment agreement) and, commencing on January 1, 2011, will automatically renew each January 1 thereafter for additional one-year terms unless either party gives 60 days advance written notice of non-renewal.

Compensation.  Pursuant to his or her applicable employment agreement, the DSB Member will receive an annual base salary at a rate equal to his or her current salary, subject to annual review and increase, but not decrease, except that the annual base salary may be reduced pursuant to across-the-board salary reductions. In addition, the individual will be eligible to participate in short-term and long-term incentive plans at levels comparable to similarly situated executives and will be eligible to participate in all employee benefit plans and arrangements made available by Delphi to similarly situated executives, including supplemental executive retirement programs.

Termination of Employment.  A DSB Member’s employment may be terminated at any time by the Company with or without Cause (as defined below) or by the DSB Member for Good Reason (as defined below). Upon a termination by the Company without Cause or a resignation by the DSB Member for Good Reason, the DSB Member will be entitled to certain severance payments and benefits, as set forth below. Under the employment agreement, the term Cause includes any of the following actions (if not cured by the DSB Member within ten (10) business days of the receipt of written notice thereof): (i) continued failure by the DSB Member to satisfactorily perform his or her duties, (ii) willful misconduct or gross negligence, (iii) the commission of a felony or of a misdemeanor involving moral turpitude, (iv) the commission of an act involving dishonesty that results in harm to the Company, or (v) a material breach of the employment agreement. The term Good Reason under the terms of the employment agreement generally means an event constituting a material breach of the employment agreement by the Company that has not been fully cured within ten (10) business days after receipt of such written notice, and includes: (a) the assignment to the DSB Member either of duties materially inconsistent with the DSB Member’s status as a senior officer or responsibilities that are substantially adversely different in nature or status (but ceasing to be a publicly-held corporation will not constitute Good Reason), (b) a reduction in the DSB Member’s base salary or a material reduction in the DSB Member’s incentive compensation (except for, in each case, an across-the-board reduction affecting all executives), (c) the relocation of the DSB Member’s principal place of employment more than 25 miles from its current location (unless the relocation is of the DSB Member’s business unit or is due to transfer to a position that the Company believes in good faith will enhance the DSB Member’s career opportunities), or (d) the Company’s failure to pay the DSB Member any current or deferred compensation within seven (7) days of its due date.

Payments Upon Termination of Employment.  If a DSB Member is terminated without Cause or resigns for Good Reason, subject to the execution of a release of claims by the executive in favor of Delphi and compliance with a perpetual non-disclosure provision, an invention assignment provision and non-competition and non-solicitation provisions (covering customers and employees) for an 18-month period following the date of termination, the DSB Member generally will be entitled to the following amounts:

•	cash severance equal to 18 months’ base salary and 18 months’ short-term incentive target, payable in installments over an 18 month period;

•	a lump sum cash payment of any unvested amounts credited to the DSB Member’s accounts under the Company’s qualified and/or nonqualified supplemental or excess defined contribution plans; and

•	accelerated vesting of all outstanding service-based equity or equity-based awards held by the DSB Member as of the date of termination (which awards will be exercisable for a period of nine (9) months following the date of termination, but in no event beyond the remainder of their term).

Each DSB Member who enters into an employment agreement with the Company will receive the foregoing severance payments in lieu of any compensation or benefits available under any severance plan or policy of the Company.

A copy of the contemplated form of DSB Member employment agreement has been filed as Exhibit 10.45 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

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President and CEO Employment Agreement

General.  It is currently contemplated that the Company will enter into a new employment agreement with Mr. Rodney O’Neal pursuant to which he will serve as President and Chief Executive Officer of the Company and will be nominated for re-election to our Board of Directors (the “Board”), reporting directly to the Board and/or any Executive Chairman of the Board. The following is a summary of the new employment agreement that is expected to be entered into with Mr. O’Neal.

Term; Place of Employment.  Mr. O’Neal’s employment agreement will have an initial term that will commence upon the effective date of the Plan and will end on December 31, 2010 (unless earlier terminated) and, commencing on January 1, 2011, will automatically renew each January 1 thereafter for additional one-year terms unless either party gives 120 days advance written notice of non-renewal. Mr. O’Neal’s place of employment will be the Company’s World Headquarters in Troy, Michigan; provided, however, that if the Company’s World Headquarters are relocated, then Mr. O’Neal’s place of employment may be changed to such new location.

Compensation.  Mr. O’Neal will receive an annual base salary of $1,500,000, subject to annual review and increase, but not decrease, except that the annual base salary may be reduced pursuant to across-the-board salary reductions (but in no event may such reductions cause his base salary to fall below $1,300,000). In addition, Mr. O’Neal will be eligible to participate in short-term incentive plans, which plans will provide an opportunity to earn an annual incentive, at target, of not less than 125% of his base salary as in effect at the beginning of such annual period. Commencing in 2009, Mr. O’Neal will also be eligible to participate in long-term incentive plans at levels comparable to similarly situated executives (generally defined as the Company’s senior executive officers), but reflective of his position, which arrangements will provide for grants at an annual rate of not less than 445% of his base salary as in effect at the beginning of such annual period. One-half of the value of these annual grants will be made in the form of stock options or stock appreciation rights and one-half of the value will be in the form of restricted stock or restricted stock units, with the exercise or vesting of one-half of the value of such annual grants based on time, and the other half based on performance. Mr. O’Neal will also be eligible to participate in all employee benefit plans and arrangements made available by Delphi to similarly situated executives, including supplemental executive retirement programs.

Emergence Awards.  On or promptly after the effective date of the Plan, Mr. O’Neal will receive (i) a lump sum cash emergence performance payment of $1,011,621 and (ii) long-term incentive compensation opportunities with a value of $10,000,000, of which he will receive restricted stock or restricted stock units with a value of $5,000,000 (based on the Plan Equity Value (as defined in the Plan of Reorganization)) and stock options with an exercise price equal to the Plan Equity Value per share and a total value of $5,000,000. These awards will be subject to approval by the Board.

Termination of Employment.  Mr. O’Neal’s employment may be terminated at any time by the Company with or without Cause (as defined below) or by the executive for Good Reason (as defined below). Upon termination of his employment with the Company under any circumstances, Mr. O’Neal will resign from the Board. If Mr. O’Neal is terminated by the Company without Cause or he resigns for Good Reason, Mr. O’Neal will be entitled to certain severance payments and benefits, as set forth below. Under his employment agreement, the term Cause includes any of the following actions (if not cured by Mr. O’Neal within ten (10) business days of the receipt of written notice thereof): (i) willful misconduct or gross negligence, (ii) the commission of a felony or of a misdemeanor involving moral turpitude, (iii) the commission of an act involving dishonesty that results in harm to the Company, or (iv) a material breach of the employment agreement. The term Good Reason under the terms of the employment agreement generally means an event constituting a material breach of the employment agreement by the Company that has not been fully cured within ten (10) business days after receipt of such written notice, and includes: (a) a material demotion or diminution in his title, responsibility or authority, or the assignment of any duties materially inconsistent with his position (including titles and relationships), authority, duties or responsibilities, or any other action by the Company which results in substantial adverse alteration in such position, authority, duties, or responsibilities, or the failure to elect or to re-elect Mr. O’Neal to the Board, or the removal of him from the Board (but ceasing to be a publicly-held corporation will not constitute Good Reason); (b) a material reduction in the executive’s base salary (except for an across-the-board salary reduction similarly affecting all executives of the Company); (c) a material reduction in the executive’s incentive compensation opportunity or benefits (except for an

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across-the-board salary reduction based upon market rates as reasonably determined by the Board which reductions affect all similarly situated executives of the Company); (d) the relocation of Mr. O’Neal’s principal place of employment more than 25 miles from its current location, except for (1) required travel on the Company’s business to an extent substantially consistent with his present business travel obligations or (2) the relocation of the Company’s World Headquarters; or (e) the Company’s failure to pay Mr. O’Neal any current or deferred compensation within seven (7) days of its due date. Notwithstanding anything to the contrary, Mr. O’Neal acknowledges that certain actions may be taken to reconfigure, discontinue or reduce the size of the Delphi Strategy Board (or any similar or successor designation of Company senior executive officers) after the effective date of the Plan and that such actions will not, in the absence of additional circumstances described in clause (a) above, constitute Good Reason.

Payments Upon Termination of Employment.  If Mr. O’Neal is terminated without Cause or resigns for Good Reason, subject to the execution of a general release of claims in favor of the Company and compliance with a perpetual non-disclosure provision, an invention assignment provision and non-competition and non-solicitation provisions (covering customers and employees) for an 18-month period following the date of termination, he will be entitled to the following payments:

•	a lump sum cash payment equal to 1.5 times the sum of (A) his highest base salary in effect during the one year period ending as of the date of termination plus (B) his annual target performance payment as required to be in effect for the year in which the date of termination occurs; and

•	a lump sum cash payment of any unvested amounts credited to the executive’s accounts under the Company’s qualified and/or nonqualified supplemental or excess defined contribution plans.

In addition, any outstanding equity awards will be treated as follows:

•	the vesting of all outstanding service-based equity or equity-based awards held by Mr. O’Neal as of the date of termination will accelerate (and such awards will be exercisable for a period of one (1) year following the date of termination, but in no event beyond the remainder of their term);

•	any unvested performance-based equity or equity-based awards held by Mr. O’Neal as of the date of termination will continue to vest on their terms and conditions as if Mr. O’Neal’s employment continued through the end of the performance year in which the date of termination occurs; and

•	each vested performance-based stock option and stock appreciation right will remain exercisable for a period of one (1) year following the date of termination and each performance-based stock option and stock appreciation right that becomes vested will remain exercisable for a period from the date such option or stock appreciation right vests until the later of (x) thirty (30) days following notice to Mr. O’Neal of such vesting, or (y) one (1) year following the date of termination (but, in each case, in no event beyond the remainder of its term).

In no event shall anything in Mr. O’Neal’s employment agreement be construed in a manner that would result in a duplication of benefits to him.

Forfeiture and Recoupment of Benefits.  The Company’s obligations to provide the foregoing severance benefits will cease as of the date that Mr. O’Neal breaches any provisions of the non-disclosure, invention assignment, and non-competition and non-solicitation restrictive covenants. In the event that Mr. O’Neal breaches any such provisions, he will be required to repay to the Company certain amounts previously paid to him on the terms and conditions set forth in his employment agreement.

Directors and Officers Liability Coverage; Indemnification.  Mr. O’Neal will be entitled to coverage under such directors and officers’ liability insurance policies maintained from time to time by the Company or any subsidiary, or any indemnification agreements entered into by the Company or any subsidiary with its directors or similarly situated executives, for the benefit of its directors and officers. In addition, the Company will indemnify and hold Mr. O’Neal harmless, to the fullest extent permitted by the laws of the State of Delaware, from and against all costs, charges and expenses, in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company, any subsidiary, or any of their respective affiliates or employee benefit plans.

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Arbitration.  Mr. O’Neal’s employment agreement contains an arbitration clause which provides that in the event of any controversy, dispute or claim arising out of or related to his employment agreement or his employment by the Company, the parties will negotiate in good faith in an attempt to reach a mutually acceptable settlement of such dispute. If negotiations in good faith do not result in a settlement of any such controversy, dispute or claim, the parties will settle such dispute by expedited arbitration conducted by a single arbitrator in accordance with the National Rules of the American Arbitration Association, in a manner consistent with the terms and conditions set forth in his employment agreement.

A copy of the contemplated employment agreement to be entered into with Mr. O’Neal has been filed as Exhibit 10.46 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

DSB Member Change in Control Agreements

General.  The following is a summary of the form change in control agreement to be entered into with each DSB Member (the “CIC Agreement”), other than for the President and Chief Executive Officer whose agreement is described under the heading “President and Chief Executive Officer Change in Control Agreement” below. The purpose of these new CIC Agreements is to reinforce and encourage the continued attention and dedication of the members of the DSB to their assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a Change in Control (as defined below).

Term.  Each CIC Agreement will become effective on the effective date of the Plan and will continue in effect through December 31, 2009, and will automatically renew for additional one-year terms beginning on January 1, 2009 and each January 1 thereafter, unless notice of non-renewal is given by either party before September 30th of the preceding year; provided, however, that if a Change in Control will have occurred during the term of the agreement, the term will expire no earlier than twelve (12) months or twenty-four (24) months (based on the executive’s position) beyond the month in which such Change in Control occurred.

Termination of Employment.  A DSB Member’s employment will be deemed to constitute a termination following a Change in Control by the Company without Cause (which has the same definition as in the form employment agreements) or by the DSB Member with Good Reason (as defined below) in the following circumstances: (i) the DSB Member’s employment is terminated by the Company without Cause prior to a Change in Control and such termination was at the request or direction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control; (ii) the DSB Member terminates his employment for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such person; or (iii) the DSB Member’s employment is terminated by the Company without Cause or by the DSB Member for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (provided that the Change in Control actually occurs).

Severance Payments Upon Termination of Employment Following a Change in Control.  In the event of a termination without Cause or by the DSB Member for Good Reason following a Change in Control, and subject to the execution of a release of claims in favor of Delphi, DSB Members generally will be entitled to the following severance payments and benefits:

•	a lump sum cash severance payment equal to two or three times (based on the DSB Member’s position) the sum of base salary and target bonus;

•	24 or 36 months (based on position) of benefit continuation coverage for the DSB Member and his or her dependents;

•	a lump sum cash payment equal to the sum of (1) any unpaid cash incentive compensation allocated to the DSB Member for completed fiscal years and (2) a pro-rata portion of any unpaid cash incentive compensation for uncompleted periods (calculated assuming performance at target levels);

•	a lump sum cash payment equal to the contributions that would have been made to any of the Company’s qualified and/or nonqualified supplemental or excess defined contribution plans on behalf of the DSB

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Member in the two (2) or three (3) years (based on the DSB Member’s position) following the date of termination (assuming maximum contribution levels); and

•	outplacement services until the earlier of one (1) year or the DSB Member’s acceptance of employment.

Vesting Acceleration.  Upon a Change in Control, the DSB Members will have vesting acceleration of service-based equity awards and vesting acceleration of performance-based equity awards upon a sale of more than 50% of the Company’s then-outstanding shares or upon a sale of all or substantially all of the assets of the Company if certain targets relating to internal rate of return are achieved in connection with such sale.

Definition of Good Reason.  Good Reason generally means the occurrence of any of the following events that has not been fully cured within ten (10) business days after written notice has been given to the Company: (i) the assignment to the DSB Member either of duties materially inconsistent with the DSB Member’s status as a senior officer or responsibilities that are substantially adversely different in nature or status (but ceasing to be a publicly-held corporation will not constitute Good Reason); (ii) a reduction in base salary, except for across-the-board salary reductions similarly affecting all executives of the Company; (iii) a material reduction in the DSB Member’s incentive compensation opportunity or benefits, except for across-the-board reductions similarly affecting all executives of the Company; (iv) the relocation of the DSB Member’s principal place of employment to a location more than 25 miles from its current location, except for required travel on Company business to the extent substantially consistent with the DSB Member’s present business travel obligations, relocation of the DSB Member in connection with the relocation of all or substantially all of the DSB Member’s principal business unit, or relocation due to the DSB Member’s transfer to a position that the Company believes in good faith will enhance the DSB Member’s career opportunities (provided that such transfer does not otherwise constitute Good Reason (including under clause (i) above)); (v) the Company’s failure to pay the DSB Member any current or deferred compensation within seven (7) days of the date such compensation is due; or (vi) the failure of a successor to assume the CIC Agreement.

Gross-Up Payments.  If any of these payments or benefits become subject to the excise tax imposed upon “golden parachute” payments, the DSB Member will be entitled to a gross-up payment, but only if the DSB Member’s total payments and benefits exceed 110% of the greatest pre-tax amount the DSB Member could be paid without causing the DSB Member to be liable for any excise taxes in connection with the gross-up payment (the “Safe Harbor Amount”). If such payments do not equal or exceed 110% of the Safe Harbor Amount, then no gross-up will be paid and the severance payments and benefits listed above will be reduced to the extent necessary so that no portion of them will be subject to the excise tax.

Restrictive Covenants; Legal Fees.  Receipt of severance is conditioned on the DSB Member’s compliance with a perpetual non-disclosure provision, an invention assignment provision, a 12- to 18-month non-competition provision, and a 12- to 18-month non-solicitation provision (covering customers and employees). In addition, the Company is obligated to pay all of a DSB Member’s legal fees with respect to any good-faith dispute of any issue under the CIC Agreement.

Definition of Change in Control.  Generally, a Change in Control will be deemed to have occurred if: (i) any person (or entity) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board on the effective date of the Plan with any new director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; (iii) a merger of the Company or any direct or indirect subsidiary of the Company with any other entity, other than a merger which results in the voting securities of the Company outstanding immediately prior to such merger continuing to represent more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity,

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more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before the sale. However, a Change in Control does not include the consummation of the Plan or the transactions contemplated thereunder.

A copy of the contemplated form DSB Member CIC Agreement has been filed as Exhibit 10.47 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

President and CEO Change in Control Agreement

General.  It is currently contemplated that the Company will enter into a new CIC Agreement with Mr. O’Neal, the President and Chief Executive Officer of the Company. The purpose of Mr. O’Neal’s CIC Agreement is to reinforce and encourage the continued attention and dedication of Mr. O’Neal to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a Change in Control (as defined below). The following is a summary of the CIC Agreement that is expected to be entered into with Mr. O’Neal.

Term.  Mr. O’Neal’s CIC Agreement will become effective on the effective date of the Plan and will continue in effect through December 31, 2009, and will automatically renew for additional one-year terms beginning on January 1, 2009 and each January 1 thereafter, unless notice of non-renewal is given by either party before September 30th of the preceding year; provided, however, that if a Change in Control will have occurred during the term of the agreement, the term will expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred.

Termination of Employment.  For purposes of Mr. O’Neal’s CIC Agreement, his employment will be deemed to constitute a termination following a Change in Control by the Company without Cause (as defined in his new employment agreement) or by Mr. O’Neal with Good Reason (as defined below) in the following circumstances: (i) Mr. O’Neal’s employment is terminated by the Company without Cause prior to a Change in Control and such termination was at the request or direction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control; (ii) Mr. O’Neal terminates his employment for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such person; or (iii) Mr. O’Neal’s employment is terminated by the Company without Cause or by Mr. O’Neal for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (provided that the Change in Control actually occurs).

Severance Payments Upon Termination of Employment Following a Change in Control.  In the event of a termination without Cause or by Mr. O’Neal for Good Reason following a Change in Control, and subject to the execution of a release of claims in favor of Delphi, Mr. O’Neal will be entitled to the following severance payments and benefits:

•	a lump sum cash severance payment equal to three (3) times the sum of Mr. O’Neal’s base salary and target bonus;

•	36 months of benefit continuation coverage for Mr. O’Neal and his dependents;

•	a lump sum cash payment equal to the sum of (1) any unpaid cash incentive compensation allocated to Mr. O’Neal for completed fiscal years and (2) a pro-rata portion of any unpaid cash incentive compensation for uncompleted periods (calculated assuming performance at target levels);

•	a lump sum cash payment equal to the contributions that would have been made to any of the Company’s qualified and/or nonqualified supplemental or excess defined contribution plans on behalf of Mr. O’Neal in the three (3) years following the date of termination (assuming maximum contribution levels); and

•	outplacement services until the earlier of one (1) year or Mr. O’Neal’s acceptance of employment.

Vesting Acceleration.  Upon a Change in Control, Mr. O’Neal will have vesting acceleration of service-based equity awards (which awards will remain exercisable for a one-year period following such Change in Control, but in

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no event beyond the remainder of its term) and vesting acceleration of performance-based equity awards (which awards will remain exercisable for a one-year period following a Sale of the Company (as defined in his CIC Agreement), but in no event beyond the remainder of its term) upon a sale of more than 50% of the Company’s then-outstanding shares or upon a sale of all or substantially all of the assets of the Company if certain targets relating to internal rate of return are achieved in connection with such sale.

Definition of Good Reason.  Good Reason generally means the occurrence of any of the following events that has not been fully cured within ten (10) business days after written notice has been given to the Company: (i) a material demotion or diminution in Mr. O’Neal’s title, responsibility or authority, or the assignment to him either of duties materially inconsistent with his position (including titles and relationships), authority, duties or responsibilities or any other action by the Company which results in a substantial adverse alteration in such position, authority, duties, or responsibilities, or the failure to elect or to re-elect Mr. O’Neal to the Board, or the removal of Mr. O’Neal from the Board (but ceasing to be a publicly-held corporation will not constitute Good Reason); (ii) a reduction in Mr. O’Neal’s base salary, except for across-the-board salary reductions similarly affecting all executives of the Company; (iii) a material reduction in Mr. O’Neal’s incentive compensation opportunity or benefits, except for across-the-board reductions similarly affecting all executives of the Company; (iv) the relocation of Mr. O’Neal’s principal place of employment to a location more than 25 miles from its current location, except for (x) required travel on Company business to the extent substantially consistent with Mr. O’Neal’s present business travel obligations, or (y) the relocation of the Company’s World Headquarters; (v) the Company’s failure to pay Mr. O’Neal any current or deferred compensation within seven (7) days of the date such compensation is due; or (vi) the failure of a successor to assume Mr. O’Neal’s CIC Agreement.

Gross-Up Payments.  If any payments or benefits become subject to the excise tax imposed upon “golden parachute” payments, Mr. O’Neal will be entitled to a gross-up payment, but only if his total payments and benefits exceed 110% of the greatest pre-tax amount he could be paid without causing him to be liable for any excise taxes in connection with the gross-up payment (the “Safe Harbor Amount”). If such payments do not equal or exceed 110% of the Safe Harbor Amount, then no gross-up will be paid and the severance payments and benefits listed above will be reduced to the extent necessary so that no portion of them will be subject to the excise tax.

Restrictive Covenants; Legal Fees.  Receipt of severance is conditioned on Mr. O’Neal’s compliance with a perpetual non-disclosure provision, an invention assignment provision, an 18-month non-competition provision, and an 18-month non-solicitation provision (covering customers and employees). In addition, the Company is obligated to pay all of Mr. O’Neal’s legal fees with respect to any good-faith dispute of any issue under his CIC Agreement.

Definition of Change in Control.  The definition of Change in Control has the same meaning as set forth above under the heading “DSB Member Change in Control Agreements”.

A copy of the contemplated CIC Agreement to be entered into with Mr. O’Neal has been filed as Exhibit 10.48 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

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PRINCIPAL STOCKHOLDERS

The table below shows how much of our common stock was beneficially owned as of March 10, 2008 (unless another date is indicated) by (i) each executive officer named in the Summary Compensation Table appearing in our Annual Report on Form 10-K, (ii) each director (who was serving as a director as of that date); (iii) each person known by Delphi to beneficially own more than 5% of our common stock and (iv) all directors and executive officers as a group. In general, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire such voting or disposition rights within 60 days of March 10, 2008 (such as by exercising options).

		Stock
		Which May
	Shares	Be Acquired
	Beneficially	Within 60
Name and Address(1)	Owned(2)	Days(3)	Total	Percent

Rodney O’Neal	136,347	1,027,682	1,164,029	*
Robert J. Dellinger	—	—	—	*
Mark R. Weber	107,024	965,834	1,072,858	*
Robert S. Miller	—	—	—	*
Oscar de Paula Bernardes Neto	—	—	—	*
Robert H. Brust	—	—	—	*
John D. Englar	—	—	—	*
David N. Farr	—	—	—	*
Raymond J. Milchovich	—	—	—	*
Craig G. Naylor	—	—	—	*
John D. Opie	10,000	—	10,000	*
John H. Walker	—	—	—	*
Martin E. Welch III	—	—	—	*
Appaloosa Management LP(4)	52,000,000	—	52,000,000	9.2%
26 Main Street Chatham, NJ 07928
Goldman, Sachs & Co.(5)	15,009,566	—	15,009,566	2.7%
85 Broad Street New York, NY 10004
Harbinger Capital Partners Master Fund I, Ltd.(6)	26,450,000	—	26,450,000	4.7%
c/o International Fund Services (Ireland) Limited 3rd Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland
Highland Capital Management, L.P.(7)	33,891,015	—	33,891,015	6.0%
Two Galleria Tower 13455 Noel Road, Suite 800 Dallas, TX 75240
Merrill Lynch, Pierce, Fenner & Smith Inc.(8)	1,459,280	—	1,459,280	0.3%
c/o Merrill Lynch & Co., Inc. 4 World Financial Center 250 Vesey Street New York, NY 10080
Pardus Capital Management L.P.(9)	26,400,000	—	26,400,000	4.7%
590 Madison Avenue, Suite 25E New York, NY 10022

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		Stock
		Which May
	Shares	Be Acquired
	Beneficially	Within 60
Name and Address(1)	Owned(2)	Days(3)	Total	Percent

UBS Securities LLC(10)	4,420,602	—	4,420,602	0.8%
299 Park Avenue New York, NY 10171
All directors and executive officers as a group (23 persons)	520,880	5,679,059	6,199,939	1.1%

Notes

*	Less than one percent of Delphi’s total outstanding common stock. The percentages shown in the table are based on 563,477,461 shares of Delphi’s common stock outstanding as of March 10, 2008.

(1)	Except as otherwise indicated in the table, the business address of the beneficial owners is c/o Delphi Corporation, 5725 Delphi Drive, Troy, MI 48098.

(2)	Includes shares:

• As to which the named person has sole voting and investment power, and

• As to which the named person has shared voting and investment power with a spouse

(3)	Includes stock options which became exercisable before October 8, 2005, the date Delphi filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code, and restricted stock units which vested or will vest after such date and within 60 days of March 10, 2008. It does not include stock options which became or will become exercisable after October 5, 2008.

(4)	Based on Amendment No. 16 to Schedule 13D filed by Appaloosa with the SEC on December 13, 2007. As noted in such Schedule 13D, as a result of the EPCA, Appaloosa and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Goldman, Del-Auto, Merrill, Pardus, UBS and each of their related entities.

(5)	Based on Amendment No. 4 to Schedule 13D filed by Goldman with the SEC on December 13, 2007. As noted in such Schedule 13D, as a result of the EPCA, Goldman and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Del-Auto, Merrill, Pardus, UBS and each of their related entities.

(6)	Based on Amendment No. 6 to Schedule 13D filed by Del-Auto with the SEC on December 13, 2007. As noted in such Schedule 13D, as a result of the EPCA, Del-Auto and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Goldman, Merrill, Pardus, UBS and each of their related entities.

(7)	Based on Amendment No. 7 to Schedule 13D filed by Highland Capital Management, L.P. with the SEC on October 4, 2007.

(8)	Based on the Form 4 filed by Merrill with the SEC on February 8, 2008 and Amendment No. 3 to Schedule 13D filed by Merrill with the SEC on September 10, 2007. As noted in such Schedule 13D, as a result of the EPCA, Merrill and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Goldman, Del-Auto, Pardus, UBS and each of their related entities.

(9)	Based on Amendment No. 4 to Schedule 13D filed by Pardus with the SEC on December 14, 2007. As noted in such Schedule 13D, as a result of the EPCA, Pardus and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Goldman, Del-Auto, Merrill, UBS and each of their related entities.

(10)	Based on Amendment No. 3 to Schedule 13D filed by UBS with the SEC on December 17, 2007. As noted in such Schedule 13D, as a result of the EPCA, UBS and its affiliated reporting persons may be deemed to be the beneficial owners of shares of Delphi common stock owned by Appaloosa, Goldman, Del-Auto, Merrill, Pardus and each of their related entities.

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SECURITY OWNERSHIP OF THE INVESTORS AND CERTAIN OTHER BENEFICIAL OWNERS

Set forth below, for illustrative purposes only, are scenarios which indicate the effect that the rights offerings and related share issuances could have on the Investors’ and their respective affiliates’ relative voting and economic interests. The following scenarios (and the beneficial ownership percentages of the Investors and their respective affiliates, as of the effective date of the Plan, that are set forth in this prospectus) assume that there are a total of 160,124,155 shares of common stock of reorganized Delphi outstanding on the effective date of the Plan, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (2) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering), and (3) exercise in full of the warrants and the other Delphi warrants at the initial exercise prices. The 160,124,155 share figure assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total approximately $1.31 billion and are satisfied with 17,237,418 shares of common stock of reorganized Delphi and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. The reference to the number of outstanding shares of reorganized Delphi common stock set forth above also assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Capitalization.”

As of March 10, 2008, based on their most recently filed Schedules 13D or Form 4, as the case may be, the Investors and their affiliates beneficially owned a total of 125,739,448 shares, or 22.3%, of our outstanding common stock. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, a total of 14,438,623, 5,031,776, 1,607,481, 1,612,167, 3,452,693 and 8,041,408 shares, respectively, or 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders (other than the Plan Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively, or 12.5%, 7.5%, 1.5%, 1.5%, 8.1% and 9.5%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of warrants or other Delphi warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). In addition, as of the effective date of the Plan, GM will own the above referenced 16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi, which are convertible into shares of common stock of reorganized Delphi, initially on a one-for-one basis. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Assumptions made with respect to the exercise of rights and warrants and the conversion of convertible securities for the purposes of this paragraph differ from the assumptions used elsewhere in this prospectus in stating the maximum number of shares of reorganized Delphi common stock outstanding on, or as promptly as practicable after, the effective date of the Plan and from those set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information.” The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to

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arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. We have been informed that ADAH expects to sell 1,266,666 of its direct subscription shares and 11,399,989 shares of its backstop commitment, Del-Auto expects to sell 42,256 of its direct subscription shares and 380,306 shares of its backstop commitment; Merrill expects to sell 185,601 of its direct subscription shares and 1,670,408 of its backstop commitment; and UBS expects to sell 185,601 of its direct subscription shares and 1,670,408 of its backstop commitment. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Use of Proceeds,” “Capitalization” and “Certain Relationships and Related Transactions — Registration Rights Agreement.”

	Investors Purchase No			Investors Purchase All of
	Shares of Common Stock			the 41,026,309 Shares
	Pursuant to Their			Offered in the Discount
	Backstop Commitment(1)(2)			Rights Offering(1)(2)(3)
	Number of Shares		%	Number of Shares		%

Investors:
Appaloosa Management L.P.	14,438,623		10.7%	16,829,014		12.5%
Harbinger Capital Partners Master Fund I, Ltd.	5,031,776		3.7%	10,150,735		7.5%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,607,481		1.2%	2,013,967		1.5%
UBS Securities LLC	1,612,167		1.2%	2,018,653		1.5%
Goldman Sachs & Co.	3,452,693		2.6%	10,894,441		8.1%
Pardus Special Opportunities Master Fund L.P.	8,041,408		6.0%	12,835,844		9.5%
General Motors Corporation	16,508,176	(4)	12.2%	16,508,176	(4)	12.2%
Other Stockholders	84,318,195	(5)	62.4%	63,759,684	(5)	47.2%
All directors and executive officers as a group(7)	361		* %	361		* %
Total	135,010,880	(6)	100.0%	135,010,880	(6)	100.0%

*	Less than one percent.

(1)	Assumes (i) no exercise of par rights, (ii) no exercise of Warrants, (iii) that Trade and Other Unsecured Claims total $1.31 billion, and are satisfied with 17,237,418 shares of common stock of reorganized Delphi, and (iv) all Senior Convertible Stock and Series C Convertible Preferred Stock (see note 4 below) is converted into common stock of reorganized Delphi on a one-for-one basis. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. See “Capitalization.”

(2)	Number of shares reflects the conversion of all Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock held by such Investor, which are convertible into shares of common stock of reorganized Delphi at any time at the option of the holder, initially on a one-for-one basis.

(3)	The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the Plan and the EPCA. Some of the Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors gives effect to the expected sale of shares of common stock of reorganized Delphi to such additional investors. Such sales to additional investors may be made by the Investors directly to such additional investors, or may be made by Delphi directly to such additional investors, and may substantially decrease the Investors’ ownership percentage in reorganized Delphi. We have been informed that ADAH expects to sell 1,266,666 of its direct subscription shares and 11,399,989 shares of its backstop commitment, Del-Auto expects to sell 42,256 of its direct subscription shares and 380,306

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shares of its backstop commitment; Merrill expects to sell 185,601 of its direct subscription shares and 1,670,408 of its backstop commitment; and UBS expects to sell 185,601 of its direct subscription shares and 1,670,408 of its backstop commitment. The additional investors will have the rights of the Investors from whom they purchase common stock of reorganized Delphi under the registration rights agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

(4)	All claims and rights of GM and its affiliates (subject to some exceptions) will be satisfied with approximately $2.57 billion in consideration, consisting of $1.5 billion in a combination of at least $825 million in cash and the remainder in a second-lien note, and up to 16,508,176 shares of Series C Convertible Preferred Stock. Assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM and reflects the conversion of all such 16,508,176 shares of Series C Convertible Preferred Stock, which are convertible into shares of common stock at any time at the option of the holder, initially on a one-for-one basis. To the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

(5)	Includes all other holders of our common stock on the record date of the rights offering and gives effect to the sale by the Investors of a total of 1,680,124 shares of their direct subscription and, in addition with respect to the second two columns, 15,121,112 shares of their backstop commitment, to additional investors as of the effective date of the Plan referred to in note (3) above.

(6)	Reflects the conversion of all 9,478,887 shares of Series A Senior Convertible Preferred Stock and all 9,394,092 shares of Series B Senior Convertible Preferred Stock, which are convertible into shares of common stock at any time at the option of the holder, initially on a one-for-one basis. Also, assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM and reflects the conversion of all such 16,508,176 shares of Series C Convertible Preferred Stock, which are convertible into shares of common stock at any time at the option of the holder, initially on a one-for-one basis. To the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

(7)	Includes directors and executive officers as of March 10, 2008. See “Board of Directors” for a description of the process for selecting our board of directors in conjunction with our emergence from bankruptcy.

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BANKRUPTCY CASES

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. The October 8, 2005 and the October 14, 2005 filings are referred to as the “Chapter 11 Filings.” The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

We continue to operate our business and manage our property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. Shortly after the Chapter 11 Filings, the Bankruptcy Court entered orders designed to stabilize our business relationships with customers, suppliers, employees, and others. The orders granted us permission to, among other things, pay our employees’ salaries, wages, and benefits, develop payment programs for our financially-stressed vendors, honor pre-petition obligations to our customers and continue customer programs in the ordinary course of business, and utilize our existing cash management systems. On October 28, 2005, the Bankruptcy Court entered an order granting our request for $2 billion in senior secured debtor-in-possession (“DIP”) financing being provided by a group of lenders led by JPMorgan Chase Bank and Citigroup Global Markets, Inc. The Bankruptcy Court also approved an adequate protection package for our outstanding $2.5 billion pre-petition secured indebtedness under our pre-petition credit facility. On January 5, 2007, the Bankruptcy Court granted our motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both our $2.0 billion DIP financing and our $2.5 billion pre-petition secured indebtedness. On January 9, 2007, we entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility, a $250 million first priority term loan, and an approximate $2.5 billion second priority term loan. On November 20, 2007, we entered into the Third Amendment to the Refinanced DIP Credit Facility (the “Third Amendment”). The Third Amendment provides, among other things, an extension of the maturity date to July 1, 2008 from December 31, 2007.

The following creditors were selected by the United States Trustee as members of the creditors’ committee: (i) Capital Research and Management Company, (ii) Electronic Data Systems Corp., (iii) Flextronics International Asia-Pacific, Ltd. (“Flextronics”), (iv) Freescale Semiconductor, Inc., (v) General Electric Company, (vi) IUE-CWA, and (vii) Wilmington Trust Company, as Indenture Trustee. Flextronics and Electronic Data Systems Corp. subsequently resigned from the creditors’ committee, and on or about March 6, 2006, the United States Trustee appointed Tyco Electronics Corporation to the creditors’ committee. On October 1, 2007, the United States Trustee filed an amended appointment of the creditors’ committee incorporating the foregoing changes and also appointing SABIC Innovative Plastics (formerly GE Plastics, a part of General Electric Company). In addition to these members, the UAW participates as an ex-officio member of the creditors’ committee (see Notice Of Withdrawal Of Motion And Memorandum Of International Union, UAW For An Order Directing Its Appointment To The Official Committee Of Unsecured Creditors, dated January 20, 2006 (Docket No. 1864)). Prior to the February 3, 2006 meeting of creditors, the PBGC was also granted ex-officio status.

The creditors’ committee is represented by Latham & Watkins LLP. The creditors’ committee’s financial advisor is Mesirow Financial Consulting, LLC, and the creditors’ committee financial advisor and investment banker is Jefferies & Company.

On April 28, 2006, the United States Trustee appointed an official Committee of Equity Holders pursuant to section 1102 of the Bankruptcy Code to represent the interests of all equity holders in these cases. The following seven equity holders were selected to serve as members of the equity committee: (i) James E. Bishop, Sr., (ii) Brandes Investment Partners, L.P. (“Brandes”), (iii) D.C. Capital Partners, L.P., (iv) Dr. Betty Anne Jacoby, (v) James H. Kelly, (vi) James N. Koury, trustee of the Koury Family Trust, and (vii) Luqman Yacub. On May 11, 2006, the United States Trustee amended the equity committee to include Pardus European Special Opportunities Master Fund, L.P. (“Pardus Fund”) in place of Dr. Betty Anne Jacoby. On October 3, 2006, D.C. Capital Partners, L.P. resigned from the equity committee. Subsequently, on June 4, 2007, Pardus Fund resigned from the equity

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committee. Brandes has taken a leave of absence from the equity committee and is not currently active in equity committee matters.

The equity committee is represented by Fried, Frank, Harris, Shriver & Jacobson LLP. The equity committee’s financial advisor is Houlihan Lokey Howard & Zukin Capital, Inc.

On February 17, 2006 and June 30, 2006, the Bankruptcy Court entered orders granting our motions to implement short-term annual incentive plans for certain employees. At the time the orders were entered, the Debtors agreed to defer consideration of the elements of a Key Employee Compensation Plan relating to proposed cash and equity incentive emergence awards until the Debtors proposed a plan of reorganization.

We have notified all of our known potential creditors of the Chapter 11 Filings for the purposes of identifying and quantifying all pre-petition claims. The Chapter 11 Filings triggered defaults on substantially all of our debt obligations. Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 Filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to October 8, 2005 or October 14, 2005, as applicable. On April 12, 2006, the Bankruptcy Court entered an order establishing July 31, 2006 as the bar date by which claims against us arising prior to our Chapter 11 Filings were required to be filed if the claimants wished to receive any distribution in our chapter 11 cases. On April 17, 2006, we commenced notification, including publication, to all known actual and potential creditors, informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Bankruptcy Court.

As of January 31, 2008, we had received approximately 16,790 proofs of claim, a portion of which assert, in part or in whole, unliquidated claims. In addition, we have compared proofs of claim received to scheduled liabilities and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $34 billion in liquidated amounts, including approximately $900 million in intercompany claims, plus certain unliquidated amounts. Although we have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, we believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Bankruptcy Court. As of February 1, 2008, we have objected to approximately 13,400 proofs of claim which asserted approximately $10.1 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Bankruptcy Court has entered orders disallowing approximately 9,600 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $9.7 billion in aggregate liquidated amounts plus additional unliquidated amounts. In addition, the Bankruptcy Court has entered an order modifying approximately 3,460 claims reducing the aggregate amounts asserted on those claims from $720 million to $530 million, which amounts are subject to further objection by us at a later date on any basis. We anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a chapter 11 plan of reorganization.

On September 6, 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. We filed the first amended Plan and the first amended Disclosure Statement on December 10, 2007. The Disclosure Statement was approved by the Bankruptcy Court on December 10, 2007.

On December 15, 2007, we mailed to each creditor and each equity security holder entitled to vote on the Plan a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, our common stockholders’ ability to participate in the par rights offering.

The voting solicitation period ended on January 11, 2008, and on January 25, 2008, the Bankruptcy Court confirmed the Plan. Among other things, the Plan provides for the adoption of the Delphi Corporation 2007 Short-Term Incentive Plan, the Delphi Corporation 2007 Long-Term Incentive Plan, the Delphi Corporation Supplemental Executive Retirement Program and the Delphi Corporation Salaried Retirement Equalization Savings Program. These incentive plans and retirement programs will become effective only on the consummation

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of the Plan. Under the Delphi Corporation 2007 Long-Term Incentive Plan, we will have available for issuance to our employees a number of shares of common stock of reorganized Delphi equal to eight percent of the number of the fully diluted shares of common stock of reorganized Delphi to be outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Also on January 25, 2008, the Bankruptcy court approved the final settlement of the Securities Actions.

The Plan currently provides for the recoveries below.

•	All senior secured debt will be refinanced and paid in full and all allowed administrative and priority claims will be paid in full.

•	Trade and Other Unsecured Claims, senior notes and subordinated notes will be satisfied with $4.06 billion in a combination of discount rights and common stock of reorganized Delphi, at a deemed value of $59.61 per full share for Plan distribution purposes. If fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to such creditors in partial satisfaction of those trade and unsecured claims.

•	In satisfaction of GM’s claims and rights (subject to some exceptions) against us, GM will receive approximately $2.57 billion in consideration, consisting of $1.50 billion in a combination of at least $825 million in cash and the remainder in a second-lien note, and up to 16,508,176 shares of Series C Convertible Preferred Stock (such number of shares assumes that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution).

•	Holders of our existing equity securities will receive, in the aggregate, (i) 461,552 shares of common stock of reorganized Delphi, (ii) par rights to purchase 21,680,996 shares of common stock of reorganized Delphi pursuant to the par rights offering, (iii) six-month warrants exercisable to purchase up to 15,384,616 shares of common stock of reorganized Delphi at an exercise price of $65.00 per share; (iv) seven-year warrants exercisable to purchase up to 6,908,758 shares of common stock of reorganized Delphi at an exercise price of $71.93 per share; and (v) ten-year warrants exercisable to purchase up to 2,819,901 shares of common stock of reorganized Delphi at an exercise price of $59.61 per share.

For more information on our expected capital structure as of the effective date of the Plan, see “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

We will not emerge from bankruptcy as a going concern unless and until the Plan becomes effective. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings. Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of approximately $6.1 billion of exit financing. There can be no assurances that such exit financing will be obtained (or, if obtained, the terms thereof) or such other conditions will be satisfied, and we cannot assure you that the Plan will become effective on the terms described in this prospectus or at all. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

If the Plan becomes effective, we expect to emerge from chapter 11 as a stronger, more financially sound business with viable U.S. operations that are well-positioned to advance global enterprise objectives. We cannot

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assure you, however, that we will be successful in achieving our objectives. Our ability to achieve our objectives is conditioned on the approval of the Bankruptcy Court, and the support of our stakeholders, including GM, our labor unions, the statutory committees, and our creditors and equity holders. For a discussion of certain risks and uncertainties related to the our chapter 11 cases and reorganization objectives, you should carefully read the “Risk Factors” sections in this prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2007 and all other information included or incorporated by reference in this prospectus in its entirety.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the rights offerings, we have entered into several transactions with related parties as described below. We have filed copies of the agreements described in this section with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of each of these agreements. For a full description of certain other relationships and related transactions, please see “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated by reference herein.

Equity Purchase and Commitment Agreement

On August 3, 2007, we executed the EPCA with the Investors and amended the EPCA on December 10, 2007, pursuant to which, and on the terms and subject to the conditions of which, the Investors would invest, assuming the full backstop commitment, $2.55 billion in reorganized Delphi.

On the terms and subject to the conditions of the EPCA, the Investors have agreed to backstop the discount rights offering by purchasing from us, on the effective date of the Plan, for the $38.39 in cash per share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock and an additional $175 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion.

Conditions to Parties’ Obligations under the EPCA

The obligations of the Investors to fund their equity investments pursuant to the EPCA are subject to the satisfaction or waiver of a number of conditions which are set forth in the EPCA, including the following:

•	to the extent that the material terms of the following would have a material impact on the Investors’ proposed investment in us, ADAH must be reasonably satisfied with:

•	a confirmation order confirming the Plan,

•	certain constituent documents (such as our amended and restated certificate of incorporation),

•	each other transaction agreement contemplated by the EPCA and

•	any amendments or supplements to the foregoing, and the parties thereto must have complied with their obligations thereunder in all material respects through the effective date of the Plan;

•	there must not have occurred after October 29, 2007:

•	any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries, or

•	any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

•	our debt and equity capitalization as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

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•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement, the Master Agreement or the Plan;

•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction;

•	we must have undrawn availability of $1.4 billion under our asset based loan facility (after taking into account any open letters of credit under such facility and any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

•	we must have demonstrated and certified, to the reasonable satisfaction of ADAH, that pro forma interest expense (calculated in accordance with the provisions of the EPCA) during 2008 on our indebtedness will not exceed $585 million;

•	ADAH shall be reasonably satisfied that we have obtained agreement with the Pension Benefit Guarantee Corporation that certain scheduled liens will be withdrawn in accordance with applicable law;

•	the aggregate amount of Trade and Unsecured Claims must be no more than $1.45 billion (subject to certain waivers and exclusions); and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH and we must have resolved any claims by former executive officers or executive officers that have resigned or been terminated on terms acceptable to ADAH or otherwise ordered by the Bankruptcy Court.

The obligations of both the Investors and us under the EPCA are subject to the satisfaction or waiver of a number of conditions, including the following:

•	the rights offerings described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and

•	we must have received the proceeds of our exit financing which, together with the equity investment by the Investors, are sufficient to fully fund the Plan (to the extent we are to fund such transactions as contemplated by the Plan). We currently estimate that approximately $6.1 billion of exit financing will be necessary to satisfy such condition.

All of the Investors’ conditions may be waived with respect to all Investors by ADAH, in its sole discretion. We can waive the conditions applicable to our obligations under the EPCA.

Termination of EPCA

The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to comply with our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	if we enter into an Alternative Transaction Agreement where we agree to engage in an alternative transaction, but we can only do so if:

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties;

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and

•	we have paid the Investors an alternative transaction fee of $83 million; and

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•	at any time on or after March 31, 2008, if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	at any time on or after March 31, 2008, if the closing of the transactions contemplated pursuant to the EPCA has not occurred on or before such date; however, ADAH has extended the first date on which it could terminate the EPCA if the effective date of the Plan has not occurred from March 31, 2008 to April 5, 2008;

•	we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; or

•	we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan.

Any Investor other than ADAH may terminate the EPCA, as to itself, at any time on or after June 30, 2008 if the effective date of the Plan has not occurred on or before such date.

Commitment Fees Paid to the Investors

In exchange for the Investors’ commitment to purchase approximately $175 million of common stock and the shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights, we have paid a commitment fee to the Investors of approximately $39 million. In exchange for the Investors’ commitment to make an additional equity investment in reorganized Delphi by purchasing $800 million of Senior Convertible Preferred Stock, we have paid a commitment fee to the Investors of $18 million, and to compensate ADAH for arranging the transactions contemplated by the EPCA, we have paid an arrangement fee to ADAH of $6 million. The commitment fees were payable in installments. The first $7.53 million was paid upon the Bankruptcy Court’s approval of the EPCA, along with the arrangement fee of $6 million. An additional $21.163 million was paid when the Disclosure Statement was filed with the Bankruptcy Court. The remaining $28.688 million was paid when the Bankruptcy Court approved the Disclosure Statement (the “Disclosure Statement Approval Date”).

In addition, we are required to pay the Investors $83 million if:

•	ADAH has terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan;

•	we have terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan, and we have complied with the following;

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties, and

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that despite such changes, the alternative transaction is superior;

•	ADAH has terminated the EPCA because we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction; or

•	ADAH has terminated the EPCA because we have willfully breached the EPCA without curing such breach within the time frame set forth within the EPCA and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction.

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We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA. In no event, however, shall our aggregate liability under the EPCA, including any liability for willful breach, exceed $100 million on or prior to the Disclosure Statement Approval Date, or $250 million thereafter.

Stockholders Agreement

The obligations of the Investors to fund their equity investments in reorganized Delphi pursuant to the EPCA, including their backstop commitment of the discount rights offering and the $975 million additional equity investments, are subject to our having entered into a stockholders agreement that is reasonably satisfactory to ADAH.

The stockholders agreement will provide that so long as Appaloosa is entitled to board rights attributable to the Series A-1 Senior Convertible Preferred Stock it will not, and will cause its affiliates not to, initiate any action by written consent or request that reorganized Delphi’s Board of Directors call a special meeting of stockholders.

Appaloosa also will agree that, for a period of five years after the effective date of the Plan, it will not and will cause its affiliates not to:

•	acquire, offer or propose to acquire, solicit an offer to sell or donate or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, gift or otherwise, record or direct or indirect beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of more than 25% of reorganized Delphi’s common stock or any securities convertible into or exchangeable for common stock or direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership (collectively, “common stock equivalents”) representing an aggregate of more than 25% of reorganized Delphi’s then outstanding common stock or

•	sell, transfer, pledge, dispose, distribute or assign to any person in a single transaction, common stock or any common stock equivalents representing more than 15% of reorganized Delphi’s then issued and outstanding (on a fully diluted basis) common stock, in each case, other than (i) to affiliates of Appaloosa, (ii) as part of a broadly distributed public offering effected in accordance with an effective registration statement, (iii) in a sale of reorganized Delphi to a person other than, and not including, Appaloosa or any of its affiliates, (iv) pursuant to any tender or exchange offer, (v) as otherwise approved by (A) during the initial three-year term of the Series A directors, a majority of directors who are not Series A directors or (B) after the initial three year term of the Series A directors, a majority of the directors, or (vi) pursuant to customary exceptions for transfers to employees, directors, officers, affiliates, partners, stockholders, family members and trusts and transfers pursuant to the laws of succession, distribution and descent.

Registration Rights Agreement

The obligations of the Investors to fund their equity investments in reorganized Delphi, including their backstop commitment of the discount rights offering and the $975 million additional equity investments, are subject to our having entered into a registration rights agreement with the Investors that is reasonably satisfactory to ADAH to the extent that the material terms of the registration rights agreement would have a material impact on the Investors’ proposed investment in reorganized Delphi. GM will also be a party to the registration rights agreement.

The registration rights agreement will provide for, among other things, the following:

•	Resale Shelf Registration Statement. As soon as practicable, and in any event no later than seven days, after the effective date of the Plan, we will prepare and file with the SEC a registration statement, including all exhibits thereto, pursuant to Rule 415 under the Securities Act registering offers and sales of Registrable Securities (as defined below) by the holders thereof (other than a 10% Holder (as defined below)). We have agreed to use reasonable best efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable after the filing thereof and in any event no later than 30 days after the effective date of the Plan.

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•	Demand Registrations. Appaloosa will be entitled to four demand registrations, the holders of a majority of the shares of Series B Senior Convertible Preferred Stock will be entitled to one demand registration; GM will be entitled to one demand registration and all holders of General Unsecured Claims (as defined in the Plan) which receive a distribution under the Plan of 10% or more of the common stock of reorganized Delphi (each a “10% Holder”) will be entitled, in the aggregate, to one demand registration, provided in the case of the 10% Holder that such demand registration will not, in any way, conflict with the registration rights of GM or the Investors. Notwithstanding the foregoing, following the time that we are eligible to use Form S-3, the holders (other than a 10% Holder) will be entitled to an unlimited number of demand registrations. Any demand registration may, at the option of the holder, be a “shelf” registration pursuant to Rule 415 under the Securities Act if at such time we are eligible to use Form S-3.

•	Piggyback Registrations. The holders of Registrable Securities also will be entitled to unlimited piggyback registration rights, subject to customary provisions relating to priority in such registrations, provided that 10% Holders will not receive piggyback registration rights except with respect to a demand by another 10% Holder.

•	Registrable Securities. “Registrable Securities” is defined in the registration rights agreement as: (a) any shares of our common stock of reorganized Delphi held by any Investor now or at any time in the future (including but not limited to, any shares of common stock of reorganized Delphi acquired through the rights offerings or pursuant to the exercise of any preemptive right); (b) any shares of Series A-2 Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or shares of common stock of reorganized Delphi issuable upon conversion of any shares of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock; (c) any shares of common stock of reorganized Delphi issuable upon the conversion of the Series C Convertible Preferred Stock; (d) any securities paid, issued or distributed in respect of any such shares referred to in clauses (a), (b) and (c) above by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; and (e) any shares of common stock of reorganized Delphi received by a 10% Holder under the Plan (including the discount rights offering) where such 10% Holder promptly executes a joinder agreement to the registration rights agreement; provided, that as to any Registrable Securities, such securities will cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which such securities are distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) the date on which such securities have been transferred to any person other than a holder that has rights under the registration rights agreement; (iv) the date on which such securities cease to be outstanding; and (v) for so long as such securities may be transferred without restriction or limitation pursuant to Rule 144 under the Securities Act.

•	Expenses. All registrations will be at our expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, fees and expenses of one counsel for any holders selling registrable securities in connection with any such registration.

The registration rights agreement will contain customary terms and provisions consistent with such terms, including customary hold-back provisions, provisions relating to priority in registrations and indemnification provisions.

Amended and Restated Certificate of Incorporation

The obligations of the Investors to fund their equity investments in reorganized Delphi, including their backstop commitment of the discount rights offering and the $975 million additional equity investments, are subject to our having adopted an amended and restated certificate of incorporation and amended and restated bylaws that are consistent with the EPCA, including the term sheets for the Convertible Preferred Stock.

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The amended and restated certificate of incorporation will also prohibit the following:

•	for so long as Appaloosa owns any shares of Series A-1 Senior Convertible Preferred Stock, any transactions between reorganized Delphi or any of its subsidiaries, on the one hand, and Appaloosa or its affiliates, on the other hand (including any “going private” transaction sponsored by Appaloosa), unless such transaction is approved by directors constituting not less than 75% of the number of common directors, and

•	any transaction between reorganized Delphi or any of its subsidiaries, on the one hand, and a director, other than any of the Series A Directors, on the other hand, unless such transaction is approved by not less than 75% of the total number of directors having no material interest in such transaction.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of the capital stock of reorganized Delphi as of the effective date of the Plan, including the material terms of the amended and restated certificate of incorporation, amended and restated bylaws, the Certificates of Designations for the Series A-1 Senior Convertible Preferred Stock, the Series A-2 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Convertible Preferred Stock (collectively, the “Certificates of Designations”), the warrant agreement for the warrants and the other Delphi warrants (the “Warrant Agreement”) and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the amended and restated certificate of incorporation, the amended and restated bylaws, the Certificates of Designations and the Warrant Agreement, which are incorporated by reference in the registration statement that we filed with the SEC. You should read the amended and restated certificate of incorporation, the amended and restated bylaws, the Certificates of Designations and the Warrant Agreement for the provisions that are important to you.

General

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled.

The authorized capital stock of reorganized Delphi will consist of 325 million shares, of which 250 million shares will be common stock, $0.01 par value per share, and 75 million shares will be preferred stock, $0.01 par value per share. Of the shares of reorganized Delphi’s preferred stock, 9,478,887 shares will be designated as Series A-1 Senior Convertible Preferred Stock, 9,478,887 shares will be designated as Series A-2 Senior Convertible Preferred Stock, 9,394,092 shares will be designated as Series B Senior Convertible Preferred Stock and 16,508,176 shares will be designated as Series C Convertible Preferred Stock. On or as promptly as practicable after the effective date of the Plan, we will have outstanding:

•	99,629,725 shares of common stock;

•	warrants offered hereby initially exercisable to purchase up to 15,384,616 shares of common stock;

•	seven-year warrants initially exercisable to purchase up to 6,908,758 shares of common stock;

•	ten-year warrants initially exercisable to purchase up to 2,819,901 shares of common stock;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock;

•	no shares of Series A-2 Senior Convertible Preferred Stock;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock; and

•	up to 16,508,176 shares of Series C Convertible Preferred Stock.

The 99,629,725 share figure assumes exercise in full of the discount rights (or the Investors’ backstop commitment of the discount rights offering) and that 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an amount of $1.31 billion , which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. To the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

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Common Stock

The powers, privileges and rights pertaining to the common stock of reorganized Delphi shall be subject to the power, privileges and rights pertaining to the preferred stock and any and all classes and series thereof.

Holders of shares of common stock of reorganized Delphi shall be entitled to one vote for each such share upon all matters and proposals presented to the stockholders on which the holders of common stock of reorganized Delphi are entitled to vote. Except as otherwise provided by law or by another provision of our amended and restated certificate of incorporation or by any certificate of designations for preferred stock (“Preferred Stock Designation”), the common stock of reorganized Delphi shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders; provided, however, that the holders of shares of common stock of reorganized Delphi, as such, shall not be entitled to vote on any amendment of our amended and restated certificate of incorporation (including any amendment of any provision of any Preferred Stock Designation) that relates to the amendment of the powers, privileges, preferences or rights pertaining to one or more outstanding classes or series of preferred stock, or the number of shares of any such class or series, and does not affect the powers, privileges and rights pertaining to the common stock of reorganized Delphi if the holders of any of such class or series of preferred stock are entitled, separately or together with the holders of any other class or series of preferred stock, to vote thereon pursuant to our amended and restated certificate of incorporation (including any Preferred Stock Designation) or pursuant to the DGCL (as defined below), unless a vote of holders of shares of common stock of reorganized Delphi is otherwise required by any provision of any Preferred Stock Designation or any other provision of our amended and restated certificate of incorporation or is otherwise required by law.

Any Series C Preferred Stock beneficially owned by GM or its affiliates that is converted into common stock of reorganized Delphi shall be converted into shares of common stock of reorganized Delphi which, so long as such shares are beneficially owned by GM or its affiliates, cannot be voted other than with respect to a merger, consolidation or sale of Delphi involving a change of control of Delphi in which the consideration to be paid for all common stock of reorganized Delphi, including such shares of common stock of reorganized Delphi held by GM or its affiliates, is not (i) equal to or greater than $65.00 per share of such common stock of reorganized Delphi (with such $65.00 per share consideration to be proportionately adjusted to reflect any stock splits or stock recombinations affecting such shares of common stock of reorganized Delphi) and (ii) paid in full in cash; provided, that upon the transfer by GM or its affiliates of such common stock of reorganized Delphi to a transferee that is not GM or an affiliate of GM, the restriction on voting such common stock of reorganized Delphi shall no longer apply, and provided further, that such voting restrictions shall once again apply to such shares to the extent GM or its affiliates at any time within the twelve months following such transfer, beneficially own such shares.

Subject to the prior rights of holders of preferred stock, holders of common stock of reorganized Delphi will be entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of reorganized Delphi. Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock of reorganized Delphi will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

The outstanding shares of common stock of reorganized Delphi, including the shares of common stock of reorganized Delphi issued pursuant to the rights being offered hereby, will be upon payment therefore, validly issued, fully paid and non-assessable. The common stock of reorganized Delphi issued in connection with the exercise of warrants in this offering will not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock of reorganized Delphi may be issued, as determined by the Board of Directors of reorganized Delphi from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements and subject to the terms of the Series A Senior Convertible Preferred Stock.

We will have available for issuance to our employees under the Delphi Corporation 2007 Long-Term Incentive Plan a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi outstanding immediately following consummation of the Plan and the transactions contemplated thereby.

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We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued upon the exercise of warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Preferred Stock

Our amended and restated certificate of incorporation will provide that we may issue shares of preferred stock from time to time in one or more series. Our Board of Directors will be authorized to provide for the issuance of shares of preferred stock in series to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon.

On the effective date of the Plan, we will have no preferred stock outstanding other than the Series A-1 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Convertible Preferred Stock issued pursuant to the Plan. The descriptions of the terms of the preferred stock included in this prospectus are not complete and are qualified in their entireties by reference to the certificate of designations for the applicable series of preferred stock (the “Certificate of Designations”). We refer to the Series A Senior Convertible Preferred Stock and Series B Convertible Stock collectively as the “Senior Convertible Preferred Stock.”

Series A Senior Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock, all of which will be held by ADAH, an affiliate of Appaloosa, and no shares of Series A-2 Senior Convertible Preferred Stock will be outstanding. We refer to the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock together as the “Series A Senior Convertible Preferred Stock.” Except as described below under “— Voting Rights” and “— Governance Rights,” the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock are identical. The Series A-1 Senior Convertible Preferred Stock will convert into Series A-2 Senior Convertible Preferred Stock in certain circumstances described below under “— Conversion into Series A-2 Senior Convertible Preferred Stock.”

Ranking and Liquidation.  The Series A Senior Convertible Preferred Stock will rank pari passu with the Series B Senior Convertible Preferred Stock described below with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. The Series A Senior Convertible Preferred Stock will rank senior to the common stock, the Series C Preferred Stock and any other class or series of capital stock of the company (other than the Series B Senior Convertible Preferred Stock) with respect to payments of any dividends and distributions if we liquidate, dissolve or wind up. We refer to such other capital stock as junior stock. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series A Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the greater of (i) the liquidation value (initially $42.20 as adjusted for capital transactions from time to time) plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share and (ii) the amount that such holder would have received in the liquidation had the holder converted the Series A Senior Convertible Preferred Stock to common stock immediately prior to the liquidation.

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While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of any junior stock, or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Series A Senior Convertible Preferred Stock is paid its liquidation value in full, (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Senior Convertible Preferred Stock has first been paid in full in cash its liquidation value and (iii) we will pay no dividends or other distributions on Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock unless each of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Dividends.  The holder of a share of Series A Senior Convertible Preferred Stock will be entitled to receive cash dividends and distributions at an annual rate of 7.5% of the liquidation value, payable quarterly in cash as declared by our Board of Directors. Unpaid dividends will accrue. In addition, if any dividends are declared on the common stock, the Series A Senior Convertible Preferred Stock will be entitled to receive, in addition to the 7.5% annual dividend, the dividends that would have been payable on the number of shares of common stock that would have been issued upon conversion of the preferred stock immediately prior to the record date for that dividend. So long as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock remain outstanding, we may not declare or pay any dividends on or otherwise acquire, purchase or redeem any shares of junior stock unless all dividends on, or other distributions accrued and unpaid with respect to, such Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock have been authorized, declared and paid in full or set aside for payment in full.

Optional Conversion.  Each share of Series A Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price initially will be $42.20, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series A Senior Convertible Preferred Stock. The anti-dilution provisions contain customary provisions with respect to stock splits, recombinations and stock dividends in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series A Senior Convertible Preferred Stock into common stock on the first date that each of the following is satisfied (but in no event earlier than the date which is approximately four years and six months after the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share, (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series A Senior Convertible Preferred Stock and (iii) the common stock is trading on the New York Stock Exchange or any other national U.S. securities exchange. The holders of the Series A Senior Convertible Preferred Stock will not take any action to delay or prevent that registration statement from becoming effective.

Conversion into Series A-2 Senior Convertible Preferred Stock.  If (i) Appaloosa or any affiliate of Appaloosa sells, transfers, assigns, pledges, donates or otherwise encumbers or disposes of, to any person other than Appaloosa or an affiliate of Appaloosa, or converts into common stock, any shares of Series A-1 Senior Convertible Preferred Stock with an aggregate liquidation value in excess of $100.0 million or (ii) David Tepper no longer controls Appaloosa and James Bolin is no longer an executive officer of Appaloosa, then all the shares of Series A-1 Senior Convertible Preferred Stock will automatically convert into shares of Series A-2 Senior Convertible Preferred Stock, on a one-for-one basis, without any action on the part of the holder, provided, however, that in the case of clause (i), if at such time we do not have in effect a registration statement covering resales of the common stock issuable upon conversion of the preferred stock, the conversion will occur at the time the registration statement becomes effective. The holders of the Series A Senior Convertible Preferred Stock will not take any action to delay or prevent that registration statement from becoming effective. If Appaloosa transfers shares of Series A-1 Senior

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Convertible Preferred Stock to any person other than an affiliate of Appaloosa (or there is a direct or indirect transfer of ownership interests in any holder that owns Series A-1 Senior Convertible Preferred Stock so the holder ceases to be an affiliate of Appaloosa), then all of the shares of Series A-1 Senior Convertible Preferred Stock so transferred will automatically, upon such transfer, convert into shares of Series A-2 Senior Convertible Preferred Stock, on a one-for-one basis. Subject to compliance with applicable securities laws and the transfer restrictions described below under “Transferability,” such shares of Series A Senior Convertible Preferred Stock will be freely transferable.

Voting Rights.  Except with respect to the election of directors, who will be elected as set forth under “Board Of Directors — Board of Directors Structure” and “Board Of Directors — Executive Chairman,” the holders of the Series A Senior Convertible Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to shareholders.

Until the earlier of the 2011 annual meeting of stockholders and the date at which no shares of Series A-1 Senior Convertible Preferred Stock are outstanding, the Series A Senior Convertible Preferred Stock will have the right to elect and remove, subject to certain veto rights of our Nominating, Corporate Governance and Public Issues Committee, Series A directors to our Board of Directors as set forth under “Board Of Directors — Board of Directors Structure.”

In addition, the holders of Series A-1 Senior Convertible Preferred Stock will be entitled to propose individuals for appointment as Chief Executive Officer and Chief Financial Officer, subject to a vote of our Board of Directors. The holders of Series A-1 Senior Convertible Preferred Stock also will have the right to propose the termination of the Executive Chairman (but only during the initial one year term of the Executive Chairman), the Chief Executive Officer and the Chief Financial Officer, in each case, subject to a vote of our Board of Directors. If Appaloosa proposes the appointment or termination of the Chief Executive Officer or the Chief Financial Officer, our Board of Directors is required to convene and vote on such proposal within ten days after our Board of Directors’ receipt of notice from Appaloosa, provided that the then current Chief Executive Officer will not be entitled to vote on either the appointment or termination of the Chief Executive Officer or on the termination of the Chief Financial Officer. See “Board Of Directors — Executive Chairman.”

We will not, and will not permit our subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (1) we have provided Appaloosa with at least 20 business days’ advance notice and (2) we have not received, prior to the 10th business day after the receipt of that notice by Appaloosa, written notice from all of the holders of the Series A-1 Senior Convertible Preferred Stock that they object to such action:

•	any action to liquidate reorganized Delphi;

•	any amendment to the charter or bylaws of reorganized Delphi that adversely affects the Series A Preferred Stock (any expansion of our Board of Directors would be deemed adverse); and

•	during the two years following the effective date of the Plan:

•	a sale of reorganized Delphi (as defined in the Certificate of Designations for the Series A Senior Convertible Preferred Stock); and

•	any acquisition of, or investment in, any other person or entity for an aggregate value in excess of $250 million, in each case, in any twelve-month period after the effective date of the Plan.

The approval rights set forth above will be in addition to the other voting rights set forth above for the Series A Senior Convertible Preferred Stock and any voting rights to which the holders of the shares of Series A Senior Convertible Preferred Stock are entitled under Delaware law.

Appaloosa and its affiliates will not receive, in exchange for the exercise or non-exercise of voting or other rights in connection with any transaction subject to the exercise of voting rights by the Series A-1 Senior Convertible Preferred Stock described above, any compensation or remuneration. This restriction will not prohibit the reimbursement of expenses incurred by Appaloosa or any affiliate of Appaloosa and will not prohibit the payment of fees by us to Appaloosa or any affiliate of Appaloosa if we have engaged Appaloosa or its affiliates as an advisor or consultant in connection with any such transaction.

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Change of Control Put; Fundamental Changes.  In a Company Sale (as defined in the Certificate of Designations for the Series A Senior Convertible Preferred Stock of reorganized Delphi), each holder of Series A Preferred Stock may elect to require that such holder’s shares of Series A Preferred Stock be redeemed by us for consideration payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series A Preferred Stock (and not to reflect the value of voting and governance rights attributable to Series A-1 Preferred Stock) and (ii) the liquidation value. Equity securities that are listed on a national securities exchange and debt that is either registered, or issued pursuant to Rule 144A under the Securities Act but which is entitled to be exchanged within three months pursuant to a customary registered exchange offer, shall be marketable securities. In the event of a change of control put, as described in this section, where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as set forth in the Certificate of Designations.

If substantially all our common stock is converted into or exchanged for stock, other securities, cash or assets in a transaction, the holder of each share of Series A Senior Convertible Preferred Stock will have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior to such transaction. Any holder of Series A Senior Convertible Preferred Stock that exercises such holder’s change of control put described in the preceding paragraph will not have any rights to receive property pursuant to the fundamental change described in this paragraph in respect of the shares subject to the change of control put; and any holder of Series A Senior Convertible Preferred Stock that receives such property pursuant to a fundamental change described in this paragraph will not be permitted to exercise such holder’s change of control put, with respect to such transaction with respect to the shares in respect of which such fundamental change property has been received.

Transferability.  Holders of Series A Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series A Senior Convertible Preferred Stock to an affiliate. Holders of Series A Senior Convertible Preferred Stock also may transfer their Series A Senior Convertible Preferred Stock to any other person subject to the transfer restrictions described below, provided that upon any such transfer, the shares of Series A-1 Senior Convertible Preferred Stock so transferred will automatically convert into shares of Series A-2 Senior Convertible Preferred Stock. The Series A-1 Senior Convertible Preferred Stock and the shares of common stock underlying the Series A-1 Senior Convertible Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of during the two years after the effective date of the Plan, other than in whole pursuant to a Company Sale. In any sale of Series A-1 Senior Convertible Preferred Stock in connection with a sale of reorganized Delphi, the seller of the Series A-1 Senior Convertible Preferred Stock may receive consideration with a value no greater than the greater of (i) the fair market value of the Series A-1 Senior Convertible Preferred Stock (determined as set forth in the Certificate of Designations for the Series A-1 Senior Convertible Preferred Stock), such fair market value not to reflect the value of the voting rights and governance rights (as described above under “— Voting Rights” and “Board of Directors”) attributable to the Series A-1 Senior Convertible Preferred Stock, and (ii) the liquidation preferences of the Series A-1 Senior Convertible Preferred Stock (see “— Liquidation Value” above).

Restriction on Redemption of Junior Stock.  So long as shares of Series A Senior Convertible Preferred Stock having a liquidation value of $200.0 million or more remain outstanding, we will not be permitted to purchase, redeem or otherwise acquire for value or make any payment on account of, or set apart money for a sinking fund or agreement for the purchase, redemption or other acquisition of, any shares of any junior stock except, so long as no bankruptcy event is pending, for (i) customary provisions with respect to the repurchase of employee equity upon termination of employment, (ii) purchases, redemptions or other acquisitions for value of common stock not to exceed $50.0 million in any calendar year and (iii) the mandatory redemption of outstanding shares of Series C Convertible Preferred Stock.

Deregistration.  So long as any shares of Series A Senior Convertible Preferred Stock are outstanding, we will not voluntarily take any action to apply for deregistration or suspension of the registration of the common stock of reorganized Delphi.

Preemptive Rights.  For so long as shares of Series A-1 Senior Convertible Preferred Stock with an aggregate liquidation preference of $250,000,000 or more remain outstanding, before we issue any shares of our capital stock

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to any person, we will be required to offer to issue to the holders of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shares of our capital stock to enable them to maintain the ratio between the number of shares of common stock issuable upon conversion of their Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock, as applicable, and the aggregate number of shares of common stock outstanding. Such preemptive offers are not required for: issuances of shares of capital stock pursuant to certain management, director or consultant incentive plans, stock or stock option compensation plans, or certain other agreements; in connection with a Company Sale, a stock dividend or distribution to holders of common stock or upon any stock split, subdivision or combination of shares of common stock; the conversion of any of the Convertible Preferred Stock; the exercise of any instrument convertible into or exchangeable for common stock; or equity securities we issue to third party sellers of stock or assets as consideration for purchase of such stock or assets.

Registration Rights.  Holders of Series A Senior Convertible Preferred Stock will be entitled to certain registration rights. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Series B Senior Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding a total of 9,394,092 shares of Series B Senior Convertible Preferred Stock. We refer to the Series B Senior Convertible Preferred Stock as the “Series B Senior Convertible Preferred Stock.”

Ranking and Liquidation.  The Series B Senior Convertible Preferred Stock will rank pari passu with the Series A Senior Convertible Preferred Stock described above with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. The Series B Senior Convertible Preferred Stock will rank senior to the common stock, the Series C Preferred Stock and any other class or series of capital stock of the company (other than the Series A Senior Convertible Preferred Stock) with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. We refer to such other capital stock as junior stock. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series B Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the greater of (i) the liquidation value (initially $42.58 as adjusted for capital transactions from time to time) plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share and (ii) the amount that such holder would have received in the liquidation had the holder converted the Series B Senior Convertible Preferred Stock to common stock immediately prior to the liquidation.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of any junior stock, or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Series B Senior Convertible Preferred Stock is paid its liquidation value in full, (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Senior Convertible Preferred Stock has first been paid in full in cash its liquidation value and (iii) we will pay no dividends or other distributions on Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock unless each of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Dividends.  The holder of a share of Series B Senior Convertible Preferred Stock will be entitled to receive dividends and distributions at an annual rate of 3.25% of the liquidation value, payable quarterly in cash. Unpaid dividends will accrue. So long as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock remain outstanding, we may not declare or pay any dividends on, or otherwise acquire, purchase or redeem any shares of junior stock, unless all dividends on, or other distributions accrued and unpaid with respect to, such Series B Senior Convertible Preferred Stock and Series A Senior Convertible Preferred Stock have been authorized, declared and paid in full or set aside for payment in full.

Optional Conversion.  Each share of Series B Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the

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liquidation value divided by (2) the conversion price. The conversion price initially will be $42.58, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series B Senior Convertible Preferred Stock. The anti-dilution provisions contain customary provisions with respect to stock splits, recombinations and stock dividends in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series B Senior Convertible Preferred Stock into common stock on the first date that each of the following are satisfied (but in no event earlier than the third anniversary of the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share, (ii) we have at the conversion date an effective shelf registration statement covering resales of the shares of common stock received upon such conversion of the Series B Senior Convertible Preferred Stock and (iii) the common stock is trading on the New York Stock Exchange or another national U.S. securities exchange.

Voting Rights.  The holders of the Series B Senior Convertible Preferred Stock will have (i) the right to vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to the holders of common stock, and (ii) any voting rights to which the holders of the shares of Series B Senior Convertible Preferred Stock are entitled under Delaware law.

Change of Control Put; Fundamental Changes.  In a Company Sale (as defined in the Certificate of Designations for the Series B Senior Convertible Preferred Stock), each holder of Series B Preferred Stock may elect to require that such holder’s shares of Series B Preferred Stock be redeemed by us for consideration payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series B Preferred Stock and (ii) the liquidation value; provided, that each holder of Series B Preferred Stock who elects to exercise its Series B change of control put will receive the same securities and the same percentage mix of consideration as received by each holder of Series A Senior Convertible Preferred Stock upon exercise of the Series A change of control put in connection with such change of control transaction. Equity securities that are listed on a national securities exchange and debt that is registered, or issued pursuant to Rule 144A under the Securities Act but which is entitled to be exchanged within three months pursuant to a customary registered exchange offer, shall be marketable securities. In the event of a change of control put, as described in this section, where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as set forth in the Certificate of Designations.

If substantially all our common stock is converted into or exchanged for stock, other securities, cash or assets in a transaction, the holder of each share of Series B Senior Convertible Preferred Stock will have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior to such transaction. Any holder of Series B Senior Convertible Preferred Stock that exercises such holder’s change of control put described in “Change of Control Put; Fundamental Changes” will not have any rights to receive property pursuant to the fundamental change described in this paragraph in respect of the shares subject to the change of control put; and any holder of Series B Senior Convertible Preferred Stock that receives such property pursuant to a fundamental change described in this paragraph will not be permitted to exercise such holder’s change of control put, with respect to such transaction with respect to the shares in respect of which such fundamental change property has been received.

Transferability.  Holders of Series B Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series B Senior Convertible Preferred Stock to an affiliate. Holders of Series B Senior Convertible Preferred Stock also may transfer their Series B Senior Convertible Preferred Stock to any other person subject to the transfer restrictions described below. The Series B Senior Convertible Preferred Stock and the shares of common stock underlying the Series B Senior Convertible Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of during the 90 days after the effective date of the Plan, other than in whole pursuant to a Company Sale.

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Deregistration.  So long as any shares of Series B Senior Convertible Preferred Stock are outstanding, we will not voluntarily take any action to apply for deregistration or suspension of the registration of the common stock of reorganized Delphi.

Preemptive Rights.  For so long as shares of Series A-1 Senior Convertible Preferred Stock with an aggregate liquidation preference of $250,000,000 or more remain outstanding, before we issue any shares of our capital stock to any person, we will be required to offer to issue to the holders of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shares of our capital stock to enable them to maintain the ratio between the number of shares of common stock issuable upon conversion of their Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock, as applicable, and the aggregate number of shares of common stock outstanding. Such preemptive offers are not required for: issuances of shares of capital stock pursuant to certain management or director incentive plans, stock or stock option compensation plans; in connection with a Company Sale, a stock dividend or distribution to holders of common stock or upon any stock split, subdivision or combination of shares of common stock; the conversion of any of the Convertible Preferred Stock; the exercise of any instrument convertible into or exchangeable for common stock; or equity securities we issue to third party sellers of stock or assets as consideration for purchase of such stock or assets.

Registration Rights.  Holders of Series B Senior Convertible Preferred Stock will be entitled to certain registration rights. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Series C Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding a total of up to 16,508,176 shares of Series C Convertible Preferred Stock. We refer to the Series C Convertible Preferred Stock as “Series C Preferred Stock.” We refer to the Series A Senior Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and Series C Preferred Stock collectively as the “Convertible Preferred Stock”. Such number of outstanding shares assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

Ranking and Liquidation.  The Series C Preferred Stock will rank junior to the Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock (the “Senior Preferred Stock”) with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. The Series C Preferred Stock will rank senior to the common stock with respect to payments of dividends and any distributions if we liquidate, dissolve or wind up. We will be permitted to issue new capital stock that is senior to or pari passu with the Series C Preferred Stock with respect to payments of dividends and distributions upon liquidation, dissolution or winding up and other rights.

While any bankruptcy event (as defined in the Certificate of Designations for the Series C Preferred Stock) is pending, (i) we will pay no dividends or other distributions on shares of common stock or other securities that do not, by their terms, rank senior to or pari passu with the Series C Preferred Stock (which we refer to as junior stock) or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Series C Preferred Stock is paid its liquidation value in full; and (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Series C Preferred Stock has first been paid in full in cash its liquidation value plus any unpaid dividends to which it is entitled.

If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series C Preferred Stock will receive, in exchange for each share, out of legally available assets of reorganized Delphi, after payment of any amount is made in respect of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock or any other shares of capital stock that is senior to the Series C Preferred Stock, a preferential amount, or liquidation value, in cash equal to the stated value of $65.00 plus the aggregate amount of all declared but unpaid dividends or distributions with respect to that share.

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Dividends.  The holder of a share of Series C Preferred Stock will not be entitled to any dividends, except that if any dividends are declared and paid on the common stock, subject to the prior payment of any dividends (including declared but unpaid dividends) on the Series A Senior Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and any other capital stock that ranks senior to the Series C Preferred Stock, each share of Series C Preferred Stock shall be entitled to receive the dividends that would have been payable on the number of shares of common stock that would have been issued with respect to such share had it been converted into common stock immediately prior to the record date for such dividend (“Dividend Participation”). At such time as we have declared and paid four consecutive quarterly cash dividends on our common stock and paid the Dividend Participation in full on the Series C Preferred Stock, the Series C Preferred Stock shall no longer be entitled to Dividend Participation.

Optional Conversion.  Each share of Series C Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price will initially be $65.00, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series C Preferred Stock. The anti-dilution provisions will contain customary provisions with respect to stock splits, recombinations and stock dividends in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences. Any unpaid dividends to which the Series C Preferred Stock is entitled will be paid upon any such conversion.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series C Preferred Stock into common stock on the first date that each of the following are satisfied (but in no event earlier than the third anniversary of the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share, (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series C Preferred Stock. The holders of the Series C Preferred Stock will agree not to take any action to delay or prevent such registration statement from becoming effective and (iii) the common stock is trading on the New York Stock Exchange or another national U.S. securities exchange.

Voting Rights.  The holders of Series C Preferred Stock will not have any voting rights, except with respect to a Company Sale, as described below, in which the consideration to be paid with respect to all common stock, including the common stock into which the Series C Preferred Stock is convertible, is not (i) equal to or greater than $65.00 per share of such common stock (with such $65.00 per share consideration to be proportionately adjusted to reflect any stock splits or stock recombinations affecting such shares of common stock) and (ii) paid in full in cash (the “Stated Consideration”) provided, that nothing shall prohibit the Series C Preferred Stock from being voted in any manner to the extent required by Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”). With respect to such a transaction, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the votes that it would otherwise have on an “as converted” basis. Upon a transfer by GM or its affiliates of the Series C Preferred Stock to someone other than GM or its affiliates in which there is no automatic conversion into common stock, as provided below under “Transferability,” the Series C Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to the holders of common stock; provided, that the foregoing voting restriction shall once again apply to such Series C Preferred Stock to the extent GM or its affiliates at any time within twelve months following such transfer beneficially own such Series C Preferred Stock.

Any Series C Preferred Stock held by GM or its affiliates that is converted into common stock, whether pursuant to this section or the section entitled “Mandatory Conversion,” will be converted into shares of common stock which, so long as such shares are held by GM or its affiliates, cannot be voted other than with respect to a Company Sale of reorganized Delphi involving a change of control of the Company in which the consideration to be paid for all common stock, including such shares of common stock held by GM or its affiliates, is not the Stated Consideration; provided, that upon the transfer by GM or its affiliates of such common stock to a transferee that is not GM or an affiliate of GM, the restriction on voting such common stock will no longer apply.

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Fundamental Changes.  If substantially all our common stock is converted into or exchanged for stock, other securities, cash or assets in a transaction, the holder of each share of Series C Preferred Stock will have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior to such transaction.

Mandatory Redemption.  So long as no bankruptcy event is pending, we will redeem up to $1 billion of outstanding Series C Preferred Stock to the extent of the proceeds received from exercise, within the six months after the effective date of the Plan, of the warrants. Any such redemption of shares of Series C Preferred Stock will be by payment in cash equal to the liquidation value plus any declared but unpaid dividends to which it is entitled.

Transferability.  Upon any direct or indirect sale, transfer, assignment, pledge or other disposition of any Series C Preferred Stock (other than a transfer to an affiliate of GM or any transfer completed at a time when there is a pending acceleration under our exit financing facility or any refinancing thereof), such transferred Series C Preferred Stock will automatically be converted into common stock of reorganized Delphi at the then applicable conversion price.

The Series C Preferred Stock and the shares of common stock underlying such Series C Preferred Stock, or any interest or participation therein, will be subject to the same 90-day transfer restriction applicable to Series B Senior Convertible Preferred Stock.

Deregistration.  So long as any shares of Series C Preferred Stock are outstanding, we will not voluntarily take any action to apply for deregistration or suspension of the registration of the common stock of reorganized Delphi.

Registration Rights.  GM will be a party to the registration rights agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Ten-Year Warrants and Seven-Year Warrants

As promptly as practicable after the effective date of the Plan, but no later than the Distribution Date, we issue a total of 2,819,901 ten-year warrants, exercisable to purchase up to 2,819,901 shares of common stock. Each ten- year warrant, when exercised, initially will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $59.61 per full share, subject to certain anti-dilution adjustments. The ten-year warrants will expire on the tenth anniversary of the date of issuance, at which time all unexercised ten-year warrants will expire.

As promptly as practicable after the effective date of the Plan, but no later than the Distribution Date, we will issue a total of 6,908,758 seven-year warrants, exercisable to purchase up to 6,908,758 shares of common stock. Each seven-year warrant, when exercised, initially will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $71.93 per share, subject to certain anti-dilution adjustments. The seven-year warrants will expire on the seventh anniversary of the date of issuance, at which time all unexercised seven-year warrants will expire.

Certain Limitations on Changes in Control

The obligations of the Investors to fund their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $975 million additional equity investments, are subject to our having adopted an amended and restated certificate of incorporation and amended and restated bylaws that are consistent with the EPCA and the Plan and are otherwise reasonably satisfactory to ADAH to the extent that the material terms of the amended and restated certificate of incorporation or bylaws would have a material impact on the Investors’ proposed investment in reorganized Delphi.

The forms of our amended and restated certificate of incorporation and amended and restated bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part. We have summarized below certain provisions of the DGCL, our amended and restated certificate of incorporation and our amended bylaws that may have an anti-takeover effect.

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Section 203 of the Delaware General Corporation Law

We are a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time such stockholder became an interested stockholder unless, as described below, certain conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in Section 203 of the DGCL do not apply if:

•	prior to the time the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by our Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203 of the DGCL, a “business combination” includes:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

•	certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

•	certain transactions in which the interested stockholder receives financial benefits provided by the corporation.

Under Section 203 of the DGCL, an “interested stockholder” generally is

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•	any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

•	the affiliates or associates of any such person.

Section 203 of the DGCL does not apply to the equity commitments by the Investors or the transactions contemplated by the EPCA or the Plan, as these transactions, as required by the EPCA, were approved by a majority of our current Board of Directors who are unaffiliated with the Investors.

Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws for reorganized Delphi will contain provisions that may have an anti-takeover effect, including:

•	requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual or special meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our Board of Directors;

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•	providing for a classified Board of Directors; however, after the later of such time as the holders of Series A-1 Senior Convertible Preferred Stock are no longer entitled to Board rights and the Company’s 2011 annual meeting (such date, the “Classified Board Expiration Date”), there will no longer be a classified Board of Directors;

•	providing that prior to the Classified Board Expiration Date that the number of directors shall be as set forth in the amended and restated certificate of incorporation and shall be no less than three. After the Classified Board Expiration Date, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the directors;

•	providing that prior to the Classified Board Expiration Date (and subject to the rights of any class or series of Preferred Stock to elect and remove directors), directors are to be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all our outstanding shares generally entitled to vote on the election of directors (the “Voting Stock”) and after the Classified Board Expiration Dates, removal without cause would also be permitted by the affirmative vote of the holders of at least a majority of the Voting Stock;

•	providing that at any time the holders of Series A-1 Senior Convertible Preferred Stock are entitled to the Series A board rights described in “Board of Directors — Board of Directors Structure,” any vacancy in the position of a common director or the directors who are the executive chairman and chief executive officer may be filled only by the affirmative vote of a majority of the remaining directors (with the Series A directors not voting) and not by the stockholders;

•	permitting our Board of Directors to specify, from time to time, certain categories of matters which will require prior approval of our Board of Directors or a committee thereof, and further permitting our Board of Directors to specify particular matters which require approval of up to 80% of our Board of Directors;

•	providing that stockholders would be prohibited from taking action by written consent during the first two years after the effectiveness of the Plan; however thereafter, action by written consent would be permitted;

•	providing that during the first two years after the effectiveness of the Plan record holders of 15% of the Voting Stock would be entitled to call a special meeting of stockholders; however, thereafter record holders of 10% of the Voting Stock would be entitled to call such a meeting and special meetings of the stockholders may be called at all times by a majority of our Board of Directors; and

•	requiring a supermajority stockholder vote of (a) 75% of the Voting Stock during the first two years after the effectiveness of the Plan and (b) 66 2/3% of the Voting Stock thereafter, to amend certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, including provisions relating to action by written consent of stockholders, ability of stockholders to call a special meeting, at such time as the Series A-1 Senior Convertible Preferred Stock holders are entitled to Series A board rights, our Board of Directors (e.g., election and removal of directors) and officers.

Stockholder Rights Plan

We currently have a stockholder rights plan. In accordance with the EPCA, however, this rights plan will be terminated effective as of the effective date of the Plan. Our amended and restated certificate of incorporation will allow the Board of Directors of reorganized Delphi to issue new series of preferred stock without the consent of our stockholders, and it will be legally possible after the effective date of the Plan to designate such preferred stock in connection with adopting a new stockholder rights plan.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF PROPOSED EXIT FINANCING

As a condition of our emergence from bankruptcy and the effectiveness of the Plan, we must obtain approximately $6.1 billion of exit financing. We are currently seeking commitments from lenders for exit financing on the terms described below. However, the U.S. and global credit markets currently are challenging. In particular, the market for leveraged loans is marked by substantial uncertainty and a significant decline in capacity. As of the date of this prospectus, we do not have sufficient firm commitments from lenders to complete our exit financing. There are no assurances that we will be able to obtain exit financing on the terms described below, or at all. If we are unable to obtain exit financing, then the Plan will not become effective. If the Plan does not become effective, we will not issue any shares of common stock of reorganized Delphi in the rights offerings, and we will refund to you the total amount of the exercise price, if any, paid by you upon exercise of your rights, without interest. If we obtain exit financing on terms different from those described below, then the modified terms of the exit financing may have an adverse impact on reorganized Delphi and the value of your investment in reorganized Delphi.

Proposed Exit Financing

We are seeking to enter into an exit financing facility with certain lenders as of the effective date of the Plan. We are seeking commitments for an exit financing facility consisting of:

•	$1.6 billion in an asset-backed revolving credit facility;

•	$3.7 billion in a first-lien term loan facility; and

•	$825 million in a second-lien term loan facility.

An affiliate of GM has agreed to finance up to $2.0 billion (on a first loss basis) of the first-lien term loan facility. In addition, an affiliate of GM has agreed to finance all of the $825 million second-lien term loan facility, if necessary, to the extent that we do not receive commitments from other lenders sufficient to ensure that the net proceeds of our exit financing, the net proceeds of the rights offerings and the net proceeds of the sale of securities of reorganized Delphi to the Investors are sufficient to fund fully the transactions contemplated by the EPCA.

We plan to use our exit financing proceeds to make payments and distributions on the effective date of the Plan, including repayment of our senior secured debtor-in-possession financing, and to support our post-reorganization operations. See “Use of Proceeds.”

The exit financing is expected to bear interest at the London Interbank Borrowing Rate (“LIBOR”), with a floor of 3.25%, plus a margin. As of March 7, 2008, LIBOR was approximately 3.0%, and accordingly we estimate that we will be required to use the LIBOR floor of 3.25%. We estimate our weighted average interest rate on our estimated exit financing post emergence to be approximately 10.2% (based on current LIBOR rates and excluding OID and fair value adjustment amortization) and our total outstanding indebtedness to be approximately $5.3 billion (face value, including foreign debt). A 1/8% increase or decrease in our expected weighted average interest rate, including from an increase in LIBOR (excluding the impact of the LIBOR floor), would increase or decrease interest expense on our exit financing by approximately $6 million annually. For a discussion of the impact of OID and fair value adjustment amortization on interest expense, see footnote (b) to our Unaudited Pro Forma Condensed Consolidated Statement of Operations.

A more detailed description of certain of the terms of the exit financing facilities that we are seeking is set forth below. However, there can be no assurances that we will obtain exit financing in the amounts or otherwise on the terms set forth herein or at all.

Asset-Based Revolving Credit Facility

Reorganized Delphi will be the borrower under the revolving credit facility (the “ABL Revolver”). The ABL Revolver will have a term of six years. Availability under the ABL Revolver will be subject to a borrowing base.

The ABL Revolver will require compliance with a fixed charge coverage ratio of 1:01 to 1:00 if excess availability is less than $500 million. In addition, the ABL Revolver will contain customary restrictive covenants, including, but not limited to, restrictions on the ability of reorganized Delphi and its subsidiaries to incur additional

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indebtedness, create liens, make investments or specified payments, give guarantees, pay dividends, make capital expenditures and merge or acquire or sell assets with usual and customary exceptions to such limitations.

The ABL Revolver also will contain certain customary events of default, including, without limitation, payment defaults, cross-defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, certain customary ERISA events, judgment defaults, and failure of any guaranty or security document supporting the facility to be in full force and effect.

The ABL Revolver will be guaranteed by substantially all of the material reorganized U.S. subsidiaries of Delphi (together with reorganized Delphi, the “U.S. Loan Parties”), and, subject to certain exceptions, will be secured by a perfected first priority security interest in, and lien on all cash, accounts receivable, inventories, machinery and equipment, material owned real estate and related rights of the U.S. Loan Parties. Subject to certain exceptions the obligations under this facility will also be secured by a perfected third priority security interest in, and lien on all other tangible and intangible assets of the U.S. Loan Parties (such other assets, the “U.S. Term Loan Priority Collateral”).

First-Lien Term Loan Facility

Reorganized Delphi will be the primary borrower under the first-lien term loan facility, although up to the Euro-equivalent of $750 million of the first-lien term loan facility may be made available, in euros, to Delphi Holdings Luxembourg, an indirect wholly-owned subsidiary of Delphi and holding company of substantially all of Delphi’s European operating subsidiaries (the “European Borrower”).

The first-lien term loan facility will have a term of seven years, although it will be subject to amortization at a rate of 1% per annum and, subject to various exceptions, will require mandatory prepayments with asset sale proceeds, debt proceeds and excess cash flow in each case, subject to permitted reinvestment rights. Prepayments of the first-lien term loan facility may give rise to prepayment premiums during the first and second years following the emergence.

The first-lien term loan facility will have Maximum Total Leverage and Minimum Interest Coverage covenants tested quarterly, at levels to be determined. In addition, the first-lien term loan facility will contain customary restrictive covenants, including, but not limited to, restrictions on the ability of reorganized Delphi and its subsidiaries to incur additional indebtedness, create liens, make investments or specified payments, give guarantees, pay dividends, make capital expenditures and merge or acquire or sell assets with usual and customary exceptions to such limitations.

The first-lien term loan facility also will contain certain customary events of default, including, without limitation, payment defaults, cross-defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, certain customary ERISA events, judgment defaults, and failure of any guaranty or security document supporting the facility to be in full force and effect.

The obligations of reorganized Delphi in respect of the first-lien term loan facility shall be guaranteed by the other U.S. Loan Parties, and the respective obligations of the U.S. Loan Parties shall be secured by a perfected first priority security interest in, and a lien on, all U.S. Term Loan Priority Collateral. Additionally, the obligations under this facility will be secured by a perfected second priority security interest in, and a lien on, all ABL facility first priority collateral.

In the event reorganized Delphi pursues a European tranche, the obligations of the European Borrower in respect of the Euro portion of the first-lien term loan facility are anticipated to be guaranteed by the U.S. Loan Parties and certain foreign subsidiaries of reorganized Delphi, and are anticipated to be secured by a first priority lien on (i) the U.S. Term Loan Priority Collateral, (ii) the stock of the foreign subsidiary guarantors, the European Borrower and certain other foreign subsidiaries, and (iii) substantially all the other assets of certain of the foreign subsidiary guarantors.

Second-Lien Term Loan Facility

Reorganized Delphi will be the borrower under the second-lien term loan facility.

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The second-lien term loan facility will have a term of eight years, although it will require, subject to various exceptions, mandatory prepayments with asset sale proceeds, debt proceeds and excess cash flow in each case, subject to permitted reinvestment rights. Prepayments of the second-lien term loan facility may give rise to prepayment premiums.

The second-lien term loan facility will have Maximum Total Leverage and Minimum Interest Coverage covenants tested quarterly, at levels to be determined. In addition, the second-lien term loan facility will contain covenants similar to those for the first-lien credit facilities, but shall provide for greater flexibility and cushion off the ABL Revolver and the first-lien term facility.

It is currently anticipated that the second-lien term loan facility will contain covenants similar to those for the first-lien credit facilities, with a few notable exceptions — namely that rather than a cross-default, there will be a cross-payment default and a cross-acceleration to material indebtedness. Generally, we anticipate that events of default for the second-lien term facility will provide for higher thresholds and longer grace periods that the ones ultimately set forth for the first-lien credit facilities.

The obligations of reorganized Delphi in respect of the second-lien term loan facility will be guaranteed by the other U.S. Loan Parties, and the respective obligations of each U.S. Loan Party under the second-lien term loan facility shall be secured by a perfected second priority security interest in, and a lien on, all U.S. Term Loan Priority Collateral. Further, the facility will be secured by a perfected third priority security interest in, and a lien on, all ABL facility first priority collateral.

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SHARES ELIGIBLE FOR FUTURE SALE

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until it was delisted by New York Stock Exchange effective October 11, 2005. Since that time, our common stock has been quoted on the Pink Sheets under the symbol “DPHIQ.”

Future sales of substantial amounts of our common stock in the market could adversely affect market prices prevailing from time to time and our ability to raise equity capital in the future. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued upon the exercise of warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

On or as promptly as practicable after the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 160,124,155 shares of common stock of reorganized Delphi outstanding, assuming (i) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock of reorganized Delphi initially on a one for one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (ii) no exercise of par rights and exercise in full of discount rights (or the Investors’ backstop commitment of the discount rights offering) and (iii) exercise in full of the warrants and the other Delphi warrants at the initial exercise price. References to the number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, allowed accrued post-petition interest. Of these shares:

•	461,552 shares of common stock issued to the holders of our common stock on the record date pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan;

•	2,819,901 shares of common stock underlying the ten-year warrants issued to the holders of our common stock on the record date pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any such securities purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan;

•	6,908,758 shares of common stock underlying the seven-year warrants issued to the holders of our common stock on the record date pursuant to section 1145(b) of chapter 11 of the Bankruptcy Code will be freely

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transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan;

•	up to 16,508,176 shares of common stock into which the Series C Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be issued to GM pursuant to section 1145 of chapter 11 of the Bankruptcy Code and will be freely transferable without restriction under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan (such number of shares assumes that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution from such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to the shares of common stock issuable upon conversion of the Series C Preferred Stock;

•	15,384,616 shares of common stock underlying the six-month warrants issued to the holders of our common stock on the record date will be issued pursuant to the registration statement of which this prospectus forms a part and will be freely transferable without restriction or registration under the Securities Act, except for any such securities purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the consummation of this offering;

•	18,872,979 shares of common stock into which the Senior Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be held by the Investors and will be “restricted securities” as defined in Rule 144 under the Securities Act and may be sold in the public market only if registered or pursuant to an exemption from registration under Rule 144 under the Securities Act or otherwise; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to the Series A-2 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock;

•	up to 17,237,418 shares of common stock issued to creditors in respect of their Trade and Other Unsecured Claims pursuant to section 1145(b) of chapter 11 of the Bankruptcy Code and will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145 of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan (this figure assumes that Trade and Other Unsecured Claims total approximately $1.31 billion (including estimated cure amounts but excluding all allowed accrued post-petition interest), the maximum amount permitted under the EPCA. In addition, if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to our creditors in partial satisfaction of those trade and unsecured claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi pursuant to the Plan;

•	31,349,736 shares of common stock issued in respect of claims arising under or as a result of Delphi’s senior notes pursuant to section 1145(b) of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one or our “affiliates,”

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as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that term is defined in section 1145 of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi pursuant to the Plan;

•	4,996,231 shares of common stock issued in respect of claims arising under or as a result of Delphi’s subordinated notes pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one or our “affiliates,” as that term is defined in Rule 144 under the Securities Act or by an “underwriter” as that terms is defined in section 1145(b) of chapter 11 of the Bankruptcy Code, as of the effective date of the Plan; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi pursuant to the Plan;

•	a total of 34,184,148 shares of common stock (giving effect to expected sales to additional investors) held by ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment in the discount rights offering, consisting of a total of 10.7%, 3.7%, 1.2%, 1.2%, 2.6% and 6.0% shares, respectively, or assuming rights holders (other than the Investors and their affiliates) exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment in the discount rights offering, a total of 54,742,659 shares of common stock (giving effect to expected sales to additional investors) consisting of a total of 16,829,014, 10,150,735, 2,013,967, 2,018,653, 10,894,441 and 12,835,849 shares, respectively; in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors and their affiliates in their capacity as stockholders and creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights, (iii) no exercise of Warrants, (iv) 17,237,418 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of approximately $1.31 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights that the Investors have with respect to their shares of capital stock of reorganized Delphi;

•	41,026,309 shares of common stock (if all of the discount rights are exercised in the discount rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part; and

•	21,680,996 shares of common stock (if all of the par rights are exercised in the par rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part (if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to our creditors, in partial satisfaction of trade and unsecured claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issued to GM under the Plan).

In addition, under the Delphi Corporation 2007 Long-Term Incentive Plan, we will have available for issuance to our employees a number of shares of common stock of reorganized Delphi equal to 8% of the number of the fully diluted shares of common stock of reorganized Delphi to be outstanding immediately following consummation of the Plan and the transactions contemplated thereby. Prior to or as soon as practicable after effectiveness of the Plan, we intend to file a registration statement on Form S-8 under the Securities Act covering the shares of our common stock issued or reserved for issuance under the Delphi Corporation 2007 Long-Term Incentive Plan. Accordingly,

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shares of our common stock registered under such registration statement will be available for sale in the open market, subject to applicable vesting restrictions.

Rule 144

In general, under Rule 144 under the Securities Act, a person, or persons whose shares are aggregated, who is not (and has not been for at least three months prior to the date of sale) our affiliate and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to resell their restricted shares without limitation, subject to the availability of current public information about us if such shares have been held for longer than six months and less than one year. Under Rule 144, a person that is our affiliate, and has held its restricted shares for at least six months, is entitled to resell, within any three-month period, a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock or the average weekly trading volume of our common stock calculated in accordance with Rule 144, subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 under the Securities Act since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Registration Rights

On the effective date of the Plan, we will enter into a registration rights agreement with GM and the Investors pursuant to which we will grant certain registration rights with respect to the Series A-2 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock, any shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock or the Series C Preferred Stock, any other shares of common stock held by any Investor (including shares acquired in the rights offerings or upon the exercise of preemptive rights), and any additional securities issued or distributed by way of a dividend or other distribution in respect of any such securities.

In addition, all holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi (each a “10% Holder”) will be granted, in the aggregate, one demand registration right, provided that (i) in no event will reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right will not, in any way, conflict with the registration rights of GM or the Investors and (iii) 10% Holders will not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.

For a description of some of the provisions of this registration rights agreement, see “Certain Relationships and Related Transactions — Registration Rights Agreement.” Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates.

Stock Options

On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) will be canceled pursuant to the Plan. The Board of Directors of reorganized Delphi may consider from time to time after the effective date of the Plan adopting a new stock option plan or similar plans or issuing stock options or other equity securities after the effective date of the Plan.

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PLAN OF DISTRIBUTION

After, and subject to, effectiveness of the Plan and our emergence from bankruptcy, we are distributing to holders of our common stock, at no charge, transferable warrants to purchase up to a total of 15,384,616 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one warrant for each 37 shares of our common stock owned of record at 5:00 p.m., New York City time, on February 11, 2008. Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi at a price of $65.00 per share, subject to anti-dilution adjustments which we believe are customary for a security and transaction of this type. We will distribute the warrants as soon as practicable after, and subject to, effectiveness of the Plan and our emergence from bankruptcy, but no later than the Distribution Date, and we will distribute the shares of common stock purchased upon exercise of warrants as promptly as practicable following the warrant exercise.

We will receive gross proceeds of $1.0 billion from the exercise of the warrants (assuming that all warrants are exercised), before deducting fees and expenses related to the offering of the warrants and the warrant shares. We will use the net proceeds generated from the exercise of the warrants in the following order: (1) first, to redeem any shares of Series C Convertible Preferred Stock issued to GM pursuant to the Plan, (2) second, to the extent that any net proceeds remain, to redeem second-lien notes issued to GM pursuant to the Plan, and (3) third, to the extent that any net proceeds remain, for general corporate purposes. See “Use of Proceeds.”

We are offering the warrants and the shares of common stock underlying the warrants directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of warrants in this offering and, except for the commitment fee being paid to the Investors, no commissions, fees or discounts will be paid in connection with the offering of the warrants. Computershare Trust Company, N.A. is acting as warrant agent. Although certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

We will not issue fractional shares or cash in lieu of fractional shares. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of fractional warrants issued under the Plan, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi upon the exercise of fractional warrants issued under the Plan, you will need to hold at least one full warrant to purchase one share of common stock of reorganized Delphi upon the exercise of warrants. Fractional warrants will be treated as described above under “Description of Warrants — Fractional Warrants.”

We will pay all customary fees and expenses of the warrant agent related to the offering of warrants. We also have agreed to indemnify the warrant agent from liabilities that it may incur in connection with this offering.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material United States federal income tax considerations to holders of common shares in Delphi (“Old Common Shares”) that are U.S. Holders (as defined below) relating to the receipt, exercise, disposition and expiration of warrants received by such holders in the offering of warrants, and the ownership and disposition of newly-issued common shares received as a result of the exercise of warrants (“Additional New Common Shares”). This summary addresses only those holders that hold Old Common Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The following summary does not purport to be a complete analysis of all of the potential United States federal income tax considerations that may be relevant to particular holders of warrants or Additional New Common Shares in light of their particular circumstances nor does it deal with persons that are subject to special tax rules, such as brokers, dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities or qualified retirement plans, holders of more than 5% of a class of our stock by vote or value (whether such stock is actually or constructively owned), regulated investment companies, common trust funds, holders subject to the alternative minimum tax, persons holding warrants or Additional New Common Shares as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, holders that have a “functional currency” other than the United States dollar, and U.S. expatriates. In addition, the discussion below does not address persons who hold an interest in a partnership or other entity that holds warrants or Additional New Common Shares, or tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or other United States federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax. Furthermore, the discussion below does not address the United States federal income tax consequences to holders that own Eligible Claims and/or Old Common Shares in more than one class and does not address the United States federal income tax consequences to a holder that is not a U.S. Holder (as defined below).

The following is based on the Code, the Treasury regulations promulgated thereunder and administrative rulings and court decisions, in each case as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect.

As used herein, the term “U.S. Holder” means a beneficial holder of warrants or Additional New Common Shares that is (1) a citizen or individual resident of the United States, (2) a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or (ii) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person.

The tax treatment of a partner in a partnership, or other entity treated as a partnership for United States federal income tax purposes, may depend on both the partnership’s and the partner’s status. Partnerships that are beneficial owners of warrants or Additional New Common Shares, and partners in such partnerships, are urged to consult their own tax advisors regarding the United States federal, state, local and non-United States tax consequences to them of the receipt, exercise, disposition and expiration of warrants and the ownership and disposition of Additional New Common Shares.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.

Receipt of Warrants by Holders of Old Common Shares

A holder of Old Common Shares that receives newly issued common stock pursuant to the Plan generally will not recognize income, gain, deduction, or loss on the receipt of newly issued common stock, par rights and warrants, other than any gain or loss recognized on the receipt of cash instead of fractional warrants, as discussed below. A holder’s adjusted tax basis in its Old Common Shares should be allocated among the newly issued common stock, par rights and warrants (including any fractional warrants deemed received and redeemed as described below) based

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upon the relative fair market values thereof. The holding period for the warrants (including any fractional warrants deemed received and redeemed as described below) will include the holder’s holding period for the Old Common Shares.

Any cash received by a holder of Old Common Shares instead of fractional warrants will be treated as though the fractional warrant were received by such holder and then immediately redeemed for cash, and a holder should generally recognize capital gain or loss on the receipt of the cash in an amount equal to the difference between the amount of cash received and the tax basis of the fractional warrant. Such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional warrants exchanged for cash exceeds one year at the time the cash is distributed. Capital gains of non-corporate holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations.

A holder of Old Common Shares that does not receive newly issued common stock pursuant to the Plan (for example, due to the fact that payments of fractions of shares of common stock will not be made to holders of Old Common Shares) will recognize capital gain or loss (subject to the wash sale rules discussed below) on the receipt of warrants or cash instead of fractional warrants, if any, in an amount equal to the difference between the fair market value of the warrants and the amount of cash instead of fractional warrants, if any, received and the holder’s adjusted tax basis in the Old Common Shares exchanged for such warrants or cash. Such capital gain or loss will be long-term capital gain or loss if the holding period for the Old Common Shares exchanged for the warrants or cash instead of fractional warrants, if any, exceeds one year at the time the warrants and cash are distributed. Capital gains of non-corporate holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations. The holder’s tax basis in the warrants, if any, will be equal to the fair market value of the warrants at the time the warrants are received. The holding period for the warrants, if any, will commence on the day after the date of receipt.

To the extent a loss would otherwise be recognizable on the exchange, such loss may be deferred under the “wash sale” rules of the Code. The wash sale rules provide for the disallowance of a loss on the sale or other disposition of shares of stock or securities where it appears that, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquired, or has entered into a contract or option to acquire, “substantially identical” stock or securities. If the Old Common Shares and the common stock receivable upon exercise of the warrants are considered substantially identical and the exchange of Old Common Shares for warrants results in a loss to the holder, such loss may be disallowed and added to the tax basis of the warrants received. The extent to which such loss would be disallowed is unclear. Holders of Old Common Shares are urged to consult their own tax advisors regarding how the “wash sale” rules apply to them in light of their particular circumstances.

Exercise of Warrants

A holder will not recognize gain or loss on the exercise of a warrant. The holder’s tax basis in Additional New Common Shares received as a result of the exercise of the warrant will equal the sum of the exercise price paid for the Additional New Common Shares and the holder’s tax basis in the warrant determined as described under “— Receipt of Warrants by Holders of Old Common Shares” above. The holding period for the Additional New Common Shares received as a result of the exercise of the warrant will begin on the exercise date.

A holder of Old Common Shares that exercises warrants should be aware that, to the extent the wash sale rules did not apply to an exchange of Old Common Shares for warrants as described under “— Receipt of Warrants by Holders of Old Common Shares” above, the exercise of such warrants could result in any loss that might otherwise be recognized by such holder upon receipt of warrants or with respect to a holder’s Old Common Shares being disallowed under the wash sale rules if such exercise occurs within 30 days of the receipt of the warrants. If the wash sale rules apply to a holder’s loss upon receipt of warrants or with respect to its Old Common Shares, the holder’s tax basis in any Additional New Common Shares received as a result of the exercise of the warrants would be increased to reflect the amount of the disallowed loss. Holders of Old Common Shares are urged to consult their own tax advisors regarding how the wash sale rules apply to them in light of their particular circumstances.

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Sale, Exchange or Other Taxable Disposition of Warrants

If a holder sells, exchanges or otherwise disposes of warrants in a taxable disposition, the holder generally will recognize capital gain or loss equal to the difference, if any, between the amount realized for the warrants and the holder’s tax basis in the warrants. Capital gain of non-corporate holders derived with respect to a sale, exchange or other disposition of warrants in which the holder has a holding period exceeding one year (determined as described under “— Receipt of Warrants by Holders of Old Common Shares” above) may be eligible for reduced rates of taxation. The deductibility of capital loss is subject to limitations under the Code. Holders are urged to consult their tax advisors regarding such limitations.

Expiration of Warrants

A holder that allows a warrant to expire generally should recognize capital loss equal to the holder’s tax basis in the warrant, which will be treated as long-term or short-term capital loss depending upon whether such holder’s holding period in the warrants exceeds one year as of the date of the expiration. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations.

Dividends on Additional New Common Shares

The gross amount of any distribution of cash or property (other than in liquidation) made to a holder with respect to Additional New Common Shares generally will be includible in gross income by a holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Delphi as determined under United States federal income tax principles. A distribution which is treated as a dividend for United States federal income tax purposes may qualify for the 70% dividends-received deduction if such amount is distributed to a holder that is a corporation and certain holding period and taxable income requirements are satisfied. Any dividend received by a holder that is a corporation may be subject to the “extraordinary dividend” provisions of the Code. Dividends received by non-corporate holders in taxable years beginning before January 1, 2011 may qualify for a maximum 15% rate of taxation if certain holding period and other requirements are met.

A distribution in excess of Delphi’s current and accumulated earnings and profits will first be treated as a return of capital to the extent of the holder’s adjusted tax basis in its Additional New Common Shares and will be applied against and reduce such basis dollar-for-dollar (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent taxable disposition of the Additional New Common Shares). To the extent that such distribution exceeds the holder’s adjusted tax basis in its Additional New Common Shares, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such holder’s holding period in its Additional New Common Shares exceeds one year as of the date of the distribution.

Sale, Exchange or Other Taxable Disposition of Additional New Common Shares

For United States federal income tax purposes, a holder generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of any of its Additional New Common Shares in an amount equal to the difference between the amount realized for the Additional New Common Shares and the holder’s adjusted tax basis in the Additional New Common Shares. Capital gain of non-corporate holders derived with respect to a sale, exchange or other disposition of Additional New Common Shares held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code. Holders are urged to consult their own tax advisors regarding such limitations.

Information Reporting and Backup Withholding Tax

Certain payments are generally subject to information reporting by the payor to the IRS. Moreover, a holder may be subject to backup withholding tax on payments of dividends and proceeds received on a sale, exchange or other taxable disposition if certain information reporting requirements are not met. Backup withholding tax is not an additional tax. A holder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such holder’s United States federal income tax liability and, if backup withholding tax results in an overpayment of tax, such holder may be entitled to a refund, provided that the requisite information is correctly furnished to the IRS in a timely manner.

113

Each taxpayer should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE RECEIPT, EXERCISE, DISPOSITION AND EXPIRATION OF THE WARRANTS AND THE OWNERSHIP AND DISPOSITION OF ADDITIONAL NEW COMMON SHARES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF ITS PARTICULAR SITUATION.

LEGAL MATTERS

Certain legal matters relating to the warrants and the common stock offered hereby will be passed upon for Delphi Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Delphi Corporation at December 31, 2007 and 2006, and for the two years in the period ending December 31, 2007 appearing in Delphi Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and related financial statement schedule for the years ended December 31, 2005, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the company’s reorganization under Chapter 11 and going concern assumptions), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Registration Fee	$152,392
FINRA Fee	75,500
Printing and engraving expenses	1,988,550
Legal fees and expenses (including Investors’ legal fees and expenses)	4,500,000
Warrant Agent fees and expenses	300,000
Accounting fees and expenses	500,000
Rights Agent and Information Agent fees and expenses	1,575,000
Miscellaneous	224,500

Total	$9,315,942

Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant’s Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

As required by the Registrant’s bylaws, the Registrant has agreed to advance funds, to the fullest extent permitted and in the manner required by the laws of the State of Delaware, on behalf of certain present and former officers and directors of the Registrant for attorneys’ fees and other expenses they incur in connection with the previously disclosed ongoing investigation by the SEC and the Department of Justice into certain accounting matters. The Registrant has also agreed to advance funds to certain former and current employees in the same manner and to the same extent. With respect to former employees and directors, including former officers, the Registrant’s authority to advance such fees and expenses is further subject to conditions stipulated by the Bankruptcy Court, as set forth in certain orders, including in each instance receipt of approval of the Compensation Committee of the Registrant’s Board of Directors, which may be granted only if advances are not available from other sources. Pursuant to the Bankruptcy Court’s orders, total amounts advanced on behalf of all former directors and employees are capped at $5 million, without prejudice to the rights of the former employees, directors, the Registrant or any other parties-in-interest to seek or approve additional advancements if and when this aggregate amount has been expended. The Compensation Committee of the Registrant’s Board of Directors has determined to not authorize advancement of funds for certain former officers and employees, including those who resigned after the Audit Committee expressed concerns regarding the role such former officers and employees played in structuring or supervising others with respect to the transactions that were subject of our restatement.

The Registrant’s obligation to advance funds to officers, and to voluntarily advance funds to other employees, is subject to the requirement in the Registrant’s bylaws that these individuals agree to reimburse the Registrant for any expenses advanced in the event such person is ultimately determined to have not acted in good faith and in the best interests of the Registrant.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities.

Since March 11, 2005, the Registrant has not sold any securities without registration under the Securities Act.

On or as soon as practicable after the effective date of the Plan, the Registrant will issue the following securities in transactions exempt from registration under the Securities Act pursuant to section 1145 of title 11 of the United States Code. As outlined in the Plan:

•	461,552 shares of common stock of reorganized Delphi to the holders of the Registrant’s outstanding common stock as of the record date for Plan distribution purposes; such shares of common stock will be exchanged in partial satisfaction of every Class G-1 Claim held against the Registrant;

•	to the holders of the Registrant’s outstanding common stock as of the record date for Plan distribution purposes, Seven-Year Warrants and Ten-Year Warrants exercisable to purchase up to a total of 9,728,659 shares of common stock of reorganized Delphi; such Warrants will be exchanged in partial satisfaction of every Class G-1 Claim held against the Registrant;

•	17,237,418 shares of common stock of reorganized Delphi to the holders of trade and other unsecured claims and unsecured funded debt claims (this figure assumes that the amount of Trade and Other Unsecured Claims do not exceed approximately $1.31 billion; such number of shares is subject to upward or downward adjustment depending on the value of those claims;

•	31,349,736 shares of common stock of reorganized Delphi to the holders of claims arising under or as a result of Delphi’s senior notes;

•	4,996,231 shares of common stock of reorganized Delphi to the holders of claims arising under or as a result of Delphi’s subordinated notes; and

•	up to 16,508,176 shares of Series C Convertible Preferred Stock to GM; such number of shares is subject to downward adjustment to the extent that GM receives any distribution of cash proceeds from the exercise of par rights in the par rights offering.

On the effective date of the Plan, pursuant to the EPCA, the Registrant will issue the following securities in transactions exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act:

•	4,558,479 shares of common stock to be allocated among the Investors;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock to certain of the Investors;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock to certain of the Investors.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description

2.1		Equity Purchase and Commitment Agreement dated August 3, 2007 by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman, Sachs & Co., and Pardus DPH Holding LLC, incorporated by reference to Exhibit 10(d) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K/A dated December 12, 2007.
2.2		Confirmed Joint Plan of Reorganization of Delphi Corporation and Certain Affiliates, Debtors and Debtors-in-Possession, incorporated by reference to Exhibit 99(e) to Delphi’s Report on Form 8-K filed January 30, 2008.
3.1		Amended and Restated Certificate of Incorporation of Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
3.2		Certificate of Ownership and Merger, dated March 13, 2002, merging Delphi Corporation into Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
3	.3†	Form of Amended and Restated Certificate of Incorporation of Delphi Corporation.
3	.4†	Form of Certificate of Designations of 7.5% Series A-1 Senior Convertible Preferred Stock, 7.5% Series A-2 Senior Convertible Preferred Stock and 3.25% Series B Senior Convertible Preferred Stock.
3	.5†	Form of Certificate of Designations of Series C Convertible Preferred Stock.
3.6		Amended and Restated Bylaws of Delphi Corporation, incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed October 14, 2005.
3	.7†	Form of Amended and Restated Bylaws of Delphi Corporation.
4.1		Specimen certificate for shares of common stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
4.2		Rights Agreement relating to Delphi’s Stockholder Rights Plan, incorporated by reference to Exhibit(4)(a) to Delphi’s Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K dated May 11, 2005, as amended by the Second Amendment thereto, which is incorporated by reference to Exhibit 99(d) to the Registrant’s Report on Form 8-K dated January 18, 2007, as amended by the Third Amendment thereto, dated August 2, 2007, which is incorporated by reference to Delphi’s Report on Form 10-Q, dated June 30, 2007, as amended by the Fourth Amendment thereto, dated December 10, 2007, which is incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K dated December 10, 2007.
4.3		Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4(b) to Delphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001.
4.4		Form of First Supplemental Indenture to Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-101478).
4.5		Terms of Delphi Corporation’s 6 1/2% Notes due 2009 and 7 1/8% Debentures due 2029, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on May 3, 1999.
4.6		Terms of Delphi Corporation’s 6.55% Notes due 2006, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on June 4, 2001.
4.7		Terms of Delphi Corporation’s 6.50% Notes due 2013, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on July 25, 2003.

Exhibit
Number		Description

4.8		Subordinated Indenture between Delphi Corporation and Bank One Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on November 24, 2003.
4.9		Terms of Delphi Corporation’s 8 1/4% Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on October 23, 2003.
4.10		Terms of Delphi Corporation’s Adjustable Rate Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.3 to the Registrant’s Report on Form 8-K filed on November 24, 2003. Instruments defining the rights of holders of debt of the Registrant have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request.
4	.11†	Form of Registration Rights Agreement among Delphi Corporation and the Investors named therein.
4	.12†	Form of Stockholders Agreement among Delphi Corporation and the Investors named therein.
4	.13†	Form of Warrant Agreement for Six-Month, Seven-Year and Ten-Year Warrants.
5	.1†	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1		Master Separation Agreement among General Motors Corporation, Delphi Corporation, Delphi Corporation LLC, Delphi Technologies, Inc. and Delphi Corporation (Holding), Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.2		Component Supply Agreement between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.3		U.S. Employee Matters Agreement between Delphi Corporation and General Motors, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.4		Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.5		Amended and Restated Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.6		Initial Public Offering and Distribution Agreement dated February 1, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.
10.7		Description of Delphi Corporation’s Non-Employee Directors Charitable Gift Giving Plan, incorporated by reference to Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000.
10.8		Delphi Corporation Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-3 (File No. 333-67333).
10.9		Delphi Corporation Amended and Restated Deferred Compensation Plan for Non-Employee Directors, incorporated by reference to Exhibit 10(j) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.
10.10		Agreement, dated December 22, 1999 between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10(q) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.11		Form of Change in Control Agreement between Delphi and its officers, incorporated by reference to Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
10.12		Supplemental Executive Retirement Program, incorporated by reference to Exhibit 4(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.
10.13		Stock Option Plan for Non-Executives, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

Exhibit
Number	Description

10.14	Delphi Corporation Long-Term Incentive Plan, incorporated by reference to Exhibit 4(d) to the Registrant’s Registration Statement on Form S-8 4 (File No. 333-116729).
10.15	Delphi Corporation Annual Incentive Plan, incorporated by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004.
10.16	2005 Executive Retirement Incentive Program Agreement dated May 13, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on May 18, 2005.
10.17	Special Separation Agreement & Release dated May 13, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on May 18, 2005.
10.18	Offer letter outlining Mr. Robert S. Miller salary and benefits dated June 22, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on June 23, 2005.
10.19	Form of Employment Agreement for Officers of Delphi Corporation, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on October 7, 2005.
10.20	Employment Agreement with an Executive Officer dated October 5, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on October 14, 2005.
10.21	Order Under 11 U.S.C. §§ 105 and 363 of the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program entered February 17, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on February 23, 2006.
10.22	UAW-GM-Delphi Special Attrition Program Agreement dated March 22, 2006 by and among Delphi Corporation, General Motors Corporation and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (“UAW”), incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 27, 2006.
10.23	Supplement to UAW-GM-Delphi Special Attrition Program Agreement dated June 5, 2006, incorporated by reference to Exhibit 10(D) of the Registrant’s Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2006.
10.24	IUE-CWA-GM-Delphi Special Attrition Program, dated June 16, 2006, incorporated by reference to Exhibit 10(E) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
10.25	Order Under 11 U.S.C. §§ 105 and 363 of the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program entered July 21, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on July 27, 2006.
10.26	Refinanced Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 18, 2006, among Delphi and the lenders named therein, incorporated by reference to Exhibit 99(d) to the Registrant’s Report on Form 8-K filed on December 18, 2006.
10.27	Revolving Credit, Term Loan, and Guaranty Agreement, dated as of January 9, 2007, among Delphi and the lenders named therein, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed on January 12, 2007.
10.28	First Amendment to Revolving Credit, Term Loan, and Guaranty Agreement dated as of March 29, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed on March 29, 2007.
10.29	Order Under 11 U.S.C. §§ 105 and 363 of the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program entered March 29, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed on March 30, 2007.
10.30	Final Order entered by the United States Bankruptcy Court for the Southern District of New York on May 31, 2007 to secure the conditional funding waivers from the IRS, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed June 4, 2007.
10.31	Agreement between Delphi Corporation’s indirect wholly owned Spanish Subsidiary, Delphi Automotive Systems España, S.L. (“DASE”) and Adalberto Canadas Castillo and Enrique Bujidos (of PricewaterhouseCoopers Spain), and, thereafter, Fernando Gómez Martín (the “DASE Receivers”), and the workers’ councils and unions representing the affected employees, dated July 4, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed July 19, 2007.

Exhibit
Number		Description

10.32		Memorandum of Understanding between Delphi Corporation and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and General Motors Corporation, dated June 22, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed July 20, 2007.
10.33		Memorandum of Understanding between Delphi Corporation and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America and General Motors Corporation, dated August 5, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.34		Memorandum of Understanding between Delphi Corporation and the International Association of Machinists and Aerospace Workers and its District 10 and Tool and Die Makers Lodge 78 and General Motors Corporation, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.35		Memorandum of Understanding between Delphi Corporation and the International Brotherhood of Electrical Workers and its Local 663 and General Motors Corporation, relating to Delphi Electronics and Safety, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.36		Memorandum of Understanding between Delphi Corporation and the International Brotherhood of Electrical Workers and its Local 663 and General Motors Corporation, relating to Delphi’s Powertrain division, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.37		Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 18S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.38		Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 101S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.39		Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 832S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.40		Memorandum of Understanding between Delphi Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L and General Motors Corporation, relating to Delphi’s operations at Home Avenue, dated August 16, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 4, 2007.
10.41		Memorandum of Understanding between Delphi Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L and General Motors Corporation, relating to Delphi’s operations at Vandalia, dated August 16, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 4, 2007.
10.42		Order entered by the United States District Court to preliminarily certify the class and approving the settlement of the Multidistrict Litigation, including the Stipulation and Agreement of Settlement With Certain Defendants — Securities, Stipulation and Agreement of Settlement With Certain Defendants — ERISA Actions, and Stipulation and Agreement of Insurance Settlement, each dated August 31, 2007, incorporated by reference to Exhibit 99(a), 99(b), and 99(c), respectively, to Delphi’s Report on Form 8-K filed September 5, 2007.
10.43		Order Under 11 U.S.C. §§ 105 and 363 of the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program entered October 3, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed on October 5, 2007.
10.44		Third Amendment to Revolving Credit, Term Loan, and Guaranty Agreement, dated as of November 20, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed November 21, 2007.
10	.45†	Form of Executive Employment Agreement.

Exhibit
Number		Description

10	.46†	Form of Employment Agreement for Rodney O’Neal.
10	.47†	Form of Change of Control Agreement for each member of the Delphi Strategy Board other than for the President and Chief Executive Officer.
10	.48†	Form of Change of Control Agreement for Rodney O’Neal.
10.49		2007 Short-Term Incentive Plan incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on January 30, 2008.
10.50		2007 Long-Term Incentive Plan incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on January 30, 2008.
10.51		Supplemental Executive Retirement Program incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed on January 30, 2008.
10.52		Salaried Retirement Equalization Savings Program incorporated by reference to Exhibit 99(d) to the Registrant’s Report on Form 8-K filed on January 30, 2008.
14		The Delphi Foundation for Excellence, a Guide to Representing Delphi with Integrity, approved January 10, 2007, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
16	(a)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated July 12, 2006, incorporated by reference to Exhibit 16(A) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006.
16	(b)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 1, 2006, incorporated by reference to Exhibit 16(B) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006.
21		Subsidiaries of Delphi Corporation, incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
23	.1†	Consent of Deloitte & Touche LLP.
23	.2†	Consent of Ernst & Young LLP.
23	.3†	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	.1(1)	Power of Attorney (included on signature page).
99	.1†	Form of Rights Certificate for Discount Rights.
99	.2†	Form of Rights Certificate for Par Rights.
99	.3†	Form of Instructions for Completion of Delphi Corporation Rights Certificates.
99	.4†	Form of Letter to Stockholders.
99	.5†	Form of Letter to Brokers, Banks and Other Nominees.
99	.6†	Form of Letter to Clients.

†	Filed herewith.

(1)	Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-141117) filed on March 7, 2007.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or a total, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in total, the changes in volume and price represent no more than a 20% change in the maximum total offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 11th day of March, 2008.

DELPHI CORPORATION

By:	/s/ Rodney O’Neal
Name:     Rodney O’Neal

Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rodney O’Neal Rodney O’Neal	Chief Executive Officer and President (Principal Executive Officer)	March 11, 2008

/s/ Robert J. Dellinger Robert J. Dellinger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 11, 2008

/s/ Thomas S. Timko Thomas S. Timko	Chief Accounting Officer and Controller (Principal Accounting Officer)	March 11, 2008

* Robert S. Miller	Executive Chairman of the Board of Directors	March 11, 2008

* Oscar de Paula Bernardes Neto	Director	March 11, 2008

* Robert H. Brust	Director	March 11, 2008

* John D. Englar	Director	March 11, 2008

* David N. Farr	Director	March 11, 2008

* Raymond J. Milchovich	Director	March 11, 2008

* Craig G. Naylor	Director	March 11, 2008

Signature		Title	Date

* John H. Walker		Director	March 11, 2008

* Martin E. Welch III		Director	March 11, 2008

*By:	/s/ Rodney O’Neal Rodney O’Neal Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number		Description

2.1		Equity Purchase and Commitment Agreement dated August 3, 2007 by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman, Sachs & Co., and Pardus DPH Holding LLC, incorporated by reference to Exhibit 10(d) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K/A dated December 12, 2007.
2.2		Confirmed Joint Plan of Reorganization of Delphi Corporation and Certain Affiliates, Debtors and Debtors-in-Possession, incorporated by reference to Exhibit 99(e) to Delphi’s Report on Form 8-K filed January 30, 2008.
3.1		Amended and Restated Certificate of Incorporation of Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
3.2		Certificate of Ownership and Merger, dated March 13, 2002, merging Delphi Corporation into Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
3	.3†	Form of Amended and Restated Certificate of Incorporation of Delphi Corporation.
3	.4†	Form of Certificate of Designations of 7.5% Series A-1 Senior Convertible Preferred Stock, 7.5% Series A-2 Senior Convertible Preferred Stock and 3.25% Series B Senior Convertible Preferred Stock.
3	.5†	Form of Certificate of Designations of Series C Convertible Preferred Stock.
3.6		Amended and Restated Bylaws of Delphi Corporation, incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed October 14, 2005.
3	.7†	Form of Amended and Restated Bylaws of Delphi Corporation.
4.1		Specimen certificate for shares of common stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
4.2		Rights Agreement relating to Delphi’s Stockholder Rights Plan, incorporated by reference to Exhibit(4)(a) to Delphi’s Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K dated May 11, 2005, as amended by the Second Amendment thereto, which is incorporated by reference to Exhibit 99(d) to the Registrant’s Report on Form 8-K dated January 18, 2007, as amended by the Third Amendment thereto, dated August 2, 2007, which is incorporated by reference to Delphi’s Report on Form 10-Q, dated June 30, 2007, as amended by the Fourth Amendment thereto, dated December 10, 2007, which is incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K dated December 10, 2007.
4.3		Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4(b) to Delphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001.
4.4		Form of First Supplemental Indenture to Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-101478).
4.5		Terms of Delphi Corporation’s 6 1/2% Notes due 2009 and 7 1/8% Debentures due 2029, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on May 3, 1999.
4.6		Terms of Delphi Corporation’s 6.55% Notes due 2006, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on June 4, 2001.
4.7		Terms of Delphi Corporation’s 6.50% Notes due 2013, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on July 25, 2003.
4.8		Subordinated Indenture between Delphi Corporation and Bank One Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on November 24, 2003.
4.9		Terms of Delphi Corporation’s 8 1/4% Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on October 23, 2003.

Exhibit
Number		Description

4.10		Terms of Delphi Corporation’s Adjustable Rate Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.3 to the Registrant’s Report on Form 8-K filed on November 24, 2003.
Instruments defining the rights of holders of debt of the Registrant have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request.
4	.11†	Form of Registration Rights Agreement among Delphi Corporation and the Investors named therein.
4	.12†	Form of Stockholders Agreement among Delphi Corporation and the Investors named therein.
4	.13†	Form of Warrant Agreement for Six-Month, Seven-Year and Ten-Year Warrants.
5	.1†	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1		Master Separation Agreement among General Motors Corporation, Delphi Corporation, Delphi Corporation LLC, Delphi Technologies, Inc. and Delphi Corporation (Holding), Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.2		Component Supply Agreement between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.3		U.S. Employee Matters Agreement between Delphi Corporation and General Motors, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.4		Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.5		Amended and Restated Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.6		Initial Public Offering and Distribution Agreement dated February 1, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.
10.7		Description of Delphi Corporation’s Non-Employee Directors Charitable Gift Giving Plan, incorporated by reference to Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000.
10.8		Delphi Corporation Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-3 (File No. 333-67333).
10.9		Delphi Corporation Amended and Restated Deferred Compensation Plan for Non-Employee Directors, incorporated by reference to Exhibit 10(j) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.
10.10		Agreement, dated December 22, 1999 between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10(q) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.11		Form of Change in Control Agreement between Delphi and its officers, incorporated by reference to Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
10.12		Supplemental Executive Retirement Program, incorporated by reference to Exhibit 4(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.
10.13		Stock Option Plan for Non-Executives, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.
10.14		Delphi Corporation Long-Term Incentive Plan, incorporated by reference to Exhibit 4(d) to the Registrant’s Registration Statement on Form S-8 4 (File No. 333-116729).
10.15		Delphi Corporation Annual Incentive Plan, incorporated by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004.
10.16		2005 Executive Retirement Incentive Program Agreement dated May 13, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on May 18, 2005.

Exhibit
Number	Description

10.17	Special Separation Agreement & Release dated May 13, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on May 18, 2005.
10.18	Offer letter outlining Mr. Robert S. Miller salary and benefits dated June 22, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on June 23, 2005.
10.19	Form of Employment Agreement for Officers of Delphi Corporation, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on October 7, 2005.
10.20	Employment Agreement with an Executive Officer dated October 5, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on October 14, 2005.
10.21	Order Under 11 U.S.C. §§ 105 and 363 of the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program entered February 17, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on February 23, 2006.
10.22	UAW-GM-Delphi Special Attrition Program Agreement dated March 22, 2006 by and among Delphi Corporation, General Motors Corporation and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (“UAW”), incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 27, 2006.
10.23	Supplement to UAW-GM-Delphi Special Attrition Program Agreement dated June 5, 2006, incorporated by reference to Exhibit 10(D) of the Registrant’s Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2006.
10.24	IUE-CWA-GM-Delphi Special Attrition Program, dated June 16, 2006, incorporated by reference to Exhibit 10(E) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
10.25	Order Under 11 U.S.C. §§ 105 and 363 of the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program entered July 21, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on July 27, 2006.
10.26	Refinanced Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 18, 2006, among Delphi and the lenders named therein, incorporated by reference to Exhibit 99(d) to the Registrant’s Report on Form 8-K filed on December 18, 2006.
10.27	Revolving Credit, Term Loan, and Guaranty Agreement, dated as of January 9, 2007, among Delphi and the lenders named therein, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed on January 12, 2007.
10.28	First Amendment to Revolving Credit, Term Loan, and Guaranty Agreement dated as of March 29, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed on March 29, 2007.
10.29	Order Under 11 U.S.C. §§ 105 and 363 of the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program entered March 29, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed on March 30, 2007.
10.30	Final Order entered by the United States Bankruptcy Court for the Southern District of New York on May 31, 2007 to secure the conditional funding waivers from the IRS, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed June 4, 2007.
10.31	Agreement between Delphi Corporation’s indirect wholly owned Spanish Subsidiary, Delphi Automotive Systems España, S.L. (“DASE”) and Adalberto Canadas Castillo and Enrique Bujidos (of PricewaterhouseCoopers Spain), and, thereafter, Fernando Gómez Martín (the “DASE Receivers”), and the workers’ councils and unions representing the affected employees, dated July 4, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed July 19, 2007.
10.32	Memorandum of Understanding between Delphi Corporation and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and General Motors Corporation, dated June 22, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed July 20, 2007.
10.33	Memorandum of Understanding between Delphi Corporation and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America and General Motors Corporation, dated August 5, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed August 22, 2007.

Exhibit
Number		Description

10.34		Memorandum of Understanding between Delphi Corporation and the International Association of Machinists and Aerospace Workers and its District 10 and Tool and Die Makers Lodge 78 and General Motors Corporation, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.35		Memorandum of Understanding between Delphi Corporation and the International Brotherhood of Electrical Workers and its Local 663 and General Motors Corporation, relating to Delphi Electronics and Safety, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.36		Memorandum of Understanding between Delphi Corporation and the International Brotherhood of Electrical Workers and its Local 663 and General Motors Corporation, relating to Delphi’s Powertrain division, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.37		Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 18S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.38		Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 101S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.39		Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 832S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.40		Memorandum of Understanding between Delphi Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L and General Motors Corporation, relating to Delphi’s operations at Home Avenue, dated August 16, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 4, 2007.
10.41		Memorandum of Understanding between Delphi Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L and General Motors Corporation, relating to Delphi’s operations at Vandalia, dated August 16, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 4, 2007.
10.42		Order entered by the United States District Court to preliminarily certify the class and approving the settlement of the Multidistrict Litigation, including the Stipulation and Agreement of Settlement With Certain Defendants — Securities, Stipulation and Agreement of Settlement With Certain Defendants — ERISA Actions, and Stipulation and Agreement of Insurance Settlement, each dated August 31, 2007, incorporated by reference to Exhibit 99(a), 99(b), and 99(c), respectively, to Delphi’s Report on Form 8-K filed September 5, 2007.
10.43		Order Under 11 U.S.C. §§ 105 and 363 of the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program entered October 3, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed on October 5, 2007.
10.44		Third Amendment to Revolving Credit, Term Loan, and Guaranty Agreement, dated as of November 20, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed November 21, 2007.
10	.45†	Form of Executive Employment Agreement.
10	.46†	Form of Employment Agreement for Rodney O’Neal.
10	.47†	Form of Change of Control Agreement for each member of the Delphi Strategy Board other than for the President and Chief Executive Officer.
10	.48†	Form of Change of Control Agreement for Rodney O’Neal.
10.49		2007 Short-Term Incentive Plan incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on January 30, 2008.
10.50		2007 Long-Term Incentive Plan incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on January 30, 2008.

Exhibit
Number		Description

10.51		Supplemental Executive Retirement Program incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed on January 30, 2008.
10.52		Salaried Retirement Equalization Savings Program incorporated by reference to Exhibit 99(d) to the Registrant’s Report on Form 8-K filed on January 30, 2008.
14		The Delphi Foundation for Excellence, a Guide to Representing Delphi with Integrity, approved January 10, 2007, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
16	(a)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated July 12, 2006, incorporated by reference to Exhibit 16(A) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006.
16	(b)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 1, 2006, incorporated by reference to Exhibit 16(B) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006.
21		Subsidiaries of Delphi Corporation, incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
23	.1†	Consent of Deloitte & Touche LLP.
23	.2†	Consent of Ernst & Young LLP.
23	.3†	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	.1(1)	Power of Attorney (included on signature page).
99	.1†	Form of Rights Certificate for Discount Rights.
99	.2†	Form of Rights Certificate for Par Rights.
99	.3†	Form of Instructions for Completion of Delphi Corporation Rights Certificates.
99	.4†	Form of Letter to Stockholders.
99	.5†	Form of Letter to Brokers, Banks and Other Nominees.
99	.6†	Form of Letter to Clients.

†	Filed herewith.

(1)	Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-141117) filed on March 7, 2007.